                                                                  EXHIBIT 10-(1)

- --------------------------------------------------------------------------------
                           SECURED CREDIT AGREEMENT



                                  Dated as of



                                 July 30, 1996



                                     Among



                         SONAT OFFSHORE DRILLING INC.,


                           THE LENDERS PARTY HERETO,

                                      AND

                      ABN AMRO BANK N.V., HOUSTON AGENCY,
                                   AS AGENT,

                                      AND

                          SUNTRUST BANK, ATLANTA, AND
                       CREDIT LYONNAIS NEW YORK BRANCH,
                            AS DOCUMENTATION AGENTS

                                      AND

                               BANK OF MONTREAL,
                            THE FUJI BANK, LIMITED,
                           ROYAL BANK OF CANADA AND
                WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION,
                                 AS CO-AGENTS

- --------------------------------------------------------------------------------


                               TABLE OF CONTENTS
                                                                                               PAGE

SECTION 1.  DEFINITIONS; INTERPRETATION......................................................... 1
  Section 1.1.  Definitions..................................................................... 1
  Section 1.2.  Interpretation..................................................................17

SECTION 2.  THE CREDIT FACILITIES...............................................................17
  Section 2.1.  Borrowings of Revolving Loans...................................................17
  Section 2.2.  Letters of Credit...............................................................17
  Section 2.3.  Borrowings of Term Loans........................................................20
  Section 2.4.  Types of Loans and Minimum Borrowing Amounts....................................21
  Section 2.5.  Manner of Borrowing.............................................................21
  Section 2.6.  Interest Periods................................................................24
  Section 2.7.  Maturity of Loans...............................................................24
  Section 2.8.  Applicable Interest Rates.......................................................25
  Section 2.9.  Default Rate....................................................................25
  Section 2.10. Optional Prepayments............................................................26
  Section 2.11. Mandatory Prepayments of Loans..................................................27
  Section 2.12. The Notes.......................................................................28
  Section 2.13. Breakage Fees...................................................................28
  Section 2.14. Commitment Terminations.........................................................29

SECTION 3.  FEES AND PAYMENTS...................................................................30
  Section 3.1.  Fees............................................................................30
  Section 3.2.  Place and Application of Payments...............................................31
  Section 3.3.  Withholding Taxes...............................................................32

SECTION 4.  CONDITIONS PRECEDENT................................................................34
  Section 4.1.  Initial Borrowing...............................................................34
  Section 4.2.  All Borrowings..................................................................37

SECTION 5.  REPRESENTATIONS AND WARRANTIES......................................................38
  Section 5.1.  Corporate Organization..........................................................38
  Section 5.2.  Corporate Power and Authority; Validity.........................................39
  Section 5.3.  No Violation....................................................................39
  Section 5.4.  Litigation......................................................................39
  Section 5.5.  Use of Proceeds; Margin Regulations.............................................39
  Section 5.6.  Investment Company Act..........................................................40
  Section 5.7.  Public Utility Holding Company Act..............................................40
  Section 5.8.  True and Complete Disclosure....................................................40
  Section 5.9.  Financial Statements............................................................40
  Section 5.10. No Material Adverse Change......................................................40
  Section 5.11. Labor Controversies.............................................................40
  Section 5.12. Taxes...........................................................................41
  Section 5.13. ERISA...........................................................................41
  Section 5.14. Security Interests..............................................................41
  Section 5.15. Consents........................................................................41
  Section 5.16. Capitalization..................................................................41



                               TABLE OF CONTENTS
                                  (CONTINUED)                                                  PAGE



  Section 5.17. Intellectual Property...........................................................41
  Section 5.18. Ownership of Property...........................................................42
  Section 5.19. Compliance with Statutes, Etc...................................................42
  Section 5.20. Environmental Matters...........................................................42
  Section 5.21. Existing Indebtedness...........................................................42
  Section 5.22. Dividend Restrictions...........................................................43

SECTION 6.  COVENANTS...........................................................................43
  Section 6.1.  Corporate Existence.............................................................43
  Section 6.2.  Maintenance.....................................................................43
  Section 6.3.  Taxes...........................................................................43
  Section 6.4.  ERISA...........................................................................43
  Section 6.5.  Burdensome Restrictions, Etc....................................................44
  Section 6.6.  Insurance.......................................................................44
  Section 6.7.  Financial Reports and Other Information.........................................44
  Section 6.8.  Lender Inspection Rights........................................................46
  Section 6.9.  Conduct of Business.............................................................47
  Section 6.10. Interest Rate Protection........................................................47
  Section 6.11. New Subsidiaries................................................................47
  Section 6.12. Limitation on Certain Restrictions on Subsidiaries; Dividends;
                Negative Pledges................................................................47
  Section 6.13. Restrictions on Fundamental Changes.............................................49
  Section 6.14. Liens...........................................................................50
  Section 6.15. Indebtedness....................................................................52
  Section 6.16. Use of Property and Facilities; Environmental Laws..............................54
  Section 6.17. Advances, Investments and Loans.................................................54
  Section 6.18. Modifications of Corporate Documents............................................56
  Section 6.19. Transfer of Assets..............................................................56
  Section 6.20. Transactions with Affiliates....................................................57
  Section 6.21. Optional Prepayments............................................................57
  Section 6.22. Compliance with Laws............................................................57
  Section 6.23. Interest Coverage Ratio.........................................................57
  Section 6.24. Total Funded Debt to Total Capital Ratio........................................58
  Section 6.25. Minimum Consolidated Net Worth..................................................58
  Section 6.26. SODI Credit Facility and Transocean Credit Facility Releases....................58

SECTION 7.  EVENTS OF DEFAULT AND REMEDIES......................................................58
  Section 7.1.  Events of Default...............................................................58
  Section 7.2.  Non-Bankruptcy Defaults.........................................................60
  Section 7.3.  Bankruptcy Defaults.............................................................61
  Section 7.4.  Collateral for Undrawn Letters of Credit........................................61
  Section 7.5.  Notice of Default...............................................................62
  Section 7.6.  Expenses........................................................................62
  Section 7.7.  Distribution and Application of Proceeds........................................62



                               TABLE OF CONTENTS
                                  (CONTINUED)                                                  PAGE


SECTION 8.  CHANGE IN CIRCUMSTANCES.............................................................63
  Section 8.1.   Change of Law..................................................................63
  Section 8.2.   Unavailability of Deposits or Inability to Ascertain LIBOR Rate................64
  Section 8.3.   Increased Cost and Reduced Return..............................................64
  Section 8.4.   Lending Offices................................................................66
  Section 8.5.   Discretion of Lender as to Manner of Funding...................................66
  Section 8.6.   Substitution of Lender.........................................................66

SECTION 9.  THE AGENTS..........................................................................67
  Section 9.1.   Appointment and Authorization of Agent, Collateral Agent,
                 Documentation Agent and Co-Agents..............................................67
  Section 9.2.   Rights and Powers..............................................................67
  Section 9.3.   Action by Agent, Collateral Agent, Documentation Agents and Co-Agents..........67
  Section 9.4.   Consultation with Experts......................................................68
  Section 9.5.   Indemnification Provisions; Credit Decision....................................68
  Section 9.6.   Indemnity......................................................................69
  Section 9.7.   Resignation of Agent and Successor Agent.......................................69

SECTION 10.  MISCELLANEOUS......................................................................70
  Section 10.1.  No Waiver......................................................................70
  Section 10.2.  Non-Business Day...............................................................70
  Section 10.3.  Documentary Taxes..............................................................70
  Section 10.4.  Survival of Representations....................................................70
  Section 10.5.  Survival of Indemnities........................................................70
  Section 10.6.  Setoff.........................................................................71
  Section 10.7.  Notices........................................................................71
  Section 10.8.  Counterparts...................................................................72
  Section 10.9.  Successors and Assigns.........................................................72
  Section 10.10. Sales and Transfers of Borrowings and Notes; Participations
                 in Borrowings and Notes........................................................73
  Section 10.11. Amendments, Waivers and Consents...............................................75
  Section 10.12. Headings.......................................................................76
  Section 10.13. Legal Fees, Other Costs and Indemnification....................................76
  Section 10.14. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial................77
  Section 10.15. Confidentiality................................................................78
  Section 10.16. Effectiveness..................................................................78
  Section 10.17. Severability...................................................................78
  Section 10.18  Currency Conversion............................................................78
  Section 10.19. Dollar Equivalent Combinations.................................................79
  Section 10.20. Change in Accounting Principles, Fiscal Year or Tax Laws.......................79
  Section 10.21. Notice.........................................................................80
  Section 10.22. Officer's Certificates.........................................................80
  Section 10.23. Effect of Inclusion of Exceptions..............................................80



                               TABLE OF CONTENTS
                                  (CONTINUED)

EXHIBITS

   2.2A   -  Form of Issuance Request
   2.2B   -  Forms of Letter of Credit Applications
   2.5    -  Form of Borrowing Request
   2.12A  -  Form of Revolving Note (U.S. Dollars)
   2.12B  -  Form of Revolving Note (British Pounds Sterling)
   2.12C  -  Form of Revolving Note (Norwegian Kroner)
   2.12D  -  Form of Term Note
   4.1A   -  Form of Stock Pledge Agreement
   4.1B   -  Form of Note Pledge Agreement
   4.1C   -  Form of Subsidiary Guaranty
   4.1D   -  Form of Legal Opinion of Hughes Hubbard & Reed LLP
   4.1E   -  Form of Legal Opinion of General Counsel to Borrower
   4.1F   -  Form of Intercreditor Agreement
   6.7    -  Form of Compliance Certificate
   10.10  -  Form of Assignment Agreement


SCHEDULES

   2.7    -  Term Loan Repayment Schedule
   4.1    -  List of Stock Pledged
   5.1    -  List of Subsidiaries
   5.13   -  ERISA Disclosure
   5.16   -  List of Outstanding Stock Rights
   5.20   -  List of Environmental Claims
   5.21   -  List of Existing Indebtedness
   5.22   -  Dividend Restrictions
   6.14   -  List of Existing Liens
   6.17   -  List of Existing Investments

  SECURED CREDIT AGREEMENT (the "Agreement"), dated as of July 30, 1996, among Sonat Offshore Drilling Inc. (the "Borrower"), a Delaware corporation, the lenders from time to time parties hereto (each a "Lender" and collectively, the "Lenders"), ABN AMRO Bank N.V. ("ABN AMRO"), a Netherlands chartered bank acting through its Houston agency, as agent for the Lenders (in such capacity, the "Agent"), SunTrust Bank, Atlanta, and Credit Lyonnais New York Branch, as documentation agents for the Lenders (in such capacity, each a "Documentation Agent" and together, the "Documentation Agents"), and Bank of Montreal, The Fuji Bank, Limited, Royal Bank of Canada, and Wells Fargo Bank (Texas), National Association, as co-agents for the Lenders (in such capacity, each a "Co-Agent" and collectively, the "Co-Agents").

                                  WITNESSETH:

  WHEREAS, the Borrower desires to obtain commitments from each of the Lenders to make loans to the Borrower and to participate in letters of credit for the account of the Borrower; and

  WHEREAS, the Lenders are willing to extend such commitments to the Borrower on the terms and subject to the conditions hereinafter set forth;

  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:


SECTION 1.  DEFINITIONS; INTERPRETATION .

        SECTION 1.1 Definitions. Unless otherwise defined herein, the following terms shall have the following meanings, which meanings shall be equally applicable to both the singular and plural form of such terms:

        "Adjusted LIBOR" means, for any Borrowing of Eurodollar Loans, a rate per annum determined in accordance with the following formula:

        Adjusted LIBOR       =            LIBOR Rate
                                    ----------------------
                              1.00 - Eurodollar Reserve Percentage

        "Agent" means ABN AMRO acting in its capacity as agent for the Lenders, and any successor agent appointed hereunder pursuant to Section 9.7.

        "Agreement" means this Secured Credit Agreement, as amended, restated or supplemented from time to time.

        "Amortization Date" means a scheduled repayment date of the Term Loans as defined in Section 2.7 and set forth in Schedule 2.7.

          "Applicable Margin" means, for any day, either (i) at such times as the relevant Total Funded Debt to Total Capital Ratio (expressed as a percentage) is in one of the following ranges, the percentage per annum set forth opposite such Total Funded Debt to Total Capital Ratio:


          Total Funded Debt to Total Capital Ratio                 Percentage
          ----------------------------------------                 -----------
          Less than 20%                                              0.375%
          Equal to or greater than 20%                               0.400%
            but less than 25%
          Equal to or greater than 25%                               0.450%
            but less than 30%
          Equal to or greater than 30%                               0.500%
            but less than 35%
          Equal to or greater than 35%                               0.625%


or (ii) at such times as an investment grade rating (either express or implied) by S&P or Moody's (or in the event that both cease the issuance of debt ratings generally, such other ratings agency agreed to by the Borrower and the Agent) is in effect on the Borrower's senior unsecured long-term debt and if such percentage per annum is lower than the percentage determined in accordance with
(i) above, the percentage per annum set forth opposite such investment grade rating:

          Debt Rating                                              Percentage
          -----------                                              ----------
          BBB+/Baa1 or above                                         0.350%

          BBB/Baa2                                                   0.375%

          BBB-/Baa3                                                  0.425%



If the ratings issued by S&P and Moody's differ by one rating, the higher rating shall apply to determine the Applicable Margin. If the ratings issued by S&P and Moody's differ by two ratings, the rating which falls between them shall apply to determine the Applicable Margin. If the ratings in effect on the Borrower's senior unsecured long-term debt applied to determine the Applicable Margin as provided above fall below the investment grade ratings listed above, the Applicable Margin shall be determined based on the Total Funded Debt to Total Capital Ratio grid as set forth in (i) above. The Borrower shall give written notice to the Agent of any ratings issued by either S&P or Moody's on such debt, of any changes to such ratings and of any change to the Total Funded Debt to Total Capital Ratio affecting the Applicable Margin, within three (3) Business Days thereof and any change to the Applicable Margin shall be effective one (1) day thereafter.

          "Application" means an application for a Letter of Credit as defined in Section 2.2(b).

          "Assignment Agreement" means an agreement in substantially the form of
Exhibit 10.10 whereby a Lender conveys part or all of its Commitments, Loans and participations in Letters of Credit to another Person that is, or thereupon becomes, a Lender, or increases its

Commitments, outstanding Loans and outstanding participations in Letters of Credit, pursuant to Section 10.10.

          "BASE RATE" means for any day the greater of:

          (i) the fluctuating commercial loan rate announced by the Lender which is the Agent from time to time at its Chicago, Illinois office (or other corresponding office, in the case of any successor Agent) as its base rate for U.S. Dollar loans in the United States of America in effect on such day (which base rate may not be the lowest rate charged by such Lender on loans to any of its customers), with any change in the Base Rate resulting from a change in such announced rate to be effective on the date of the relevant change; and

          (ii) the sum of (x) the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the next Business Day, provided that (A) if such day is not a Business Day, the rate on such transactions on the immediately preceding Business Day as so published on the next Business Day shall apply, and (B) if no such rate is published on such next Business Day, the rate for such day shall be the average of the offered rates quoted to the Agent by two (2) federal funds brokers of recognized standing on such day for such transactions as selected by the Agent, plus (y) one-half of one percent (0.50%) per annum.

          "Base Rate Loan" means a Loan bearing interest prior to maturity at the rate specified in Section 2.8(a).

          "Borrower" means Sonat Offshore Drilling Inc., a Delaware corporation.

          "Borrowing" means any extension of credit made by the Lenders by way of Loans or Letters of Credit, including any Borrowings advanced, continued or converted. A Borrowing is "advanced" on the day the Lenders advance funds comprising such Borrowing to the Borrower or a Letter of Credit is issued, is "continued" (in the case of Eurodollar Loans) on the date a new Interest Period commences for such Borrowing, and is "converted" when such Borrowing is changed from one type of Loan to the other, all as requested by the Borrower pursuant to
Section 2.5(a).

          "Business Day" means any day other than a Saturday or Sunday on which banks are not authorized or required to close in Houston, Texas, or New York, New York and, if the applicable Business Day relates to the advance or continuation of, conversion into, or payment on a Eurodollar Borrowing, on which banks are dealing in Dollar, Pounds or Kroner deposits, as applicable, in the applicable interbank eurocurrency market in London, England.

          "Capitalized Lease Obligations" means, for any Person, the amount of such Person's liabilities under all leases of real or personal property (or any interest therein) which is required to be capitalized on the balance sheet of such Person as determined in accordance with GAAP.

          "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than twelve (12) months from the date of acquisition, (ii) time deposits and certificates of deposits maturing within one year from the date of acquisition thereof or repurchase agreements with financial institutions whose short-term unsecured debt rating is A or above as obtained from either S&P or Moody's, (iii) commercial paper or Eurocommercial paper with a rating of at least A-1 by S&P or at least P-1 by Moody's, with maturities of not more than twelve (12) months from the date of acquisition, (iv) repurchase obligations entered into with any Lender, or any other Person whose short-term senior unsecured debt rating from S&P is at least A-1 or from Moody's is at least P-1, which are secured by a fully perfected security interest in any obligation of the type described in (i) above and has a market value of the time such repurchase is entered into of not less than 100% of the repurchase obligation of such Lender or such other Person thereunder, (v) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within twelve (12) months from the date of acquisition thereof or providing for the resetting of the interest rate applicable thereto not less often than annually and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's,
(vi) money market funds which have at least $1,000,000,000 in assets and which invest primarily in securities of the types described in clauses (i) through (v) above, and (vii) temporary investments of cash not otherwise permitted above to the extent the same is being held to fund reasonably anticipated working capital needs, such investments described in this clause (vii) not to exceed at any time outstanding the equivalent of U.S. $10,000,000.

          "Co-Agents" shall mean each of Bank of Montreal, The Fuji Bank, Limited, Royal Bank of Canada and Wells Fargo Bank (Texas), National Association, in their capacity as co-agents for the Lenders, and any successor co-agents appointed pursuant to Section 9.7.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collateral" means all property and assets of the Borrower and the Subsidiaries in which the Agent or the Collateral Agent is granted a Lien for the benefit of the Lenders under the terms of a Security Document.

          "Collateral Account" means the cash collateral account for outstanding undrawn Letters of Credit defined in Section 7.4(b).

          "Collateral Agent" means ABN AMRO acting in its capacity as collateral agent for the Lenders, and any successor collateral agent appointed hereunder pursuant to Section 9.7.

          "Combination Conditions" means the conditions to the obligation of the Borrower to consummate the Exchange Offer set forth in clause (1) of the section entitled "The Exchange Offer--Certain Conditions of the Exchange Offer" in Amendment No. 1 to the Prospectus/Offer to Purchase/Proxy Statement of the Borrower relating to the Exchange Offer, as filed with the SEC as a Preliminary Proxy Statement.

          "Commitment" means, relative to any Lender, such Lender's obligations to make Loans and participate in Letters of Credit pursuant to Sections 2.1, 2.2 and 2.3 in the percentages set forth opposite its signature hereto or pursuant to Section 10.10, as such commitments may be reduced from time to time pursuant to this Agreement.


          "Commitment Termination Date" means the earliest of (i) July 30, 2002,
(ii) the date on which the Commitments are terminated in full or reduced to zero pursuant to Section 2.14, (iii) the occurrence of any Event of Default described in Section 7.1(g) or (h) with respect to the Borrower or the occurrence and continuance of any other Event of Default and either (x) the declaration of the Loans to be due and payable pursuant to Section 7.2, or (y) in the absence of such declaration, the giving of written notice by the Agent, acting at the direction of the Majority Lenders, to the Borrower pursuant to Section 7.2 that the Commitments have been terminated, or (iv) September 30, 1996, if (and only if) the Initial Borrowing Date has not occurred on or before such date.

          "Compliance Certificate" means a certificate in the form of
Exhibit 6.7.

          "Compulsory Acquisition" has the meaning ascribed to such term in the Offer to Purchase.

          "Consolidated Adjusted Net Income" means, for any period, (i) the net income (or loss), after provision for taxes, of the Borrower and its Subsidiaries for such period on a consolidated basis determined in accordance with GAAP, excluding the effects of (v) extraordinary gains or losses, together with any related provisions for taxes, (w) the net income (or loss) of any Person that is not a Subsidiary, (x) the net income (or loss) of any Subsidiary to the extent such Subsidiary is subject to any agreement restricting or limiting the declaration or payment of dividends or any other distributions to the Borrower or any intermediate parent company of such Subsidiary (1) other than agreements as to formalities required to declare or make a dividend or distribution, agreements that require retention of reasonable cash reserves for working capital purposes, or any APB23 declarations, and (2) except to the extent cash dividends or distributions have actually been paid out of such Subsidiary during such period, (y) the net income (or loss) of Persons (other than Persons that are already Subsidiaries during such period) acquired by, merged into or consolidated with the Borrower or any of its Subsidiaries earned before the effective date of such acquisition, merger or consolidation, and (z) non-recurring writeoffs and costs and expenses in connection with the Exchange Offer, the Mandatory Bid and the Compulsory Acquisition, if any; plus (ii) dividends or distributions received by the Borrower and its Subsidiaries during such period from SPVs or other Persons that are not Subsidiaries.

          "Consolidated Interest Expense" means, for any period, total interest expense of the Borrower and its Subsidiaries on a consolidated basis for such period, in connection with Indebtedness, all as determined in accordance with GAAP, but excluding capitalized interest expense and interest expense attributable to expected federal income tax settlements.

          "Consolidated Interest Income" means, for any period, total interest income of the Borrower and its Subsidiaries on a consolidated basis for such period in connection with Indebtedness, determined in accordance with GAAP.

          "Consolidated Net Worth" means, as of any date of determination, the Borrower's consolidated stockholders equity determined in accordance with GAAP, excluding any capital stock subject to mandatory redemption before the Maturity Date. For purposes of this definition, SPVs shall be accounted for pursuant to the equity method of accounting.

          "Consolidated Tangible Assets" means, as of any date of determination, an amount equal to the aggregate book value of the assets of the Borrower, its Subsidiaries and, to the extent of the equity interest of the Borrower and its Subsidiaries therein, SPVs at such time determined on a consolidated basis minus the aggregate book value of Intangible Assets of the Borrower, its Subsidiaries and, to the extent of the equity interest of the Borrower and its Subsidiaries therein, SPVs at such time determined on a consolidated basis, in accordance with GAAP.

          "Controlling Affiliate" means for the Borrower, (i) any other Person that directly or indirectly through one or more intermediaries controls, or is under common control with, the Borrower (other than Persons controlled by the Borrower), and (ii) any other Person owning beneficially or controlling ten percent (10%) or more of the equity interests in the Borrower. As used in this definition, "control" means the power, directly or indirectly, to direct or cause the direction of management or policies of a Person (through ownership of voting securities or other equity interests, by contract or otherwise).

          "Credit" means the credit facilities for making Loans and issuing Letters of Credit described in Sections 2.1, 2.2 and 2.3.

          "Credit Documents" means this Agreement, the Notes, the Subsidiary Guaranties, the Applications, and the Security Documents.

          "Credit Party" means the Borrower or any Guarantor.

          "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

          "Documentation Agents" shall mean each of SunTrust Bank, Atlanta, and Credit Lyonnais New York Branch, in their capacity as documentation agents for the Lenders, and any successor documentation agents thereto appointed pursuant to Section 9.7.

          "Dollar" and "U.S. Dollar" and the sign "$" mean lawful money of the United States of America.

          "EBIT" means, for any period, Consolidated Adjusted Net Income before
(i) Consolidated Interest Expense and interest expense attributable to expected federal income tax settlements, and (ii) provisions for taxes based on income or revenues, all as determined in accordance with GAAP for such period.

          "EBITDA" means, for any period, (i) EBIT plus (ii) the amount of all depreciation and amortization expense deducted in determining Consolidated Adjusted Net Income, all as determined in accordance with GAAP for such period.

          "Effective Date" means the date this Agreement shall become effective as defined in Section 10.16.

          "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating to any Environmental Law ("Claims") or any permit issued under any Environmental Law, including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to the environment.

          "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect, including any judicial or administrative order, consent, decree or judgment, relating to the environment.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Eurodollar Loan" means a Loan bearing interest before maturity at the rate specified in Section 2.8(b).

          "Eurodollar Reserve Percentage" means, with respect to each Interest Period for a Eurodollar Loan, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentages in effect on each day of such Interest Period, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor thereto), for determining the maximum reserve requirements (including, without limitation, any supplemental, marginal and emergency reserves) applicable to "Eurocurrency Liabilities" of member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 pursuant to Regulation D of the Board of Governors of the Federal Reserve System or any other then applicable regulation of the Board of Governors which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

          "Event of Default" means any of the events or circumstances specified in Section 7.1.

          "Exchange Conditions" means the conditions to the obligation of the Borrower to consummate the Exchange Offer set forth in clause (2) of the section entitled "The Exchange Offer--Certain Conditions of the Exchange Offer" in Amendment No. 1 to the Prospectus/Offer to Purchase/Proxy Statement of the Borrower relating to the Exchange Offer, as filed with the SEC as a Preliminary Proxy Statement.

          "Exchange Offer" means the "Exchange Offer" of the Borrower for the shares of Transocean made pursuant to the Offer to Purchase.

          "Exchange Offer Consummation Date" means the date the Exchange Offer is consummated.

          "Exchange Offer Documents" means (i) the Offer to Purchase, (ii) the forms of the related letters of transmittal, (iii) all definitive documents filed by or on behalf of the Borrower or its Affiliates with the SEC in connection with the Exchange Offer, and (iv) all amendments, modifications or supplements to any of the foregoing.

          "Foreign Plan" means any pension, profit sharing, deferred compensation, or other employee benefit plan, program or arrangement maintained by any foreign Subsidiary of the Borrower which, under applicable local law, is required to be funded through a trust or other funding vehicle, but shall not include any benefit provided by a foreign government or its agencies.

          "GAAP" means generally accepted accounting principles from time to time in effect as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements, opinions and pronouncements by such other entity as may be approved by a significant segment of the U.S. accounting profession.

          "Guarantor" means any of Sonat Offshore Norway Inc., Sonat Offshore Ventures Inc., Sonat Turnkey Drilling Inc. and Sonat Offshore U.K. Inc. or any other domestic Subsidiary of the Borrower required to become a Guarantor hereunder pursuant to Section 6.11, in each case unless and until the relevant Subsidiary Guaranty is released pursuant to Section 6.11.

          "Guaranty" by any Person means all contractual obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business) of such Person guaranteeing any Indebtedness, dividend or other obligation (including, without limitation, obligations in connection with sales of any property) of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation, or to purchase any property or assets constituting security therefor, primarily for the purpose of assuring the owner of such Indebtedness or obligations of the ability of the primary obligor to make payment of such Indebtedness or obligation; or (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, or (y) to maintain working capital or other balance sheet condition, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, in each case primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or obligation; or (iii) to lease property, or to purchase securities or other property or services, of the primary obligor, primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or obligation; or (iv) otherwise to assure the owner of such Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any obligation shall be deemed to be equal to the amount that would apply if such obligation was the direct obligation of such Person rather than the primary obligor or, if less, the maximum aggregate potential liability of such Person under the terms of the Guaranty.

          "Hazardous Material" shall have the meaning assigned to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund

Amendments and Reauthorization Acts of 1986, and shall also include petroleum, including crude oil or any fraction thereof, or any other substance defined as "hazardous" or "toxic" or words with similar meaning and effect under any Environmental Law applicable to the Borrower or any of its Subsidiaries.

          "Highest Lawful Rate" means the maximum nonusurious interest rate, if any, that any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans, under laws applicable to any of the Lenders which are presently in effect or, to the extent allowed by applicable law, under such laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. Determination of the rate of interest for the purpose of determining whether the Loans are usurious under all applicable laws shall be made by amortizing, prorating, allocating, and spreading, in equal parts during the period of the full stated term of the Loans, all interest at any time contracted for, taken, reserved, charged or received from the Borrower in connection with the Loans.

          "Indebtedness" means, for any Person, the following obligations of such Person, without duplication: (i) obligations of such Person for borrowed money; (ii) obligations of such Person representing the deferred purchase price of property or services other than accounts payable arising in the ordinary course of business and other than amounts which are being contested in good faith and for which reserves in conformity with GAAP have been provided; (iii) obligations of such Person evidenced by bonds, notes, bankers acceptances, debentures or other similar instruments of such Person or arising, whether absolute or contingent, out of letters of credit issued for such Person's account or pursuant to such Person's application; (iv) obligations of other Persons, whether or not assumed, secured by Liens (other than Permitted Liens) upon property or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, but only to the extent of such property's fair market value; (v) Capitalized Lease Obligations of such Person;
(vi) obligations under (x) Interest Rate Protection Agreements, (y) commodity hedge, swap, exchange, forward, future, collar or cap arrangements, fixed price commodity agreements and all other agreements or arrangements, in each case designed primarily to protect against fluctuations in commodity prices, and (z) futures agreements, arrangements or options designed primarily to protect against fluctuations in currency exchange rates; and (vii) obligations of such Person pursuant to a Guaranty of any of the foregoing of another Person; provided, however, Indebtedness shall exclude Non-recourse Debt. For purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture to the extent such Indebtedness is recourse to such Person.

          "Initial Borrowing Date" means the date on which all conditions precedent set forth herein to the initial Borrowings are satisfied or waived in writing and the initial Borrowing hereunder occurs, which date shall be no later than September 30, 1996.

          "Intangible Assets" means patents, copyrights, trademarks, trade names, service marks, brand names, franchises, goodwill, experimental expenses and other similar intangibles, and all other property which would be considered to be intangible under GAAP.

          "Intercreditor Agreement" has the meaning ascribed to such term in
Section 4.1(a).

          "Interest Coverage Ratio" means, as of the end of any fiscal quarter, the ratio of (i) EBITDA for the four fiscal quarter period then ended, minus all dividends paid to shareholders of the Borrower during such four fiscal quarter period and all cash income taxes paid during such four fiscal quarter period, to
(ii) Consolidated Interest Expense for the four fiscal quarter period then ended; provided that for the first three (3) full fiscal quarters ended after the Exchange Offer Consummation Date, the Interest Coverage Ratio shall be determined for the number of full fiscal quarters ended after the Exchange Offer Consummation Date only.

          "Interest Payment Date" means (i) for a Base Rate Loan, the last Business Day of each calendar quarter such Loan is outstanding commencing September 30, 1996, and (ii) for a Eurodollar Loan, the last Business Day of each Interest Period for such Loan and, during any Interest Period of six (6) months, the next Business Day occurring three (3) months after the commencement of such Interest Period.

          "Interest Period" means the period commencing on the date that a Borrowing of Eurodollar Loans is advanced, continued or created by conversion and, subject to Section 2.6, ending on the date 1, 2, 3 or 6 months thereafter as selected by the Borrower pursuant to the terms of this Agreement.

          "Interest Rate Protection Agreement" shall mean any interest rate swap, interest rate cap, interest rate collar, or other interest rate hedging agreement or arrangement designed to protect against fluctuations in interest rates.

          "Kroner" means lawful money of the Kingdom of Norway.

          "L/C Documents" means the Letters of Credit, any Issuance Requests and Applications with respect thereto, any draft or other document presented in connection with a drawing thereunder and this Agreement.

          "L/C Obligations" means the undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

          "Lender" is defined in the preamble.

          "Lending Office" means the branch, office or affiliate of a Lender specified on the appropriate signature page hereof, or designated pursuant to Sections 8.4 or 10.10, as the office through which it will make its Loans hereunder for each type of Loan available hereunder.

          "Letter of Credit" means any of the letters of credit to be issued by the Agent on behalf of the Lenders for the account of the Borrower pursuant to
Section 2.2(a).

          "LIBOR Rate" means, relative to any Interest Period for each Eurodollar Loan comprising part of the same Borrowing, a rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/16 of 1%), equal to (i) with respect to Loans in Dollars or Pounds, the arithmetic mean of the "LIBOR" rates of interest per annum appearing on Telerate Page 3750 (or any successor publication) for the applicable currency or (ii) with respect to Loans in Kroners, the rate of interest determined by the Agent to be the rate at which the Agent is offered deposits of Kroners in New York, New York, in each case two (2) Business Days before the commencement of such Interest Period for delivery on the first day of such Interest Period, at or about 11:00 a.m. (London, England time with respect to Loans in Dollars or Pounds and New York, New York time with respect to Loans in Kroners) for a period approximately equal to such Interest Period and in an amount equal or comparable to the aggregate principal amount of the Eurodollar Loans to which such Interest Period relates. If the foregoing Telerate rate is unavailable for any reason, then such rate shall be determined by the Agent from the Reuters Screen LIBOR page, or if such rate is also unavailable on such service, on any other interest rate reporting service of recognized standing selected by the Agent after consultation with the Borrower.

          "Lien" means any interest in any property or asset in favor of a Person other than the owner of such property or asset and securing an obligation owed to, or a claim by, such Person, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes.

          "Loan" means a Base Rate Loan or Eurodollar Loan, each of which is a "type" of Loan hereunder, outstanding as a Revolving Loan or Term Loan.

          "Majority Lenders" means, at any time, Lenders then holding in the aggregate at least fifty-one percent (51%) of (a) the aggregate outstanding principal amount of the Term Loans, plus (b) so long as the Revolving Credit Commitments have not terminated pursuant to the terms hereof, the Revolving Credit Commitment Amount, or if such Commitments have so terminated, the aggregate Revolving Obligations. The percentage set forth opposite each Lender's name on the signature page hereto reflects the initial voting percentage of each Lender hereunder.

          "Mandatory Bid" has the meaning ascribed to such term in the Offer to Purchase.

          "Mandatory Bid Bank Guarantee" means any bank guarantee issued by a bank at the request of the Borrower in connection with the Mandatory Bid as required under Norwegian law or by the Oslo Stock Exchange, which guarantee shall be in a maximum amount no greater than the aggregate cash purchase price offered for the shares of Transocean stock in the Mandatory Bid, together with interest thereon as is required under Norwegian law or by the Oslo Stock Exchange.

          "Mandatory Bid Payment Date" means the date of any Borrowing hereunder to pay for the shares of Transocean tendered in connection with the Mandatory Bid (or, if no such Borrowing has occurred prior to December 30, 1996, such date).

          "Material Adverse Effect" means an effect that results in a material adverse (i) change, since March 31, 1996 (or after the Exchange Offer Consummation Date, since the Exchange Offer Consummation Date), in (x) the business, properties, assets, financial condition or (prior to the Initial Borrowing Date) prospects of (a) before the Exchange Offer Consummation Date, the Borrower and its Subsidiaries taken as a whole, or Transocean and its Subsidiaries taken as a whole, or (b) after the Exchange Offer Consummation Date, the Borrower and its Subsidiaries taken as a whole, or (y) the ability of the Borrower or the Borrower and the other Credit Parties taken as a whole to perform their Obligations under this Agreement, the Notes or the other Credit Documents to which they are a party, or (ii) change in the rights and remedies of the Lenders or the Agent in any material adverse respect under the Credit Documents (other than in accordance with the express terms thereof).

          "Material Subsidiary" means Sonat Offshore Norway Inc., Sonat Offshore Ventures Inc., Sonat Turnkey Drilling Inc., Sonat Offshore U.K. Inc., Sonat Offshore Far East and, after the Exchange Offer Consummation Date, NSub and Transocean (in each case for so long as such entity is a Subsidiary), and each other Subsidiary of the Borrower that has total assets (excluding assets that would be eliminated in consolidation with the Borrower and its Subsidiaries) which equates to at least five percent (5%) of the Borrower's Total Assets or that had net income (determined in accordance with GAAP but excluding revenues and expenses that would be eliminated in consolidation with the Borrower and its Subsidiaries) during the most recently completed fiscal year of the Borrower in excess of the greater of (i) $1,000,000 and (ii) fifteen percent (15%) of Consolidated Adjusted Net Income during such fiscal year of the Borrower.

          "Maturity Date" means July 30, 2002.

          "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

          "Net Cash Proceeds" means, for any Transfer, the cash proceeds (including any cash payments actually received as a deferred payment of principal pursuant to a note, installment receivable, purchase price adjustment receivable or otherwise) of such Transfer net of (i) all legal fees, accountant fees, investment banking fees, brokerage fees, finders fees, survey costs, title insurance premiums, required debt payments (other than of Obligations) and other customary fees, costs and expenses actually incurred, paid or made in connection therewith, (ii) taxes or other governmental fees or charges paid or payable as a result thereof and (iii) reasonable reserves for purchase price adjustments.

          "Non-recourse Debt" means with respect to any Person (i) obligations of such Person against which the obligee has no recourse to such Person except as to certain named or described present or future assets or interests, and (ii) the obligations of SPVs to the extent the obligee thereof has no recourse to the Borrower or any of its Subsidiaries.

          "Norwegian GAAP" means generally accepted accounting principles from time to time in effect in the Kingdom of Norway.

          "Note" means any of the promissory notes of the Borrower defined in
Section 2.12.

          "Noteholders" means the holders, from time to time, of the Borrower's 6.90% Senior Notes Due February 15, 2004.

          "Note Pledge Agreement" means the Note Pledge Agreement in substantially the form of Exhibit 4.1B.

          "Note Purchase Agreements" mean the Note Purchase Agreements dated as of February 15, 1994, relating to the $30,000,000 aggregate principal amount 6.90% Senior Notes Due February 15, 2004, of the Borrower.

          "NSub" means a company to be organized by the Borrower under the laws of the Kingdom of Norway to hold the stock of Transocean immediately after the Exchange Offer Consummation Date.

          "Obligations" means all obligations of the Borrower and any other Credit Party to pay fees, costs and expenses hereunder, to pay principal or interest on Loans and Reimbursement Obligations and to pay any other obligations to the Agent or any Lender arising under any Credit Document.

          "Offer to Purchase" means the definitive Prospectus/Offer to Purchase/Proxy Statement of the Borrower relating to the Exchange Offer, as amended or extended by the Borrower.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

          "Percentage" means, for each Lender, the percentage of the Commitments represented by such Lender's Commitment; provided, that, if the Commitments are terminated, each Lender's Percentage shall be calculated based on its Commitment in effect immediately before such termination, subject to any assignments by such Lender of Obligations pursuant to Section 10.10.

          "Performance Guaranties" means all Guaranties of the Borrower or any of its Subsidiaries delivered in connection with the construction financing of drill ships, offshore mobile drilling units or offshore drilling rigs for which firm drilling contracts have been obtained by the Borrower, any of its Subsidiaries or a SPV.

          "Performance Letters of Credit" means all letters of credit for the account of the Borrower, any Subsidiary or a SPV issued as support for Non-recourse Debt or a Performance Guaranty.

          "Permitted Business" has the meaning ascribed to such term in
Section 6.9.

          "Permitted Liens" means the Liens described in Section 6.14.

          "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

          "Plan" means an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is either (i) maintained by the Borrower or any of its Subsidiaries, or
(ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any of its Subsidiaries is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made or had an obligation to make contributions.

          "Pounds" means British Pounds Sterling.

          "Reimbursement Obligation" means the obligations of the Borrower to reimburse the Agent for each drawing under a Letter of Credit as described in
Section 2.2(c).

          "Required Lenders" means, at any time, Lenders then holding in the aggregate at least seventy-five percent (75%) of (a) the aggregate outstanding principal amount of the Term Loans, plus (b) so long as the Revolving Credit Commitments have not terminated pursuant to the terms hereof, the Revolving Credit Commitment Amount, or if such Commitments have so terminated, the aggregate Revolving Obligations.

          "Reuters Screen" means, when used in connection with any designated page and the "LIBOR" rate, the display page so designated on the Reuter Money 2000 Service (or such other page as may replace that page on that service or on any replacement Reuter Service for the purpose of displaying rates comparable to the "LIBOR" rate).

          "Revolving Credit" means the credit facility for making Revolving Loans and issuing Letters of Credit described in Sections 2.1 and 2.2.

          "Revolving Credit Commitment" means, relative to any Lender, such Lender's obligations to make Revolving Loans and participate in Letters of Credit pursuant to Sections 2.1 and 2.2.

          "Revolving Credit Commitment Amount" means an amount equal to $400,000,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

          "Revolving Loan" means the revolving loans defined in Section 2.1.

          "Revolving Notes" means certain promissory notes of the Borrower as defined in Section 2.12.

          "Revolving Obligations" means the sum of the principal amount of all Revolving Loans and L/C Obligations outstanding.

          "SEC" means the Securities and Exchange Commission.

          "S&P" means Standard & Poor's Ratings Group or any successor thereto.

          "Security Documents" means the Stock Pledge Agreement, the Note Pledge Agreement, the Subsidiary Guaranties, Section 7.4 of this Agreement and all other security agreements, mortgages and like agreements or instruments delivered by the Borrower or any Guarantor granting a Lien on any of such Person's property to the Agent or the Collateral Agent for the benefit of the Lenders to secure the Obligations, as any of the same may be amended, supplemented or otherwise modified from time to time.

          "SODI Credit Facility" means that certain Amended and Restated Credit Agreement dated as of December 28, 1995, by and among the Borrower, SunTrust Bank, Atlanta, as Agent, ABN AMRO, as Co-Agent, and certain lenders parties thereto.

          "SPV" means any Person that is not a Guarantor that is designated by the Borrower as a SPV, provided that the Borrower shall not designate as a SPV any Subsidiary that owns, directly or indirectly, any Material Subsidiary or Guarantor. The Borrower may elect to treat any Subsidiary as a SPV (provided such Subsidiary would otherwise qualify as such), and may rescind any such prior election, by giving written notice thereof to the Agent specifying the name of such Subsidiary or SPV, as the case may be, and the effective date of such election, which shall be a date within sixty (60) days after the date such notice is given. The election to treat a particular Person as a SPV may only be made once.

          "Stock Pledge Agreement" means the Stock Pledge Agreement in substantially the form of Exhibit 4.1A.

          "Subsidiary" means, for any Person, any other Person (other than, except in the context of Section 6.7(a), a SPV) of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the board of directors of such corporation, any managers of such limited liability company or similar governing body (irrespective of whether or not at the time stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency), is at the time directly or indirectly owned by such former Person or by one or more of its Subsidiaries.

          "Subsidiary Guaranty" means any Guaranty of any Subsidiary delivered pursuant to Sections 4.1 or 6.11.

          "Taxes" has the meaning set forth in Section 5.12.

          "Telerate" means, when used in connection with any designated page and the "LIBOR" rate, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service or on any replacement Dow Jones Service for the purpose of displaying rates comparable to the "LIBOR" rate).

          "Term Credit" means the credit facility for making Term Loans described in Section 2.3.

          "Term Credit Commitment" means relative to any Lender, such Lender's obligations to make Term Loans pursuant to Section 2.3.

          "Term Credit Commitment Amount" means $200,000,000, as such amount may be reduced pursuant to the terms of this Agreement.

          "Term Loan" means the term loans defined in Section 2.3.

          "Term Notes" means certain promissory notes of the Borrower as defined in Section 2.12.

          "Total Assets" means, as of any date of determination, the aggregate book value of the assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP as of such date.

          "Total Capital" means, as of any date of determination, the sum of Total Funded Debt plus Consolidated Net Worth as of such date.

          "Total Commitment Amount" means the sum of the Revolving Credit Commitment Amount and the Term Credit Commitment Amount.

          "Total Funded Debt" means, as of any date of determination, the sum (without duplication) of (i) Indebtedness for borrowed money, all obligations evidenced by bonds, debentures, notes or similar instruments, and obligations to pay the deferred purchase price of property which in accordance with GAAP would be shown on a consolidated balance sheet as a liability, (ii) all obligations, contingent or otherwise, relative to the face amount of letters of credit and bankers acceptances issued and outstanding and (iii) all obligations as lessee under leases which are required to be recorded as Capitalized Lease Obligations in accordance with GAAP, all calculated on a consolidated basis for the Borrower and its Subsidiaries; provided, however, Total Funded Debt shall exclude (x) Non-recourse Debt, (y) Performance Letters of Credit and Performance Guaranties until any such Performance Letter of Credit is drawn upon or any such Performance Guarantee is called upon, in which case the aggregate amount drawn thereunder or called upon, and unpaid from time to time, shall be included from and after the date and time of such event and (z) letters of credit issued and outstanding in the ordinary course of business to comply with governmental requirements relating to the import and export of vessels until any such letter of credit is drawn upon, in which case the aggregate amount drawn thereunder and unpaid from time to time shall be included from and after the date and time of such event.

          "Total Funded Debt to Total Capital Ratio" means, as of any date, the ratio, expressed as a percentage, of Total Funded Debt to Total Capital. For purposes of this ratio, (i) until the delivery of the consolidated balance sheet of the Borrower as of September 30, 1996, Consolidated Net Worth shall equal $1,580,000,000, and (ii) from and after the delivery of such consolidated balance sheet, Consolidated Net Worth as of any date shall be determined as of the date of most recent consolidated balance sheet of the Borrower delivered pursuant to Section 6.7(a)(i) or (ii).

          "Transfer" means a sale, transfer, conveyance, assignment or other disposition (or a series of related dispositions), including, without limitation, any transfer pursuant to an option to purchase, any sale or assignment (with or without recourse) of any accounts receivable and any sale and leaseback of assets, of an asset having a net book value as established in accordance with GAAP in excess of $250,000, but excluding any involuntary transfer by operation of law and any transfers of an asset pursuant to any casualty or theft with respect to such asset.

          "Transocean" means Transocean ASA, a company organized under the laws of the Kingdom of Norway.

          "Transocean Credit Facility" means that certain Facility Agreement dated as of December 20, 1995, by and among Transocean, Den Norske Bank AS as agent and security agent, Chase Investment Bank Limited, Den Norske Bank AS and Meespierson N.V., as arrangers, and others.

          "Unfunded Vested Liabilities" means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Borrower or any of its Subsidiaries to the PBGC or such Plan.

          Section 1.2. Interpretation. The foregoing definitions shall be equally applicable to the singular and plural forms of the terms defined. All references to times of day in this Agreement shall be references to New York, New York time unless otherwise specifically provided.

SECTION 2. THE CREDIT FACILITIES.

          Section 2.1. Borrowings of Revolving Loans. Subject to the terms and conditions hereof, each Lender severally and not jointly agrees to make one or more loans (each a "Revolving Loan") to the Borrower from time to time before the Commitment Termination Date on a revolving basis in an aggregate amount not to exceed at any time outstanding an amount equal to its Percentage of the Revolving Credit Commitment Amount (for each Lender, its "Revolving Credit Commitment"), subject to any reductions thereof pursuant to the terms of this Agreement. No Lender shall be permitted or required to make any Revolving Loan if, after giving effect thereto, (i) the aggregate principal amount of the Revolving Loans of all Lenders and other Revolving Obligations outstanding of the Borrower would thereby exceed the Revolving Credit Commitment Amount then in effect; or (ii) all Revolving Loans of such Lender and its participating interest in all Letters of Credit would thereby exceed the Percentage of such Lender of the Revolving Credit Commitment Amount then in effect. Each Borrowing of Revolving Loans shall be made ratably from the Lenders in proportion to their respective Percentages. Revolving Loans may be repaid, in whole or in part, and all or any portion of the principal amount thereof reborrowed, before the Commitment Termination Date, subject to the terms and conditions hereof. Funding of any Revolving Loans shall be in any combination of Dollars, Pounds or Kroner as specified by the Borrower as set forth in Section 2.2(b) or 2.5, as applicable; provided, that the Dollar equivalent amount of outstanding Revolving Loans funded, and Letters of Credit issued, in Pounds and Kroner determined, with respect to each such Revolving Loan so funded or Letter of Credit so issued, in accordance with Section 10.19 on the date such Revolving Loan is so funded, continued or converted or the date such Letter of Credit is so issued, as applicable, shall not exceed an aggregate of $130,000,000.

          Section 2.2. Letters of Credit. (a) Letters of Credit. Subject to the terms and conditions hereof, the Agent agrees to issue, from time to time prior to the Commitment Termination Date, at the request of the Borrower and on behalf of the Lenders and in reliance on their obligations under this Section 2.2, one or more letters of credit (each a "Letter of Credit") for the Borrower's account in a face amount of at least $500,000 and in an aggregate undrawn face amount at any time outstanding not to exceed the Revolving Credit Commitment Amount; provided, that the Agent shall not issue a Letter of Credit, and the Lenders shall have no obligation to purchase a participation interest in a Letter of Credit pursuant to Section 2.2(d) if, after the issuance thereof, (i) the outstanding Revolving Obligations would thereby exceed the Revolving Credit Commitment Amount then in effect, or (ii) the issuance of such Letter of Credit would violate any legal or regulatory restriction then applicable to the Agent or any Lender as notified by such Lender to the Agent before the date of issuance of such Letter of Credit. Letters of Credit and any renewals thereof hereunder, may be issued in face amounts of either Dollars, Pounds or Kroner; provided further, that the Dollar equivalent amount of outstanding Revolving Loans funded, and Letters of Credit issued, in Pounds and Kroner determined, with respect to each such Revolving Loan so funded or Letter of Credit so issued, in accordance with Section 10.19 on the date such Revolving Loan is so funded, continued or converted or the date such Letter of Credit is so issued, as applicable, shall not exceed an aggregate of $130,000,000.

          (b) Issuance Procedure. To request that the Agent issue a Letter of Credit, the Borrower shall deliver to the Agent (with a duplicate copy to an operations employee of the Agent as designated by the Agent from time to time) a duly executed Issuance Request substantially in the form of Exhibit 2.2A (each an "Issuance Request"), together with a duly executed application for the relevant Letter of Credit substantially in the form of Exhibit 2.2B (each an "Application"), or such other computerized issuance or application procedure, instituted from time to time by the Agent and agreed to by the Borrower, completed to the reasonable satisfaction of the Agent, and such other information as the Agent may reasonably request. In the event of any irreconcilable difference or inconsistency between this Agreement and an Application, the provisions of this Agreement shall govern. If the requested Letter of Credit is to be issued in connection with the Mandatory Bid Bank Guarantee, the Borrower shall give to the Agent written notice thereof in the applicable Issuance Request. Upon receipt of a properly completed and executed Application and any other reasonably requested information at least three (3) Business Days prior to any requested issuance date, the Agent will process such Application in accordance with its customary procedures and issue the requested Letter of Credit on the requested issuance date. The Borrower may cancel any requested issuance of a Letter of Credit prior to the issuance thereof. The Agent will notify each Lender of the amount and expiration date of each Letter of Credit it issues promptly upon issuance thereof. Each Letter of Credit shall have an expiration date no later than four (4) Business Days before the Maturity Date. If the Agent issues any Letters of Credit with expiration dates that automatically extend unless the Agent gives notice that the expiration date will not so extend, the Agent will give such notice of non-renewal before the time necessary to prevent such automatic extension if (and will not give such notice of non-renewal before such time unless) before such required notice date (i) the expiration date of such Letter of Credit if so extended would be later than four
(4) Business Days before the Maturity Date, (ii) the Commitment Termination Date shall have occurred, (iii) a Default or an Event of Default exists and the Majority Lenders have given the Agent instructions not to so permit the expiration date of such Letter of Credit to be extended, or (iv) the Agent is so directed by the Borrower. The Agent agrees to issue amendments to any Letter of Credit increasing its amount, or extending its expiration date, at the request of the Borrower subject to the conditions precedent for all Loans of Section 4.2 and the other terms and conditions of this Section 2.2.

          (c)  The Borrower's Reimbursement Obligations.

          (i) The Borrower hereby irrevocably and unconditionally agrees to reimburse the Agent for each payment or disbursement made by the Agent to settle its obligations under any draft drawn under a Letter of Credit (a "Reimbursement Obligation") within two (2) Business Days from when such draft is paid with either funds not borrowed hereunder or with a Borrowing of Revolving Loans subject to Section 2.5 and the other terms and conditions contained in this Agreement. The Reimbursement Obligation shall bear interest (which the Borrower hereby promises to pay) from and after the date such draft is paid until (but excluding the date) the Reimbursement Obligation is paid at the lesser of the Highest Lawful Rate or the Base Rate so long as the Reimbursement Obligation shall not be past due, and thereafter at the default rate per annum as set forth in Section 2.9(c), whether or not the Maturity Date shall have occurred. If any such payment or disbursement is reimbursed to the Agent on the date such payment or disbursement is made by the Agent, interest shall be paid on the reimbursable amount for one (1) day. The Agent shall give the Borrower notice of any drawing on a Letter of Credit within one (1) Business Day after such drawing is paid.

          (ii) The Borrower agrees for the benefit of the Agent and each Lender that, notwithstanding any provision of any Application, the obligations of the Borrower under this Section 2.2(c) and each applicable Application shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement and each applicable Application under all circumstances whatsoever (other than the defense of payment in accordance with this Agreement or a defense based on the gross negligence or willful misconduct of the Agent or any Lender), including, without limitation, the following circumstances (subject in all cases to the defense of payment in accordance with this Agreement or a defense based on the gross negligence or willful misconduct of the Agent or any Lender):

          (1)  any lack of validity or enforceability of any of the L/C
Documents;

          (2) any amendment or waiver of or any consent to depart from all or any of the provisions of any of the L/C Documents;

          (3) the existence of any claim, set-off, defense or other right the Borrower may have at any time against a beneficiary of a Letter of Credit (or any Person for whom a beneficiary may be acting), the Agent, any Lender or any other Person, whether in connection with this Agreement, another L/C Document or any unrelated transaction;

          (4) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (5) payment by the Agent under a Letter of Credit against presentation to the Agent of a draft or certificate that does not comply with the terms of the Letter of Credit, provided that the Agent's determination that documents presented under the Letter of Credit comply with the terms thereof did not constitute gross negligence or willful misconduct of the Agent; or

          (6) any other act or omission to act or delay of any kind by the Agent, any Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this Section 2.2(c), constitute a legal or equitable discharge of the Borrower's obligations hereunder, under an Issuance Request or under an Application provided that such act or omission of the Agent did not constitute gross negligence or willful misconduct of the Agent.

          (d) The Participating Interests. Each Lender severally and not jointly agrees to purchase from the Agent, and the Agent hereby agrees to sell to each Lender, an undivided percentage participating interest, to the extent of its Percentage, in each Letter of Credit issued by, and Reimbursement Obligation owed to, the Agent in connection with a Letter of Credit. Upon any failure by the Borrower to pay any Reimbursement Obligation in connection with a Letter of Credit at the time required in Sections 2.2(c) and 2.5(c), or if the Agent is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment by the Borrower of any Reimbursement Obligation in connection with a Letter of Credit, the Agent shall promptly give notice of same to each Lender, and the Agent shall have the right to require each Lender to fund its participation in such Reimbursement Obligation. Each Lender (except the Agent to the extent it is also a Lender) shall pay to the Agent an amount equal to such Lender's Percentage of such unpaid or recaptured Reimbursement Obligation not later than the Business Day it receives notice from the Agent to such effect, if such notice is received before 2:00 p.m., or not later than the following Business Day if such notice is received after such time. If a Lender fails to pay timely such amount to the Agent, it shall also pay to the Agent interest on such amount accrued from the date payment of such amount was made by the Agent to the date of such payment by the Lender at a rate per annum equal to the Base Rate in effect for each such day and only after such payment shall such Lender be entitled to receive its Percentage of each payment received on the relevant Reimbursement Obligation and of interest paid thereon. The several obligations of the Lenders to the Agent under this Section 2.2(d) shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment any Lender may have or have had against the Borrower, the Agent, any other Lender or any other Person whatsoever including, but not limited to, any defense based on the failure of the demand for payment under the Letter of Credit to conform to the terms of such Letter of Credit or the legality, validity, regularity or enforceability of such Letter of Credit and INCLUDING, BUT NOT LIMITED TO, THOSE RESULTING FROM THE AGENT'S OWN SIMPLE OR CONTRIBUTORY NEGLIGENCE. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any subsequent reduction or termination of any Commitment of a Lender, and each payment by a Lender under Section 2.2 shall be made without any offset, abatement, withholding or reduction whatsoever.

          Section 2.3. Borrowings of Term Loans. Subject to the terms and conditions hereof, each Lender agrees to make a loan (each a "Term Loan") to the Borrower on the Initial Borrowing Date and/or on the Mandatory Bid Payment Date in an aggregate amount not to exceed an amount equal to its Percentage of the Term Credit Commitment Amount (its "Term Credit Commitment"). The Term Loans shall be made ratably from the Lenders in proportion to their respective Percentages. No Lender shall be permitted or required to make any Term Loan if, after giving effect thereto, the aggregate principal amount of all Term Loans
(a) of all

Lenders would exceed the Term Credit Commitment Amount, or (b) of such Lender would exceed the Percentage of such Lender of the Term Credit Commitment Amount. Any portion of the Term Credit Commitments not borrowed prior to or on the Mandatory Bid Payment Date shall terminate and not be available for borrowing. Funding and maintenance of the Term Loans shall be in Dollars.

          Section 2.4. Types of Loans and Minimum Borrowing Amounts. Borrowings of both Revolving Loans and Term Loans may be outstanding as either Base Rate Loans or Eurodollar Loans, as selected by the Borrower pursuant to Section 2.5; provided, however, that any Revolving Loans funded in Pounds or Kroner may only be outstanding as Eurodollar Loans. All Borrowings advanced on the Initial Borrowing Date shall be advanced in Dollars as Base Rate Loans. Each Borrowing of Base Rate Loans shall be in an amount of not less than $1,000,000 and each Borrowing of Eurodollar Loans shall be in an amount of not less than $5,000,000 (or the equivalent thereof in Pounds or Kroner as applicable and as determined in accordance with Section 10.19).

          Section 2.5. Manner of Borrowing. (a) Notice to the Agent. The Borrower shall give notice to the Agent by no later than 12:00 p.m. (i) at least three (3) Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing of Eurodollar Loans to be funded in Dollars and at least four (4) Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing of Eurodollar Loans in Pounds or Kroner, and
(ii) on the date the Borrower requests the Lenders to advance a Borrowing of Base Rate Loans pursuant to a duly executed Borrowing Request substantially in the form of Exhibit 2.5 (each a "Borrowing Request"). If the requested advance is to pay for the shares of Transocean tendered in connection with the Mandatory Bid, the Borrower shall give to the Agent written notice thereof in the applicable Borrowing Request. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in the Borrowing Request with respect to such Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to Section 2.4's minimum amount requirement for each outstanding Borrowing, a portion thereof, as follows: (i) if such Borrowing is of Eurodollar Loans, the Borrower may continue part or all of such Borrowing as Eurodollar Loans for an Interest Period specified by the Borrower or convert part or all of such Borrowing into Base Rate Loans on the last day of the Interest Period applicable thereto, or the Borrower may earlier convert part or all of such Borrowing into Base Rate Loans so long as it pays the breakage fees and funding losses provided in Section 2.13; and (ii) if such Borrowing is of Base Rate Loans, the Borrower may convert all or part of such Borrowing into Eurodollar Loans for an Interest Period specified by the Borrower on any Business Day. The Borrower may select multiple Interest Periods for the Term Loans and for the Revolving Loans constituting any particular Borrowing, provided that at no time shall the number of different Interest Periods for outstanding Eurodollar Loans exceed twenty (20) (it being understood for such purposes that (x) Interest Periods of the same duration, but commencing on different dates, shall be counted as different Interest Periods and (y) all Interest Periods commencing on the same date and of the same duration shall be counted as one Interest Period regardless of the number of Borrowings or Loans involved (except they shall count as two different Interest Periods if both Revolving Loans and Term Loans are involved). Notices of the continuation of a Borrowing of Eurodollar Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Eurodollar Loans into Base Rate Loans or of Base Rate Loans into Eurodollar Loans must be given by no later than 12:00 p.m. at least three (3) Business Days with respect to Eurodollar Loans funded in Dollars and four (4) Business Days with respect to Eurodollar Loans funded in Pounds or Kroner, before the date of the requested continuation or conversion. The Borrower shall give such notices concerning the advance, continuation, or conversion of a Borrowing by telephone or facsimile (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing) pursuant to a Borrowing Request which shall specify the date of the requested advance, continuation or conversion (which shall be a Business Day), the amount and currency of the requested Borrowing, the Credit under which the Borrowing is to be advanced, continued, or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurodollar Loans, the Interest Period applicable thereto. The Borrower agrees that the Agent may rely on any such telephonic or facsimile notice given by any person it in good faith believes is an authorized representative of the Borrower without the necessity of independent investigation and that, if any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Agent has acted in reliance thereon.

          (b) Notice to the Lenders. The Agent shall give prompt telephonic, telex or facsimile notice to each Lender of any notice received pursuant to
Section 2.5(a) relating to a Borrowing. The Agent shall give notice to the Borrower and each Lender under a Credit by like means of the interest rate applicable to each Borrowing of Eurodollar Loans under such Credit (but, if such notice is given by telephone, the Agent shall confirm such rate in writing) promptly after the Agent has made such determination.

          (c) Borrower's Failure to Notify. If the Borrower fails to give notice pursuant to Section 2.5(a) of (i) the continuation or conversion of any outstanding principal amount of a Borrowing of Eurodollar Loans or of (ii) a Borrowing of Loans to pay outstanding Reimbursement Obligations, and has not notified the Agent by 12:00 p.m. at least three (3) Business Days before the last day of the Interest Period for any Borrowing of Eurodollar Loans funded in Dollars or at least four (4) Business Days before the last day of the Interest Period for any Borrowing of Eurodollar Loans funded in Pounds or Kroner, or by the day such Reimbursement Obligation becomes due, that it intends to repay such Borrowing or such Reimbursement Obligation with funds not borrowed hereunder, the Borrower shall be deemed to have requested, as applicable, (x) the continuation of such Borrowing as a Eurodollar Loan with an Interest Period of one (1) month or (y) the advance of a new Borrowing of Base Rate Loans under the Revolving Credit (after converting, if necessary, the Reimbursement Obligation into Dollars as provided in Section 10.19) on such day in the amount of the Reimbursement Obligation then due, which Borrowing pursuant to this sub-clause
(y) shall be deemed to have been funded on such date by the Lenders in accordance with Section 2.1(a) and to have been applied on such day to pay the Reimbursement Obligation then due, in each case so long as no Event of Default shall have occurred and be continuing or would occur as a result of such Borrowing but otherwise disregarding the conditions to Borrowings set forth in
Section 4.2. Upon the occurrence and during the continuance of any Event of Default, (i) each Eurodollar Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan and (ii) the obligation of the Lenders to fund Loans in Pounds or Kroner and to make, continue or convert Loans into, Eurodollar Loans shall be suspended.

          (d) Disbursement of Loans. Not later than 12:00 p.m. with respect to Eurodollar Loans and 1:00 p.m. with respect to Base Rate Loans on the date of any requested advance of a new Borrowing of Loans, each Lender, subject to all other provisions hereof, shall make available its Loan comprising its ratable share of such Borrowing in funds immediately available in New York, New York for the benefit of the Agent and according to the disbursement instructions of the Agent. The Agent shall make the proceeds of each such Borrowing available in immediately available funds to the Borrower (or as directed in writing by Borrower) on such date; provided that any portion of a Borrowing which the Borrower intends to use to pay for the shares of Transocean tendered in connection with the Mandatory Bid shall be made available by the Agent to the bank which issues the Mandatory Bid Bank Guarantee or such other Person or Persons as agreed by the Borrower and the Agent. In the event that any Lender does not make such amounts available to the Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to the Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day) provided that acceptance by the Borrower of any such late amount shall not be deemed a waiver by the Borrower of any rights it may have against such Lender. No Lender shall be responsible to the Borrower for any failure by another Lender to fund its portion of a Borrowing, and no such failure by a Lender shall relieve any other Lender from its obligation, if any, to fund its portion of a Borrowing.

          (e) Agent Reliance on Lender Funding. Unless the Agent shall have been notified by a Lender before the date on which such Lender is scheduled to make payment to the Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Agent may assume that such Lender has made such payment when due and in reliance upon such assumption may (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Agent, such Lender shall, on demand, pay to the Agent the amount made available to the Borrower attributable to such Lender together with interest thereon for each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Lender pays such amount to the Agent at a rate per annum equal to the Agent's cost of funds. If such amount is not received from such Lender by the Agent immediately upon demand, the Borrower will, on demand, repay to the Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

          (f) Conversion. If the Borrower shall elect to convert any particular Borrowing from one Type of Loan to the other only in part, then, from and after the date on which such conversion shall be effective, such particular Borrowing shall, for all purposes of this Agreement (including, without limitation, for purposes of subsequent application of this sentence) be deemed to instead constitute two Borrowings (each originally advanced on the same date as such particular Borrowing), one comprised of (subject to subsequent conversion in accordance with this Agreement) Eurodollar Loans in an aggregate principal amount equal to the portion of such Borrowing so elected by the Borrower to be comprised of Eurodollar Loans and the second comprised of (subject to subsequent conversion in accordance with this Agreement) Base Rate

Loans in an aggregate principal amount equal to the portion of such particular Borrowing so elected by the Borrower to be comprised of Base Rate Loans. If the Borrower shall elect to have multiple Interest Periods apply to any particular Borrowing comprised of Eurodollar Loans, then, from and after the date such multiple Interest Periods commence, such particular Borrowing shall, for all purposes of this Agreement (including, without limitation, for purposes of subsequent application of this sentence), be deemed to constitute a number of separate Borrowings (each originally advanced on the same date as such particular Borrowing) equal to the number of, and corresponding to, the different Interest Periods so elected, each such deemed separate Borrowing corresponding to a particular selected Interest Period comprised of (subject to subsequent conversion in accordance with this Agreement) Eurodollar Loans in an aggregate principal amount equal to the portion of such particular Borrowing so elected by the Borrower to have such Interest Period. This Section 2.5(f) shall be applied appropriately in the event that the Borrower shall make the elections described in the two preceding sentences at the same time with respect to the same particular Borrowing. Nothing in this Section 2.5(f) shall affect the categorization of a Loan as a Term Loan as opposed to a Revolving Loan.

          Section 2.6. Interest Periods. As provided in Section 2.5(a), at the time of each request for the advance or continuation of, or conversion into, a Borrowing of Eurodollar Loans, the Borrower shall select an Interest Period(s) applicable to such Loans from among the available options subject to the limitations in Section 2.5(a); provided, however, that:

          (i) the Borrower may not select an Interest Period for a Borrowing of Loans that extends beyond the Maturity Date;

          (ii) the Borrower may not select an Interest Period for a Borrowing of Term Loans that would end after an Amortization Date if, as a result, the aggregate principal amount of Term Loans scheduled to be outstanding with Interest Periods ending after such Amortization Date would exceed the principal amount of Term Loans permitted to be outstanding after such Amortization Date unless the Borrower confirms its agreement to pay the breakage fees and funding losses provided in Section 2.13 at the time of such selection;

          (iii) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall either be (i) extended to the next succeeding Business Day, or (ii) reduced to the immediately preceding Business Day if the next succeeding Business Day is in the next calendar month; and

          (iv) for purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no such numerically corresponding day in the month in which an Interest Period is to end or if an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

          Section 2.7. Maturity of Loans. Each Revolving Loan shall mature and become due and payable by the Borrower on the Maturity Date. The Borrower shall repay a portion of the Term Loans on the last Business Day of each calendar quarter, commencing December 31, 1996 (each an "Amortization Date"), in the quarterly principal amounts set forth opposite such period on Schedule 2.7 (or, if less, the aggregate principal amount of Term Loans then outstanding). The Borrower shall repay in full the unpaid principal amount of the Term Loans on the Maturity Date.

          Section 2.8. Applicable Interest Rates. (a) Base Rate Loans. Each Base Rate Loan shall bear interest (computed on the basis of a 360-day year and actual days elapsed excluding the date of repayment) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) or conversion to a Eurodollar Loan, at a rate per annum equal to the lesser of (i) the Highest Lawful Rate, or (ii) the Base Rate from time to time in effect, payable on each Interest Payment Date for such Loan and at maturity (whether by acceleration or otherwise).

          (b) Eurodollar Loans. Each Eurodollar Loan shall bear interest (computed on the basis of a 360-day year and actual days elapsed, except with respect to Eurodollar Loans funded in Pounds, in which case interest will be computed on the basis of a 365-day year and actual days elapsed, in each case excluding the date of repayment) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) or conversion to a Base Rate Loan at a rate per annum equal to the lesser of (i) the Highest Lawful Rate, or (ii) the sum of Adjusted LIBOR plus the Applicable Margin, payable on each Interest Payment Date for such Loan and at maturity (whether by acceleration or otherwise) or conversion to a Base Rate Loan.

          (c) Rate Determinations. The Agent shall determine each interest rate applicable to the Loans and Reimbursement Obligations hereunder insofar as such interest rate involves a determination of Adjusted LIBOR and such determination shall be conclusive and binding except in the case of the Agent's manifest error or willful misconduct. The Agent shall promptly give notice to the Borrower and each Lender of each determination of Adjusted LIBOR with respect to each Eurodollar Loan.

          Section 2.9. Default Rate. If any payment of principal on any Loan is not made when due after the expiration of the grace period therefor provided in
Section 7.1(a) (whether by acceleration or otherwise), such Loan shall bear interest (computed on the basis of a year of 360, 365 or 366 days, as applicable, and actual days elapsed) after such grace period expires until such principal then due is paid in full, payable on demand, at a rate per annum equal to:

          (a) for any Base Rate Loan the lesser of (i) the Highest Lawful Rate, or (ii) the sum of two percent (2%) per annum plus the Base Rate from time to time in effect (but not less than the Base Rate in effect at maturity);

          (b) for any Eurodollar Loan the lesser of (i) the Highest Lawful Rate, or (ii) the sum of two percent (2%) per annum plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period for such Loan and, thereafter, at a rate per annum equal to the sum of two percent (2%) per annum plus the Base Rate from time to time in effect (but not less than the Base Rate in effect at maturity); and

          (c) for any unpaid Reimbursement Obligations, the lesser of (i) the Highest Lawful Rate, or (ii) the sum of two percent (2%) per annum plus the Base Rate from time to time in effect (but not less than the Base Rate in effect at maturity).

It is the intention of the Agent and the Lenders to conform strictly to usury laws applicable to them. Accordingly, if the transactions contemplated hereby or the Loans would be usurious as to any of the Lenders under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement, the Notes or any other Credit Document), then, in that event, notwithstanding anything to the contrary in this Agreement, the Notes or any other Credit Document, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under laws applicable to such Lender that is contracted for, taken, reserved, charged or received by such Lender under this Agreement, the Notes or any other Credit Document or otherwise shall under no circumstances exceed the Highest Lawful Rate, and any excess shall be credited by such Lender on the principal amount of the Notes or to the Reimbursement Obligations (or, if the principal amount of the Notes and all Reimbursement Obligations shall have been paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder or holders thereof resulting from any Event of Default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under laws applicable to such Lender may never include more than the Highest Lawful Rate, and excess interest, if any, provided for in this Agreement, the Notes, any other Credit Document or otherwise shall be automatically canceled by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Notes or to the Reimbursement Obligations (or if the principal amount of the Notes and all Reimbursement Obligations shall have been paid in full, refunded by such Lender to the Borrower). To the extent that
Article 5069-1.04 of the Texas Revised Civil Statutes is relevant to the Agent and the Lenders for the purpose of determining the Highest Lawful Rate, the Agent and the Lenders hereby elect to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect, subject to their right subsequently to change such method in accordance with applicable law. In the event the Loans and all Reimbursement Obligations are paid in full by the Borrower prior to the full stated term of the Loans and the interest received for the actual period of the existence of the Loans exceeds the Highest Lawful Rate, the Lenders shall refund to the Borrower the amount of the excess or shall credit the amount of the excess against amounts owing under the Loans and none of the Agent or the Lenders shall be subject to any of the penalties provided by law for contracting for, taking, reserving, charging or receiving interest in excess of the Highest Lawful Rate. Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15 (which regulates certain revolving credit loan accounts and revolving tri-party accounts) shall not apply to this Agreement or the Notes.

          Section 2.10. Optional Prepayments. The Borrower shall have the privilege of prepaying Base Rate Loans without premium or penalty at any time in whole or at any time and from time to time in part (but, if in part, then in an amount which is equal to or greater than $1,000,000); provided, however, that the Borrower shall have given notice of such prepayment to the Agent no later than 12:00 p.m. on the date of such prepayment. The Borrower shall have the privilege of prepaying Eurodollar Loans (a) without premium or penalty in whole or in part

(but, if in part, then in an amount which is equal to or greater than $5,000,000 (or the equivalent thereof in Pounds or Kroner, as applicable and as determined in accordance with Section 10.19)) only on the last Business Day of an Interest Period for such Loan, and (b) at any other time so long as the breakage fees and funding losses provided for in Section 2.13 are paid; provided, however, that the Borrower shall have given notice of such prepayment to the Agent no later than 12:00 p.m. at least three (3) Business Days before the last Business Day of such Interest Period or the proposed prepayment date. Any such prepayments shall be made by the payment of the principal amount to be prepaid and accrued and unpaid interest thereon to the date of such prepayment. Optional prepayments shall be applied as selected by the Borrower to the Term Loans or the Revolving Loans. Optional prepayments on the Term Loans shall be credited against the remaining required Term Loan payments pursuant to Section 2.7 on a pro rata basis to the remaining payments, and upon the prepayment in full of all Term Loans, any optional prepayments shall then be applied to the outstanding balance of the Revolving Loans. Amounts prepaid on the Term Loans may not be reborrowed. Optional prepayments of the Revolving Loans shall be applied to the Revolving Loans, then pro rata to the Reimbursement Obligations with respect to Letters of Credit.

          Section 2.11. Mandatory Prepayments of Loans. If the aggregate Dollar equivalent principal amount of outstanding Revolving Loans and L/C Obligations determined in accordance with Section 10.19 shall exceed the Revolving Credit Commitment Amount then in effect, the Borrower shall, immediately and without notice or demand, pay the amount of such excess to the Agent for the ratable benefit of the Lenders as a prepayment of the Revolving Loans, provided that the Dollar equivalent of any Revolving Loans funded or Letters of Credit issued in Pounds or Kroner shall be determined only on the date any such Revolving Loan is initially funded, continued or converted or such Letter of Credit is issued or extended, as the case may be. Any mandatory prepayment of Revolving Loans pursuant hereto shall not be limited by the notice provision for prepayments set forth in Section 2.10, but immediately upon determining the need to make any such prepayment, the Borrower shall notify the Agent of such required prepayment and of the identity of the particular Revolving Loans being prepaid. Each such prepayment shall be accompanied by a payment of all accrued and unpaid interest on the Revolving Loans prepaid and any applicable breakage fees and funding losses pursuant to Section 2.13.

          (b) Within ninety (90) days after receipt by the Borrower or any of its Subsidiaries of (i) Net Cash Proceeds from any Transfer of an asset or group of assets (except Transfers permitted by Section 6.19(a), (b), (c), (d), (e) (disregarding Section 6.13(e)), (f), (g), (i) or (k)), in excess in the aggregate in any fiscal year of $25,000,000, the Borrower shall make a mandatory prepayment of the Term Loans in an amount equal to such excess Net Cash Proceeds; provided, however, the Borrower shall not be required to make such mandatory prepayments to the extent that the Borrower or any of its Subsidiaries makes investments in Permitted Businesses within six (6) months of the receipt of any such Net Cash Proceeds. Within ten (10) days after receipt by the Borrower of the proceeds of any subordinated debt issue which is issued pursuant to Section 6.15(j), the Borrower shall make a mandatory prepayment of the Term Loans in an amount equal to 40% of the net proceeds of such subordinated debt issue. Amounts prepaid on the Term Loans may not be reborrowed. Each prepayment pursuant to this Section 2.11(b) shall be credited against the remaining required Term Loan payments pursuant to Section 2.7 on a pro rata basis, and upon the prepayment in full of all Term Loans, the mandatory prepayments shall then be applied to the outstanding balance of the Revolving Loans. Each such prepayment shall be accompanied by a payment of all accrued and unpaid interest on the Loans prepaid and any applicable breakage fees and funding losses pursuant to Section 2.13.

          Section 2.12. The Notes. (a) The Revolving Loans outstanding to the Borrower from each Lender shall be evidenced by three promissory notes of the Borrower payable to such Lender in the forms of Exhibits 2.12A (U.S. Dollars), 2.12B (British Pounds Sterling) and 2.12C (Norwegian Kroner), respectively (each a "Revolving Note"). The Term Loans outstanding to the Borrower from each Term Lender shall be evidenced by a single promissory note of the Borrower payable to such Term Lender in the form of Exhibit 2.12D (each a "Term Note").

          (b) Each holder of a Note shall record on its books and records or on a schedule to its appropriate Note (and prior to any transfer of its Notes shall endorse thereon or on schedules forming a part thereof appropriate notations to evidence) the amount of each Loan outstanding from it to the Borrower, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan and, if a Eurodollar Loan, the Interest Period and interest rate applicable thereto. Such record, whether shown on the books and records of a holder of a Note or on a schedule to its Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any holder to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans outstanding to it hereunder together with accrued interest thereon. At the request of any holder of a Note and upon such holder tendering to the Borrower the Note to be replaced, the Borrower shall furnish a new Note to such holder to replace any outstanding Note and at such time the first notation appearing on the schedule on the reverse side of, or attached to, such new Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.

          Section 2.13. Breakage Fees. If any Lender incurs any loss, cost or expense (excluding loss of anticipated profits) by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan as a result of any of the following events other than any such occurrence as a result of a change of circumstance described in Sections 8.1 or 8.2:

          (a) any payment, prepayment or conversion of a Eurodollar Loan on a date other than the last day of its Interest Period (whether by acceleration, mandatory prepayment or otherwise);

          (b) any failure to make a principal payment of a Eurodollar Loan on the due date therefor; or

          (c) any failure by the Borrower to borrow, continue or prepay, or convert to, a Eurodollar Loan on the date specified in a notice given pursuant to Section 2.5(a) (other than by reason of a default of such Lender), then the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrower a certificate executed by an officer of such Lender setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) no later than ninety (90) days after the event giving rise to the claim for compensation, and the amounts shown on such certificate shall be conclusive and binding absent manifest error. Within ten (10) days of receipt of such certificate, the Borrower shall pay directly to such Lender such amount as will compensate such Lender for such loss, cost or expense as provided herein, unless such Lender has failed to timely give notice to the Borrower of such claim for compensation as provided herein, in which event the Borrower shall not have any obligation to pay such claim.

          Section 2.14.  Commitment Terminations.

          (a) The Borrower shall have the right at any time and from time to time, upon three (3) Business Days' prior and irrevocable written notice to the Agent, to terminate or reduce the Revolving Credit Commitments without premium or penalty, in whole or in part, any partial termination to be (i) in an amount not less than $5,000,000 as determined by the Borrower and in integral multiples of $5,000,000, and (ii) allocated ratably among the Lenders in proportion to their respective Revolving Credit Commitments; provided, that the Revolving Credit Commitment Amount may not be reduced to an amount less than the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate undrawn face amount of outstanding Letters of Credit plus any unpaid Reimbursement Obligations with respect to Letters of Credit after converting, if necessary, any such outstanding Obligations to Dollars in accordance with
Section 10.19 and after giving effect to payments on such proposed termination or reduction date, unless the Borrower provides to the Agent cash collateral in an amount sufficient to cover such shortage or back to back letters of credit from a bank(s) or financial institution(s) whose short-term unsecured debt rating is rated A or above from either S&P or Moody's or such other bank(s) or financial institution(s) satisfactory to the Majority Lenders in an amount equal to the undrawn face amount of any applicable outstanding Letters of Credit with an expiration date of at least five (5) days after the expiration date of any applicable Letter of Credit and which provide that the Agent may make a drawing thereunder in the event that it pays a drawing under such Letter of Credit. The Agent shall give prompt notice to each Lender of any such termination or reduction of the Revolving Credit Commitments. Any termination of Revolving Credit Commitments pursuant to this Section 2.14(a) is permanent and may not be reinstated.

          (b) The Borrower shall have the right at any time and from time to time, upon three (3) Business Days' prior and irrevocable written notice to the Agent, to terminate or reduce the Term Credit Commitments without premium or penalty, in whole or in part, any partial termination to be (i) in an amount not less than $5,000,000 as determined by the Borrower and in integral multiples of $5,000,000, and (ii) allocated ratably among the Lenders in proportion to their respective Term Credit Commitments; provided, that the Term Credit Commitment Amount may not be reduced to an amount less than the sum of the aggregate principal amount of outstanding Term Loans. The Agent shall give prompt notice to each Lender of any termination or reduction of the Term Credit Commitments. Any termination of Term Credit Commitments pursuant to this Section 2.14(b) is permanent and may not be reinstated.

SECTION 3. FEES AND PAYMENTS.

          Section 3.1. Fees. (a) Commitment Fees. For the period from the Effective Date to and including the Maturity Date with respect to the Revolving Credit, and from the Effective Date to and including the Mandatory Bid Payment Date with respect to the Term Credit, the Borrower shall pay to the Agent for the ratable account of the Lenders, a commitment fee (computed on a basis of a 360-day year and actual days elapsed) on the average daily difference between
(x) the Revolving Credit Commitment Amount and the Revolving Obligations with respect to the Revolving Credit, and (y) the Term Credit Commitment Amount and the aggregate outstanding principal amount of the Term Loans with respect to the Term Credit, such commitment fees to be calculated, for any day, either (i) at such times as the relevant Total Funded Debt to Total Capital Ratio (expressed as a percentage) is in one of the following ranges, the percentage per anum set forth opposite such Total Funded Debt to Total Capital Ratio set forth below:

Total Funded Debt to Total Capital Ratio           Commitment Fee
- ----------------------------------------           --------------
   Less than 20%                                        0.125%
   Equal to or greater than 20%
    but less than 25%                                   0.150%
   Equal to or greater than 25%
    but less than 30%                                   0.150%
   Equal to or greater than 30%
    but less than 35%                                   0.175%
   Equal to or greater than 35%                         0.225%

or (ii) at such times as an investment grade rating (either express or implied) by S&P or Moody's (or in the event that both cease the issuance of debt ratings generally, such other rating agency agreed to by the Borrower and the Agent) is in effect on the Borrower's senior unsecured long-term debt and if such percentage per annum is lower than the percentage determined in accordance with (i) above, the percentage per annum set forth opposite such investment grade rating:

                    Debt Rating          Commitment Fee
                    -----------          --------------

                    BBB+/Baa1 or above       0.110%

                    BBB/Baa2                 0.125%

                    BBB-/Baa3                0.150%

If the ratings issued by S&P and Moody's differ by one rating, the higher rating shall apply to determine the commitment fees. If the ratings issued by S&P and Moody's differ by two ratings, the rating which falls between them shall apply to determine the commitment fees. If the ratings in effect on the Borrower's senior unsecured long-term debt applied to determine the commitment fees as provided above falls below the investment grade ratings listed above, the commitment fees will be determined based on the Total Funded Debt to Total Capital Ratio grid as set forth in (i) above. Such fees shall be payable in arrears commencing on September 30, 1996, and on the last Business Day of each calendar quarter thereafter and on the Maturity Date for the Revolving Loans or the Mandatory Bid Payment Date with respect to the Term Credit, as applicable, unless the Revolving Credit Commitment or the Term Credit Commitment, as applicable, is terminated in whole on an earlier date, in which event the commitment fees with respect thereto for the period to but not including the date of such termination shall be paid in whole on the date of such termination. Any change to the commitment fees as a result of a change in the Total Funded Debt to Total Capital Ratio or any changes in such ratings shall be effective as of the date provided in the definition of Applicable Margin.

          (b) Letter of Credit Fees. Commencing upon the date of issuance or extension of any Letter of Credit and thereafter on the last Business Day of each calendar quarter, the Borrower shall pay to the Agent quarterly in advance, for the period until the next Letter of Credit fee payment date, for the ratable account of the Lenders, a non-refundable fee payable in Dollars equal to the Applicable Margin multiplied by the outstanding face amount of such Letter of Credit during such upcoming period calculated on the basis of a 360 day year and actual days elapsed and based on the then scheduled expiration date of the Letter of Credit. For any Letter of Credit issued with a face amount in Pounds or Kroner, the fees shall be converted into Dollars in accordance with Section
10.19 as of two (2) days before the issuance date thereof, and thereafter five
(5) days before any fee with respect thereto shall be due and payable hereunder. In addition, the Borrower shall pay to the Agent solely for the Agent's account, in connection with each Letter of Credit, administrative and amendment fees and expenses for letters of credit as agreed from time to time between the Agent and the Borrower.

          (c) Agent Fees. The Borrower shall pay to the Agent the fees from time to time agreed to by the Borrower and the Agent.

          Section 3.2. Place and Application of Payments. (a) All payments of principal of and interest on the Loans, of Reimbursement Obligations and of all other amounts payable by the Borrower under the Credit Documents shall be made by the Borrower to the Agent by no later than 2:30 p.m. on the due date thereof at the office of the Agent in New York, New York (or such other location in the United States as the Agent may designate to the Borrower) for the benefit of the Lenders entitled to such payments. Any payments received by the Agent from the Borrower after 2:30 p.m. shall be deemed to have been received on the next Business Day. If the Borrower does not, or is unable for any reason to, effect payment of a Revolving Loan or Reimbursement Obligation to the Lenders in the applicable currency or if the Borrower shall default in the payment when due of any payment in such currency, the Lenders may, at their option, require such payment to be made to the Lenders in the Dollars equivalent of such currency determined in accordance with Section 10.19. With respect to any amount due and payable in Pounds or Kroner, the Borrower agrees to hold the Lenders harmless from any losses incurred by the Lenders arising from any change in the value of Dollars in relation to such currency between the date such payment became due and the date of payment thereof. The Agent will, on the same day each payment is received or deemed to have been received in accordance with this Section 3.2, cause to be distributed like funds in like currency to each Lender owed an Obligation for which such payment was received, pro rata based on the respective amounts of such type of Obligation then owing to each Lender.

          (b) If any payment received by the Agent under any Credit Document is insufficient to pay in full all amounts then due and payable to the Agent and the Lenders under the Credit Documents, such payment shall be distributed by the Agent and applied by the Agent and the Lenders in the order set forth in Section
7.7. In calculating the amount of Obligations owing each Lender other than for principal and interest on Loans and Reimbursement Obligations and fees under
Section 3.1, the Agent shall only be required to include such other Obligations that Lenders have certified to the Agent in writing are due to such Lenders.

          Section 3.3. Withholding Taxes. (a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 3.3(b), each payment by the Borrower or any Guarantor to any Lender or the Agent under this Agreement or any other Credit Document shall be made without withholding for or on account of any present or future taxes imposed by or within the jurisdiction in which the Borrower or such Guarantor is domiciled, any jurisdiction from which the Borrower or such Guarantor makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein, excluding, in the case of each Lender and the Agent, taxes, assessments or other governmental charges

          (i) imposed on, based upon, or measured by its income, and branch profits, franchise and similar taxes imposed on it, by any jurisdiction in which such Lender or the Agent, as the case may be, is incorporated or maintains its principal place of business or Lending Office or which subjects such Lender or the Agent to tax by reason of a connection between the taxing jurisdiction and such Lender or the Agent (other than a connection resulting from the transactions contemplated by this Agreement);

          (ii) imposed as a result of a connection between the taxing jurisdiction and such Lender or the Agent, as the case may be, other than a connection resulting from the transactions contemplated by this Agreement;

          (iii) imposed as a result of the transfer by such Lender of its interest in this Agreement or any other Credit Document or a designation by such Lender (other than pursuant to Section 8.3(c)) of a new Lending Office (other than taxes imposed as a result of any change in treaty, law or regulation after such transfer of such Lender's interest in this Agreement or any other Credit Document or designation of a new Lending Office);

          (iv) imposed by the United States of America upon a Lender organized under the laws of a jurisdiction outside of the United States, except to the extent that such tax is imposed or increased as a result of any change in applicable law, regulation or treaty (other than any addition of or change in any "anti-treaty shopping," "limitation of benefits," or similar provision applicable to a treaty) after the date hereof, in the case of each Lender originally a party hereto or, in the case of any Purchasing Lender (as defined in Section 10.10), after the date on which it becomes a Lender; or

          (v) which would not have been imposed but for (a) the failure of any Lender or the Agent, as the case may be, to provide (I) an Internal Revenue Service Form 1001 or 4224, as the case may be, or any substitute or successor form prescribed by the Internal Revenue Service, pursuant to Section 3.3(b), or
(II) any other certification, documentation or proof which is reasonably requested by the Borrower, or (b) a determination by a taxing authority or a court of competent jurisdiction that a certification, documentation or other proof provided by such Lender or the Agent to establish an exemption from such tax, assessment or other governmental charge is false

(all such non-excluded taxes, assessments or other governmental charges and liabilities being hereinafter referred to as "Indemnified Taxes"). If any such withholding is so required, the Borrower or such Guarantor, as applicable, shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender and the Agent is free and clear of such Indemnified Taxes (including Indemnified Taxes on such additional amount) and is equal to the amount that such Lender or the Agent (as the case may be) would have received had such withholding not been made. If the Agent or any Lender pays any amount in respect of any Indemnified Taxes, penalties or interest, the Borrower or such Guarantor, as applicable, shall reimburse the Agent or that Lender for the payment on demand in the currency in which such payment was made. If the Borrower or such Guarantor pays any Indemnified Taxes, or penalties or interest in connection therewith, it shall deliver official tax receipts evidencing the payment or certified copies thereof, or other satisfactory evidence of payment if such tax receipts have not yet been received by the Borrower or such Guarantor (with such tax receipts to be promptly delivered when actually received), to the Lender or Agent on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) within fifteen (15) days of such payment. Each such Lender shall make written demand on the Borrower for indemnification or compensation hereunder no later than ninety (90) days after the earlier of (i) the date on which such Lender or the Agent makes payment of Indemnified Taxes, and (ii) the date on which the relevant taxing authority or other governmental authority makes written demand upon such Lender or the Agent for payment of Indemnified Taxes. In the event that such Lender or the Agent fails to give the Borrower timely notice as provided herein, the Borrower shall not have any obligation to pay such claim for compensation or indemnification.

          (b) U.S. Withholding Tax Exemptions. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Agent on or before the Initial Borrowing Date, two duly completed and signed copies of either Form 1001 (entitling such Lender to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Credit Documents) or Form 4224 (relating to all amounts to be received by such Lender, including fees, pursuant to the Credit Documents) of the United States Internal Revenue Service. Thereafter and from time to time, each such Lender shall submit to the Borrower and the Agent such additional duly completed and signed copies of one or the other of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) notified by the Borrower, directly or through the Agent, to such Lender, and
(ii) required under then-current United States law or regulations to avoid United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Credit Documents. Upon the request of the Borrower, each Lender that is a United States person shall submit to the Borrower a certificate to the effect that it is such a United States person.

          (c) Inability of Lender to Submit Forms. If any Lender determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower or Agent any form or certificate that such Lender is obligated to submit pursuant to subsection (b) of this Section 3.3 or that such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Borrower and Agent of such fact and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

          (d) Refund of Taxes. If any Lender or the Agent receives a refund of any Indemnified Tax or any tax referred to in Section 10.3 with respect to which the Borrower or any Guarantor has paid any amount pursuant to this Section 3.3 or Section 10.3, such Lender or the Agent shall pay the amount of such refund (including any interest received with respect thereto) to the Borrower or such Guarantor.

SECTION 4. CONDITIONS PRECEDENT.

          Section 4.1. Initial Borrowing. The obligation of each Lender to advance the initial Loans hereunder and of the Agent to issue any Letter of Credit on the Initial Borrowing Date is subject to the following conditions precedent, all in form and substance satisfactory to the Agent (and which shall be evidenced by the making of such Loan(s) and, if applicable, the issuance of such Letter(s) of Credit), all in sufficient number of signed counterparts, where applicable, to provide one for each Lender (except for the Notes, of which only one original shall be signed for each Lender):

          (a) The Agent shall have received:

          (i) Notes.  The duly executed Notes of the Borrower;

          (ii) Stock Pledge Agreement. The duly executed Stock Pledge Agreement from the Borrower in substantially the form of Exhibit 4.1A, together with all of the pledged securities referred to in Schedule 4.1 as required to be delivered to effectuate and perfect such stock pledge, accompanied by an executed and undated stock power in blank, or such other instrument, as may be required under applicable law to perfect the pledge and two (2) UCC-1 Financing Statements covering such pledged securities to be filed in the Office of the Secretary of State of each of Delaware and Texas;

          (iii) Note Pledge Agreement. The duly executed Note Pledge Agreement from the Borrower in substantially the form of Exhibit 4.1B, together with the Pledged Notes (as defined therein) then existing duly endorsed (without recourse) to the Agent and two (2) UCC-1 Financing Statements covering such Pledged Notes to be filed in the Office of the Secretary of State of each of Delaware and Texas;

          (iv) Subsidiary Guaranties. The duly executed Subsidiary Guaranties of the Guarantors in substantially the form of Exhibit 4.1C;

          (v) Certificates of Officers of Credit Parties. Certificates of the Secretary or Assistant Secretary and the President or Vice President of each Credit Party containing specimen signatures of the persons authorized to execute Credit Documents on each Credit Party's behalf or any other documents provided for herein or therein, together with (x) copies of resolutions of the Board of Directors or other appropriate body of each Credit Party authorizing the execution and delivery of the Credit Documents to which it is a party and of all other legal documents or proceedings taken by the Credit Parties in connection with the execution and delivery of the Credit Documents, (y) copies of each Credit Party's Certificate or Articles of Incorporation, certified by the Secretary of State or other applicable entity of such Credit Party's jurisdiction of organization and bylaws or other governing documents, and (z) a certificate of existence and good standing from the appropriate governing agency of such Credit Party's jurisdiction of organization and of such other jurisdictions where such Credit Party is authorized to do business as and to the extent agreed with the Agent;

          (vi) Regulatory Filings. All actions and proceedings required by applicable law or regulation to have been taken prior to or on the Exchange Offer Consummation Date in order for the Borrower to be able lawfully to consummate the Exchange Offer, the Mandatory Bid and the Compulsory Acquisition, if necessary, shall have been taken, all waiting periods thereunder and therefor shall have expired or terminated without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Exchange Offer, the Mandatory Bid and the Compulsory Acquisition, if necessary, and all consents, waivers, and approvals (including, without limitation, those of any governmental authority or regulatory body) necessary to have been given or obtained prior to or on the Exchange Offer Consummation Date in order for the Borrower to be able lawfully to consummate the Exchange Offer, the Mandatory Bid and the Compulsory Acquisition, if necessary, shall have been given or obtained and remain in full force and effect;

          (vii) Lien Searches. The results of recent lien searches and Uniform Commercial Code searches showing no Liens on any of the property or assets of any of the Borrower or its Material Subsidiaries other than Permitted Liens, or evidence that any such Liens other than Permitted Liens have been terminated or will be terminated concurrently with the Initial Borrowing Date;

          (viii) Certificate of Financial Condition. A certificate of the Chief Financial Officer of the Borrower documenting the solvency of the Borrower and its Subsidiaries on a consolidated basis, after giving effect to the Borrowings on the Initial Borrowing Date hereunder and the consummation of the Exchange Offer;

          (ix) Insurance Certificate. An insurance certificate dated within ten
(10) days of the Initial Borrowing Date from the Borrower describing in reasonable detail the insurance maintained by the Borrower and its Subsidiaries as required by the Credit Documents;

          (x) Fees. Payment of all fees and all expenses incurred through the Effective Date then due and owing to the Agent and the Lenders pursuant to this Agreement;

          (xi) Compliance Certificate. A duly executed pro forma Compliance Certificate;

          (xii) Consents. Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) taken or obtained by any Credit Party with respect to the Credit Documents;

          (xiii) Opinions of Counsel. The opinions of Hughes Hubbard & Reed LLP, legal counsel to the Borrower, and Eric B. Brown, Esq., General Counsel to the Borrower, in substantially the forms attached as Exhibit 4.1D and 4.1E, respectively;

          (xiv)  Exchange Offer Matters.

          (1) All of the Combination Conditions, except the Due Diligence Condition, the Regulatory Approval Condition and the Sonat Offshore Stockholder Approval Condition (to the extent such latter condition relates to proposals other than the Exchange Offer Proposal) (each term as defined in the Combination Conditions), shall have been satisfied in full (without amendment or waiver of, or other forbearance to exercise any rights with respect to, any of the terms and provisions thereof and without giving effect to the judgment or discretion of the Borrower set forth therein to proceed with the Exchange Offer provided that the applicable percentage contained in the Minimum Condition (as defined in the Combination Conditions) may be reduced by the Borrower to not less than 78%);

          (2) All of the Exchange Conditions shall have been satisfied in full (or waived by the Borrower, provided that the waiver of any of such Exchange Conditions is not reasonably likely to have a Material Adverse Effect);

          (3) No judgment, order, injunction or other similar restraint prohibiting or imposing materially adverse conditions upon the purchase of shares of Transocean by the Borrower pursuant to the Exchange Offer and, if necessary, the Mandatory Bid or the Compulsory Acquisition shall be outstanding, and no actions, suits or proceedings shall be pending or threatened with respect to the Borrower or Transocean or their respective Subsidiaries which is reasonably likely to have a material adverse effect on the Exchange Offer;

          (4) The Borrower has such amount of cash and/or reasonably anticipated net cash flow from operations as will enable it, when added to the proceeds of the initial Loans hereunder, the amounts available to be drawn hereunder and other anticipated sources of Indebtedness permitted under Section 6.15 and of Non-recourse Debt, to consummate the Exchange Offer and, if necessary, the Mandatory Bid and the Compulsory Acquisition (and to do so in compliance with Regulations G, U, and X of the Board of Governors of the Federal Reserve System), to fund the Borrower's reasonably anticipated capital expenditure needs for the period of three (3) months after the Exchange Offer Consummation Date and to maintain cash reserves and/or availability under the Revolving Credit of $50,000,000 for such three-month period, all as demonstrated by the Borrower to the satisfaction of the Agent in its sole discretion;

          (5) The Agent shall have received a certificate of the Borrower to the effect that the Borrower shall have purchased or shall, within five (5) Business Days of the initial Loans hereunder, purchase, pursuant to the Exchange Offer at least that number of shares of Transocean that, when added to the number of shares of stock already owned by it, represents at least 78% of the outstanding shares of Transocean on a fully-diluted basis;

          (6) The shares of stock of Transocean purchased or to be purchased, as the case may be, in the Exchange Offer, when so purchased in accordance with the Exchange Offer, were when purchased or will be when purchased, as the case may be, free and clear of all restrictions to purchase imposed by applicable laws or otherwise and any voting trusts, proxies, or similar arrangements or applicable laws or regulations that would restrict the Borrower's right to exercise the voting rights attributable to such shares;

          (7) The Lenders shall have received a copy, certified by the Borrower as true, correct and complete, of the Exchange Offer Documents; and

          (xv) An intercreditor agreement in substantially the form of Exhibit 4.1F (the "Intercreditor Agreement") executed by the Noteholders and delivered (unless all notes issued under the Note Purchase Agreements are being paid with the initial Borrowings hereunder), which agreement the Agent shall execute and deliver on behalf of the Lenders.

Any of the conditions precedent contained in Sections 4.1(a)(v), (vi), (vii),
(viii), (ix), (xi), (xii) and (xiv) may be waived with the consent of the Required Lenders. Any of the forms of the documents referenced in Sections 4.1(a)(i), (ii), (iii), (iv), (xiii) and (xv) may be amended with the consent of the Majority Lenders unless the approval of all Lenders would otherwise be required under Section 10.11.

          (b) All legal matters incident to the execution and delivery of the Credit Documents shall be reasonably satisfactory to the Agent.

          Section 4.2. All Borrowings. In the case of each advance of a Borrowing hereunder (including the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit and the initial Borrowing hereunder (but subject to Sections 2.2(b) and 2.5(c)):

          (a) Notices. In the case of a Borrowing, the Agent shall have received the Borrowing Request required by the first sentence of Section 2.5, and in the case of the issuance, extension or increase of a Letter of Credit, the Agent shall have received a duly completed Issuance Request and Application for such Letter of Credit, as the case may be, meeting the requirements of Section 2.2;

          (b) Warranties True and Correct. Each of the representations and warranties of the Borrower and its Subsidiaries set forth herein and in the other Credit Documents shall be true and correct in all material respects as of the time of such new Borrowing, except as a result of the transactions expressly permitted hereunder or thereunder and except to the extent that any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date;

          (c) No Default. No Default or Event of Default shall have occurred and be continuing or would occur as a result of such Borrowing; and

          (d) Regulation G, U and X. The Borrowings to be made by the Borrower shall not result in the Borrower or any Lender being in non-compliance with or in violation of Regulation G, U or X of the Board of Governors of the Federal Reserve System.

Each acceptance by the Borrower of an advance of a Borrowing or of the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing, or issuance of, increase in the amount of, or extension of the expiration date of, such Letter of Credit, as the case may be, that all conditions precedent to such Borrowing set forth in this
Section 4.2 and in Section 4.1 with respect to the initial Borrowings hereunder have (except to the extent waived in accordance with the terms hereof) been satisfied or fulfilled unless the Borrower gives to the Lenders written notice to the contrary, in which case none of the Lenders shall be required to fund such advances and the Agent shall not be required to issue, increase the amount of or extend the expiration date of such Letter of Credit unless the Majority Lenders shall have previously waived in writing such non-compliance.

SECTION 5. REPRESENTATIONS AND WARRANTIES.

          The Borrower represents and warrants to each Lender and the Agent as follows (it being understood and agreed that the following representations and warranties, to the extent made (or deemed made) prior to or on the Initial Borrowing Date and insofar as they relate to Transocean and its Subsidiaries, are to the knowledge of the officers of the Borrower and are based solely on the Borrower's review of publicly available information and certain confidential information made available to the Borrower by Transocean without making any representation or warranty as to the accuracy of any such information):

          Section 5.1. Corporate Organization. (a) The Borrower and each of its Material Subsidiaries: (i) is a duly organized and existing corporation (or other Person) in good standing under the laws of the jurisdiction of its organization; (ii) has all necessary corporate power (or comparable power, in the case of a Material Subsidiary that is not a corporation) to own the property and assets it uses in its business and otherwise to carry on its present business; and (iii) is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary except where the failure to be so licensed or qualified or to be in good standing, as the case may be, would not have a Material Adverse Effect.

          (b) As of the Effective Date, the Borrower and Transocean each has no Subsidiaries other than those Subsidiaries listed on Schedule 5.1. Schedule 5.1 correctly sets forth, as of the Effective Date, the percentage ownership (direct and indirect) of the Borrower and of Transocean in each class of capital stock of each of its Subsidiaries.

          Section 5.2. Corporate Power and Authority; Validity. Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action (or comparable action, in the case of a Credit Party that is not a corporation) to authorize the execution, delivery and performance of such Credit Documents. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and equitable principles.

          Section 5.3. No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor compliance by it with the terms and provisions thereof, nor the consummation by it of the transactions contemplated herein or therein, will (i) contravene in any material respect any applicable provision of any law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any term, covenant, condition or other provision of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien other than any Permitted Lien upon any of the property or assets of the Borrower or any of its Subsidiaries under, the terms of any material contractual obligation to which the Borrower or any of its Subsidiaries is a party or by which they or any of their properties or assets are bound or to which they may be subject, or (iii) violate or conflict with any provision of the certificate or articles of incorporation or by-laws or other applicable corporate governance documents of the Borrower or any of its Subsidiaries.

          Section 5.4. Litigation. There are no actions, suits, proceedings or counterclaims (including, without limitation, derivative or injunctive actions) pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries that are reasonably likely to have a Material Adverse Effect.

          Section 5.5. Use of Proceeds; Margin Regulations. (a) The proceeds of the Loans shall only be used to (i) finance the acquisition of Transocean, (ii) refinance existing Transocean funded debt under the Transocean Credit Facility and, if applicable, the SODI Credit Facility, (iii) refinance the Note Purchase Agreements at the option of the Borrower and (iv) provide working capital, including the issuance of performance and documentary letters of credit, and otherwise for general corporate purposes.

          (b) Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. No proceeds of any Loan will be used for a purpose which violates Regulations G, T, U or X of the Board of Governors of the Federal Reserve System. After application of the proceeds of any of the Borrowings and any acquisitions permitted hereunder, less than 25% of the assets of each of the Borrower and each of its Subsidiaries consists of "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System).

          Section 5.6. Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          Section 5.7. Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          Section 5.8. True and Complete Disclosure. All factual information (taken as a whole) furnished by the Borrower or any of its Subsidiaries in writing to the Agent or any Lender in connection with any Credit Document or any transaction contemplated therein is, disregarding any updated, corrected, supplemented, superseded or otherwise modified information except as so updated, corrected, supplemented, superseded or otherwise modified, and all other such factual information hereafter furnished by any such Persons in writing to the Agent or any Lender in connection herewith, or with any of the other Credit Documents or the Loans, will be, on the date of such information, true and accurate in all material respects and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

          Section 5.9. Financial Statements. The financial statements heretofore delivered to the Lenders (i) for the Borrower's and Transocean's fiscal years ending December 31, 1995, and for the Borrower's and Transocean's fiscal quarters ending March 31, 1996, have been prepared in accordance with GAAP and Norwegian GAAP, respectively, applied on a basis consistent, except as otherwise noted therein, with such entity's financial statements for the previous fiscal year. Each of such annual and quarterly financial statements fairly presents on a consolidated basis the financial position of the Borrower and Transocean, as applicable, as of the dates thereof, and the results of operations for the periods covered thereby, subject in the case of interim financial statements, to normal year-end audit adjustments and omission of certain footnotes (in the case of the Borrower, as permitted by the SEC). As of the Effective Date, the Borrower and its Subsidiaries, considered as a whole, had no material contingent liabilities or material Indebtedness required under GAAP to be disclosed in a consolidated balance sheet of the Borrower that were not disclosed in the financial statements referred to in this Section 5.9 or in the notes thereto or disclosed in writing to the Agent. The pro forma financial statements heretofore delivered to the Lenders for the Borrower as of March 31, 1996, have been prepared on a basis consistent, except as otherwise noted therein, with the Borrower's financial statements for the fiscal quarter ending March 31, 1996.

          Section 5.10. No Material Adverse Change. There has occurred no event or effect that has had or is reasonably likely to have a Material Adverse Effect.

          Section 5.11. Labor Controversies. There are no labor controversies pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries that are reasonably likely to have a Material Adverse Effect.

          Section 5.12. Taxes. The Borrower and its Subsidiaries have filed all United States federal income tax returns, and all other material tax returns required to be filed, whether in the United States or in any foreign jurisdiction, and have paid all governmental taxes, rates, assessments, fees, charges and levies (collectively, "Taxes") shown to be due and payable on such returns or on any assessments made against Borrower and its Subsidiaries or any of their properties (other than any such assessments that are not more than ninety (90) days past due or which can thereafter be paid without penalty or which are being contested in good faith by appropriate proceedings and for which reserves have been provided in conformity with GAAP).

          Section 5.13. ERISA. With respect to each Plan, the Borrower and its Subsidiaries have fulfilled their obligations under the minimum funding standards of, and are in compliance in all material respects with, ERISA and with the Code to the extent applicable to it, and have not incurred any liability under Title IV of ERISA to the PBGC or a Plan other than a liability to the PBGC for premiums under Section 4007 of ERISA except as described in
Schedule 5.13, and in each case with such exceptions as are not reasonably likely to have a Material Adverse Effect. As of the Effective Date, neither the Borrower nor any of its Subsidiaries has any contingent liability with respect to any post-retirement benefits under a welfare plan subject to ERISA, other than liability for continuation coverage described in Part 6 of Title I of ERISA and as disclosed in the financial statements of the Borrower for the fiscal quarter ending March 31, 1996, described in Section 5.9.

          Section 5.14. Security Interests. On and after the Initial Borrowing Date, each of the Note Pledge Agreement and the Stock Pledge Agreement will create, upon the filing of properly completed UCC financing statements in the appropriate jurisdictions or possession of the Collateral by the Agent if necessary to perfect a security interest in such Collateral, in favor of the Agent and the Lenders as security for the Obligations, a valid and enforceable perfected first priority (subject only to Permitted Liens) security interest in and Lien on all of the Collateral described therein, subject to no other Liens except Permitted Liens.

          Section 5.15. Consents. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions of, all governmental agencies, authorities or instrumentalities required to have been obtained or made by the Borrower in order to consummate the Borrowings hereunder have been or will have been obtained or made and are or will be in full force and effect.

          Section 5.16. Capitalization. All outstanding shares of the Material Subsidiaries of the Borrower have been duly and validly issued, are fully paid and are nonassessable, in each case with such exceptions as are not reasonably likely to have either a Material Adverse Effect or an adverse effect on the control of the Borrower of any such Material Subsidiary. Except as described on
Schedule 5.16, none of the Material Subsidiaries of the Borrower, as of the Exchange Offer Consummation Date, will have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of its capital stock.

          Section 5.17. Intellectual Property. The Borrower and its Subsidiaries own or hold valid licenses to use all the material patents, trademarks, permits, service marks, and trade names that are necessary to the operation of the business of the Borrower and its Subsidiaries as presently conducted with such exceptions which are not reasonably likely to have a Material Adverse Effect.

          Section 5.18. Ownership of Property. The Borrower and each domestic Material Subsidiary has good title to or a valid leasehold interest in all of its real property and good title to, or a valid leasehold interest in, all of its other property, and each foreign Material Subsidiary owns or has a valid leasehold interest in all of its real property and owns or has a valid leasehold interest in, all of its other properties, in each case with such exceptions as are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, subject to no Liens except Permitted Liens.

          Section 5.19. Compliance with Statutes, Etc. The Borrower and its Subsidiaries are in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic and foreign, in respect of the conduct of their businesses and the ownership of their properties, except for such instances of non-compliance as are not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

          Section 5.20. Environmental Matters. (a) Except as described in
Schedule 5.20, the Borrower and its Subsidiaries are in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws, except for such instances of non-compliance as are not reasonably likely to have a Material Adverse Effect. To the best knowledge of the Borrower, there are no pending, past or threatened Environmental Claims against the Borrower or any of its Subsidiaries on any property owned or operated by the Borrower or any of its Subsidiaries except as described in
Schedule 5.20 or except as are not reasonably likely to have a Material Adverse Effect. To the best knowledge of the Borrower, there are no conditions or occurrences on any property owned or operated by the Borrower or any of its Subsidiaries or on any property adjoining or in the vicinity of any such property that are reasonably likely to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such property that individually or in the aggregate are reasonably likely to have a Material Adverse Effect.

          (b) To the best of the Borrower's knowledge, (i) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any property owned or operated by the Borrower or any of its Subsidiaries in a manner that has violated or could reasonably be expected to violate any Environmental Law, and (ii) Hazardous Materials have not at any time been released on or from any property owned or operated by the Borrower or any of its Subsidiaries, in the case of both (i) and (ii), with such exceptions as are not reasonably likely to have a Material Adverse Effect.

          Section 5.21. Existing Indebtedness. Schedule 5.21 contains a complete list of all Indebtedness outstanding as of the Effective Date (other than the Obligations hereunder and Indebtedness permitted by Section 6.15(c) through (r)) and permitted by Section 6.15(b), in each case showing the aggregate principal amount thereof, the name of the respective borrower and any other entity which directly or indirectly guaranteed such Indebtedness, and the scheduled payments of such Indebtedness.

          Section 5.22. Dividend Restrictions. Except as permitted under Section
6.12 or described on Schedule 5.22, as of the Effective Date, none of the Subsidiaries of the Borrower is party to or subject to any agreement or understanding restricting or limiting the payment of any dividends or other distributions on its capital stock by any such Subsidiary.

SECTION 6. COVENANTS.

          The Borrower covenants and agrees that, so long as any Note, Reimbursement Obligation or Commitment is outstanding hereunder, or any other Obligation is due and payable hereunder:

          Section 6.1. Corporate Existence. Each of the Borrower and its Material Subsidiaries will preserve and maintain its existence except for the dissolution of any Material Subsidiaries whose assets are transferred to the Borrower or any of its Subsidiaries or except as otherwise expressly permitted herein.

          Section 6.2. Maintenance. Each of the Borrower and its Material Subsidiaries will maintain, preserve and keep its properties and equipment necessary to the proper conduct of its business in reasonably good repair, working order and condition (normal wear and tear excepted) and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such properties and equipment are reasonably preserved and maintained, in each case with such exceptions as are not, individually or in the aggregate, likely to have a Material Adverse Effect; provided, however, that nothing in this Section 6.2 shall prevent the Borrower or any Material Subsidiary from discontinuing the operation or maintenance of any such properties or equipment if such discontinuance is, in the judgment of the Borrower or any Material Subsidiary, as applicable, desirable in the conduct of their businesses.

          Section 6.3. Taxes. Each of the Borrower and its Subsidiaries will duly pay and discharge all Taxes upon or against it or its properties before penalties accrue thereon (or, if later, within ninety (90) days of becoming past due), unless and to the extent that the same is being contested in good faith and by appropriate proceedings and reserves have been established in conformity with GAAP.

          Section 6.4. ERISA. Each of the Borrower and its Subsidiaries will timely pay and discharge all obligations and liabilities arising under ERISA or otherwise with respect to each Plan of a character which if unpaid or unperformed might result in the imposition of a material Lien against any properties or assets of the Borrower or any Material Subsidiary and will promptly notify the Agent upon an officer of the Borrower becoming aware thereof, of (i) the occurrence of any reportable event (as defined in ERISA) relating to a Plan (other than a multi-employer plan, as defined in ERISA, so long as the event thereunder is not reasonably likely to have a Material Adverse Effect), other than any such event with respect to which the PBGC has waived notice by regulation; (ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor; (iii) Borrower's or any of its Subsidiaries' intention to terminate or withdraw from any Plan if such termination or withdrawal would result in liability under Title IV of ERISA; and (iv) the receipt by the Borrower or its Subsidiaries of notice of the occurrence of any event that is reasonably likely to result in the incurrence of any liability (other than for benefits), fine or penalty to the Borrower and/or to the

Borrower's Subsidiaries that would be material to the Borrower and its Subsidiaries, taken as a whole, or any plan amendment that is reasonably likely to materially increase the contingent liability of the Borrower and its Subsidiaries, taken as a whole, in connection with any post-retirement benefit under a welfare plan (subject to ERISA). The Borrower will also promptly notify the Agent of (i) any material contributions to any Foreign Plan that have not been made by the required due date for such contribution if such default is reasonably likely to have a Material Adverse Effect; (ii) any Foreign Plan that is not funded to the extent required by the law of the jurisdiction whose law governs such Foreign Plan based on the actuarial assumptions reasonably used at any time if such underfunding (together with any penalties likely to result) could reasonably be expected to have a Material Adverse Effect, and (iii) any material change anticipated to any Foreign Plan that is reasonably likely to have a Material Adverse Effect.

          Section 6.5. Burdensome Restrictions, Etc. Promptly upon any officer of the Borrower becoming aware thereof, the Borrower shall give to the Agent written notice of (i) the adoption of any new requirement of law which is reasonably likely to have a Material Adverse Effect, and (ii) the existence or occurrence of any strike, slow down or work stoppage which is reasonably likely to have a Material Adverse Effect.

          Section 6.6. Insurance. Each of the Borrower, its Material Subsidiaries and any SPVs will maintain or cause to be maintained, with responsible insurance companies, insurance against any loss or damage to all insurable property and assets owned by it, such insurance to be of a character and in or in excess of such amounts as are customarily maintained by companies similarly situated and operating like property or assets (subject to self-insured retentions and deductibles) and will (subject to self-insured retentions and deductibles) maintain or cause to be maintained insurance with respect to employers' and public and product liability risks. The Borrower will within ten
(10) Business Days after the Initial Borrowing Date and on or before March 31st of each calendar year and upon the request of the Agent, furnish a certificate from an officer of the Borrower setting forth the nature and extent of the insurance maintained pursuant to this Section 6.6.

          Section 6.7. Financial Reports and Other Information. (a) The Borrower, its Subsidiaries and any SPVs will maintain a system of accounting in such manner as will enable preparation of financial statements in accordance with GAAP and will furnish to the Lenders and their respective authorized representatives such information about the business and financial condition of the Borrower, its Subsidiaries and any SPVs as any Lender may reasonably request; and, without any request, will furnish to the Agent:

          (i) within sixty (60) days after the end of each of the first three
(3) fiscal quarters of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income and retained earnings and of cash flows for such fiscal quarter and for the portion of the fiscal year ended with the last day of such fiscal quarter, all of which shall be in reasonable detail or in the form filed with the SEC, and certified by the chief financial officer of the Borrower that they fairly present the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated and that they have been prepared in accordance with GAAP, in each case, subject to normal year-end audit adjustments and the omission of any footnotes as permitted by the SEC (delivery to the Agent of a copy of the Borrower's Form 10-Q filed with the SEC (without exhibits) in any event will satisfy the requirements of this subsection subject to Section 6.7(b));

          (ii) within one hundred twenty (120) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year and setting forth consolidated comparative figures as of the end of and for the preceding fiscal year, audited by an independent nationally-recognized accounting firm and in the form filed with the SEC (delivery to the Agent of a copy of the Borrower's Form 10-K filed with the SEC (without exhibits) in any event will satisfy the requirements of this subsection subject to Section 6.7(b));

          (iii) commencing with fiscal year 1997, to the extent actually prepared and approved by the Borrower's board of directors, a projection of Borrower's consolidated balance sheet and consolidated income, retained earnings and cash flows for its current fiscal year showing such projected budget for each fiscal quarter of the Borrower ending during such year; and

          (iv) within ten (10) days after the sending or filing thereof, copies of all financial statements, projections, documents and other communications that the Borrower sends to its stockholders generally or files with the SEC or any similar governmental authority (and is publicly available).

The Agent will forward promptly to the Lenders the information provided by the Borrower pursuant to (i) through (iv) above.

          (b) Each financial statement furnished to the Lenders pursuant to subsections (i) and (ii) of Section 6.7(a) shall be (i) accompanied by additional information setting forth calculations excluding the effects of any SPVs and containing such calculations for any SPVs as reasonably requested by the Agent, and (ii) accompanied by (x) a written certificate signed by the Borrower's chief financial officer (or other financial officer of the Borrower), in his or her capacity as such, to the effect that no Default or Event of Default then exists or, if any such Default or Event of Default exists as of the date of such certificate, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same, and (y) a Compliance Certificate in the form of Exhibit 6.7 showing the Borrower's compliance with certain of the covenants set forth herein. Together with the financial statements required pursuant to subsections (i) and
(ii) of Section 6.7(a), the Borrower shall furnish to the Lenders a certificate of the chief financial officer of the Borrower reporting all Transfers of assets effected by the Borrower and its Subsidiaries during the fiscal year covered by such financial statements which were other than in the ordinary course of business and involved asset net book values in excess of $250,000 in any single transaction or related series of transactions, including the net book value of such assets and the amounts received by the Borrower and its Subsidiaries with respect to such Transfers, and such other information regarding such transactions as the Agent may reasonably request.

          (c) Promptly upon receipt thereof, the Borrower will provide the Agent with a copy of each report or "management letter" submitted to the Borrower, any of its Material Subsidiaries or any SPVs by its independent accountants or auditors in connection with any annual, interim or special audit made by them of the books and records of the Borrower, any of its Material Subsidiaries or any SPVs.

          (d) Promptly after any officer of the Borrower obtains knowledge of any of the following, the Borrower will provide the Agent with written notice in reasonable detail of:

          (i) any pending or threatened material Environmental Claim against the Borrower, any of its Subsidiaries or any SPV or any property owned or operated by the Borrower, any of its Subsidiaries or any SPV;

          (ii) any condition or occurrence on any property owned or operated by the Borrower, any of its Subsidiaries or any SPV that results in material noncompliance by the Borrower, any of its Subsidiaries or any SPV with any Environmental Law; and

          (iii) the taking of any material remedial action in response to the actual or alleged presence of any Hazardous Material on any property owned or operated by the Borrower, any of its Subsidiaries or any SPV other than in the ordinary course of business.

          (e) The Borrower will promptly, and in any event within five (5) Days, after an officer of the Borrower has knowledge thereof, give written notice to the Agent of (who will in turn provide notice to the Lenders of): (i) the occurrence of any Default or Event of Default; (ii) any litigation or governmental proceeding of the type described in Section 5.4; (iii) any circumstance that has had or reasonably threatens a Material Adverse Effect;
(iv) the occurrence of any event which has resulted in a breach of, or is likely to result in a breach of, Sections 6.23, 6.24 or 6.25; and (v) any notice received by it, any Subsidiary or any SPV from the holder(s) of Indebtedness of the Borrower, any Subsidiary or any SPV in an amount which, in the aggregate, exceeds $5,000,000, where such notice states or claims the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness.

          Section 6.8. Lender Inspection Rights. Upon reasonable notice from the Agent or any Lender, the Borrower will permit the Agent or any Lender (and such Persons as the Agent or such Lender may reasonably designate) during normal business hours at such entity's sole expense unless a Default or Event of Default shall have occurred and be continuing, in which event at the Borrower's expense, to visit and inspect any of the properties of the Borrower, any of its Subsidiaries or any SPV, to examine all of their books and records, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Borrower authorizes such accountants to discuss with the Agent and any Lender (and such Persons as the Agent or such Lender may reasonably designate) the affairs, finances and accounts of the Borrower, its Subsidiaries and any SPVs), all as often, and to such extent, as may be reasonably requested. The chief financial officer of the Borrower and/or his or her designee shall be afforded the opportunity to be present at any meeting of the Agent or the Lenders and such accountants. The Agent agrees to use reasonable efforts to minimize, to the extent practicable, the number of separate requests from the Lenders to exercise their rights under this Section 6.8 and/or Section 6.7 and to coordinate the exercise by the Lenders of such rights.

          Section 6.9. Conduct of Business. Except as expressly permitted herein, the Borrower, its Subsidiaries and any SPVs will not engage in any line of business other than the (i) contract drilling business, (ii) any hydrocarbon exploration services or hydrocarbon development services business, (iii) on and after the Exchange Offer Consummation Date, any then existing business of Transocean or any of its Subsidiaries or (iv) any related business (each a "Permitted Business").

          Section 6.10. Interest Rate Protection. The Borrower will no later than six (6) months following the Initial Borrowing Date enter into one or more Interest Rate Protection Agreements providing the Borrower protection against increases in interest rates on at least fifty percent (50%) of the outstanding principal balance of the Term Loans and maintain such protection for a period of not less than two (2) years. If the Agent or a Lender is the counterparty to an Interest Rate Protection Agreement, any obligations of the Borrower thereunder shall be secured pari passu by the Collateral; provided that when no Notes, Reimbursement Obligations and Commitments are outstanding hereunder and no other Obligation is due and payable hereunder, any Collateral for any such Interest Rate Protection Agreements shall be released.

          Section 6.11. New Subsidiaries. The Borrower shall cause any direct domestic Subsidiary of the Borrower (i) which Subsidiary is formed or acquired after the Effective Date and which is a Material Subsidiary, or (ii) which Subsidiary becomes a Material Subsidiary after the Effective Date, to become a Guarantor with respect to, and jointly and severally liable with all other Guarantors for, all the obligations under this Agreement and the Notes within thirty (30) days following such formation or acquisition pursuant to a Subsidiary Guaranty substantially in the form of Exhibit 4.1C. The Borrower shall pledge all of the capital stock owned by it of, but in no event more than 65% (based on total combined voting power of all classes of stock entitled to vote) of the outstanding voting capital stock of, any direct foreign Subsidiary of the Borrower which is formed or acquired after the Effective Date and which is a Material Subsidiary or which becomes a Material Subsidiary after the Effective Date pursuant to a Stock Pledge Agreement substantially in the form of
Exhibit 4.1A, and any certificates representing such stock, together with undated stock powers duly executed in blank, or such other documentation, as necessary to perfect the pledge of such stock shall be delivered to the Agent within thirty (30) days following such formation or acquisition. In the event any Subsidiary whose stock is pledged by the Borrower is sold or otherwise disposed of in accordance with Section 6.19, the Collateral Agent shall release such stock from the Lien of the relevant Stock Pledge Agreement. In the event any Subsidiary which is a Guarantor is sold or otherwise disposed of in accordance with Section 6.19, upon the request of the Borrower, the Agent and the Lenders shall execute and deliver to such Person an instrument acknowledging the termination of the Subsidiary Guaranty of such Person.

          Section 6.12. Limitation on Certain Restrictions on Subsidiaries; Dividends; Negative Pledges. (a) The Borrower and its Subsidiaries will not, directly or indirectly, create or otherwise permit to exist or become effective any contractual restriction on the ability of any Subsidiaries of the Borrower to (i) pay dividends or make any other distributions on its capital stock, or any other interest or participation in its profits, owned by the Borrower or pay any Indebtedness owed to the Borrower, or (ii) make loans or advances to the Borrower, except for (1) restrictions existing under or by reason of applicable law or this Agreement and the other Credit Documents or the Note Purchase Agreements or any modifications thereof containing provisions no more onerous than in this Agreement, (2) agreements as to formalities required to declare or make a dividend or distribution or that require retention of reasonable cash reserves for working capital purposes, (3) with respect to any particular Subsidiary, any such restriction contained in any agreement for the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary or of any other Subsidiary that directly or indirectly controls such Subsidiary or providing for obligations of the nature described in the definition of the term "Non-recourse Debt," (4) prior to the Exchange Offer Consummation Date, any such restriction contained in the SODI Credit Facility, and (5) any restrictions (not otherwise permitted above) existing in connection with any Person acquired by, or merged with or into, the Borrower or any Subsidiary of the Borrower after the Effective Date, in which case the Borrower shall either promptly cause the removal or release of any such restrictions not otherwise permitted above or not advance the proceeds of any Loan to the relevant Subsidiary even if otherwise permitted by this Agreement.

          (b) The Borrower may only redeem, purchase or otherwise acquire any shares of its capital stock if capital stock of the Borrower is purchased (or the purchase thereof funded) (i) for any Code Section 401(K) plan, Code Section 423 plan or Plan or Foreign Plan of the Borrower or any of its Subsidiaries, or
(ii) so long as the Consolidated Net Worth (after giving effect to such redemption, purchase or acquisition) is at least equal to the minimum Consolidated Net Worth then required under Section 6.25 plus $100,000,000; in each case so long as no Default or Event of Default shall have occurred and be continuing or would occur as a result of such redemption, purchase or acquisition. The Borrower shall not, and will not permit any Subsidiary to, make any deposit for any purpose prohibited by this Section 6.12(b). Nothing in this
Section 6.12(b) shall (i) prohibit the redemption, purchase or acquisition of capital stock of the Borrower within sixty (60) days after the commitment to effect such redemption, purchase or acquisition is made, if at the date such commitment is made, such redemption, purchase or acquisition would have complied with this Section 6.12(b), (ii) prohibit the making of any deposit for any redemption, purchase or acquisition of capital stock of the Borrower, if at the date such deposit is made such redemption, purchase or acquisition would have complied with this Section 6.12(b), or (iii) prohibit the payment of cash in lieu of fractional shares.

          (c) The Borrower and its Subsidiaries shall not enter into any agreement expressly and directly (i) prohibiting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or (ii) prohibiting or restricting the ability of the Borrower or any Subsidiary of the Borrower from amending or otherwise modifying this Agreement or any other Credit Document, except that the Borrower or any Subsidiary of the Borrower may do so (x) in connection with (1) the creation, incurrence or assumption of any Lien permitted to exist pursuant to Section 6.14, (2) the incurrence or assumption of any Indebtedness or letters of credit permitted to exist pursuant to Section 6.15 or of any Non-recourse Debt or (3) a transaction or proposed transaction pursuant to which the Term Loans would be prepaid in like amount, (y) with respect to any particular property or asset (or the revenues associated therewith), in connection with any permitted transaction involving such property or asset (including, without limitation, prohibitions in agreements on the assignment or granting of a Lien thereon) or the Subsidiary of the Borrower owning such property or asset, or (z) any modification of the Note Purchase Agreements containing provisions no more onerous than in this Agreement.

          Section 6.13. Restrictions on Fundamental Changes. Neither the Borrower nor any of its Subsidiaries shall be a party to any merger into or consolidation with, or purchase or otherwise acquire all or substantially all of the assets or stock of any other Person, or sell all or substantially all of its assets or stock except:

          (a) the Exchange Offer, any subsequent acquisition of the stock of Transocean, and any transfer of stock in Transocean by the Borrower to NSub;

          (b) the Borrower or any of its Subsidiaries may form new Subsidiaries;

          (c) the Borrower or any of its Subsidiaries may merge into, or consolidate with, or purchase or otherwise acquire all or substantially all of the assets or stock of any other Person if upon the consummation of any such merger, consolidation, purchase or acquisition, (i) the Borrower or such Subsidiary is the surviving corporation to any such merger or consolidation (or the other Person is, or will thereby become, a Subsidiary of the Borrower), (ii) the Borrower or any such Subsidiary complies with Sections 6.11 and 6.12 to the extent applicable and (iii) no Event of Default shall have occurred and be continuing or would otherwise be existing as a result of such merger, consolidation, purchase or acquisition;

          (d) the Borrower may purchase or otherwise acquire all or substantially all of the stock or assets of, or otherwise acquire by merger or consolidation, any Subsidiary; and any of the Borrower's Subsidiaries may merge into, or consolidate with, or purchase or otherwise acquire all or substantially all of the assets or stock of or sell all or substantially all of their assets or stock to, any other Subsidiary of the Borrower (or to a Person who will contemporaneously therewith become a Subsidiary of the Borrower) and the Borrower may sell all or substantially all of the stock of any Subsidiary of the Borrower to any other Subsidiary of the Borrower (or to a Person who will contemporaneously therewith become a Subsidiary of the Borrower), so long as (i) Sections 6.11 and 6.12 are complied with to the extent applicable and (ii) no Default or Event of Default shall have occurred and be continuing or would otherwise be existing after or result from such merger, consolidation, purchase or acquisition;

          (e) any Transfer (including any Transfer of the stock of a Subsidiary of the Borrower) permitted under Section 6.19, and any merger or consolidation involving any Subsidiary of the Borrower which, if treated as a Transfer of the assets of such Subsidiary, would be permitted under Section 6.19; and

          (f) the Borrower and its Subsidiaries may issue additional capital stock or ownership interests so long as there is no scheduled mandatory redemption or scheduled liquidating distribution of any such stock or interest before the Maturity Date. The Borrower shall not take any action which will result in a decrease in the percentage of the outstanding shares of capital stock which it owns in NSub or any other direct Material Subsidiary, and will not permit NSub to take any action which will result in a decrease in the percentage of the outstanding shares of capital stock which NSub owns in Transocean. The Borrower or any Subsidiary of the Borrower may decrease its ownership percentage of any other Material Subsidiary (i) so long as (x) the Borrower, directly or indirectly, maintains an ownership interest of at least fifty-one percent (51%) and has voting control of the Board of Directors or similar governing body in such Material Subsidiary or (y) its entire ownership interest in such Material Subsidiary is transferred pursuant to the terms hereof, or (ii) in connection with any dissolution of such Material Subsidiary permitted by Section 6.1 or any other transaction expressly permitted herein.

          Section 6.14. Liens. The Borrower and its Subsidiaries shall not create, incur, assume or suffer to exist any Lien of any kind on any property or asset of any kind of the Borrower or any Subsidiary, except the following (collectively, the "Permitted Liens"):

          (a) Liens arising in the ordinary course of business by operation of law, deposits, pledges or other Liens in connection with workers' compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, public or statutory obligations or other similar charges, good faith deposits, pledges or other Liens in connection with (or to obtain letters of credit in connection with) bids, performance, return-of-money or payment bonds, contracts or leases to which the Borrower or its Subsidiaries are parties or other deposits required to be made in the ordinary course of business; provided that in each case the obligation secured is not for Indebtedness for borrowed money and is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

          (b) mechanics', workmen's, materialmen's, landlords', carriers' or other similar Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) related to obligations not overdue for more than thirty (30) days if such Liens arise with respect to domestic assets and for more than ninety (90) days if such Liens arise with respect to foreign assets, or, if so overdue, that are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

          (c) Liens for Taxes not more than ninety (90) days past due or which can thereafter be paid without penalty or which are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

          (d) Liens imposed by ERISA (or comparable foreign laws) which are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

          (e) Liens arising out of judgments or awards against the Borrower or any of its Subsidiaries, or in connection with surety or appeal bonds or the like in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or for which the Borrower or such Subsidiary shall be prosecuting on appeal or proceeding for review, and for which it shall have obtained (within thirty (30) days with respect to a judgment or award rendered in the United States or within sixty (60) days with respect to a judgment or award rendered in a foreign jurisdiction after entry of such judgment or award or expiration of any previous such stay, as applicable) a stay of execution or the like pending such appeal or proceeding for review; provided, that the aggregate amount of uninsured or underinsured liabilities (including interest, costs, fees and penalties, if any) of the Borrower and its Subsidiaries secured by such Liens shall not exceed $15,000,000 at any one time outstanding;

          (f) Liens securing Indebtedness permitted by Section 6.15(d) or (e) (or on repairs, renewals, replacements, additions, accessions and betterments thereto);

          (g) (i) Liens on assets and interests acquired after the Effective Date, and Liens on the Amaranti and the Discoverer Enterprise, in each case so long as such Liens secure "Non-recourse Debt", and (ii) Liens on the stock or assets of SPVs;

          (h) Liens on property existing at the time such property is acquired by the Borrower or any Subsidiary of the Borrower and not created in contemplation of such acquisition (or on repairs, renewals, replacements, additions, accessions and betterments thereto) and Liens on the assets of any Person at the time such Person becomes a Subsidiary of the Borrower and not created in contemplation of such Person becoming a Subsidiary of the Borrower (or on repairs, renewals, replacements, additions, accessions and betterments thereto), provided that the aggregate amount of Indebtedness secured by all such Liens does not exceed $30,000,000 at any one time outstanding;

          (i) Liens existing on the date hereof and listed on Schedule 6.14;

          (j) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing subsections (a) through (i), provided, however, that the principal amount of Indebtedness secured thereby does not exceed the principal amount secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement is limited to the property already subject to the Lien so extended, renewed or replaced;

          (k) rights reserved to or vested in any municipality or governmental, statutory or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the property of a Person;

          (l) rights reserved to or vested in any municipality or governmental, statutory or public authority to control, regulate or use any property of a Person;

          (m) rights of a common owner of any interest in property held by a Person and such common owner as tenants in common or through other common ownership;

          (n) encumbrances (other than to secure the payment of Indebtedness), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any property or rights-of-way of a Person for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines, removal of gas, oil, coal, metals, steam, minerals, timber or other natural resources, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities or equipment, or defects, irregularity and deficiencies in title of any property or rights-of-way;

          (o) zoning, planning and environmental laws and ordinances and municipal regulations;

          (p) financing statements filed by lessors of property (but only with respect to the property so leased);

          (q) Liens created by the Security Documents;

          (r) Liens on properties or assets, such as (without limitation) contracts and books and records, directly relating to any properties or assets subject to a Lien otherwise permitted by this Section 6.14;

          (s) Liens on rents, revenues and other income associated with, or other proceeds of, any properties or assets subject to a Lien permitted under this Section 6.14;

          (t) Liens to secure the SODI Credit Facility or the Transocean Credit Facility until such time as the Indebtedness thereunder is required to be paid pursuant to the terms hereof;

          (u) Liens on up to $4,900,000 in cash (or any investments thereof) to secure performance by Transocean and/or its Subsidiaries of their obligations in respect of the Bank Guarantee (as defined in the Transocean Credit Facility);

          (v) Liens on cash in an aggregate amount no greater than the aggregate cash purchase price offered for the shares of Transocean stock in the Mandatory Bid (together with interest thereon as required under Norwegian law or by the Oslo Stock Exchange), deposited with the bank issuing any Mandatory Bid Bank Guarantee or any other reasonably necessary Person for the purpose of discharging the Borrower's obligations under the Mandatory Bid (or any investments thereof); and

          (w) Liens (not otherwise permitted by this Section 6.14) on property securing Indebtedness (or other obligations) aggregating at any time outstanding no greater than $5,000,000.

          Section 6.15. Indebtedness. The Borrower and its Subsidiaries shall not incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness under the Credit Documents;

          (b) (i) existing Indebtedness outstanding on the Effective Date and listed on Schedule 5.21, and any subsequent extensions, renewals or refinancings thereof so long as such Indebtedness is not increased in amount, the maturity date thereof (if prior to the Maturity Date) is not made earlier in time, the interest rate per annum applicable thereto is not increased, any amortization of principal thereunder prior to the Maturity Date is not shortened and the payments thereunder are not increased; and (ii) through the Initial Borrowing Date, any Indebtedness under the SODI Credit Facility;

          (c) Indebtedness incurred, assumed or existing in connection with the Liens permitted by Section 6.14;

          (d) Capitalized Lease Obligations;

          (e) Indebtedness incurred for the purpose of financing or refinancing all or any part of the purchase price of, or the cost of acquisition, construction or improvement of, assets acquired, constructed or improved after the date hereof (it being understood and agreed that the "cost of acquisition, construction or improvement" may include, without limitation, interest (and other financing fees and expenses) incurred during the period of acquisition, construction or improvement);

          (f) unsecured intercompany loans and advances to the Borrower or its Subsidiaries, and unsecured intercompany loans and advances from any of such Subsidiaries to the Borrower or any other Subsidiaries of the Borrower;

          (g) Indebtedness under any Interest Rate Protection Agreements entered into to protect the Borrower against fluctuations in interest rates and not for speculative purposes;

          (h) Indebtedness under unsecured foreign exchange futures agreements, arrangements or options designed to protect against fluctuations in currency exchange rates from time to time entered into not for speculative purposes;

          (i) Indebtedness not otherwise permitted by this Section 6.15 under overdraft lines of credit or for working capital purposes in foreign countries with financial institutions on terms no more favorable to the lenders thereunder than under this Agreement, and Indebtedness arising from the honoring by a bank or other Person of a check, draft or similar instrument inadvertently drawing against insufficient funds, not to exceed $35,000,000 in the aggregate at any time outstanding, provided that amounts under overdraft lines of credit or outstanding as a result of drawings against insufficient funds shall be outstanding for one (1) Business Day before being included in such aggregate amount;

          (j) unsecured Indebtedness subordinated in payment to the Obligations in an aggregate amount of up to $200,000,000 at any time outstanding with a maturity after the Maturity Date, with no scheduled principal payments until after the Maturity Date, containing covenants no more restrictive than the covenants contained in this Agreement, containing a standstill period of at least one hundred twenty (120) days after notice to the Agent before the lenders can accelerate the Indebtedness thereunder and containing subordination provisions reasonably acceptable to the Agent;

          (k) Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Borrower or is merged with or into the Borrower or any Subsidiary of the Borrower and not incurred in contemplation of such transaction, provided that all such Indebtedness does not exceed $30,000,000 in the aggregate at any one time outstanding;

          (l) Indebtedness of the nature described in the last sentence of the definition of the term "Indebtedness";

          (m) Indebtedness under Performance Guaranties and Performance Letters of Credit;

          (n) obligations in respect of letters of credit issued in the ordinary course of business of the Borrower or any of its Subsidiaries;

          (o) existing Indebtedness of Transocean and/or its Subsidiaries to Nissho Iwai in connection with the financing of the Ross Rig and in connection with the Bank Guarantee (as defined in the Transocean Credit Facility);

          (p) Indebtedness in connection with any Mandatory Bid Bank Guarantee;

          (q) Indebtedness under the Transocean Credit Facility until eleven
(11) days after the Initial Borrowing Date; and

          (r) any Guaranty by the Borrower or any Guarantor of any Indebtedness of the Borrower or any Subsidiary of the Borrower otherwise permitted under this
Section 6.15.

          Section 6.16. Use of Property and Facilities; Environmental Laws. The Borrower and its Subsidiaries shall comply in all material respects with all Environmental Laws applicable to or affecting the properties or business operations of the Borrower or any Subsidiary of the Borrower, where the failure to comply is reasonably likely to have a Material Adverse Effect.

          Section 6.17. Advances, Investments and Loans. The Borrower and its Subsidiaries shall not lend money or make advances to any Person, or purchase or acquire any stock, indebtedness, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person (any of the foregoing, an "Investment") except:

          (a) Investments in Cash Equivalents and deposit accounts;

          (b) receivables owing to the Borrower or a Subsidiary of the Borrower created or acquired in the ordinary course of business and payable on customary trade terms of the Borrower or such Subsidiary;

          (c) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (d) Interest Rate Protection Agreements and foreign exchange futures agreements, arrangements or options entered into in compliance with Section 6.15(g) or 6.15(h);

          (e) deposits and progress payments made in the ordinary course of business;

          (f) any Investment by the Borrower or any Subsidiary of the Borrower in the Borrower, any Subsidiary of the Borrower or any Person that, upon such Investment, will become a Subsidiary of the Borrower or will be merged with or into the Borrower or any Subsidiary of the Borrower and any Guaranties with respect thereto except as expressly restricted hereunder;

          (g) as permitted by Section 6.12 or 6.13;

          (h) Investments of substantially equivalent quality to those referred to in subsections (i), (ii), and (iii) of the definition of Cash Equivalents denominated in a currency other than Dollars, provided that the aggregate net book value of all such investments under this Section 6.17(h) shall not exceed an amount equal to five percent (5%) of Consolidated Tangible Assets at any time outstanding;

          (i) Investments existing on the Effective Date and referred to on
Schedule 6.17;

          (j) travel, relocation, sales commission and other advances to, and loans to, officers and employees incurred or made in the ordinary course of business;

          (k) Investments in another Person received in connection with the disposition of assets by the Borrower or any Subsidiary of the Borrower not prohibited herein;

          (l) to the extent (if any) constituting Investments, obligations of other Persons to the Borrower or any of its Subsidiaries in respect of the existence or performance of Performance Guaranties, Performance Letters of Credit (or related reimbursement obligations) or Indebtedness described in
Section 6.15(l);

          (m) Investments in SPVs and other Persons, including, without limitation, by means of advances or loans to another Person who has a direct or indirect investment in a Subsidiary of the Borrower or a SPV, provided that (i) such SPV or such other Person is engaged in a Permitted Business, and (ii) an investment shall not be permitted under this Section 6.17(m) if at the time it is made and after giving effect thereto the aggregate net book value of all such Investments under this Section 6.17(m) shall exceed twenty-five percent (25%) of Consolidated Tangible Assets determined at such time; and (iii) no drillships, offshore mobile drilling units or offshore drilling rigs now owned by the Borrower or any of its Subsidiaries (or from and after the Exchange Offer Consummation Date, Transocean or any of its Subsidiaries) are transferred to any such entity pursuant to this Section 6.17(m) (excluding the Amaranti and the Discoverer Enterprise);

          (n) temporary Investments of cash not otherwise permitted above to the extent the same is being held to fund reasonably anticipated working capital needs, not to exceed the equivalent of $5,000,000 in the aggregate;

          (o) Investments in obligations of a state of the United States of America or any state or other political subdivision thereof given a rating of A or better by S&P or Moody's and maturing within one (1) year from the date of acquisition;

          (p) Investments in any variable-dividend rate preferred stock issued by a closed-ended investment company regulated under the Investment Company Act of 1940, as amended, which invests solely in obligations of any state of the United States of America or any state or other political subdivision thereof given the highest ratings by S&P or Moody's (or the highest rating by another U.S. nationally recognized rating agency) the dividend rate of which preferred stock is reset no less frequently than each thirty (30) days;

          (q) Investments in shares of investment companies regulated under the Investment Company Act of 1940, as amended, provided that such companies invest primarily in investments of the types described in the definition of Cash Equivalents;

          (r) other Investments received by way of dividend, distribution or mandatory exchange or conversion in respect of any of the foregoing;

          (s) consummation of the Exchange Offer; and

          (t) Investments not otherwise permitted by this Section 6.17 having an aggregate net book value at any time outstanding not in excess of $5,000,000.

          Section 6.18. Modifications of Corporate Documents. Neither the Borrower nor any of its Subsidiaries shall amend, modify or change in any way materially adverse to the interests of the Lenders, its certificate or articles of incorporation or by-laws or (in the case of persons other than corporations) other comparable corporate governance documents, it being acknowledged and agreed that the amendments to the Borrower's certificate of incorporation described in the Offer to Purchase do not violate this Section 6.18.

          Section 6.19. Transfers of Assets. The Borrower and its Subsidiaries shall not permit any Transfer of an asset except:

          (a) the Transfer of inventory, equipment and other assets in the ordinary course of business;

          (b) the retirement or replacement of assets in the ordinary course of business;

          (c) the Transfer of any assets among any of the Borrower and its Subsidiaries;

          (d) any Transfer permitted by Section 6.12;

          (e) any Transfer permitted by Section 6.13;

          (f) any Investment permitted by Section 6.17;

          (g) the Liens permitted by Section 6.14;

          (h) sale and leaseback transactions, provided that the aggregate amount that would be reflected as a liability on the balance sheet of the Borrower if such transactions were treated as Capitalized Lease Obligations shall not exceed $35,000,000 at any one time;

          (i) the Transfer of assets that are obsolete, worn out or no longer useful in the business of the Borrower or the relevant Subsidiary of the Borrower, as the case may be;

          (j) the Transfer of any Investment in a SPV or any Person other than a Subsidiary of the Borrower;

         (k) exchanges of assets that are of a like kind and value; and

          (l) the Transfer of any assets not otherwise covered by this Section 6.19, provided that (i) the net book value of such assets shall not exceed in the aggregate $25,000,000 for fiscal year 1996, and (ii) for each fiscal year thereafter, the net book value of such assets shall not exceed five percent (5%) of Total Assets as of the last day of the preceding fiscal year and the annual contribution to EBIT of such assets shall not exceed in the aggregate ten percent (10%) of EBIT for the preceding fiscal year (or, for fiscal year 1997, pro forma EBIT for fiscal year 1996), in each case determined in accordance with GAAP.

          Section 6.20. Transactions with Affiliates. Except as otherwise specifically permitted herein, the Borrower and its Subsidiaries shall not (except pursuant to contracts outstanding as of (i) with respect to the Borrower, the Effective Date or (ii) with respect to any Subsidiary of the Borrower, the Effective Date or, if later, the date such Subsidiary first became a Subsidiary of the Borrower) enter into or engage in any material transaction or arrangement or series of related transactions or arrangements which in the aggregate would be material with any Controlling Affiliate, including without limitation, the purchase from, sale to or exchange of property with, any merger or consolidation with or into, or the rendering of any service by or for, any Controlling Affiliate, except pursuant to the requirements of the Borrower's or such Subsidiary's business and unless such transaction or arrangement or series of related transactions or arrangements, taken as a whole, is fair and equitable to the Borrower or such Subsidiary.

          Section 6.21. Optional Prepayments. Neither the Borrower nor any Subsidiary of the Borrower shall, directly or indirectly, optionally prepay, purchase, redeem, retire, defease or otherwise acquire, or make any optional payment on account of any principal of, interest on, or premium payable in connection with the optional prepayment, redemption or retirement of, any of its Indebtedness (other than Indebtedness to the Borrower or any Subsidiary of the Borrower), or give an optional notice of redemption with respect to any such Indebtedness, in each case if any Default or Event of Default shall have occurred and be continuing hereunder (after giving effect to any such optional payment).

          Section 6.22. Compliance with Laws. Without limiting any of the other covenants of the Borrower in this Section 6, the Borrower and its Subsidiaries shall conduct their business, and otherwise be, in compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities; provided, however, that this Section 6.22 shall not require the Borrower or any Subsidiary of the Borrower to comply with any such law, regulation, ordinance or order if (x) it shall be contesting such law, regulation, ordinance or order in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or (y) the failure to comply therewith is reasonably likely to have a Material Adverse Effect.

          Section 6.23. Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio as of the end of each fiscal quarter of the Borrower, commencing with the first full fiscal quarter ended after the Exchange Offer Consummation Date, to be less than 3:00 to 1:00.

          Section 6.24. Total Funded Debt to Total Capital Ratio. The Borrower will maintain, as of the end of each fiscal quarter of the Borrower, commencing with the first full fiscal quarter ended after the Exchange Offer Consummation Date, a ratio (expressed as a percentage) of Total Funded Debt to Total Capital of (i) no greater than 45% during the period from the first day of such first full fiscal quarter through December 31, 1998, and (ii) at any time from January 1, 1999, until final maturity, no greater than 40%.

          Section 6.25. Minimum Consolidated Net Worth. The Borrower will (i) maintain, for the period from immediately after the Exchange Offer Consummation Date through the consummation of the Mandatory Bid, a minimum Consolidated Net Worth of at least ninety percent (90%) of Consolidated Net Worth as of immediately after the Exchange Offer Consummation Date, and will have a Consolidated Net Worth of at least $1,400,000,000 as of immediately after the consummation of the Mandatory Bid, and (ii) maintain a minimum Consolidated Net Worth, as of the end of each full fiscal quarter of the Borrower after the Exchange Offer Consummation Date, of at least the sum of (x) $1,400,000,000, plus (y) an amount equal to 50% of Consolidated Adjusted Net Income (if positive) for the fiscal quarter ending December 31, 1996, plus (z) an amount equal to the greater of 0 and 50% of fiscal year-to-date Consolidated Adjusted Net Income (if positive) for each fiscal quarter thereafter.

          Section 6.26. SODI Credit Facility and Transocean Credit Facility Releases. The Borrower will provide to the Agent evidence that the promissory notes and all other outstanding Indebtedness under the SODI Credit Facility and the Transocean Credit Facility have been paid in full and evidence that all Liens under the SODI Credit Facility and the Transocean Credit Facility have been released within one (1) day of the Initial Borrowing Date with respect to the SODI Credit Facility and within eleven (11) days of the Initial Borrowing Date with respect to the Transocean Credit Facility.

SECTION 7. EVENTS OF DEFAULT AND REMEDIES.

          Section 7.1. Events of Default. Any one or more of the following shall constitute an Event of Default:

          (a) default by the Borrower in the payment of the principal amount of any Loan, any Reimbursement Obligation, any interest thereon or any fees payable hereunder within two (2) Business Days following the date when due;

          (b) default by the Borrower in the observance or performance of any covenant set forth in Sections 6.12, 6.13, 6.19, 6.21, 6.23, 6.24, 6.25 or 6.26;

          (c) any event of default or default described in a Security Document other than any Events of Default specifically provided in this Section 7.1 shall occur and remain unremedied after any applicable grace period therefor, or if no grace period is provided therein, the applicable grace period for purposes hereof shall be thirty (30) days following notice to the Borrower by the Agent of the occurrence of such event of default or default;

          (d) default by any Credit Party in the observance or performance of any provision hereof or of any other Credit Document not mentioned in (a), (b) or (c) above, which is not remedied within thirty (30) days after notice thereof to the Borrower by the Agent;

          (e) any representation or warranty made or deemed made herein or in any other Credit Document by the Borrower or any Subsidiary proves untrue in any material respect as of the date of the making, or deemed making, thereof;

          (f) default occurs in the payment when due of Indebtedness or default occurs in the payment, after any demand therefor, under a Performance Guaranty, in an aggregate principal amount of $5,000,000 or more when aggregated with any Indebtedness described in Section 7.1(l) which is then in default, of the Borrower or any Subsidiary of the Borrower after any applicable grace period therefor, and such default, if in payment when due of Indebtedness, continues for a period of time sufficient to permit the holder or beneficiary of such Indebtedness, or a trustee therefor, to cause the acceleration of the maturity of any such Indebtedness or any mandatory unscheduled prepayment, purchase, or other early funding thereof;

          (g) the Borrower or any Material Subsidiary (i) has entered involuntarily against it an order for relief under the United States Bankruptcy Code or a comparable action is taken under any bankruptcy or insolvency law of another country or political subdivision of such country, (ii) generally does not pay, or admits its inability generally to pay, its debts as they become due,
(iii) makes a general assignment for the benefit of creditors, (iv) applies for, seeks, consents to, or acquiesces in, the appointment of a receiver, custodian, trustee, liquidator or similar official for it or any substantial part of its property under the Bankruptcy Code or under the bankruptcy or insolvency laws of another country or a political subdivision of such country, (v) institutes any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code or any comparable law, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fails to file an answer or other pleading denying the material allegations of or consents to or acquiesces in any such proceeding filed against it, (vi) makes any board of directors resolution in direct furtherance of any matter described in clauses
(i)-(v) above, or (vii) fails to contest in good faith any appointment or proceeding described in this Section 7.1(g);

          (h) a custodian, receiver, trustee, liquidator or similar official is appointed for the Borrower or any Material Subsidiary or any substantial part of its property under the Bankruptcy Code or under the bankruptcy or insolvency laws of another country or a political subdivision of such country, or a proceeding described in Section 7.1(g)(v) is instituted against the Borrower or any Material Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed and unstayed for a period of sixty (60) days (or one hundred twenty (120) days in the case of any such event occurring outside the United States of America);

          (i) the Borrower or any Subsidiary of the Borrower fails within thirty
(30) days with respect to a judgment or order that is rendered in the United States or sixty (60) days with respect to a judgment or order that is rendered in a foreign jurisdiction (or such earlier date as any execution on such judgment or order shall take place) to vacate, pay, bond or otherwise discharge any judgment or order for the payment of money the uninsured portion of which is in excess of $15,000,000 and which is not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution;

          (j) the Borrower or any Subsidiary of the Borrower fails to pay when due an amount aggregating in excess of $5,000,000 that it is liable to pay to the PBGC or to a Plan under Title IV of ERISA; or a notice of intent to terminate a Plan having Unfunded Vested Liabilities of the Borrower or any of its Subsidiaries in excess of $5,000,000 (a "Material Plan") is filed under Title IV of ERISA; or the PBGC institutes proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding is instituted by a fiduciary of any Material Plan against any Borrower or any Subsidiary to collect any liability under Section 515 or 4219(c)(5) of ERISA, and in each case such proceeding is not dismissed within thirty (30) days thereafter; or a condition exists by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

          (k) any Credit Party or any Person authorized to act on behalf of a Credit Party challenges the validity of any Credit Document or such Credit Party's obligations thereunder in any material respect, or any Credit Document ceases, other than in accordance with its terms, to be valid and binding or ceases, in any material respect, other than in accordance with its terms, to give to the Agent and the Lenders the Liens, rights, and powers purported to be granted in their favor thereby;

          (l) the Borrower or any Subsidiary of the Borrower shall default in any payment under any Interest Rate Protection Agreement or futures agreement permitted pursuant to Section 6.15(g) or (h) when obligated to make such payment, whether by acceleration or otherwise, and such payment default shall continue after any applicable grace period and be in an amount in excess of $5,000,000 when aggregated with all Indebtedness described in Section 7.1(f) which is then in default as described in Section 7.1(f);

          (m) any event of default under any of the Note Purchase Agreements shall occur after any applicable grace period therefor;

          (n) any Person or two or more Persons acting in concert shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing fifty percent (50%) or more of the combined voting power of all outstanding securities of the Borrower entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency; or

          (o) any event of default under any letter of credit or reimbursement agreement by and between the Borrower and the Agent shall occur after any applicable grace period therefor.

          Section 7.2. Non-Bankruptcy Defaults. When any Event of Default (other than those described in subsections (g) or (h) of Section 7.1 with respect to the Borrower) has occurred and is continuing, the Agent shall, by notice to the
Borrower: (a) if so directed by the Majority Lenders, terminate the remaining Commitments to the Borrower hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Majority Lenders, declare the principal of and the accrued interest on all outstanding Notes to be forthwith due and payable and thereupon all outstanding Notes, including both principal and interest thereon, shall be and become immediately due and payable together with all other accrued amounts payable under the Credit Documents without further demand, presentment, protest or notice of any kind, including, but not limited to, notice of intent to accelerate and notice of acceleration, each of which is expressly waived by the Borrower; and (c) if so directed by the Majority Lenders, demand that the Borrower immediately pay to the Agent (to be held by the Agent pursuant to Section 7.4) the full amount then available for drawing under each outstanding Letter of Credit, and the Borrower agrees to immediately make such payment and acknowledges and agrees that the Lenders would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Agent, for the benefit of the Lenders, shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit. The Agent, after giving notice to the Borrower pursuant to Section 7.1(c) or this Section 7.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

          Section 7.3. Bankruptcy Defaults. When any Event of Default described in subsections (g) or (h) of Section 7.1 has occurred and is continuing with respect to the Borrower, then all outstanding Notes shall immediately become due and payable together with all other accrued amounts payable under the Credit Documents without presentment, demand, protest or notice of any kind, each of which is expressly waived by the Borrower; and all obligations of the Lenders to extend further Credit pursuant to any of the terms hereof shall immediately terminate and the Borrower shall immediately pay to the Agent (to be held by the Agent pursuant to Section 7.4) the full amount then available for drawing under all outstanding Letters of Credit, the Borrower acknowledging that the Lenders and the Agent would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Lenders and the Agent shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any of the Letters of Credit.

          Section 7.4. Collateral for Undrawn Letters of Credit. (a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 7.2 or 7.3, the Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Agent as provided in subsection (b) below.

          (b) All amounts prepaid pursuant to subsection (a) above shall be held by the Agent in a separate collateral account (such account, and the credit balances, properties and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the "Collateral Account") as security for, and for application by the Agent (to the extent available) to, the reimbursement of any drawing under any Letter of Credit then or thereafter paid by the Agent, and to the payment of the unpaid balance of any Loans and all other due and unpaid Obligations (collectively, the "Collateralized Obligations"). The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of the Agent, for the benefit of the Agent and the Lenders, as pledgee hereunder. If and when requested by the Borrower, the Agent shall invest and reinvest funds held in the Collateral Account from time to time in Cash Equivalents specified from time to time by the Borrower, provided that the Agent is irrevocably authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to Collateralized Obligations due and owing from the Borrower to the Agent or the Lenders. When and if (A) (i) the Borrower shall have made payment of all Collateralized Obligations then due and payable, (ii) all relevant preference or other disgorgement periods relating to the receipt of such payments have passed, and (iii) no Commitments or Loans remain outstanding and no Reimbursement Obligations or other Obligations remain outstanding and due and payable hereunder, or (B) no Default or Event of Default shall be continuing, the Agent shall repay to the Borrower any remaining amounts and assets held in the Collateral Account, provided that if the Collateral Account is being released pursuant to clause (A) and any Letter of Credit then remains outstanding, the Borrower, prior to or contemporaneously with such release, shall make arrangements with respect to such outstanding Letters of Credit in the manner described in the first sentence of Section 2.14.

          Section 7.5. Notice of Default. The Agent shall give notice to the Borrower under Section 7.1(c) and 7.2 promptly upon being requested to do so by the Majority Lenders and shall thereupon notify all the Lenders thereof.

          Section 7.6. Expenses. The Borrower agrees to pay to the Agent and each Lender all reasonable out-of-pocket expenses incurred or paid by the Agent or such Lender, including reasonable attorneys' fees and court costs, in connection with any Default or Event of Default by the Borrower hereunder or in connection with the enforcement of any of the Credit Documents.

          Section 7.7. Distribution and Application of Proceeds. Subject to the Intercreditor Agreement, after the occurrence of and during the continuance of an Event of Default, any payment to the Agent or any Lender hereunder or under any Guaranty or from the proceeds of any Collateral, the Collateral Account or otherwise shall be paid to the Agent to be distributed and applied as follows (unless otherwise agreed by the Borrower, the Agent and all Lenders):

          (a) First, to the payment of any and all reasonable out-of-pocket costs and expenses of the Agent and the Collateral Agent, including without limitation reasonable attorneys' fees and out-of-pocket costs and expenses, as provided by this Agreement or by any other Credit Document, incurred in connection with the collection of such payment or in respect of the enforcement of any rights of the Agent, the Collateral Agent or the Lenders under this Agreement or any other Credit Document;

          (b) Second, to the payment of any and all reasonable out-of-pocket costs and expenses of the Lenders, including, without limitation reasonable attorneys' fees and out-of-pocket costs and expenses, as provided by this Agreement or by any other Credit Document, incurred in connection with the collection of such payment or in respect of the enforcement of any rights of the Lenders under this Agreement or any other Credit Document; pro rata in the proportion in which the amount of such costs and expenses unpaid to each Lender bears to the aggregate amount of the costs and expenses unpaid to all Lenders collectively, until all such fees, costs and expenses have been paid in full;

          (c) Third, to the payment of any due and unpaid fees to the Agent or any Lender as provided by this Agreement or any other Credit Document, pro rata in the proportion in which the amount of such fees due and unpaid to the Agent and each Lender bears to the aggregate amount of the fees due and unpaid to the Agent and all Lenders collectively, until all such fees have been paid in full;

          (d) Fourth, to the payment of accrued and unpaid interest on the Notes or the Reimbursement Obligations to the date of such application, pro rata in the proportion in which the amount of such interest, accrued and unpaid to each Lender bears to the aggregate amount of such interest accrued and unpaid to all Lenders collectively, until all such accrued and unpaid interest has been paid in full;

          (e) Fifth, to the payment of the outstanding due and payable principal amount of each of the Notes and the amount of the outstanding Reimbursement Obligations (reserving cash collateral for all undrawn face amounts of any outstanding Letters of Credit (if Section 7.4(a) has not been complied with)), pro rata in the proportion in which the outstanding principal amount of such Notes and the amount of such outstanding Reimbursement Obligations owing to each Lender, together (if Section 7.4(a) has not been complied with) with the undrawn face amounts of such outstanding Letters of Credit, bears to the aggregate amount of all outstanding Notes, outstanding Reimbursement Obligations and (if
Section 7.4(a) has not been complied with) the undrawn face amounts of all outstanding Letters of Credit. In the event that any such Letters of Credit, or any portions thereof, expire without being drawn, any cash collateral therefor shall be distributed by the Agent until the principal amount of all Notes and Reimbursement Obligations shall have been paid in full;

          (f) Sixth, to the payment of any other outstanding Obligations then due and payable, pro rata in the proportion in which the outstanding Obligations owing to each Lender bears to the aggregate amount of such Obligations until all such Obligations have been paid in full; and

          (g) Seventh, to the Borrower or as the Borrower may direct.

SECTION 8. CHANGE IN CIRCUMSTANCES.

          Section 8.1. Change of Law. (a) Notwithstanding any other provisions of this Agreement or any Note, if at any time any change, after the date hereof (or, if later, after the date the Agent, any Documentation Agent, any Co-Agent or a Lender becomes the Agent, a Documentation Agent, a Co-Agent or a Lender), in applicable law or regulation or in the interpretation thereof makes it unlawful for any Lender to make or continue to maintain Eurodollar Loans, such Lender shall promptly give written notice thereof and of the basis therefor in reasonable detail to the Borrower and such Lender's obligations to fund Loans in Pounds or Kroner, or make, continue or convert Loans into Eurodollar Loans under this Agreement shall thereupon be suspended until it is no longer unlawful for such Lender to make or maintain Eurodollar Loans.

         (b) Upon the giving of the notice to Borrower referred to in subsection (a) above, (i) any outstanding Eurodollar Loan of such Lender shall be automatically converted to a Base Rate Loan in Dollars on the last day of the Interest Period then applicable thereto or on such earlier date as required by law, and (ii) such Lender shall make an advance as part of any requested Borrowing of Eurodollar Loans as a Base Rate Loan, which Base Rate Loan shall, for all other purposes, be considered part of such Borrowing.

          (c) Any Lender that has given any notice pursuant to Section 8.1(a) shall, upon determining that it would no longer be unlawful for it to make Eurodollar Loans, give prompt written notice thereof to the Borrower and the Agent, and upon giving such notice, its obligation to make, allow conversions into and maintain Eurodollar Loans shall be reinstated.

          Section 8.2. Unavailability of Deposits or Inability to Ascertain LIBOR Rate. If on or before the first day of any Interest Period for any Borrowing of Eurodollar Loans the Agent determines in good faith (after consultation with the other Lenders) that, due to changes in circumstances since the date hereof, adequate and fair means do not exist for determining the Adjusted LIBOR Rate or such rate will not accurately reflect the cost to the Majority Lenders of funding Eurodollar Loans for such Interest Period, the Agent shall give written notice (in reasonable detail) of such determination and of the basis therefor to the Borrower and the Lenders, whereupon until the Agent notifies the Borrower and Lenders that the circumstances giving rise to such suspension no longer exist (which the Agent shall do promptly after they do not exist), (i) the obligations of the Lenders to fund Loans in Pounds or Kroner, or make, continue or convert Loans into Eurodollar Loans, or to convert Base Rate Loans into Eurodollar Loans, shall be suspended and (ii) each Eurodollar Loan will automatically on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan in Dollars.

          Section 8.3. Increased Cost and Reduced Return. (a) If, on or after the date hereof, the adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office), including the Agent in its capacity as the issuer of Letters of Credit, with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency exercising control over banks or financial institutions generally issued after the date hereof (or, if later, after the date the Agent, a Documentation Agent, a Co-Agent or Lender becomes the Agent, a Documentation Agent, a Co-Agent or Lender):

         (i) subjects any Lender (or its Lending Office) to any tax, duty or other charge related to any Eurodollar Loan, Letter of Credit or Reimbursement Obligation, or its participation in any thereof, or its obligation to advance or maintain Eurodollar Loans, issue Letters of Credit or to participate therein, or shall change the basis of taxation of payments to any Lender (or its Lending Office) of the principal of or interest on its Eurodollar Loans, Letters of Credit, or participations therein, or any other amounts due under this Agreement related to its Eurodollar Loans, Letters of Credit, Reimbursement Obligations or participations therein, or its obligation to make Eurodollar Loans, issue Letters of Credit, or acquire participations therein (except for changes with respect to income or franchise taxes excluded from indemnification pursuant to
Section 3.3); or

          (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding for any Eurodollar Loan any such requirement included in an applicable Eurodollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Office) or imposes on any Lender (or its Lending Office) or on the interbank market any other condition affecting its Eurodollar Loans, its Letters of Credit, any Reimbursement Obligation owed to it, or its participation in any thereof, or its obligation to advance or maintain Eurodollar Loans, issue Letters of Credit or participate in any thereof;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of advancing or maintaining any Eurodollar Loan, issuing or maintaining a Letter of Credit or participating therein, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) in connection therewith under this Agreement or its Note(s), by an amount deemed by such Lender to be material, then, subject to Section 8.3(c), from time to time, within thirty (30) days after receipt of a certificate from such Lender (with a copy to the Agent) pursuant to subsection (c) below setting forth in reasonable detail such determination and the basis thereof, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

          (b) If, after the date hereof, the Agent or any Lender shall have reasonably determined that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital adequacy rules heretofore adopted and issued by any governmental authority), or any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Agent or any Lender (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital, or on the capital of any corporation controlling such Lender, as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or its controlling corporation's policies with respect to capital adequacy in effect immediately before such adoption, change or compliance) by an amount reasonably deemed by such Lender to be material, then, subject to Section 8.3(c), from time to time, within thirty (30) days after its receipt of a certificate from such Lender (with a copy to the Agent) pursuant to subsection
(c) below setting forth in reasonable detail such determination and the basis thereof, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction or the Borrower may prepay all Eurodollar Loans of such Lender.

          (c) The Agent and each Lender that determines to seek compensation under this Section 8.3 shall give written notice to the Borrower and, in the case of a Lender other than the Agent, the Agent of the circumstances that entitle the Agent or such Lender to such compensation no later than ninety (90) days after such Lender receives actual notice or obtains actual knowledge of the law, rule, order or interpretation or occurrence of another event giving rise to a claim hereunder. In any event the Borrower shall not have any obligation to pay any amount with respect to claims accruing prior to the ninetieth day preceding such written demand. The Agent and each Lender shall use reasonable efforts to avoid the need for, or reduce the amount of, such compensation and any payment under
Section 3.3, including, without limitation, the designation of a different Lending Office, if such action or designation will not, in the sole judgment of the Agent or such Lender made in good faith, be otherwise disadvantageous to it; provided that the foregoing shall not in any way affect the rights of any Lender or the obligations of the Borrower under this Section 8.3, and provided further that no Lender shall be obligated to make its Eurodollar Loans hereunder at any office located in the United States of America. A certificate of the Agent or any Lender, as applicable, claiming compensation under this Section 8.3 and setting forth the additional amount or amounts to be paid to it hereunder and accompanied by a statement prepared by the Agent or such Lender, as applicable, describing in reasonable detail the calculations thereof shall be rebuttable presumptive evidence thereof in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

          Section 8.4. Lending Offices. The Agent and each Lender may, at its option, elect to make its Loans hereunder at the Lending Office for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Agent, provided that, except that in the case of any such transfer to another of its branches, offices or affiliates made at the request of the Borrower, the Borrower shall not be responsible for the costs arising under Section 3.3 or 8.3 resulting from any such transfer to the extent not otherwise applicable to such Lender prior to such transfer.

          Section 8.5. Discretion of Lender as to Manner of Funding. Subject to the other provisions of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit.

          Section 8.6. Substitution of Lender. If (a) any Lender has demanded compensation or given notice of its intention to demand compensation under
Section 8.3, (b) the Borrower is required to pay any additional amount to any Lender under Section 2.13, (c) any Lender is unable to submit any form or certificate required under Section 3.3(b) or withdraws or cancels any previously submitted form with no substitution therefor, (d) any Lender gives notice of any change in law or regulations, or in the interpretation thereof, pursuant to
Section 8.1, (e) any Lender has been declared insolvent or a receiver or conservator has been appointed for a material portion of its assets, business or properties or (f) any Lender shall seek to avoid its obligation to make Loans hereunder for any reason, including, without limitation, reliance upon 12 U.S.C.
(S) 1821(e) or (n) (1) (B), (g) any taxes referred to in Section 3.3 have been levied or imposed (or the Borrower determines in good faith that there is a substantial likelihood that such taxes will be levied or imposed) so as to require withholding or deductions by the Borrower or payment by the Borrower of additional amounts to any Lender, or other reimbursement or indemnification of any Lender, as a result thereof, (h) any Lender shall decline to consent to a modification or waiver of the terms of this Agreement or any other Credit Documents requested by the Borrower, or (i) any Lender gives notice pursuant to
Section 2.2(a)(ii) that the issuance of a Letter of Credit would violate any legal or regulatory restriction then applicable to such Lender, then and in such event, upon request from the Borrower delivered to such Lender and the Agent, such Lender shall assign, in accordance with the provisions of Section 10.10 and an appropriately completed Assignment Agreement, all of its rights and obligations under the Credit Documents to another Lender or a commercial banking institution selected by the Borrower and (in the case of a commercial banking institution) reasonably satisfactory to the Agent, in consideration for the payments set forth in such Assignment Agreement and payment by the Borrower to such Lender of all other amounts which such Lender may be owed pursuant to this Agreement, including, without limitation, Sections 2.13, 3.3, 8.3 and 10.13.

SECTION 9. THE AGENTS.

          Section 9.1. Appointment and Authorization of Agent, Collateral Agent, Documentation Agent and Co-Agents. Each Lender hereby appoints ABN AMRO as the Agent and Collateral Agent, each of SunTrust Bank, Atlanta, and Credit Lyonnais New York Branch, as the Documentation Agents, and each of Bank of Montreal, The Fuji Bank, Limited, Royal Bank of Canada and Wells Fargo Bank (Texas), National Association, as the Co-Agents, under the Credit Documents and hereby authorizes the Agent, the Collateral Agent, the Documentation Agents and the Co-Agents to take such action as Agent, Collateral Agent, Documentation Agents and Co-Agents on each of its behalf and to exercise such powers under the Credit Documents as are delegated to the Agent, the Collateral Agent, the Documentation Agents and the Co-Agents, respectively, by the terms thereof, together with such powers as are reasonably incidental thereto. Each Lender hereby authorizes ABN AMRO, as Agent for the Lenders and as Collateral Agent, to execute and deliver the Intercreditor Agreement.

          Section 9.2. Rights and Powers. The Agent, the Collateral Agent, the Documentation Agents and the Co-Agents shall have the same rights and powers under the Credit Documents as any other Lender and may exercise or refrain from exercising such rights and power as though it were not an Agent, a Collateral Agent, a Documentation Agent or a Co-Agent, and the Agent, the Collateral Agent, the Documentation Agents and the Co-Agents and their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any of its Subsidiaries or Affiliates as if it were not an Agent, a Collateral Agent, a Documentation Agent or a Co-Agent under the Credit Documents. The term Lender as used in all Credit Documents, unless the context otherwise clearly requires, includes the Agent, the Collateral Agent, the Documentation Agents or the Co-Agents in their respective individual capacities as a Lender.

          Section 9.3. Action by Agent, Collateral Agent, Documentation Agents and Co-Agents. The obligations of the Agent, the Collateral Agent, the Documentation Agents and the Co-Agents under the Credit Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action concerning any Default or Event of Default, except as expressly provided in Sections 7.2 and 7.5. Unless and until the Majority Lenders give such direction the Agent may, except as otherwise expressly provided herein or therein, take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders. In no event, however, shall the Agent, the Collateral Agent, any Documentation Agent or any Co-Agent be required to take any action in violation of applicable law or of any provision of any Credit Document, and each of the Agent, the Collateral Agent, the Documentation Agents and the Co-Agents shall in all cases be fully justified in failing or refusing to act hereunder or under any other Credit Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expenses, and liabilities it may incur in taking or continuing to take any such action. The Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a Lender or the Borrower. In all cases in which the Credit Documents do not require the Agent, the Collateral Agent, any Documentation Agent or any Co-Agent to take specific action, the Agent, the Collateral Agent, the Documentation Agents and the Co-Agents shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Majority Lenders, or of any other group of Lenders called for under specific provisions of the Credit Documents, shall be binding on all the Lenders and holders of Notes.

          Section 9.4. Consultation with Experts. Each of the Agent, the Collateral Agent, the Documentation Agents and the Co-Agents may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          Section 9.5. Indemnification Provisions; Credit Decision. Neither the Agent, the Collateral Agent, the Documentation Agents, the Co-Agents nor any of their directors, officers, agents, or employees shall be liable for any action taken or not taken by them in connection with the Credit Documents (i) with the consent or at the request of the Majority Lenders or (ii) in the absence of their own gross negligence or willful misconduct. Neither the Agent, the Collateral Agent, the Documentation Agents, the Co-Agents nor any of their directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any other Credit Document or any Borrowing; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any Subsidiary contained herein or in any other Credit Document; (iii) the satisfaction of any condition specified in Section 4, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness, genuineness, enforceability, value, worth or collectability hereof or of any other Credit Document or of any other documents or writing furnished in connection with any Credit Document; and the Agent, the Collateral Agent, the Documentation Agents and the Co-Agents make no representation of any kind or character with respect to any such matters mentioned in this sentence. The Agent, the Collateral Agent, the Documentation Agents and the Co-Agents may execute any of their duties under any of the Credit Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Agent, the Collateral Agent, the Documentation Agents and the Co-Agents shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Agent and the Documentation Agents shall have no responsibility for confirming the accuracy of any Compliance Certificate or other document or instrument received by any of them under the Credit Documents. The Agent, the Collateral Agent, the Documentation Agents and the Co-Agents may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with such Agent signed by such owner in form satisfactory to such agent. Each Lender acknowledges that it has independently and without reliance on the Agent, the Collateral Agent, any of the Co-Agents or either of the Documentation Agents or any other Lender obtained such information and made such investigations and inquiries regarding the Borrower and its Subsidiaries as it deems appropriate, and based upon such information, investigations and inquiries, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Credit Documents. It shall be the responsibility of each Lender to keep itself informed about the creditworthiness and business, properties, assets, liabilities, condition (financial or otherwise) and prospects of the Borrower and its Subsidiaries, and the Agent, the Collateral Agent, the Documentation Agents and the Co-Agents shall have no liability whatsoever to any Lender for such matters. The Agent, the Collateral Agent, the Documentation Agents and the Co-Agents shall have no duty to disclose to the Lenders information that is not required by any Credit Document to be furnished by the Borrower or any Subsidiaries to such agent at such time, but is voluntarily furnished to such agent (either in their respective capacity as Agent, the Collateral Agent, the Documentation Agents or the Co-Agents or in their individual capacity).

          Section 9.6. Indemnity. The Lenders shall ratably, in accordance with their Percentages, indemnify and hold the Agent, the Collateral Agent, the Documentation Agents, the Co-Agents, and their directors, officers, employees, agents and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it or by any security trustee under any Credit Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Lenders under this Section 9.6 shall survive termination of this Agreement.

          Section 9.7. Resignation of Agent and Successor Agent. The Agent, the Collateral Agent, any Documentation Agent and any Co-Agent may resign at any time and shall resign upon any removal thereof as a Lender pursuant to the terms of this Agreement or, at the request of the Borrower, in the event it refuses to issue or participate in a Letter of Credit, as the case may be, pursuant to
Section 2.2(a)(ii), upon at least thirty (30) days' prior written notice to the Lenders and the Borrower. Any resignation of the Agent shall not be effective until a replacement therefor is appointed pursuant to the terms hereof. Upon any such resignation of the Agent, the Collateral Agent, any Documentation Agent or any Co-Agent, the Majority Lenders, with the consent of the Borrower, which consent shall not be unreasonably withheld, shall have the right to appoint a successor Agent, Collateral Agent, Documentation Agent or Co-Agent, as the case may be. If no successor Agent, Collateral Agent, Documentation Agent or Co-Agent, as the case may be, shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's, Collateral Agent's, Co-Agent's or Documentation Agent's giving of notice of resignation, then the retiring Agent, Collateral Agent, Documentation Agent or Co-Agent, as the case may be, may, on behalf of the Lenders and with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed, appoint a successor Agent, Collateral Agent, Documentation Agent or Co-Agent, as the case may be, which shall be any Lender hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of its appointment as the Agent, the Collateral Agent, any Documentation Agent or any Co-Agent hereunder, such successor Agent, Collateral Agent, Documentation Agent or Co-Agent, as the case may be, shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, Collateral Agent, Documentation Agent or Co-Agent, as the case may be, under the Credit Documents, and the retiring Agent, Collateral Agent, Documentation Agent or any Co-Agent shall be discharged from its duties and obligations thereunder. After any retiring Agent's, Collateral Agent's, Documentation Agent's or Co-Agent's resignation hereunder as Agent, Collateral Agent, Documentation Agent or Co-Agent, as the case may be, the provisions of this Section 9 and all protective provisions of the other Credit Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent, Collateral Agent, Documentation Agent or Co-Agent, as the case may be.

SECTION 10. MISCELLANEOUS.

          Section 10.1. No Waiver. No delay or failure on the part of the Agent or any Lender, or on the part of the holder or holders of any Notes, in the exercise of any power, right or remedy under any Credit Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power, right or remedy. To the fullest extent permitted by applicable law, the powers, rights and remedies under the Credit Documents of the Agent, the Lenders and the holder or holders of any Notes are cumulative to, and not exclusive of, any powers, rights or remedies any of them would otherwise have.

          Section 10.2. Non-Business Day. Subject to Section 2.6, if any payment of principal or interest on any Loan, any Reimbursement Obligation or of any other Obligation shall fall due on a day which is not a Business Day, interest or fees (as applicable) at the rate, if any, such Loan, Reimbursement Obligation or other Obligation bears for the period prior to maturity shall continue to accrue in the manner set forth herein on such Obligation from the stated due date thereof to the next succeeding Business Day, on which the same shall instead be payable.

          Section 10.3. Documentary Taxes. The Borrower agrees that it will pay any documentary, stamp or similar taxes payable with respect to any Credit Document, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made, other than any such taxes imposed as a result of any transfer of an interest in a Credit Document.

          Section 10.4. Survival of Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Credit Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as the Borrower has any Obligation hereunder or any Commitment hereunder is in effect.

          Section 10.5. Survival of Indemnities. All indemnities and all provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans and the L/C Obligations, including, but not limited to, Section 2.13, Section 3.3, Section 7.6, Section 8.3 and Section 10.13 hereof, shall, subject to Section 8.3(c), survive the termination of this Agreement and the other Credit Documents and the payment of the Loans and all other Obligations and, with respect to any Lender, any replacement by the Borrower of such Lender pursuant to the terms hereof, in each case for a period of one (1) year.

          Section 10.6. Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of, and throughout the continuance of, any Event of Default, each Lender and each subsequent holder of any Note is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other Indebtedness at any time owing by that Lender or that subsequent holder to or for the credit or the account of the Borrower, whether or not matured, against and on account of the due and unpaid obligations and liabilities of the Borrower to that Lender or that subsequent holder under the Credit Documents, irrespective of whether or not that Lender or that subsequent holder shall have made any demand hereunder. Each Lender shall promptly give notice to the Borrower of any action taken by it under this Section 10.6, provided that any failure of such Lender to give such notice to the Borrower shall not affect the validity of such setoff. Each Lender agrees with each other Lender a party hereto that if such Lender receives and retains any payment, whether by setoff or application of deposit balances or otherwise, on any of the Loans or L/C Obligations in excess of its ratable share of payments on all such Obligations then owed to the Lenders hereunder, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans or L/C Obligations, or participations therein, held by each such other Lender as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.

          Section 10.7. Notices. Except as otherwise specified herein, all notices under the Credit Documents shall be in writing (including cable, telecopy or telex) and shall be given to a party hereunder at its address, telecopier number or telex number set forth below or such other address, telecopier number or telex number as such party may hereafter specify by notice to the Agent and the Borrower, given by courier, by United States certified or registered mail, by telegram or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Credit Documents to the Lenders and the Agent shall be addressed to their respective addresses, telecopier or telex number, or telephone numbers set forth on the signature pages hereof, and to the Borrower to:

                    Sonat Offshore Drilling Inc.
                    4 Greenway Plaza
                    Houston, Texas 77046
                    Attention:  Robert L. Long
                    Telephone No.:  (713) 871-7500
                    Fax No.:  (713) 850-3815

With a copy to:

                    Hughes Hubbard & Reed LLP
                    Attention:  John K. Hoyns
                    One Battery Park Plaza
                    New York, New York  10004-1482
                    Telephone No.:  (212) 837-6000
                    Fax No.:  (212) 422-4726

          Each such notice, request or other communication shall be effective
(i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section 10.7, on the signature pages hereof or pursuant to Section 10.10 and a confirmation of receipt of such telecopy has been received by the sender, (ii) if given by telex, when such telex is transmitted to the telex number specified in this Section 10.7, on the signature pages hereof or pursuant to Section 10.10 and the answerback is received by sender,
(iii) if given by courier, when delivered, (iv) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, or (v) if given by any other means, when delivered at the addresses specified in this Section 10.7, on the signature pages hereof or pursuant to Section 10.10; provided that any notice given pursuant to Section 2 shall be effective only upon receipt and, provided, further, that any notice that but for this proviso would be effective after the close of business on a Business Day or on a day that is not a Business Day shall be effective at the opening of business on the next Business Day.

          Section 10.8. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same Agreement.

          Section 10.9. Successors and Assigns. This Agreement shall be binding upon the Borrower, each of the Lenders, the Agent, the Collateral Agent, the Documentation Agents, the Co-Agents, and their respective successors and assigns, and shall inure to the benefit of the Borrower, each of the Lenders, the Agent, the Collateral Agent, the Documentation Agents, the Co-Agents, and their respective successors and assigns, including any subsequent holder of any Note; provided, however, the Borrower may not assign any of its rights or obligations under this Agreement or any other Credit Document without the written consent of all Lenders, the Agent, the Collateral Agent, the Documentation Agents and the Co-Agents, and the Agent, the Collateral Agent, the Documentation Agents and the Co-Agents may not assign any of their respective rights or obligations under this Agreement or any Credit Document except in accordance with Section 9 and no Lender may assign any of its rights or obligations under this Agreement or any other Credit Document except in accordance with Section 10.10. Any Lender may at any time pledge or assign all or any portion of its rights under this Agreement and the Notes issued to it to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such Federal Reserve Bank for such Lender as a party hereto.

          Section 10.10. Sales and Transfers of Borrowings and Notes; Participations in Borrowings and Notes.

          (a) Any Lender may at any time sell to one or more commercial banking institutions ("Participants") participating interests in any Borrowing owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder, provided that no Lender may sell any participating interests in any such Borrowing, Note, Commitment or other interest hereunder without also selling to such Participant the appropriate pro rata share of all its Borrowings, Notes, Commitments and other interests hereunder, and provided further that no Lender shall transfer, grant or assign any participation under which the Participant shall have rights to vote upon or to consent to any matter to be decided by the Lenders or the Majority Lenders hereunder or under any other Credit Document or to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) increase the amount of such Lender's Commitment and such increase would affect such Participant, (ii) reduce the principal of, or interest on, any of such Lender's Borrowings, or any fees or other amounts payable to such Lender hereunder and such reduction would affect such Participant, (iii) postpone any date fixed for any scheduled payment of principal of, or interest on, any of such Lender's Borrowings, or any fees or other amounts payable to such Lender hereunder and such postponement would affect such Participant, or (iv) release any collateral security for any Obligation, except as otherwise specifically provided in any Credit Document. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and such Lender shall retain the sole right to enforce the obligations of any Credit Party under any Credit Document. The Borrower agrees that if amounts outstanding under this Agreement and the Notes shall have been declared or shall have become due and payable in accordance with Section 7.2 or 7.3 upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Section 10.6. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.13, 3.3 and 8.3 with respect to its participation in the Commitments and the Borrowings outstanding from time to time, provided that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred if no participation had been transferred and provided, further, that Sections 8.3(c) and 8.6 shall apply to the transferor Lender with respect to any claim by any Participant pursuant to Section 2.13, 3.3 or 8.3 as fully as if such claim was made by such Lender. Anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to pay to any Lender any sum in excess of the sum the Borrower would have been obligated to pay to such Lender hereunder if such Lender had not sold any participation in its rights and obligations under this Agreement or any other Credit Document.

          (b) Any Lender may at any time sell to (i) any other Lender or any affiliate thereof that is a commercial banking institution not subject to Regulation T of the Board of Governors of the Federal Reserve System and, (ii) with the prior written consent of the Agent and the Borrower (which shall not be unreasonably withheld or delayed), to one or more commercial banking institutions not subject to Regulation T of the Board of Governors of the Federal Reserve System (any of (i) or (ii), a "Purchasing Lender"), all or any part of its rights and obligations under this Agreement and the other Credit Documents, pursuant to an Assignment Agreement in the form attached as Exhibit 10.10, executed by such Purchasing Lender and such transferor Lender (and, in the case of a Purchasing Lender which is not then a Lender or an affiliate thereof, by the Borrower and the Agent) and delivered to the Agent; provided that each such sale to a Purchasing Lender shall be in an amount of $10,000,000 or more, or if in a lesser amount or if as a result of such sale the sum of the unfunded Commitment of such Lender plus the aggregate principal amount of such Lender's Loans and participations in Letters of Credits would be less than $10,000,000, such sale shall be of all of such Lender's rights and obligations under this Agreement and all of the other Credit Documents payable to it to one Purchasing Lender. Notwithstanding the requirement of the Borrower's consent set forth above, but subject to all of the other terms and conditions of this
Section 10.10(b), any Lender may sell to one or more commercial banking institutions not subject to Regulation T of the Board of Governors of the Federal Reserve System, all or any part of their rights and obligations under this Agreement and the other Credit Documents with only the consent of the Agent (which shall not be unreasonably withheld or delayed) if an Event of Default shall have occurred and be continuing. No Lender may sell any Loans to a Purchasing Lender without also selling to such Purchasing Lender the appropriate pro rata share of its Borrowings, Notes, Commitments and other interests hereunder, including participations in Letters of Credit hereunder. Upon such execution, delivery and acceptance, from and after the effective date of the transfer determined pursuant to such Assignment Agreement, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment Agreement, have the rights and obligations of a Lender hereunder with a Commitment as set forth herein and (y) the transferor Lender thereunder shall, to the extent provided in such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Assignment Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitments and Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the Notes and the other Credit Documents. On or prior to the effective date of the transfer determined pursuant to such Assignment Agreement, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for any surrendered Note, a new Note as appropriate to the order of such Purchasing Lender in an amount equal to the Commitments assumed by it pursuant to such Assignment Agreement, and, if the transferor Lender has retained a Commitment or Borrowing hereunder, a new Note to the order of the transferor Lender in an amount equal to the Commitments or Borrowings retained by it hereunder. Such new Notes shall be dated the Initial Borrowing Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Agent to the Borrower marked "cancelled."

          (c) Upon its receipt of an Assignment Agreement executed by a transferor Lender, a Purchasing Lender and the Agent (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, by the Borrower), together with payment by the transferor Lender to the Agent hereunder of a registration and processing fee of $3,500 (unless the Borrower is replacing such Lender pursuant to the terms hereof, in which event such fee shall be paid by the Borrower), the Agent shall (i) promptly accept such Assignment Agreement, and (ii) on the effective date of the transfer determined pursuant thereto give notice of such acceptance and recordation to the Lenders and the Borrower. The Borrower shall not be responsible for such registration and processing fee or any costs or expenses incurred by any Lender, any Purchasing Lender or the Agent in connection with such assignment except as provided above.

          (d) If, pursuant to this Section 10.10 any interest in this Agreement or any Note is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States of America or any State thereof, the transferor Lender shall cause such transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such transferee in respect of the Loans or the L/C Obligations, (ii) to furnish to the transferor Lender (and, in the case of any Purchasing Lender, the Agent and the Borrower) two duly completed and signed copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities (wherein such transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Borrower) to provide the transferor Lender (and, in the case of any Purchasing Lender, the Agent and the Borrower) new forms as contemplated by
Section 3.3(b) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

          (e) Notwithstanding any other provisions of this Section 10.10, no transfer or assignment of the interests of any Lender hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower or any other Credit Party to file a registration statement with the SEC or to qualify the Loans, the Notes or any other Obligations under the securities laws of any jurisdiction.

          Section 10.11. Amendments, Waivers and Consents. Any provision of the Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Majority Lenders, and (c) if the rights or duties of the Agent, the Collateral Agent, the Documentation Agents or the Co-Agents are affected thereby, the Agent, the Collateral Agent, the Documentation Agents or the Co-Agents, as the case may be, provided that:

          (i) no amendment or waiver shall (A) increase the Total Commitment Amount, the Revolving Credit Commitment Amount or the Term Credit Commitment Amount without the consent of all Lenders or increase any Commitment of any Lender without the consent of such

Lender, (B) postpone the Maturity Date without the consent of all Lenders or reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan or Reimbursement Obligation or of any fee payable hereunder without the consent of each Lender owed any such Obligation, or (C) release any Collateral for any Obligation (including, without limitation, any Guaranty) without the consent of all Lenders; and

          (ii) no amendment or waiver shall, unless signed by each Lender, change the provisions of this Section 10.11 or the definition of Majority Lenders or the number of Lenders required to take any action under any other provision of the Credit Documents.

          Section 10.12. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

          Section 10.13. Legal Fees, Other Costs and Indemnification. The Borrower, upon demand by the Agent, agrees to pay the reasonable fees and disbursements of legal counsel to the Agent in connection with the preparation and execution of the Credit Documents, and any amendment, waiver or consent related thereto, whether or not the transactions contemplated therein are consummated. The Borrower further agrees to indemnify each Lender, the Agent, the Collateral Agent, the Documentation Agents, the Co-Agents, and their respective directors, officers, employees and attorneys (collectively, the "Indemnified Parties"), against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable attorneys' fees and other reasonable expenses of litigation or preparation therefor, whether or not such Indemnified Party is a party thereto) which any of them may pay or incur arising out of or relating to (a) any action, suit or proceeding by any third party or governmental authority against such Indemnified Party and relating to any Credit Document, the Loans, any Letter of Credit or the application or proposed application by any of the Borrower of the proceeds of any Loan, REGARDLESS OF WHETHER SUCH CLAIMS OR ACTIONS ARE FOUNDED IN WHOLE OR IN PART UPON THE ALLEGED SIMPLE OR CONTRIBUTORY NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES AND/OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR ATTORNEYS, (b) any investigation of any third party or any governmental authority involving any Lender (as a lender hereunder) or the Agent, the Collateral Agent, the Documentation Agents or the Co-Agents (in such capacity hereunder) and related to any use made or proposed to be made by the Borrower of the proceeds of the Borrowings, or any transaction financed or to be financed in whole or in part, directly or indirectly with the proceeds of any Borrowing, and (c) any investigation of any third party or any governmental authority, litigation or proceeding involving any Lender (as a lender hereunder) or the Agent, the Collateral Agent, the Documentation Agents or the Co-Agents (in such capacity hereunder) and related to any environmental cleanup, audit, compliance or other matter relating to any Environmental Law or the presence of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law) with respect to the Borrower, regardless of whether caused by, or within the control of, the Borrower; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any of the foregoing arising out of such Indemnified Party's, or the Agent's, the Collateral Agent's, any Documentation Agent's or any Co-Agent's, as the case may be, gross negligence or willful misconduct or the gross negligence or wilful misconduct of any other Indemnified Party with respect to the same Lender. The Borrower, upon demand by the

Agent, the Collateral Agent, a Documentation Agent, a Co-Agent or a Lender at any time, shall reimburse the Agent or such Lender for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing except if the same is excluded from indemnification pursuant to the provisions of the preceding sentence.

          Section 10.14. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

          (A) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AND THE RIGHTS AND DUTIES OF THE PARTIES THERETO, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

          (B) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO AGREE THAT ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE DOCUMENTATION AGENTS, THE CO-AGENTS, THE COLLATERAL AGENT, THE LENDERS OR THE BORROWER MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS, BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS.

          (C) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

          Section 10.15. Confidentiality. Each Lender agrees it will not disclose without the Borrower's consent any information concerning the Borrower or any of its Subsidiaries furnished pursuant to, or otherwise in connection with, any of the Credit Documents; provided that any Lender may disclose any such information (a) to its employees, auditors, counsel or other professional advisors who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and who in each case agree for the benefit of the Borrower to be bound by the provisions of this Section 10.15, (b) to any other Lender, (c) that has become generally available to the public, (d) if required or appropriate in any examination or audit by, or report, statement or testimony submitted to, any federal or state regulatory body having or claiming to have jurisdiction over such Lender, (e) if required or appropriate in response to any summons or subpoena or in connection with any litigation, (f) in order to comply with the mandatory provisions of any law, order, regulation or ruling applicable to such Lender, (g) to any prospective or actual permitted transferee in connection with any contemplated or actual permitted transfer of any of the Notes or any interest therein by such Lender, and (h) in connection with the exercise of any remedies by the Agent or any Lender; provided that such actual or prospective transferee executes an agreement with such Lender (and expressly for the benefit of the Borrower) containing provisions substantially identical to those contained in this Section 10.15 prior to such transferee's receipt of any such information.

          Section 10.16. Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which each the Borrower, the Agent, and each Lender has signed and delivered to the Agent a counterparty signature page hereto or, in the case of a Lender, the Agent has received telex or facsimile notice that such a counterpart has been signed and mailed to the Agent.

          Section 10.17. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 10.18. Currency Conversion. All payments of Obligations under this Agreement, the Notes or any other Credit Document shall be made in Dollars, except for Revolving Loans funded, or Reimbursement Obligations with respect to Letters of Credit issued, in Pounds or Kroner, which shall be repaid, including interest thereon, in the applicable currency. If any payment of any Obligation, whether through payment by the Borrower, the

Guarantor or the proceeds of any Collateral, shall be made in a currency other than the currency required hereunder, such amount shall be converted into the currency required hereunder at the official rate for the purchase of the currency required hereunder with the currency in which such obligation was paid, as quoted by the Lender who is the Agent in accordance with the methods customarily used by such Lender for such purposes as of the close of business on the date of determination. The parties hereto hereby agree, to the fullest extent that they may effectively do so under applicable law, that (i) if for the purposes of obtaining any judgment or award it becomes necessary to convert from any currency other than the currency required hereunder into the currency required hereunder any amount in connection with the Obligations, then the conversion shall be made as provided above on the Business Day before the day on which the judgment or award is given, (ii) in the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment or award is given and the date of payment, the Borrower will pay to the Agent, for the benefit of the Lenders, such additional amounts (if any) as may be necessary, and the Agent, on behalf of the Lenders, will pay to the Borrower such excess amounts (if any) as result from such change in the rate of exchange, to assure that the amount paid on such date is the amount in such other currency, which when converted at the rate of exchange described herein on the date of payment, is the amount then due in the currency required hereunder, and (iii) any amount due from the Borrower under this Section 10.18 shall be due as a separate debt and shall not be affected by judgment or award being obtained for any other sum due.

          Section 10.19. Dollar Equivalent Combinations. Unless otherwise provided herein, to the extent that the determination of compliance with any requirement of this Agreement requires the conversion to Dollars of foreign currency amounts, such Dollar amount shall be computed using the Dollar equivalent of the amount of such foreign currency at the time such item is to be calculated or is incurred, created, transferred or sold for purposes of this Agreement. The Dollar equivalent shall be determined by converting such currency involved in such computation into Dollars at the spot rate for the purchase of Dollars with the applicable currency as quoted by the Lender who is the Agent in accordance with the methods customarily used by such Lender for such purposes as of the close of business on the date of determination thereof specified herein or, if the date of determination thereof is not otherwise specified herein, on the date two (2) Business Days prior to such determination.

          Section 10.20. Change in Accounting Principles, Fiscal Year or Tax Laws. If (i) any change in accounting principles from those used in the preparation of the financial statements of the Borrower referred to in Section
5.9 is hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accounts (or successors thereto or agencies with similar functions) other than changes mandated by SFAS 106 and such change materially affects the calculation of any component of any financial covenant, standard or term found in this Agreement, or (ii) there is a material change in federal or foreign tax laws which materially affects any of the Borrower and its Subsidiaries' ability to comply with the financial covenants, standards or terms found in this Agreement, the Borrower and the Majority Lenders agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Borrower's and its Subsidiaries' financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

          Section 10.21. Notice. The Credit Documents constitute the entire understanding among the Credit Parties, the Lenders, and the Agent and supersede all earlier or contemporaneous agreements, whether written or oral, concerning the subject matter of the Credit Documents. THIS WRITTEN AGREEMENT TOGETHER WITH THE OTHER CREDIT DOCUMENTS REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

          Section 10.22. Officer's Certificates. It is not intended that any certificate of any officer of any Credit Party delivered to the Agent or any Lender pursuant to this Agreement shall give rise to any personal liability on the part of such officer.

          Section 10.23. Effect of Inclusion of Exceptions. It is not intended that the specification of any exception to any covenant herein shall imply that the excepted matter would, but for such exception, be prohibited or required.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

                                    Borrower:

                                    SONAT OFFSHORE DRILLING INC.,
                                    a Delaware corporation


                                    By: /s/ R. L. Long
                                       -----------------------------
                                       Name:  Robert L. Long
                                       Title: Senior Vice President

                                      LENDERS:

     Percentage:  9.16666666666667%   ABN AMRO BANK N.V., Houston Agency, as
                                      Agent and as a Lender

                                      BY: ABN AMRO NORTH AMERICA, INC., as Agent

                                          By: /s/ Cheryl I. Lipshutz
                                             --------------------------------
                                             Cheryl I. Lipshutz
                                             Group Vice President and Director

     Address for Notices:
                                          By: /s/ Charles W. Randall
                                             --------------------------------
     ABN AMRO Bank N.V., Houston Agency      Charles W. Randall
     Three Riverway, Suite 1700              Senior Vice President and
     Houston, Texas  77056                   Managing Director
     Attention:  Belinda Rowell
     Telephone No.:  (713) 629-6666
     Fax No.:  (713) 629-7533
     Telex No.:  686-8916
     Answerback:  ABN INTL HOU

     with copies to:
     Ms. Linda Boardman
     ABN AMRO Bank N.V.
     335 Madison Avenue
     New York, New York  10017
     Telephone No.:  (212) 370-8509
     Fax No.: (212) 682-0364

     Payment Office:
     ABN AMRO Bank N.V.
     New York ABA #0260-0958-0
     For Credit to ABN AMRO Bank N.V.
     Houston Branch
     Account No. 651001071541
     Attention:  Belinda Rowell  Ref:  Sonat Offshore

     Letter of Credit Office:
     Three Riverway, Suite 1700
     Houston, Texas 77056
     (same payment instructions)

     Lending Office:
     ABN AMRO Bank N.V.
     335 Madison Avenue
     New York, New York  10017
     Telephone No.:  (212) 370-8509
     Fax No.: (212) 682-0364

     Percentage:  8.33333333333333%  SUNTRUST BANK, ATLANTA, as Documentation
                                     Agent and as a Lender


                                     By: /s/ F. McClellan Deaver, III
                                        ---------------------------------------
                                        Name: F. McClellan Deaver, III
                                        Title: Group Vice President


                                     By: /s/ John A. Fields, Jr.
                                        ---------------------------------------
                                        Name: John A. Fields, Jr.
                                        Title: Vice President


     Address for Notices:
     Twenty-Five Park Place, N.E.
     Atlanta, Georgia  30303
     Telephone:  (404) 827-6270
     Fax: (404) 588-8833
     Telex No.:  542210
     Answerback:  TRUSCO INT ALL

     Payment Office:
     P.O. Box 4418
     Atlanta, Georgia 30302
     Attn:  Ms. Lisa Biddle

     Letter of Credit Office:
     Twenty-Five Park Place
     Tenth Floor
     Atlanta, Georgia 30303

     Lending Office:
     Twenty-five Park Place, N.E.
     24th Floor, Mail Code 120
     Atlanta, Georgia  30303

Percentage:  8.33333333333333%      CREDIT LYONNAIS NEW YORK BRANCH, as
                                    Documentation Agent and as a Lender

                                    By: /s/ Alain Papiasse
                                       --------------------------------
                                       Name: Alain Papiasse
                                       Title: EVP


     Address for Notices:
     c/o Credit Lyonnais Houston
      Representative Office
     1000 Louisiana, Suite 5360
     Houston, Texas 77002
     Attention:  Page Dillehunt
     Telephone:  (713) 751-0500
     Fax: (713) 751-0307
     Telex No.:  6868674
     Answerback:  CLHOU UW

     Payment Office:
     Credit Lyonnais
      New York Branch
     Credit Lyonnais Building
     1301 Avenue of the Americas
     New York, New York 10019

     Payment Instructions:
     Name:               Credit Lyonnais New York
     Method of Payment:  ABA #026008073
     Account No.:        01-88179-2140-00001
     Reference:          Sonat Offshore Drilling


     Letter of Credit Office:
     Credit Lyonnais New York Branch
     Credit Lyonnais Building
     1301 Avenue of the Americas
     New York, New York 10019

     Lending Office:
     Credit Lyonnais New York Branch
     Credit Lyonnais Building
     1301 Avenue of the Americas
     New York, New York 10019

Percentage:  6.66666666666667%      BANK OF MONTREAL, as Co-Agent and as a
                                    Lender


                                    By: /s/ Donald G. Skipper
                                       ----------------------------------
                                       Name: Donald G. Skipper
                                       Title: Director




     Address for Notices:
     Bank of Montreal
     700 Louisiana Street, Suite 4400
     Houston, Texas  77002
     Attention:  Don Skipper
     Telephone No.: (713) 546-9769
     Fax No.: (713) 223-4007

     Payment Instructions:
     Name of Credit Bank:  Bank of Montreal
     City, State:          Chicago, Illinois
     Method of Payment:    ABA #071000288
     For Credit To:        Bank of Montreal, Chicago Branch
     Account No.:          124-856-6
     Reference:            Sonat Offshore Drilling

     Lending Office:
     Bank of Montreal
     115 S. LaSalle St., Floor 12W
     Chicago, Illinois  60603
     Attention:  Lara Benton or Farid Ali
     Telephone No.: (312) 750-3844 (Benton)
     Telephone No.: (312) 750-3727 (Ali)
     Fax No.: (312) 750-4345 (Benton)
     Fax No.: (312) 750-6061 (Ali)

Percentage:  6.66666666666667%      THE FUJI BANK, LIMITED, HOUSTON AGENCY, as
                                    Co-Agent and as a Lender


                                    By: /s/ David Kelley
                                       -----------------------------------
                                       Name: David Kelley
                                       Title: Senior Vice President &
                                              Senior Manager


     Address for Notices:
     The Fuji Bank, Limited
     One Houston Center
     1221 McKinney Street, Suite 4100
     Houston, Texas  77010
     Attention:  Mark E. Polasek, Vice President
     Telephone No.: (713) 650-7863
     Fax No.: (713) 759-0048

     Payment Instructions:
     Name of Credit Bank:  Texas Commerce Bank, N.A.
     City, State:          Houston, Texas
     Method of Payment:    ABA #113000609
     For Credit To:        The Fuji Bank, Ltd., Houston Agency
     Account No.:          0010-197-3098
     Reference:            Sonat
     Attention:            Loan Administration

     Lending Office:
     The Fuji Bank, Limited
     One Houston Center
     1221 McKinney Street, Suite 4100
     Houston, Texas  77010
     Attention:  Jenny Lin
     Telephone No.: (713) 650-7821
     Fax No.: (713) 759-0048

Percentage:  6.66666666666667%      ROYAL BANK OF CANADA, as Co-Agent and as a
                                    Lender


                                    By: /s/ J. D. Frost
                                       -----------------------------------
                                       Name: J. D. Frost
                                       Title: Senior Manager


     Address for Notices:
     Royal Bank of Canada
     600 Wilshire Boulevard, Suite 800
     Los Angeles, California  90017
     Attention:  Gil J. Benard, Senior Manager
     Telephone No.: (213) 955-5321
     Fax No.: (213) 955-5350

     Payment Instructions:
     Name of Credit Bank:         Chase Manhattan Bank, New York
     City, State:                 New York, New York
     Method of Payment:           ABA #021000021
     For Credit To:               Royal Bank of Canada, New York
     Chips:                       ID 0002
     For Further Credit To:       218-599-9
     Account No.:                 920-1-033363
     Reference:                   Sonat Offshore Drilling Inc.
     Other:                       Fees, interest and payment

     Lending Office:
     Royal Bank of Canada
     One Financial Square, 23rd Floor
     New York, New York  10005-3531
     Attention:  Linda Smith, Loan Administrator
     Telephone No.: (212) 428-6323
     Fax No.: (212) 428-2372
     Telex: MCI 62519
     Answerback: ROYBAN

Percentage:  6.66666666666667%   WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION,
                                 as Co-Agent and as a Lender


                                 By: /s/ Frank W. Schageman
                                    --------------------------------------
                                    Name: Frank W. Schageman
                                    Title: Vice President



     Address for Notices:
     Wells Fargo Bank (Texas), National Association
     Energy Lending
     1000 Louisiana, Third Floor
     Houston, Texas  77002
     Telephone No.: (713) 250-4352
     Fax No.: (713) 250-7912

     Payment Instructions:
     Name of Credit Bank:   Wells Fargo Bank (Texas), National Association
     City, State:           Houston, Texas (Attn: Beaverton Oregon Loan Center)
     Method of Payment:     ABA #113001064
     For Further Credit To: Special Loan Services
     Account No.:           0040185019606
     Attention:             Sonat Offshore Drilling Inc.
     Reference:             Sonat Offshore Drilling Inc.

     Lending Office:
     Beaverton Loan Center
     Attn: Special Loans
     18700 N.W. Walker Road, Building 92
     Attention: Sunil Singh
     Telephone No.: (503) 614-6453
     Fax No.: (503) 614-5878

Percentage:  5.83333333333333%  BANK OF TOKYO - MITSUBISHI, LTD., HOUSTON AGENCY


                                By: /s/ Michael Meiss
                                   ------------------------------------
                                   Name: Michael Meiss
                                   Title: Vice President & Manager



     Address for Notices:
     Bank of Tokyo - Mitsubishi, Ltd.,
     Houston Agency
     1100 Louisiana, Suite 2800
     Houston, Texas  77002
     Attention: Deanna Breland
     Telephone No.: (713) 655-3810
     Fax No.: (713) 655-3855

     Payment Instructions:
     Name of Credit Bank:   The Bank of Tokyo-Mitsubishi, Ltd., New York Agency
     City, State:           New York, New York
     Method of Payment:     ABA #026-009-632
     For Further Credit To: The Bank of Tokyo-Mitsubishi, Ltd., Houston Agency
     Account No.:           30001710
     Attention:             Nadra H. Breir
     Reference:             Sonat

     Lending Office:
     Bank of Tokyo - Mitsubishi, Ltd.,
     Houston Agency
     1100 Louisiana, Suite 2800
     Houston, Texas  77002
     Attention: Nadra H. Breir
     Telephone No.: (713) 655-3847
     Fax No.: (713) 658-0116

Percentage:  5.83333333333333%      SKANDINAVISKA ENSKILDA BANKEN AB (publ.)


                                    By: /s/ Bjarte Boe
                                       ----------------------------------
                                       Name:   Bjarte Boe
                                       Title:  Director



     Address for Notices:
     Skandinaviska Enskilda Banken AB (publ.)
     P.O. Box 1843
     0123 Oslo Norway
     Attention: Bjarte Boe/Snorre Krogstad
     Telephone No.: 47 22 82 70 04/05
     Fax No.: 47 22 82 71 31

     Payment Instructions:
     Name of Credit Bank:    Skandinaviska Ensk. Banken AB (publ.)
     City, State:            New York, New York
     Method of Payment:      Chips # 26003036
     For Further Credit To:  Skandinaviska Ensk. Banken, Oslo
     Account No.:            01110140
     Attention:              TS OPS

     Lending Office:
     Skandinaviska Enskilda Banken AB (publ.)
     P.O. Box 1843
     0123 Oslo Norway
     Attention: Anne Merethe Sveen
     Telephone No.: 47 22 82 70 60
     Fax No.: 47 22 82 71 13

Percentage:  5.83333333333333%      WESTDEUTSCHE LANDESBANK GIROZENTRALE


                                            By: /s/ Robert Carino
                                               --------------------------------
                                               Name: Robert Carino
                                               Title: Vice President


     Address for Notices:
     Westdeutsche Landesbank Girozentrale   By: /s/ Alan S. Beekspan
     1211 Avenue of the Americas               --------------------------------
     New York, New York  10036                 Name: Alan S. Beekspan
     Attention: Robert Carino, Vice President  Title: Vice President
     Telephone No.: (212) 852-6217
     Fax No.: (212) 852-6148
     Telex: (ITT) 420736 (MCI) 666668

     Payment Instructions:
     Name of Credit Bank:   Chase Manhattan Bank
     City, State:           New York, New York
     Method of Payment:     ABA # 021-00-0021
     For Further Credit To: Westdeutsche Landesbank
     Account No.:           920-1-060 663
     Reference:             Transocean Offshore

     Lending Office:
     Westdeutsche Landesbank Girozentrale
     1211 Avenue of the Americas
     New York, New York  10036
     Attention: Cheryl Wilson, Vice President and Manager
     Telephone No.: (212) 852-6152
     Fax No.: (212) 302-7946
     Telex: (ITT) 420736 (MCI) 666668

Percentage:  3.33333333333333%  AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED


                                By: /s/ Signature appears here
                                   --------------------------------
                                   Name:
                                   Title:


     Address for Notices:
     Australia and New Zealand Banking
     Group Limited
     1177 Avenue of the Americas
     New York, New York  10036
     Attention: Tessie Amerre
     Telephone: (212) 801-9744
     Fax: (212) 801-9859
     Telex: 667559
     Answerback: ANZBANK667559

     Payment Instructions:
     Name of Credit Bank:  Morgan Guaranty Trust Company
     City, State:          New York, New York
     Method of Payment:    ABA #021000238
     For Credit To:        Australia and New Zealand Banking Group Limited
     Account No.:          63100888
     Reference:            Sonat

     Lending Office:
     Australia and New Zealand Banking
     Group Limited
     1177 Avenue of the Americas
     New York, New York  10036
     Attention: Kyle Loughlin
     Telephone: (212) 801-9853
     Fax: (212) 801-9131
     Telex: 667559
     Answerback: ANZBANK667559

Percentage:  3.33333333333333%      THE BANK OF NEW YORK


                                    By: /s/ Renee Bijlani
                                       ------------------------------
                                       Name: Renee Bijlani
                                       Title: Vice President


     Address for Notices:
     The Bank of New York
     1 Wall Street, 19th Floor
     New York, New York  10286
     Attention:  Renee Bijlani
     Telephone No.: (212) 635-7875
     Fax No.: (212) 635-7923

     Payment Instructions:
     Name of Credit Bank:  The Bank of New York
     City, State:          New York, New York
     Method of Payment:    ABA #021000018
     For Credit To:        Commercial Loan Servicing Department
                           GLA #111556
     Reference:            Sonat Offshore Drilling Inc.
     Specify:              Fee, Interest or Principal (Period Covered)

     Lending Office:
     The Bank of New York
     1 Wall Street, 19th Floor
     New York, New York  10286
     Attention:  Nina Russo
     Telephone No.: (212) 635-7921
     Fax No.: (212) 635-7924

     Percentage:  3.33333333333333%  THE BANK OF NOVA SCOTIA,
                                     ATLANTA AGENCY

                                     By: /s/ F.C.H. Ashby
                                        --------------------------------
                                        Name: F.C.H. Ashby
                                        Title: Senior Manager
                                               Loan Operations
     Address for Notices:
     The Bank of Nova Scotia,
     Atlanta Agency
     600 Peachtree Street N.E., Suite 2700
     Atlanta, Georgia  30308
     Attention: F.C.H. Ashby
     Telephone No.: (404) 877-1500
     Fax No.: (404) 888-8998
     Telex: 00542319
     Answerback: SCOTIABANK ATL

     with a copy to:

     The Bank of Nova Scotia
     Houston Representative Office
     1100 Louisiana, Suite 3000
     Houston, Texas  77002
     Attention: Mark Ammerman
     Telephone No.: (713) 759-3441
     Fax No.: (713) 752-2425
     Telex: RCA 216312
     Answerback: SCOTIABANK HOU

     Payment Instructions:
     Name of Credit Bank:   The Bank of Nova Scotia, New York Agency
     City, State:           New York, New York
     Method of Payment:     ABA #026002532
     For Further Credit To: The Bank of Nova Scotia, Atlanta Agency
     Account No.:           0606634
     Reference:             Sonat Offshore Drilling Inc.
     Attention:             Cleve Bushey

     Lending Office:
     The Bank of Nova Scotia,
     Atlanta Agency
     600 Peachtree Street N.E., Suite 2700
     Atlanta, Georgia  30308
     Attention: F.C.H. Ashby
     Telephone No.: (404) 877-1500
     Fax No.: (404) 888-8998
     Telex: 00542319
     Answerback: SCOTIABANK ATL

Percentage:  3.33333333333333%      THE DAI-ICHI KANGYO BANK, LIMITED


                                    By: /s/ Masayoshi Komaki
                                       ---------------------------------
                                       Name: Masayoshi Komaki
                                       Title: Assistant Vice President


     Address for Notices:
     The Dai-Ichi Kangyo Bank, Limited
     1100 Louisiana, Suite 4940
     Houston, Texas  77002
     Attention: Kelton Glasscock, Vice President
     Telephone No.: (713) 654-5055
     Fax No.: (713) 654-1667

     Payment Instructions:
     Name of Credit Bank:  Dai-Ichi Kangyo Bank
     City, State:          New York, New York
     Method of Payment:    ABA #026004307
     Reference:            Sonat Offshore Drilling Inc.
     Attention:            Loan Administration Asst. General Manager

     Lending Office:
     The Dai-Ichi Kangyo Bank, Limited
     1 World Trade Center, Suite 4911
     New York, New York  10048
     Attention:  Tina Brucculeri
     Telephone No.: (212) 432-6643
     Fax No.: (212) 912-1879

Percentage:  3.33333333333333%      DG BANK DEUTSCHE GENOSSENSCHAFTSBANK, CAYMAN
                                    ISLAND BRANCH


                                    By: /s/ Mark K. Connelly
                                       ---------------------------------
                                       Name: Mark K. Connelly
                                       Title: Vice President


                                    By: /s/ Signature appears here
                                       ---------------------------------
                                       Name:
                                       Title:




     Address for Notices:
     DG Bank
     609 Fifth Avenue
     New York, New York  10017
     Attention: Ya-Roo Yang, Assistant Treasurer
     Telephone No.: (212) 745-1568
     Fax No.: (212) 745-1556/1550

     Payment Instructions:
     Name of Credit Bank:  DG Bank
     Method of Payment:    (1) Chips System DG Bank ABA #845
                           (2) Federal Reserve Bank of New York
                           Routing/Account 026008455

     Lending Office:
     DG Bank
     609 Fifth Avenue
     New York, New York  10017
     Attention: Mark K. Connelly, Vice President
     Telephone No.: (212) 745-1560
     Fax No.: (212) 745-1556/1550

Percentage:  3.33333333333333%      FIRST NATIONAL BANK OF COMMERCE


                                    By: /s/ J. Charles Freel, Jr.
                                       ----------------------------------
                                       Name: J. Charles Freel, Jr.
                                       Title: Vice President



     Address for Notices:
     First National Bank of Commerce
     P.O. Box 60279
     210 Baronne Street
     New Orleans, Louisiana  70112
     Attention: J. Charles Freel, Jr.
     Telephone No.: (504) 561-1638
     Fax No.: (504) 561-1316

     Payment Instructions:
     Name of Credit Bank:  First NBC
     City, State:          New Orleans, Louisiana
     Method of Payment:    Fed ABA #065000029
     Reference:            Sonat Offshore Drilling Inc.
     Attention:            Document Review Department

     Lending Office:
     First National Bank of Commerce
     P.O. Box 60279
     210 Baronne Street
     New Orleans, Louisiana  70112
     Attention: Lisa Glennon
     Telephone No.: (504) 561-1352
     Fax No.: (504) 561-1316

Percentage:  3.33333333333333%      SOCIETE GENERALE, SOUTHWEST AGENCY


                                    By: /s/ Paul E. Cornell
                                       ------------------------------
                                       Name: Paul E. Cornell
                                       Title: First Vice President



     Address for Notices:
     Societe Generale, Southwest Agency
     1111 Bagby Street, #2020
     Houston, Texas  77002
     Attention: Elizabeth Hunter
     Telephone No.: (713) 759-6330
     Fax No.: (713) 750-0824

     Payment Instructions:
     Name of Credit Bank:   Societe Generale, Southwest Agency
     City, State:           New York, New York
     Method of Payment:     ABA #026004226
     For Further Credit To: Sonat Offshore Drilling
     Account Number:        9036253

     Lending Office:
     Societe Generale, Southwest Agency
     2001 Ross Avenue, #4800
     Dallas, Texas  75201
     Attention: Tequlla English
     Telephone No.: (214) 979-2767
     Fax No.: (214) 754-0171

Percentage:  3.33333333333333%      THE SANWA BANK, LIMITED, DALLAS AGENCY


                                    By: /s/ R. Blake Wright
                                       -------------------------------
                                       Name: R. Blake Wright
                                       Title: Vice President



     Address for Notices:
     The Sanwa Bank, Limited, Dallas Agency
     2200 Ross Avenue, #4100 West
     Dallas, Texas  75201
     Attention:  Blake Wright
     Telephone No.: (214) 665-0216
     Fax No.: (214) 741-6535
     Telex: 735282
     Answerback: SANWA BK DAL

     Payment Instructions:
     --------------------
     Name of Credit Bank:   The Sanwa Bank, Limited, New York Branch
     City, State:           55 East 52nd Street, New York, New York
     Method of Payment:     ABA #026009823
     For Further Credit To: The Sanwa Bank, Limited, Dallas Agency
     Reference:             Sonat
     Attention:             Greg Crowe

     Lending Office:
     The Sanwa Bank, Limited, Dallas Agency
     2200 Ross Avenue, #4100 West
     Dallas, Texas  75201
     Attention:  Greg Crowe
     Telephone No.: (214) 665-0229
     Fax No.: (214) 741-6535
     Telex: 735282
     Answerback: SANWA BK DAL

Percentage:  3.33333333333333%      THE SUMITOMO BANK, LIMITED, HOUSTON AGENCY


                                    By: /s/ Signature appears here
                                       ---------------------------
                                       Name:
                                       Title: General Manager

     Address for Notices:
     The Sumitomo Bank, Limited, Houston Agency
     700 Louisiana, Suite 1750
     Houston, Texas  77002
     Attention:  Robert Johnson, V.P.
     Telephone No.: (713) 238-8235
     Fax No.: (713) 759-0020
     Telex: 774417
     Answerback: SUMITBK

     with copies to:

     Ms. Andrea Wei
     V.P./Associate General Counsel
     The Sumitomo Bank, Limited
     International Planning Dept. - Legal
     277 Park Avenue
     New York, New York  10172
     Telephone: (212) 224-4414
     Fax: (212) 224-5194
     Telex/Answerback: 420515/232407

     Payment Instructions:
     Name of Credit Bank:      Morgan Guaranty Trust Company
     City, State:              New York, New York
     Method of Payment:        Fed Funds ABA #021000238
     For Credit To:            The Sumitomo Bank, Ltd. - New York
     Account No.:              63128256
     For Further Credit To:    The Sumitomo Bank, Ltd. - Houston Agency
     Account No.:              818004
     Attention:                Loan Section
     Reference:                [Sonat Offshore Drilling, Inc.]

     Lending Office:
     The Sumitomo Bank, Limited, Houston Agency
     700 Louisiana, Suite 1750
     Houston, Texas  77002
     Telephone No.: (713) 759-0136
     Fax No.: (713) 759-0020
     Telex: 774417
     Answerback: SUMITBK

                                  EXHIBIT 2.2A


                            FORM OF ISSUANCE REQUEST

                                  EXHIBIT 2.2A

                                ISSUANCE REQUEST

                             ______________, _____


ABN AMRO Bank N.V., Houston Agency, As Agent
Three Riverway, Suite 1700
Houston, Texas  77056

Attention:  Ms. Cheryl I. Lipshutz

     Re:  Sonat Offshore Drilling Inc.

Ladies and Gentlemen:

     This Issuance Request is delivered to you pursuant to Section 2.2 of that certain Secured Credit Agreement dated as of July 30, 1996 (herein, as the same may be amended, modified, supplemented, extended, rearranged, and/or restated from time to time, called the "SECURED CREDIT AGREEMENT") by and between Sonat Offshore Drilling Inc. (the "BORROWER"), the various financial institutions (collectively, the "LENDERS") as are or may from time to time become parties thereto, ABN AMRO Bank N.V., Houston Agency, as Agent for the Lenders, SunTrust Bank, Atlanta and Credit Lyonnais New York Branch, as Documentation Agents for the Lenders, and Bank of Montreal, The Fuji Bank, Limited, Royal Bank of Canada, and Wells Fargo Bank (Texas), National Association, as Co-Agents for the Lenders. Any term defined in the Secured Credit Agreement and used in this Issuance Request shall have the meaning given to it in the Secured Credit Agreement.

          The Borrower hereby requests that the Agent issue a Letter of Credit on ___________________, ______ in the initial face amount of _________________
[and in the form attached hereto].

          The beneficiary of the requested Letter of Credit will be ________________________________, and such Letter of Credit will be in support of
_______________________________________________________________________________
_______________________________________________________________________________
[provide description and state if the Letter of Credit will be issued in connection with the Mandatory Bid Bank Guarantee] and will have a stated expiry date of ____________________, _____.

The following documents will be required upon presentation:

                             [Provide Description]

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

          A completed Application with respect to the Letter of Credit is attached.


Date:  ___________________, _____.

                                  SONAT OFFSHORE DRILLING INC.


                                  By:_______________________________
                                  Name:_____________________________
                                  Title:____________________________

                                  EXHIBIT 2.2B

                     FORMS OF LETTER OF CREDIT APPLICATIONS

                         [ABN-ANRO LOGO APPEARS HERE]


      APPLICATION AND AGREEMENT FOR STANDBY LETTER OF CREDIT OR GUARANTEE

TO:  ABN AMRO BANK N.V.                               DATE______________________
     HOUSTON AGENCY
     THREE RIVERWAY, SUITE 1700                       L/C NO.___________________
     HOUSTON, TEXAS 77056                                    (FOR BANK USE ONLY)
     (713) 629-6666

PLEASE ISSUE AN IRREVOCABLE STANDBY LETTER OF CREDIT/GUARANTEE SUBSTANTIALLY AS
SET FORTH BELOW BY:

        [ ] TELEX-FULL DETAILS             TELEX NO. ________           [ ] AIRMAIL            [ ] COURIER
- ------------------------------------------------------------------------------------------------------------------------------------
[ ] ADVISING BANK                 [ ] CONFIRMING BANK                  FOR ACCOUNT OF (APPLICANT) GIVE FULL NAME &  ADDRESS



____________________________________________________________________________________________________________________________________
IN FAVOR OF (BENEFICIARY) GIVE FULL NAME & ADDRESS                      AMOUNT

                                                                      --------------------------------------------------------------
                                                                        EXPIRY DATE

                                                                        AT ABN AMRO, HOUSTON, TEXAS UNLESS OTHERWISE INDICATED
- ------------------------------------------------------------------------------------------------------------------------------------

AVAILABLE BY DRAFTS AT _____________________________________________ DRAWN ON YOU OR YOUR CORRESPONDENT WHEN ACCOMPANIED BY THE
FOLLOWING DOCUMENTS.







[ ] PLEASE ISSUE PER ATTACHED FORMAT WHICH FORMS AN INTEGRAL PART OF THIS APPLICATION.

THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS OF THE INTERNATIONAL CHAMBER OF
COMMERCE IN EFFECT ON THE DATE HEREOF.

IN CONSIDERATION OF YOUR ISSUING THE STANDBY LETTER OF CREDIT/GUARANTEE SUBSTANTIALLY IN ACCORDANCE WITH THE FOREGOING APPLICATION,
THE UNDERSIGNED HEREBY (JOINTLY AND SEVERALLY) AGREE(S) TO EACH AND ALL OF THE TERMS AND CONDITIONS ON THE REVERSE HEREOF AND/OR
ATTACHED HERETO WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT
BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IF MORE THAN ONE PERSON SIGNS THIS APPLICATION, THE PERSON SHOWN BELOW AS "DESIGNATED PARTY" SHALL HAVE THE EXCLUSIVE RIGHT TO
RECEIVE NOTICES, ISSUE INSTRUCTIONS, AGREE TO WAIVERS, AMENDMENTS, EXTENSIONS AND INCREASES, AND OTHERWISE DEAL WITH THE ISSUER WITH
RESPECT TO THIS LETTER OF CREDIT.
- -----------------------------------------------------------------------------------------------------------------------------------
NAME OF APPLICANT                                                       NAME OF DESIGNATED PARTY

- ------------------------------------------------------------------------------------------------------------------------------------
SIGNATURE OF APPLICANT                                                  SIGNATURE OF DESIGNATED PARTY

- ------------------------------------------------------------------------------------------------------------------------------------
NAME AND TITLE                                                          NAME AND TITLE OF DESIGNATED PARTY

- ------------------------------------------------------------------------------------------------------------------------------------
PLEASE DATE AND SIGN THIS AGREEMENT AND ALL PAGES OF ATTACHMENTS, IF ANY.

- ------------------------------------------------------------------------------------------------------------------------------------
                                                    FOR ABN AMRO BANK USE ONLY

PROPOSED L/C AMOUNT_________________________________________    CURRENT APPROVED LINE AMOUNT________________________________________

L/C'S AND B/A'S_____________________________________________    WITHIN CREDIT LINE Y/N______________________________________________

LOANS OUTSTANDING___________________________________________    COMM. RATE__________________________________________________________

TOTAL AMOUNT________________________________________________    APPROVED____________________________________________________________
                                                                                                                               11/94

In consideration of ABN AMRO Bank N.V., Houston Agency (the "Issuer") issuing an irrevocable standby letter of credit substantially in accordance with the Application appearing on the reverse side hereof or attached hereto (the "Application") and as such letter of credit may be amended (the "Credit"), the undersigned, jointly and severally if there is more than one of the undersigned (the "Applicant") unconditionally and irrevocably agrees as follows:

1. ISSUER'S GENERAL OBLIGATIONS. Upon the issuance of a Credit, the Issuer's obligations to the Applicant with respect to the Credit include good faith and observance of general banking usage, but do NOT include liability or responsibility of any kind arising out of or in connection with: (a) performance of the underlying contract or other transactions between the Applicant and the beneficiary or any other person; (b) acts, errors, defaults or omissions of any person other than the Issuer, including any use of the Credit by any such person; (c) loss or destruction of any telegram, cable, letter, instrument or document while in transit or in the possession of others; (d) knowledge or lack of knowledge of any custom or usage of any particular trade; (e) transmission, delivery, translation or interpretation of any message including any interruption, delay, error or omission therein; (f) insufficiency, lack of authorization, invalidity of, lack of genuineness, truthfulness or error or fraud in any documents presented under the Credit or in any instructions purporting to be from the Applicant or the Issuer's correspondent, (g) validity or correctness of any transfer or proper identity of any transferee (if the Credit is issued in transferable form); (h) waiver of any requirement which exists for the Issuer's protection and not the protection of the Applicant, or which waiver does not in fact materially prejudice the Applicant; or (i) any other act or omission for which banks are relieved of responsibility under the "Uniform Customs & Practice for Documentary Credits" of the International Chamber of Commerce (hereafter, the "UCP"), in effect on the date hereof.

2.  ISSUER'S OBLIGATIONS CONCERNING DOCUMENTS.
    (a) The Issuer's obligations relative to the Credit include the examination of documents with reasonable care so as to ascertain that on their face they appear to comply with the terms of Credit, but do NOT include liability or responsibility of any kind arising out of or in connection with: (i) validity, sufficiency, truthfulness, genuineness or effect of documents which appear on Issuer's examination to be regular on their face; (ii) honor of drafts or demands for payment which appear on Issuer's examination to be regular on their face; or (iii) the ultimate correctness of Issuer's decision regarding documentary compliance, where such decision is based on Issuer's examination of the documents, or Issuer's exercise of judgment, in a manner not manifestly unreasonable. The Issuer may in its discretion (but shall not be obligated to) accept documents which substantially or reasonably comply with the terms of the Credit.
    (b) Unless otherwise specified in the Application, the Issuer may in its discretion (but shall not be obligated to) accept or honor (in the case of negotiable Credits) as complying with the Credit (i) drafts or documents signed by or issued to the purported agent, executor, administrator, liquidator, receiver, trustee in bankruptcy or other legal representative of any party designated in the Credit; (ii) drafts which fail to bear any or adequate reference to the Credit, or notation to be made on the Credit, or the Credit to be surrendered, or documents to be forwarded apart from the draft, whether or not required by the Credit; (iii) drafts or documents which comply under the laws, rules, regulations, and general banking or trade customs and usages of the place of drawing or presentation; or (iv) drafts or documents which comply with the UCP.

3.  PAYMENT; COMMISSIONS.
    (a) The Applicant shall pay the Issuer in United States currency at the office identified on the Application, the amount paid or to be paid by the Issuer or the Issuer's agent or any party on Issuer's behalf on each draft or other order, instrument or demand drawn, presented or purporting to be drawn or presented under the Credit (the "Item") together with all other amounts owing to the Issuer in connection therewith, such payment to be made at the time of honor of each item if so demanded by the Issuer, on demand in advance of any drawing. In the case of Items drawn in foreign currency, such payments shall be at the Issuer's current rate of exchange for transfers to the place of payment in the currency in which such Item is drawn (or, if for any reason the Issuer is unable to establish such a rate of exchange, in an amount equal to the Issuer's actual cost of settlement). The Applicant shall reimburse the Issuer in the same currency in which the Item is payable, provided that at the Issuer's option, Applicant shall reimburse Issuer in United States dollars for Items payable in a foreign currency at the rate at which Issuer could sell such foreign currency in exchange for United States dollars for transfer to the place of payment of the Item, or, if there is no such rate, the United States dollar equivalent of Applicant's actual cost of settlement. Applicant agrees to pay Issuer on demand in United States dollars such amounts as Issuer may be required to expend to comply with any and all governmental exchange regulations now or hereafter applicable to the purchase of foreign currency.
    (b) The Applicant shall pay the Issuer on demand, in United States currency at the office as identified on the Application: (i) a nonrefundable commission at such rate as the Issuer may establish; (ii) interest on all amounts due and owing to the Issuer, from and including the date such amount is paid or incurred by the Issuer or otherwise due and owing hereunder until such amount is paid in full, at a fluctuating rate per annum equal to the lesser of (x) Issuer's Prime Rate plus two percent (2%) and (y) the maximum non-usurious rate of interest permitted by applicable law in effect from time to time. "Prime Rate" shall mean the rate in effect from time to time as set by the Issuer and called its Prime Rate for United States dollar loans, which rate is not necessarily the lowest or best interest rate offered by the Issuer and interest shall be calculated on the basis of a 360 day year for actual days elapsed (unless such calculation would cause a usury violation, in which event interest shall be calculated on the basis of a year of 365 or 366 days); (iii) all charges and expenses, including attorney's fees, legal expenses, court costs or similar costs or liabilities from time to time paid or incurred by the Issuer in connection with the issuance or maintenance of the Credit, the performance under the Credit and this Agreement and all transactions (including, without limitation, the involvement of the Issuer in any court proceeding regarding the Credit) related to or contemplated by this Agreement (including, without limitation, the creation, perfection, maintenance, protection, exercise, enforcement or other realization upon the Issuer's interests, rights and remedies); and (iv) all charges and fees payable under any fee schedule of the Issuer in effect from time to time or as otherwise agreed.
    (c) All amounts payable by the Applicant hereunder shall be paid at the office of the Issuer identified on the Application, in immediately available and freely transferable funds at such place of payment. The Issuer is authorized to set off or charge to any account or other funds of the Applicant in Issuer's possession all obligations of the Applicant owing hereunder, irrespective of the currency in which such account or funds are denominated.
    (d) If, as a result of any law, regulation, treaty or directive, or any change therein, or in the interpretation or application thereof or Issuer's compliance with any request or directive (whether or not having the force of law) from any court or governmental authority, agency, instrumentality, any reserve, capital requirement, premium, special deposit, special assessment or similar requirement against the Issuer's assets, deposits or credit extended by the Issuer, are imposed, modified or deemed applicable and the Issuer shall determine that, by reason thereof, the cost to the Issuer of issuing or maintaining the Credit is increased, the Applicant agrees to pay the Issuer upon demand such additional amount or amounts as will compensate the Issuer for such additional cost. Determinations by the Issuer of the additional amounts required to compensate the Issuer in respect of the foregoing shall be conclusive, absent manifest error. The Applicant further agrees to pay any applicable levies or other taxes imposed in connection with the Credit other than net income taxes payable by the Issuer, and to otherwise comply with all domestic and foreign laws and regulations applicable to all transactions under or in connection with the Credit.
    (e) The Issuer may (but shall not be obligated to) make a loan to the Applicant in an amount equal to the reimbursement obligation of the Applicant under Section 3(a) hereof and the Issuer shall be hereby authorized to apply the proceeds of such loan to the repayment of such reimbursement obligation. Each such loan shall, except to the extent otherwise agreed to in writing between the Applicant and the Issuer, be due on demand and shall bear interest payable on demand at the rate per annum set forth in Section 3(b)(ii) hereof.

4. GRANT OF SECURITY INTEREST. The Applicant hereby grants to the Issuer, as security for all of its obligations to the Issuer, whether absolute or contingent, due or to become due, now or hereafter arising from this or any other agreement the Issuer may have with the Applicant, a security interest in and pledges to the Issuer all property of the Applicant of any nature, including all goods, equipment, inventory, accounts, instruments, chattel paper, documents and general intangibles now or hereafter in the actual or constructive possession of the Issuer or its correspondents or in transit to the Issuer or its correspondents from or for the Applicant in any manner whatsoever, whether expressly as security or otherwise, and all proceeds and products of the foregoing (the "Collateral"). The Issuer shall have all of the rights of a secured party under the Uniform Commercial Code (as in effect from time to time in any applicable jurisdiction) in the Collateral, and in addition all of the rights specified in this Agreement, including the right to set off or apply any of the Collateral to any of the Applicant's obligations to the Issuer at any time, without notice, in any order, manner, and amount the Issuer may determine. The Applicant shall execute any financing statements, trust receipts, or other documents the Issuer requests in order to perfect, maintain, protect, enforce or realize on the security interest in the Collateral and the Applicant shall pay all filing, recording and other fees in connection therewith. The Applicant authorizes the Issuer to file this Agreement or any statement, instrument, document or amendment, without the Applicant's signature, in all public offices as the Issuer in its sole discretion may deem necessary to create, preserve, perfect or validate any lien or security interest or to enable the Issuer to exercise or enforce its rights with respect to such lien or security interest and agrees to pay the cost of filing or recording the same and all other costs and expenses in connection with the custody, care, preservation, perfection or collection of the Collateral. Upon request, the Applicant shall deposit with the Issuer such additional security for the Applicant's obligations as the Issuer may in good faith deem necessary or advisable for its protection.

5. OBLIGATION OF APPLICANT; ASSUMPTION OF RISK BY APPLICANT; INDEMNIFICATION OF ISSUER BY APPLICANT; SUBROGATION.
    (a) The Applicant's obligations to the Issuer hereunder are, and shall remain, absolute and unconditional notwithstanding any lack of enforceability of the Credit or the existence of any claim, counterclaim, defense or right of set off the Applicant may have against the Issuer.
    (b) The beneficiary or any other user of the Credit and any other drawer of any draft or the presenter of any demand for payment thereunder shall be deemed Applicant's agents, and the Applicant assumes all risk, loss, liability, charges and expenses with respect to their acts or omissions and also with respect to any error, delay, misdelivery or loss in or arising out of the transmission of telegrams, cables, letters or other communications, documents or items forwarded in connection with the drafts or the Credit. The Applicant shall not be relieved from any obligation or liability, nor shall the terms of this Agreement be affected by the occurrence of the foregoing. Any action or inaction by the Issuer or its correspondents in connection with the Credit or with instructions, drafts or documents relative to the Credit, shall, if in good faith, conclusively be deemed to have been authorized by the Applicant, and the Issuer shall have no liability therefor.
    (c) THE APPLICANT SHALL INDEMNIFY THE ISSUER AND ITS CORRESPONDENTS AND SHALL DEFEND AND HOLD THE ISSUER AND ITS CORRESPONDENTS HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSS, COSTS, EXPENSES (INCLUDING ATTORNEY'S
FEES) AND LIABILITIES, OF ANY NATURE WHATEVER, SUSTAINED OR INCURRED OR ASSERTED IN CONNECTION WITH THE CREDIT, THE PAYMENT OR ACCEPTANCE OR REFUSAL TO PAY OR ACCEPT ANY DRAFT OR OTHER DEMAND FOR PAYMENT, AND ANY OTHER ACTION OR INACTION IN RELIANCE UPON THE PROVISIONS OF THIS AGREEMENT (including but not limited to any and all claims, damages, loss, costs, expenses and liabilities arising out of or resulting from the negligence (sole, ordinary, contributory or other) of the person to be indemnified) except, only if, and to the extent that any such claims, damages, loss, expenses or liabilities shall have been determined by a court of competent jurisdiction to have been directly caused by the willful misconduct or gross negligence of the Issuer in performing its obligations under the Credit or by the Issuer's failure to make payment of any drawing or other demand for payment made in strict conformity with the Credit. It is understood that in making payment under the Credit the Issuer's exclusive reliance on the documents presented to the Issuer in accordance with the terms of the Credit as to any and all matters set forth therein, whether or not any statement or any document presented pursuant to the Credit proves to be forged, fraudulent, invalid or insufficient in any respect whatsoever, shall not be deemed willful misconduct or gross negligence of the Issuer.
    (d) The Issuer shall be subrogated (for purposes of defending against the Applicant's claims and proceeding against others to the extent of the Issuer's liability to the Applicant) to the Applicant's rights against any person who may be liable to the Applicant on any underlying transaction, to the rights of any holder in due course or person with similar status against the Applicant and to the rights of the beneficiary or its assignee or person with similar status against the Applicant.
    (e) The Applicant certifies that transactions in any commodities covered by the Application are not prohibited under the foreign assets control regulations of the United States Treasury Department and that any importation covered by the Application conforms in every respect with all United States regulations then in effect.

6.  DEFAULT; REMEDIES.
    (a) The Applicant shall be in default under this Agreement upon the occurrence of any of the following: (i) any failure by the Applicant to pay or perform when and as due hereunder any of its obligations or liabilities under this Agreement or any other agreement with the Issuer or instrument delivered to the Issuer, including without limitation the Applicant's obligation to pay promptly all sums due to the Issuer; (ii) any failure to furnish, upon the Issuer's demand, additional security satisfactory to the Issuer; (iii) any failure to furnish upon demand any financial information the Issuer may request or to permit an inspection of Applicant's books, records and accounts at any reasonable time; (iv) any act or event evidencing or reasonably appearing to evidence the bankruptcy, reorganization, rehabilitation, arrangement, liquidation, insolvency or financial instability of any party hereto signing as an Applicant or any guarantor thereof; (v) any material misrepresentation made in connection with the Credit; (vi) any default by Applicant under any agreement involving the borrowing of money or the obtaining of credit; (vii) the death or appointment of a guardian, conservator or similar representative of any party signing as an Applicant, or of any guarantor thereof; or (viii) any other act, event or occurrence which in the Issuer's sole judgment impairs the Issuer's security or increases its risk.
    (b) WITHOUT PRESENTMENT, PROTEST, NOTICE OR DEMAND AND WITHOUT NOTICE OF INTENTION TO ACCELERATE OR NOTICE OF ACCELERATION, ALL OF WHICH ARE HEREBY WAIVED. Upon default, all obligations and liabilities of the Applicant to the Issuer, of whatever nature, whether contingent or absolute, shall become immediately due and payable and without limiting the foregoing and any other rights of the Issuer hereunder, the Applicant shall immediately pay to the Issuer an amount equal to the available undrawn amount of the Credit. The Issuer shall have all the rights and remedies of a secured party under the Uniform Commercial Code, and in addition to such rights and remedies, the Applicant further agrees that any default under this Agreement shall also be a default under all other agreements with the Issuer.
    (c) All amounts due and payable shall accrue interest, from and including the date such amount is paid or incurred by the Issuer until payment in full, at the rate per annum set forth in Section 3(b)(ii) hereof.

7. WAIVER BY ISSUER; ACTS NOT AFFECTING AGREEMENT. The Issuer shall have no duty to exercise any of its rights hereunder, and shall not be liable for any failure or delay in doing so. No failure or delay on the part of the Issuer or its correspondents shall operate as a waiver, and no notice to or demand by the Issuer or its correspondents shall be deemed a waiver of the Issuer's right to take any other or further action without notice or demand. Issuer's rights, including all security interests in Collateral, and Applicant's obligations and liabilities under this Agreement shall continue unimpaired and this Agreement shall remain binding upon each party hereto signing as an Applicant, notwithstanding: (a) release or substitution of any Collateral or any right or interest therein; (b) extension of the maturity or time for presentation of drafts, acceptances or documents; (c) any other modification of the terms of the Credit at the request of any party hereto signing as an Applicant, with or without notification to any other party; or (d) any increase in the amount of the Credit at the request of any party hereto. No delay, extension of time, renewal, compromise or other indulgence which the Issuer may permit in connection with any of its rights hereunder shall impair those rights, and the Issuer shall not be deemed to have waived any rights unless such waiver is in writing and signed by the Issuer or its authorized agent, nor shall any such waiver constitute a waiver of any other right or of the same right at any future time.

8. SOLE OBLIGATION OF ISSUER. Without limiting any other provision herein, the Issuer is hereby expressly authorized and directed to honor any request for payment which is made under and in compliance with the terms of the Credit without regard to, and without any duty on the part of the Issuer to inquire into, the existence of any disputes or controversies between any of the Applicant, the beneficiary of the Credit or any other person, firm or corporation, or the respective rights, duties or liabilities of any of them or whether any facts represented in any of the documents presented under the Credit are true or correct. Furthermore, the Applicant agrees that the Issuer's obligation to the Applicant shall be limited to honoring requests for payment made under and in compliance with the terms of the Credit and this Agreement and the Issuer's obligation remains so limited even if the Issuer may have assisted in the preparation of the wording of the Credit or any documents required to be presented thereunder or the Issuer may otherwise be aware of the underlying transaction giving rise to the Credit and this Agreement.

9.  DURATION OF AGREEMENT; AGREEMENT BINDING UPON SUCCESSORS. This
Agreement shall remain in full force and effect until the Issuer has actually received written notice to the contrary from the Applicant, and after receipt of such written notice shall continue in full force and effect as to all transactions between the Applicant and the Issuer commenced prior to the date of such receipt. All indemnities, covenants, agreements, representations and warranties made in this Agreement shall survive the issuance by the Issuer of the Credit and shall continue in full force and effect so long as the Credit, or any portion thereof, shall be unexpired or any sums drawn thereunder or other amounts owing hereunder shall remain unpaid, provided, however, that the provisions of Sections 3(b)(iii), 3(d), 5(c), 9, 11, 12(b), 12(c) and 12(k) shall survive the termination of this Agreement. This Agreement shall not be revoked or impaired by the death of any party hereto, by the revocation or release of any obligations hereunder of any one or more parties hereto (or if any party hereto shall be a partnership, by any changes in the parties composing the partnership). If this Agreement is terminated or revoked as to any party for any reason, the Applicant shall indemnify and hold the Issuer harmless from any loss incurred in acting hereunder prior to the actual receipt of written notice of such termination or revocation. The invalidity or lack of enforceability of any provision hereto shall not affect the validity or enforceability of any other provision hereof. If this Agreement is signed by two or more parties, it shall constitute the joint and several agreement of such parties; provided, that the Designated Party, as defined below, shall have the exclusive right to issue all instructions relating to the Credit including, without limitation, instructions as to the disposition of documents and any unutilized funds, waivers of discrepancies and to agree with the Issuer upon any amendments, modifications, extensions, renewals or increases in the Credit or the further financing or refinancing of any transaction effected hereunder, irrespective of whether the same may now or hereafter affect the rights of any party hereto or their legal representatives, heirs or assigns. The Designated Party shall have specimen signatures on file with the Issuer and the Issuer may give any notices to the Designated Party without notice to any other party.

10. LAW GOVERNING. The Credit and this Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be wholly performed within such State. Unless inconsistent with such state law or except so far as otherwise expressly stated in the Credit, the Credit and this Agreement are subject to the terms of the UCP in effect on the date of the Application, provided, however, that without limiting the foregoing, Articles 41 and 43 of UCP 500 shall have no application to the Credit or this Agreement. In the absence of proof expressly to the contrary, the UCP shall serve as evidence of general banking usage.

11. GROSS-UP PROVISION. Any and all payments made to Issuer hereunder shall be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, deductions, charges or withholdings of any nature, and all liabilities with respect thereto, excluding taxes imposed on net income of the Issuer and all income and franchise taxes of the United States and any political subdivision thereof imposed on the Issuer (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities are referred to herein as "Taxes"). If the Applicant shall be required by law to deduct any Taxes from or in respect to any sum payable hereunder (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 11), the Issuer shall receive an amount equal to the sum the Issuer would have received had no deductions been made; (ii) the Applicant shall make all such deductions; and (iii) the Applicant shall pay the full amount deducted to the relevant taxation authority or other authority in compliance with applicable law. THE APPLICANT SHALL INDEMNIFY THE ISSUER FOR THE FULL AMOUNT OF TAXES, (INCLUDING WITHOUT LIMITATION, ANY TAXES IMPOSED BY ANY JURISDICTION ON AMOUNTS PAYABLE HEREUNDER) PAID BY THE ISSUER AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, whether or not such Taxes were correctly or legally asserted. Payment upon this indemnification shall be made within thirty (30) days from the date the Issuer makes written demand therefor. Within thirty (30) days after date of the payment of Taxes, the Applicant shall furnish to the Issuer the original or certified copy of a receipt evidencing payment thereof.

12.  OTHER TERMS
     (a) If the Credit shall contain any provision for automatic renewal, the Applicant acknowledges and agrees that the Issuer is under no obligation to allow such renewal to occur and any such renewal shall remain within the sole and absolute discretion of the Issuer. The Applicant hereby irrevocably consents to the automatic renewal of such Credit in accordance with its terms should the Issuer decide to allow such renewal to occur; provided, however, that the Applicant shall have the right to request the Issuer to disallow such renewal on the condition that the Applicant shall give the Issuer prior written notice of such request not less than thirty (30) days prior to the deadline imposed upon the Issuer for notification to the beneficiary of non-renewal of the Credit.
     (b) The Applicant shall indemnify the Issuer against any loss incurred by the Issuer as a result of any judgment or order being given or made for the payment of any amount due hereunder in a particular currency (the "Currency of Account") and such judgment or order being expressed in a currency (the "Judgment Currency") other than the Currency of Account and as a result of any variation having occurred in the rates of exchange between the date which such amount is converted into the Judgment Currency and the date of actual payment pursuant thereto. The foregoing indemnity shall constitute a separate and independent obligation of the Applicant.
     (c) Each party signing as Applicant and any guarantor thereof agrees that if any amount paid to the Issuer hereunder is rescinded or must be otherwise restored or returned by the Issuer due to the insolvency, bankruptcy, liquidation or reorganization of any party hereto, each party's obligations hereunder with respect to each such amount shall be reinstated to the same extent as if such payment had not been made.
     (d) The Applicant authorizes the Issuer to set forth the terms of the Application in the Credit in such language as the Issuer deems appropriate, with such variations from such terms as the Issuer may in its discretion determine to be necessary (which determination shall be conclusive) and not materially inconsistent with the Application. If Applicant, or in the case of more than one Applicant, the Designated Party, does not notify the Issuer within ten (10) calendar days of its issuance, Applicant agrees that such Credit is conclusively presumed to be in proper form. Upon receipt of timely notice of any discrepancy in the Credit, the Issuer will endeavor to obtain the consent of the confirming bank (if any) and the beneficiary for an appropriate modification to the Credit; provided, however, that the Issuer shall assume no liability or responsibility for its failure to obtain such consent.
     (e) No party to this Agreement may assign its rights or obligations under this Agreement without the prior written consent of the Issuer, provided that the obligations of the Issuer under this Agreement may be provided or fulfilled by any affiliate of the Issuer so long as the Issuer assumes full responsibility for such obligations.
     (f) This Agreement and any exhibits hereto constitute the entire agreement among the parties and supersede any and all prior agreements, proposals, negotiations and representations pertaining to the obligations and duties to be performed under this Agreement. No amendments or modifications of this Agreement shall be valid unless in writing and signed by or on behalf of Applicant and Issuer.
     (g) Except as otherwise provided in this Agreement, all notices required to be given pursuant to this Agreement shall be effective when received, and shall be sufficient if given in writing, hand delivered or sent by First Class United States Mail, postage prepaid, air courier or telecopier, and addressed to the appropriate party at its address as shown on the signature page hereof or at such other address as the sending party shall have been advised in writing.
     (h) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or lack of enforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law.
     (i) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.
     (j) Regardless of the expiry date of the Credit, the Applicant shall remain liable hereunder until the Issuer is released from liability by every person, firm, corporation or other entity which is entitled to draw or demand payment under the Credit.
     (k) Applicant agrees to indemnify and hold Issuer harmless from each and every claim, demand, liability, loss, cost or expense (including, but not limited to, attorneys' fees and court costs (any and all claims, damages, loss, costs, expenses and liabilities arising out of or resulting from the negligence (sole, ordinary, contributory or other) of the person to be indemnified) which may arise or be created by Issuer's acceptance of telecommunication instructions in connection with the Credit, including, but not limited to, telephone or facsimile instructions in connection with any waiver of discrepancies.
     (l) Applicant, or in the case of more than one person signing as Applicant, the Designated Party, agrees to examine promptly all instruments and documents delivered to the Applicant or Designated Party, as the case may be, from time to time and in the event the Applicant or Designated Party shall have any claim of non-compliance with their instructions or of discrepancies or other irregularity, the Applicant or the Designated Party, as the case may be, shall immediately notify the Issuer thereof in writing. The Applicant and the Designated Party shall conclusively be deemed to have waived any such claim against the Issuer unless such immediate notice is given as stated above.
     (m) For multiple parties signing as Applicant, such parties may request that the Credit be issued with the name of one of the Applicants, and agree that such party shall be the Designated Party for the purposes of this Agreement.
     (n) The parties hereto each hereby submit to the jurisdiction of the courts of the State of Texas, the venue of which shall be in the county of Harris and the United States District Court for the Southern District of Texas, as well as to the jurisdiction of all courts to which an appeal may be taken or other review sought from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of Applicant's obligations under or with respect to this Agreement and the Credit and expressly waive any and all objections they may have as to venue in any such courts. ISSUER AND APPLICANT EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ON ANY MATTER WHATSOEVER (INCLUDING, WITHOUT LIMITATION, ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE CREDIT, ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN). No party to this Agreement, including but not limited to any assignee or successor of a party, shall seek a jury trial in any lawsuit, proceeding, counterclaim or any other litigation procedure based upon, or arising out of this Agreement, the Credit, any related instruments, any Collateral or the dealings or the relationship between the parties. No party will seek to consolidate any such action, in which a jury trial has been waived, with any other action in which a jury trial cannot be or has not been waived. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO WITH LEGAL COUNSEL AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

               PAGE 3 OF THE STANDBY LETTER OF CREDIT APPLICATION


NOTWITHSTANDING THE FOREGOING, THE LETTER OF CREDIT REFERRED TO HEREIN SHALL BE ISSUED UNDER THE SECURED CREDIT AGREEMENT DATED AS OF JULY 30, 1996, BY AND BETWEEN SONAT OFFSHORE DRILLING INC., THE VARIOUS FINANCIAL INSTITUTIONS (COLLECTIVELY, THE "LENDERS") AS ARE OR MAY FROM TIME TO TIME BECOME PARTIES THERETO, ABN AMRO BANK N.V., HOUSTON AGENCY, AS AGENT FOR SUCH LENDERS, SUNTRUST BANK, ATLANTA AND CREDIT LYONNAIS NEW YORK BRANCH, AS DOCUMENTATION AGENTS FOR THE LENDERS, AND BANK OF MONTREAL, THE FUJI BANK, LIMITED, ROYAL BANK OF CANADA, AND WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, AS CO-AGENTS FOR THE LENDERS (AS THE SAME MAY BE FROM TIME TO TIME AMENDED, RESTATED OR OTHERWISE MODIFIED, THE "CREDIT AGREEMENT"), AND TO THE EXTENT ANY PROVISION HEREOF CONFLICTS WITH PROVISIONS OF THE CREDIT AGREEMENT, THE CREDIT AGREEMENT PROVISION SHALL PREVAIL. IN ADDITION, SECTIONS 3, 4, 5(A), 5(B), 11, 12(A) AND 12(B) OF THIS APPLICATION, AND ALL OTHER REFERENCES HEREIN TO "COLLATERAL", ARE HEREBY DELETED AND SHALL NOT APPLY TO THE LETTER OF CREDIT REFERRED TO HEREIN. SECTIONS 10 AND 12(N) OF THIS APPLICATION SHALL BE HEREBY AMENDED TO DELETE REFERENCES TO TEXAS LAW, THE COUNTY OF HARRIS AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS AND TO INSERT IN THEIR PLACE NEW YORK LAW, NEW YORK COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.

                         [ABN-ANRO LOGO APPEARS HERE]


           APPLICATION AND AGREEMENT FOR COMMERCIAL LETTER OF CREDIT

TO:  ABN AMRO BANK N.V.                               DATE______________________
     HOUSTON AGENCY
     THREE RIVERWAY, SUITE 1700                       L/C NO.___________________
     HOUSTON, TEXAS 77056                                    (FOR BANK USE ONLY)
     (713) 629-6666

THE UNDERSIGNED HEREBY REQUESTS YOU TO ISSUE YOUR IRREVOCABLE LETTER OF CREDIT
AS SUBSTANTIALLY SET FORTH BELOW AND FORWARD SAME TO YOUR CORRESPONDENT FOR
DELIVERY TO THE BENEFICIARY OR DIRECTLY TO THE BENEFICIARY (AS APPLICABLE) BY:

        [ ] TELEX-FULL DETAILS             TELEX NO. ________           [ ] AIRMAIL            [ ] COURIER
- ------------------------------------------------------------------------------------------------------------------------------------
[ ] ADVISING BANK                 [ ] CONFIRMING BANK                  FOR ACCOUNT OF (APPLICANT) GIVE FULL NAME &  ADDRESS



____________________________________________________________________________________________________________________________________
IN FAVOR OF (BENEFICIARY) GIVE FULL NAME & ADDRESS                      AMOUNT

                                                                      --------------------------------------------------------------
                                                                        EXPIRY DATE

                                                                        AT ABN AMRO, HOUSTON, TEXAS UNLESS OTHERWISE INDICATED
- ------------------------------------------------------------------------------------------------------------------------------------

Available by draft(s) at ______________________ drawn on ________________________ for ___% of invoice value accompanied by the following documents (check required documents):

[ ] Signed Original Commercial Invoice and ___ copies evidencing shipment of _______________________________________________________
____________________________________________________________________________________________________________________________________

[ ] Packing List and ____ copies

[ ] Negotiable Insurance Policy or Certificate in duplicate for ____% of invoice value covering:
[ ] Marine [ ] Air [ ] War Risks [ ] All Risks [ ] Other Risks (please specify) ____________________________________________________
(All claims to be payable in the currency of this Letter of Credit, unless otherwise provided)

[ ] Insurance effected by ourselves

[ ] Full set clean on board Ocean Bill of Lading plus one non-negotiable copy consigned to the order of ____________________________
marked "freight [ ] collect [ ] prepaid" and notify_________________________________________________________________________________

[ ] Full set clean, Multimodal Transport Document plus one non-negotiable copy consigned to the order of __________________________, marked "freight [ ]collect [ ]prepaid" and notify___________________________________________________________________________________
indicating that goods have been [ ]dispatched or [ ]taken in charge or [ ]loaded on board.

[ ] Clean Air Transport Document plus one copy issued to ___________________________________________________________________________
marked "freight [ ]collect [ ]prepaid" and notify___________________________________________________________________________________

[ ] Other documents, if any


Shipping terms (please check one):  [ ]Ex-Works  [ ]FOB  [ ]CFR  [ ]CIF  [ ]CPT  [ ]DDP  [ ]Other___________________________________
(all such terms shall be interpreted in accordance with the ICC 1990 Incoterms)

Transport document to indicate shipment
FROM (port of loading):                                  TO (port of discharge):
Partial Shipments [ ] permitted [ ] prohibited           Transshipments [ ] permitted [ ] prohibited

SPECIAL INSTRUCTIONS:
[ ] Documents must be presented within ___________________ days after date of shipment.
[ ] All banking charges other than those of the issuing bank's are for the account of the [ ] Beneficiary [ ] Applicant.
[ ] Transferable [ ] Non-Transferable  By (Nominated Bank): ________________________________________________________________________
Other instructions:


THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS OF THE INTERNATIONAL CHAMBER OF
COMMERCE IN EFFECT ON THE DATE HEREOF.

IN CONSIDERATION OF YOUR ISSUING THE LETTER OF CREDIT SUBSTANTIALLY IN ACCORDANCE WITH THE FOREGOING APPLICATIONS, THE UNDERSIGNED
HEREBY (JOINTLY AND SEVERALLY) AGREE(S) TO EACH AND ALL OF THE TERMS AND CONDITIONS ON THE REVERSE HEREOF OR ATTACHED HERETO WHICH
ARE HEREBY INCORPORATED HEREIN BY REFERENCE. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY
NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL
AGREEMENTS BETWEEN THE PARTIES.

IF MORE THAN ONE PERSON SIGNS THIS APPLICATION, THE PERSON SHOWN BELOW AS "DESIGNATED PARTY" SHALL HAVE THE EXCLUSIVE RIGHT TO
RECEIVE NOTICES, ISSUE INSTRUCTIONS, AGREE TO WAIVERS, AMENDMENTS, EXTENSIONS AND INCREASES, AND OTHERWISE DEAL WITH THE ISSUER WITH
RESPECT TO THIS LETTER OF CREDIT.
- -----------------------------------------------------------------------------------------------------------------------------------
NAME OF APPLICANT                                                       NAME OF DESIGNATED PARTY

- ------------------------------------------------------------------------------------------------------------------------------------
SIGNATURE OF APPLICANT                                                  SIGNATURE OF DESIGNATED PARTY

- ------------------------------------------------------------------------------------------------------------------------------------
NAME AND TITLE                                                          NAME AND TITLE OF DESIGNATED PARTY

- ------------------------------------------------------------------------------------------------------------------------------------
                                                    FOR ABN AMRO BANK USE ONLY

PROPOSED L/C AMOUNTS________________________________________    CURRENT APPROVED LINE AMOUNT________________________________________

L/C'S AND B/A'S_____________________________________________    WITHIN CREDIT LINE Y/N______________________________________________

LOANS OUTSTANDING___________________________________________    COMM. RATE__________________________________________________________

TOTAL AMOUNT________________________________________________    APPROVED____________________________________________________________
                                                                                                                               11/94

In consideration of ABN AMRO Bank N.V. (the "Issuer") issuing an irrevocable commercial letter of credit substantially in accordance with the Application appearing on the reverse side hereof or attached hereto (the "Application") and as such letter of credit may be amended (the "Credit"), the undersigned, jointly and severally if there is more than one of the undersigned (the "Applicant") unconditionally and irrevocably agrees as follows:

     1. ISSUER'S GENERAL OBLIGATIONS. Upon the issuance of a Credit, the Issuer's obligations to the Applicant with respect to the Credit include good faith and observance of general banking usage, but do NOT include liability or responsibility of any kind arising out of or in connection with: (a) performance of the underlying contract or other transactions between the Applicant and the beneficiary or any other person; (b) acts, errors, defaults or omissions of any person other than the Issuer, including any use of the Credit by any such person; (c) loss or destruction of any telegram, cable, letter, instrument or document while in transit or in the possession of others; (d) knowledge or lack of knowledge of any custom or usage of any particular trade; (e) transmission, delivery, translation or interpretation of any message including any interruption, delay, error or omission therein; (f) insufficiency, lack of authorization, invalidity of, lack of genuineness, truthfulness or error or fraud in any documents presented under the Credit or in any instructions purporting to be from the Applicant or the Issuer's correspondent, (g) validity or correctness of any transfer or proper identity of any transferee (if the Credit is issued in transferable form); (h) waiver of any requirement which exists for the Issuer's protection and not the protection of the Applicant, or which waiver does not in fact materially prejudice the Applicant; or (i) any other act or omission for which banks are relieved of responsibility under the "Uniform Customs & Practice for Documentary Credits" of the International Chamber of Commerce (hereafter, the "UCP"), in effect on the date hereof.

     2. ISSUER'S OBLIGATIONS CONCERNING DOCUMENTS.

     (a) The Issuer's obligations relative to the Credit include the examination of documents with reasonable care so as to ascertain that on their face they appear to comply with the terms of Credit, but do NOT include liability or responsibility of any kind arising out of or in connection with: (i) validity, sufficiency, truthfulness, genuineness or effect of documents which appear on Issuer's examination to be regular on their face; (ii) honor of drafts or demands for payment which appear on Issuer's examination to be regular on their face; or (iii) the ultimate correctness of Issuer's decision regarding documentary compliance, where such decision is based on Issuer's examination of the documents, or Issuer's exercise of judgment, in a manner not manifestly unreasonable. The Issuer may in its discretion (but shall not be obligated to) accept documents which substantially or reasonably comply with the terms of the Credit.

     (b) Unless otherwise specified in the Application, the Issuer may in its discretion (but shall not be obligated to) accept or honor (in the case of negotiable Credits) as complying with the Credit: (i) drafts drawn prior to the expiry of the Credit but presented to the Issuer on the banking day following such expiry, if such expiry falls on a non-banking day; (ii) drafts with respect to partial shipments, or timely shipments subsequent to a non-conforming shipment; (iii) transport documents, multimodal transport documents or air transport documents providing for transshipments, if the entire carriage is covered by one transport document, the date of the on-board notation of such transport document to be deemed the date of such shipment; (iv) transport documents which indicate transshipment will occur in containers, trailers or LASH barges and the entire ocean carriage is covered by one bill of lading, even if transshipment is prohibited by the Application; (v) drafts or documents signed by or issued by the purported agent, executor, administrator, liquidator, receiver, trustee in bankruptcy or other legal representative of any party designated in the Credit; (vi) drafts which fail to bear any or adequate reference to the Credit, or notation to be made on the Credit, or the Credit to be surrendered, or documents to be forwarded apart from the draft, whether or not required by the Credit; (vii) drafts or documents which comply under the laws, rules, regulations, and general banking or trade customs and usages of the place of drawing, negotiation or presentation; or (viii) drafts or documents which comply with the UCP.

     (c) Unless otherwise specified in the Application, the Issuer may accept
(i) as a "bill of lading" any document purporting to be issued by or on behalf of a carrier and acknowledging the receipt of goods for transportation irrespective of the specific provisions of such documents; (ii) insurance policies or insurance certificates or declarations under an open cover pre-signed by an insurance company or underwriters or their agents as documents of insurance; (iii) description of property contained in any invoice as sufficient and controlling against other descriptions contained in any bills of lading, insurance or other documents accepted, as long as such descriptions are not inconsistent with one another; (iv) any document containing stamped, written or typewritten provisions whether or not signed and initialed, as if the same were placed with authority on the document at the time of its issuance by the carrier, other issuer or their agents. The date of each bill of lading or other transport document shall be deemed the date of shipment. In the event that, at Applicant's request, some of the documents required under this Credit are forwarded directly to Applicant or any other party designated by Applicant; or at the request of Applicant, the Issuer releases or consents to the release of some or all of the property shipped under the Credit prior to the presentation of the respective Item (as defined in Section 3(a), below), Applicant agrees to pay Issuer on demand the amount of any claim made against Issuer by reason thereof and authorizes Issuer to honor such Item when it is presented regardless of whether or not such Item or any document which may accompany it complies with the terms of the Credit. In the case of the issuance of a steamship indemnity for Applicant's account, Issuer is authorized to retain original bills of lading for delivery to the shipping company to secure the release of the Issuer's indemnity.

     3. PAYMENT; COMMISSIONS.

     (a) The Applicant shall pay the Issuer in United States currency at the office identified on the Application, the amount paid or to be paid by the Issuer or the Issuer's agent or any party on the Issuer's behalf, on each draft or other order, instrument or demand drawn, presented or purporting to be drawn or presented under the Credit (the "Item") together with all other amounts owing to the Issuer in connection therewith, such payment to be made at the time of honor of each Item or if so demanded by the Issuer, on demand in advance of any drawing. In the case of Items drawn in foreign currency, such payments shall be at the Issuer's current rate of exchange for transfers to the place of payment in the currency in which such Item is drawn (or, if for any reason the Issuer is unable to establish such a rate of exchange, in an amount equal to the Issuer's actual cost of settlement). The Applicant shall reimburse the Issuer in the same currency in which the Item is payable, provided that at the Issuer's option, Applicant shall reimburse Issuer in United States dollars for Items payable in a foreign currency at the rate at which Issuer could sell such foreign currency in exchange for United States dollars for transfer to the place of payment of the Item, or, if there is no such rate, the United States dollar equivalent of Applicant's actual cost of settlement. Applicant agrees to pay Issuer on demand in United States dollars such amounts as Issuer may be required to expend to comply with any and all governmental exchange regulations now or hereafter applicable to the purchase of foreign currency.

     (b) The Applicant shall pay the Issuer on demand, in United States currency at the office as identified on the Application: (i) a nonrefundable commission at such rate as the Issuer may establish; (ii) interest on all amounts due and owing to the Issuer, from and including the date such amount is paid or incurred by the Issuer or otherwise due and owing hereunder until such amount is paid in full, at a fluctuating rate per annum equal to the lesser of (x) the Issuer's Prime Rate plus two percent (2%) and (y) the maximum non-usurious rate of interest permitted by applicable law in effect from time to time. "Prime Rate" shall mean the rate in effect from time to time as set by the Issuer and called its Prime Rate for United States dollar loans, which rate is not necessarily the lowest or best interest rate offered by the Issuer and interest shall be calculated on the basis of a 360 day year for actual days elapsed (unless such calculation would cause a usury violation, in which event interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be); (iii) all charges and expenses, including attorney's fees, legal expenses, court costs, and any similar costs or liabilities from time to time paid or incurred by the Issuer in connection with the issuance or maintenance of the Credit, the performance under the Credit and this Agreement and all transactions (including, without limitation, the involvement of the Issuer in any court proceeding regarding the Credit), related to or contemplated by this Agreement (including without limitation, the creation, perfection, maintenance, protection, exercise, enforcement or other realization upon the Issuer's interests, rights and remedies); and (iv) all charges and fees payable under any fee schedule of the Issuer in effect from time to time, or as otherwise agreed.

     (c) All amounts payable by the Applicant hereunder shall be paid at the office of the Issuer identified on the Application, in immediately available and freely transferable funds at such place of payment. The Issuer is authorized to set off or charge to any account or other funds of the Applicant in Issuer's possession all obligations of the Applicant owing hereunder, irrespective of the currency in which such account or funds are denominated.

     (d) If, as a result of any law, regulation, treaty or directive, or any change therein, or in the interpretation or application thereof or Issuer's compliance with any request or directive (whether or not having the force of law) from any court or governmental authority, agency or instrumentality, any reserve, capital requirement, premium, special deposit, special assessment or similar requirements against the Issuer's assets, deposits or credit extended by the Issuer, are imposed, modified, or deemed applicable and the Issuer shall determine that, by reason thereof, the cost to the Issuer of issuing or maintaining the Credit is increased, the Applicant agrees to pay the Issuer upon demand such additional amount or amounts as will compensate the Issuer for such additional cost. Determinations by the Issuer of the additional amounts required to compensate the Issuer in respect of the foregoing shall be conclusive, absent manifest error. The Applicant further agrees to pay any applicable levies or other taxes imposed in connection with the Credit other than net income taxes payable by the Issuer, and to otherwise comply with all domestic and foreign laws and regulations applicable to all transactions under or in connection with the Credit.

     (e) The Issuer may (but shall not be obligated to) make a loan to the Applicant in an amount equal to the reimbursement obligation of the Applicant under Section 3(a) hereof and the Issuer shall be hereby authorized to apply the proceeds of such loan to the repayment of such reimbursement obligation. Each such loan shall, except to the extent otherwise agreed to in writing between the Applicant and the Issuer, be due on demand and shall bear interest payable on demand at the rate per annum set forth in Section 3(b)(ii) hereof.

     4. GRANT OF SECURITY INTEREST. The Applicant hereby grants to the Issuer, as security for all of its obligations to the Issuer, whether absolute or contingent, due or to become due, now or hereafter arising from this or any other agreement the Issuer may have with the Applicant, a security interest in and pledges to the Issuer all property of the Applicant of any nature, including all goods, equipment, inventory, accounts, instruments, chattel paper, documents and general intangibles now or hereafter in the actual or constructive possession of the Issuer or its correspondents or in transit to the Issuer or its correspondents from or for the Applicant in any manner whatsoever, whether expressly as security or otherwise, and all proceeds and products of the foregoing (the "Collateral"). The Issuer shall have all of the rights of a secured party under the Uniform Commercial Code (as in effect from time to time in any applicable jurisdiction) in the Collateral, and in addition all of the rights specified in this Agreement, including the right to set off or apply any of the Collateral to any of the Applicant's obligations to the Issuer at any time, without notice, in any order, manner, and amount the Issuer may determine. The Applicant shall execute any financing statements, trust receipts, or other documents the Issuer requests in order to perfect, maintain, protect, enforce or realize on the security interest in the Collateral and the Applicant shall pay all filing, recording and other fees in connection therewith. The Applicant authorizes the Issuer to file this Agreement or any statement, instrument, document or amendment, without the Applicant's signature, in all public offices as the Issuer in its sole discretion may deem necessary to create, preserve, perfect or validate any lien or security interest or to enable the Issuer to exercise or enforce its rights with respect to such lien or security interest and agrees to pay the cost of filing or recording the same and all other costs and expenses in connection with the custody, care, preservation, perfection or collection of the Collateral. Upon request, the Applicant shall deposit with the Issuer such additional security for the Applicant's obligations as the Issuer may in good faith deem necessary or advisable for its protection.

     5. ADDITIONAL COLLATERAL; DELIVERY OF DOCUMENTS OF TITLE.

In addition to the foregoing, the Applicant grants a security interest in and pledges to the Issuer as security for the obligations of the Applicant:

     (a) all property shipped or stored in connection with the Credit or any drafts drawn thereon;

     (b) all shipping documents, warehouse receipts, documents of title, policies or certificates of insurance and all other documents accompanying or related to the Credit;

     (c) all claims which Applicant may have against anyone in connection with any of the foregoing, including, without limitation, any guarantees, indemnities, agreements or policies of insurance in connection therewith;

     (d) all property (including deposit accounts and other credits), merchandise and documents in the actual or constructive possession of the Applicant, the Bank or its correspondents or in transit to any such party or their agent or bailee; and

     (e) all products and proceeds thereof.

     If the Issuer delivers to the Applicant or any other party any documents of title in which Issuer has a security interest prior to the receipt by Issuer of payment in full of all liabilities of the Applicant, the Applicant agrees to either (i) obtain possession of goods evidenced by such documents within 21 days from the date of the delivery of the documents, or (ii) cause such goods to be segregated from other goods and held at the Issuer's disposal.

     In addition, Applicant agrees (i) that it shall keep all Collateral, which is customarily insured against loss, damages, theft and other risks, insured in amounts and by companies satisfactory to Issuer, and either assign the policies and certificates or other evidence of insurance to Issuer or make the loss or adjustment payable to Issuer and hold as Issuer's agent in trust for Issuer any proceeds received by the Applicant under such policies and promptly deliver the same to Issuer; (ii) that, if Issuer at any time deems such insurance inadequate for any reason, Issuer may procure such insurance as Issuer deems necessary, at Applicant's expense, and (iii) to furnish to Issuer such certificates or other evidence with respect to the foregoing as Issuer may request. Applicant agrees to keep the Collateral free and clear of all other interests and claims and, at any time and from time to time, upon Issuer's request, deliver to Issuer any of the Collateral that may then be in or may hereafter come into Applicant's possession or control.

     Issuer shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Issuer takes such action as Applicant shall request in writing, but Issuer's failure to comply with any request shall not be a failure to exercise reasonable care. If Applicant does not make a request in writing, Issuer's failure to preserve or protect any rights to the Collateral shall not be a failure to exercise reasonable care in the custody and preservation of the Collateral.

     6. OBLIGATION OF APPLICANT; ASSUMPTION OF RISK BY APPLICANT;
INDEMNIFICATION OF ISSUER BY APPLICANT; SUBROGATION.

     (a) The Applicant's obligations to the Issuer hereunder are, and shall remain, absolute and unconditional notwithstanding any lack of enforceability of the Credit or the existence of any claim, counterclaim, defense or right of set off the Applicant may have against the Issuer.

     (b) The beneficiary or any other user of the Credit and any other drawer of any draft or the presenter of any demand for payment thereunder shall be deemed Applicant's agents, and the Applicant assumes all risk, loss, liability, charges and expenses with respect to their acts or omissions and also with respect to any error, delay, misdelivery or loss on or arising out of the transmission of telegrams, cables, letters or other communications, documents or items forwarded in connection with the drafts or the Credit. The Applicant shall not be relieved from any obligation or liability, nor shall the terms of this Agreement be affected by the occurrence of the foregoing. Any action or inaction by the Issuer or its correspondents in connection with the Credit or with instructions, drafts or documents or merchandise relative to the Credit, shall, if in good faith, conclusively be deemed to have been authorized by the Applicant, and the Issuer shall have no liability therefor.

     (c) THE APPLICANT SHALL INDEMNIFY THE ISSUER AND ITS CORRESPONDENTS AND SHALL DEFEND AND HOLD THE ISSUER AND ITS CORRESPONDENTS HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSS, COSTS, EXPENSES (INCLUDING ATTORNEY'S
FEES) AND LIABILITIES, OF ANY NATURE WHATEVER, SUSTAINED OR INCURRED OR ASSERTED IN CONNECTION WITH THE CREDIT, THE PAYMENT OR ACCEPTANCE OR REFUSAL TO PAY OR ACCEPT ANY DRAFT OR OTHER DEMAND FOR PAYMENT, AND ANY OTHER ACTION OR INACTION IN RELIANCE UPON THE PROVISIONS OF THIS AGREEMENT EXCEPT, (including but not limited to any and all claims, damages, loss, costs, expenses and liabilities arising out of or resulting from the negligence (sole, ordinary, contributory or other) of the person to be indemnified) except, only if, and to the extent that any such claims, damages, loss, costs, expenses or liabilities shall have been determined by a court of competent jurisdiction to have been directly caused by the willful misconduct or gross negligence of the Issuer in performing its obligations under the Credit or by the Issuer's failure to make payment of any drawing or other demand for payment made in strict conformity with the Credit. It is understood that in making payment under the Credit, the Issuer's exclusive reliance on the documents presented to the Issuer in accordance with the terms of the Credit as to any and all matters set forth therein, whether or not any statement or any document presented pursuant to the Credit shall be forged, fraudulent, invalid or insufficient in any respect whatsoever, shall not be deemed willful misconduct or gross negligence of the Issuer.

     (d) The Issuer shall be subrogated (for purposes of defending against the Applicant's claims and proceeding against others to the extent of the Issuer's liability to the Applicant) to the Applicant's rights against any person who may be liable to the Applicant on any underlying transaction, to the rights of any holder in due course or person with similar status against the Applicant and to the rights of the beneficiary or its assignee or person with similar status against the Applicant.

     (e) The Applicant certifies that transactions in any commodities covered by the Application are not prohibited under the foreign assets control regulations of the United States Treasury Department and that any importation covered by the Application conforms in every respect with all United States regulations then in effect.

     7. DEFAULT; REMEDIES.

     (a) The Applicant shall be in default under this Agreement upon the occurrence of any of the following: (i) any failure by the Applicant to pay or perform when and as due hereunder any of its obligations or liabilities under this Agreement or any other agreement with the Issuer or instrument delivered to the Issuer, including without limitation the Applicant's obligation to pay promptly all sums due to the Issuer; (ii) any failure to furnish, upon the Issuer's demand, additional security satisfactory to the Issuer; (iii) any failure to furnish upon demand any financial information the Issuer may request or to permit an inspection of Applicant's books, records and accounts at any reasonable time; (iv) any act or event evidencing or reasonably appearing to evidence the bankruptcy, reorganization, rehabilitation, arrangement, liquidation, insolvency or financial instability of any party hereto signing as an Applicant or any guarantor thereof; (v) any material misrepresentation made in connection with the Credit; (vi) any default by Applicant under any agreement involving the borrowing of money or the obtaining of credit; (vii) the death or appointment of a guardian, conservator or similar representative of any party signing hereto as an Applicant, or any guarantor thereof; or (viii) any other act, event or occurrence which in the Issuer's sole judgment impairs the Issuer's security or increases its risk.

     (b) Upon default, all obligations and liabilities of the Applicant to the Issuer, of whatever nature, whether contingent or absolute, shall become immediately due and payable WITHOUT PRESENTMENT, PROTEST, NOTICE OR DEMAND AND WITHOUT NOTICE OF INTENTION TO ACCELERATE OR NOTICE OF ACCELERATION, ALL OF WHICH ARE HEREBY WAIVED and, without limiting the foregoing and any other rights of the Issuer hereunder, the Applicant shall immediately pay to the Issuer an amount equal to the available undrawn amount of the Credit. The Issuer shall have all the rights and remedies of a secured party under the Uniform Commercial Code, and in addition to such rights and remedies, the Applicant further agrees that any default under this Agreement shall also be a default under all other agreements with the Issuer.

     (c) All amounts due and payable shall accrue interest, from and including the date such amount is paid or incurred by the Issuer until payment in full, at the per annum rate set forth in Section 3(b)(ii) hereof.

     8. WAIVER BY ISSUER; ACTS NOT AFFECTING AGREEMENT. The Issuer shall have no duty to exercise any of its rights hereunder, and shall not be liable for any failure or delay in doing so. No failure or delay on the part of the Issuer or its correspondents shall operate as a waiver, and no notice to or demand by the Issuer or its correspondents shall be deemed a waiver of the Issuer's right to take any other or further action without notice or demand. Issuer's rights, including all security interests in Collateral, and Applicant's obligations and liabilities under this Agreement shall continue unimpaired and this Agreement shall remain binding upon each party hereto signing as an Applicant, notwithstanding: (a) release or substitution of any Collateral or any right or interest therein; (b) extension of the maturity or time for presentation of drafts, acceptances or documents; (c) any other modification of the terms of the Credit at the request of any party hereto signing as an Applicant, with or without notification to any other party; or (d) any increase in the amount of the Credit at the request of any party hereto. No delay, extension of time, renewal, compromise or other indulgence which the Issuer may permit in connection with any of its rights hereunder shall impair those rights, and the Issuer shall not be deemed to have waived any rights unless such waiver is in writing and signed by the Issuer or its authorized agent; nor shall any such waiver constitute a waiver of any other right or of the same right at any future time.

     9. SOLE OBLIGATION OF ISSUER. Without limiting any other provision herein, the Issuer is hereby expressly authorized and directed to honor any request for payment which is made under and in compliance with the terms of the Credit without regard to, and without any duty on the part of the Issuer to inquire into, the existence of any disputes or controversies between any of the Applicant, the beneficiary of the Credit or any other person, firm or corporation, or the respective rights, duties or liabilities of any of them or whether any facts represented in any of the documents presented under the Credit are true or correct. Furthermore, the Applicant agrees that the Issuer's obligation to the Applicant shall be limited to honoring requests for payment made under and in compliance with the terms of the Credit and this Agreement and the Issuer's obligation remains so limited even if the Issuer may have assisted in the preparation of the wording of the Credit or any documents required to be presented thereunder or the Issuer may otherwise be aware of the underlying transaction giving rise to the Credit and this Agreement.

     10. DURATION OF AGREEMENT; AGREEMENT BINDING UPON SUCCESSORS; INDEMNITY. This Agreement shall remain in full force and effect until the Issuer has actually received written notice to the contrary from the Applicant, and after receipt of such written notice shall continue in full force and effect as to all transactions between the Applicant and the Issuer commenced prior to the date of such receipt. All indemnities, covenants, agreements, representations and warranties made in this Agreement shall survive the issuance by the Issuer of the Credit and shall continue in full force and effect so long as the Credit, or any portion thereof, shall be unexpired or any sums drawn thereunder or other amounts owing hereunder shall remain unpaid, provided, however, that the provisions of Sections 3(b)(iii), 3(d), 6(c), 10, 12, 13(b), 13(c) and 13(k)
shall survive the termination of this Agreement. This Agreement shall not be revoked or impaired by the death of any party hereto, by the revocation or release of any obligations hereunder of any one or more parties hereto (or if any party hereto shall be a partnership, by any changes in the parties composing the partnership). If this Agreement is terminated or revoked as to any party for any reason, the Applicant shall indemnify and hold the Issuer harmless from any loss incurred in acting hereunder prior to the actual receipt of written notice of such termination or revocation. The invalidity or lack of enforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof. If this Agreement is signed by two or more parties, it shall constitute the joint and several agreement of such parties; provided that the Designated Party, as defined below, shall have the exclusive right to issue all instructions relating to the Credit including, without limitation, instructions as to the disposition of documents and any unutilized funds, waiver or discrepancies and to agree with the Issuer upon any amendments, modifications, extensions, renewals, or increases in the Credit or the further financing or refinancing of any transaction effected hereunder, irrespective of whether the same may now or hereafter affect the rights of any party hereto or of their legal representatives, heirs or assigns. The Designated Party shall have specimen signatures on file with the Issuer and the Issuer may give any notices to the Designated Party without notice to any other party.

     11. LAW GOVERNING. The Credit and this Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be wholly performed within such State. Unless inconsistent with such state law or exempt so far as otherwise expressly stated in the Credit, the Credit and this Agreement are subject to the terms of the UCP in effect on the date of the Application provided, however, that Articles 41 and 43 of UCP 500 shall have no application to the Credit or this Agreement. In the absence of proof expressly to the contrary, the UCP shall serve as evidence of general banking usage.

     12. GROSS-UP PROVISION. Any and all payments made to Issuer hereunder shall be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, deductions, charges or withholdings of any nature, and all liabilities with respect thereto, excluding taxes imposed on net income of the Issuer and all income and franchise taxes of the United States and any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities are referred to herein as "Taxes"). If the Applicant shall be required by law to deduct any Taxes from or in respect to any sum payable hereunder (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 12), the Issuer shall receive an amount equal to the sum the Issuer would have received had no deductions been made; (ii) the Applicant shall make all such deductions; and (iii) the Applicant shall pay the full amount deducted to the relevant taxation authority or other authority in compliance with applicable law. THE APPLICANT SHALL INDEMNIFY THE ISSUER FOR THE FULL AMOUNT OF TAXES, (INCLUDING, WITHOUT LIMITATION, ANY TAXES IMPOSED BY ANY JURISDICTION ON AMOUNTS PAYABLE HEREUNDER) PAID BY THE ISSUER AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, whether or not such Taxes were correctly or legally asserted. Payment upon this indemnification shall be made within thirty (30) days from the date the Issuer makes written demand therefor. Within thirty (30) days after date of the payment of Taxes, the Applicant shall furnish to the Issuer the original or certified copy of a receipt evidencing payment thereof.

     13. OTHER TERMS.

     (a) If the Credit shall contain any provision for automatic renewal, the Applicant acknowledges and agrees that the Issuer is under no obligation to allow such renewal to occur and any such renewal shall remain within the sole and absolute discretion of the Issuer. The Applicant hereby irrevocably consents to the automatic renewal of such Credit in accordance with its terms should the Issuer decide to allow such renewal to occur, provided, however, that the Applicant shall have the right to request the Issuer to disallow such renewal on the condition that the Applicant shall give the Issuer prior written notice of such request not less than thirty (30) days prior to the deadline imposed upon the Issuer for notification to the beneficiary of non-renewal of the Credit.

     (b) The Applicant shall indemnify the Issuer against any loss incurred by the Issuer as a result of any judgment or order being given or made for the payment of any amount due hereunder in a particular currency (the "Currency of Account") and such judgment or order being expressed in a currency (the "Judgment Currency") other than the Currency of Account and as a result of any variation having occurred in the rates of exchange between the date which such amount is converted into the Judgment Currency and the date of actual payment pursuant thereto. The foregoing indemnity shall constitute a separate and independent obligation of the Applicant.

     (c) Each party signing as Applicant and any guarantor thereof agrees that if any amount paid to the Issuer hereunder is rescinded or must be otherwise restored or returned by the Issuer due to the insolvency, bankruptcy, liquidation or reorganization of any party hereto, each party's obligations hereunder with respect to each such amount shall be reinstated to the same extent as if such payment had not been made.

     (d) The Applicant authorizes the Issuer to set forth the terms of the Application in the Credit in such language as the Issuer deems appropriate, with such variations from such terms as the Issuer may in its discretion determine to be necessary (which determination shall be conclusive) and not materially inconsistent with the Application. If Applicant, or in the case of more than one Applicant, the Designated Party, does not notify the Issuer within ten (10) calendar days of its issuance, Applicant agrees that such Credit is conclusively presumed to be in proper form. Upon its receipt of timely notice of any discrepancy in the Credit, the Issuer will endeavor to obtain the consent of the confirming bank (if any) and the beneficiary for an appropriate modification to the Credit; provided, however, that the Issuer shall assume no liability or responsibility for its failure to obtain such consent.

     (e) No party to this Agreement may assign its rights or obligations under this Agreement without the prior written consent of the Issuer, provided that the obligations of the Issuer under this Agreement may be provided or fulfilled by any affiliate of the Issuer so long as the Issuer assumes full responsibility for such obligations.

     (f) This Agreement and any exhibits hereto constitute the entire agreement among the parties and supersede any and all prior agreements, proposals, negotiations and representations pertaining to the obligations and duties to be performed under this Agreement. No amendments or modifications of this Agreement shall be valid unless in writing and signed by or on behalf of Applicant and Issuer.

     (g) Except as otherwise provided in this Agreement, all notices required to be given pursuant to this Agreement shall be effective when received, and shall be sufficient if given in writing, hand delivered or sent by First Class United States Mail, postage prepaid, air courier or telecopier, and addressed to the appropriate party at its address as shown on the signature page hereof or at such other address as the sending party shall have been advised of in writing.

     (h) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or lack of enforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law.

     (i) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     (j) Regardless of the expiry date of the Credit, the Applicant shall remain liable hereunder until the Issuer is released from liability by every person, firm, corporation or other entity which is entitled to draw or demand payment under the Credit.

     (k) APPLICANT AGREES TO INDEMNIFY AND HOLD ISSUER HARMLESS FROM EACH AND EVERY CLAIM, DEMAND, LIABILITY, LOSS, COST OR EXPENSE (INCLUDING, BUT NOT LIMITED TO, ATTORNEYS' FEES AND COURT COSTS (INCLUDING BUT NOT LIMITED TO ANY AND ALL CLAIMS, DAMAGES, LOSS, COSTS, EXPENSES AND LIABILITIES ARISING OUT OF OR RESULTING FROM THE NEGLIGENCE (SOLE, ORDINARY, CONTRIBUTORY OR OTHER) OF THE PERSON TO BE INDEMNIFIED) WHICH MAY ARISE OR BE CREATED BY ISSUER'S ACCEPTANCE OF TELECOMMUNICATION INSTRUCTIONS IN CONNECTION WITH THE CREDIT, INCLUDING, BUT NOT LIMITED TO, TELEPHONE OR FACSIMILE INSTRUCTIONS IN CONNECTION WITH ANY WAIVER OF DISCREPANCIES.

     (l) Applicant, or in the case of more than one person signing as Applicant, the Designated Party, agrees to examine promptly all instruments and documents delivered to the Applicant or Designated Party, as the case may be, from time to time and in the event the Applicant or Designated Party shall have any claim of non-compliance with their instructions or of discrepancies or other irregularity, the Applicant or the Designated Party, as the case may be, shall immediately notify the Issuer thereof in writing and the Applicant and the Designated Party shall conclusively be deemed to have waived any such claim against the Issuer unless such immediate notice is given as stated above.

     (m) For multiple parties signing as Applicant, such parties may request that the Credit be issued with the name of one of the Applicants, and agree that such party shall be the Designated Party for purposes of this Agreement.

     (n) The parties hereto each hereby submit to the jurisdiction of the courts of the State of Texas, the venue of which shall be in the county of Harris and the United States District Court for the Southern District of Texas, as well as to the jurisdiction of all courts to which an appeal may be taken or other review sought from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of Applicant's obligations under or with respect to this Agreement and the Credit and expressly waive any all objections they may have as to venue in any such courts. ISSUER AND APPLICANT EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ON ANY MATTER WHATSOEVER (INCLUDING, WITHOUT LIMITATION, ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE CREDIT, ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN). No party to this Agreement, including but not limited to any assignee or successor of a party, shall seek a jury trial in any lawsuit, proceeding, counterclaim or any other litigation procedure based upon, or arising out of this Agreement, the Credit, any related instruments, any Collateral or the dealings or the relationship between the parties. No party will seek to consolidate any such action, in which a jury trial has been waived, with any other action in which a jury trial cannot be or has not been waived. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO WITH LEGAL COUNSEL, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

             PAGE 3 OF THE COMMERCIAL LETTER OF CREDIT APPLICATION


NOTWITHSTANDING THE FOREGOING, THE LETTER OF CREDIT REFERRED TO HEREIN SHALL BE ISSUED UNDER THE SECURED CREDIT AGREEMENT DATED AS OF JULY 30, 1996, BY AND BETWEEN SONAT OFFSHORE DRILLING INC., THE VARIOUS FINANCIAL INSTITUTIONS (COLLECTIVELY, THE "LENDERS") AS ARE OR MAY FROM TIME TO TIME BECOME PARTIES THERETO, ABN AMRO BANK N.V., HOUSTON AGENCY, AS AGENT FOR SUCH LENDERS, SUNTRUST BANK, ATLANTA AND CREDIT LYONNAIS NEW YORK BRANCH, AS DOCUMENTATION AGENTS FOR THE LENDERS, AND BANK OF MONTREAL, THE FUJI BANK, LIMITED, ROYAL BANK OF CANADA, AND WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, AS CO-AGENTS FOR THE LENDERS (AS THE SAME MAY BE FROM TIME TO TIME AMENDED, RESTATED OR OTHERWISE MODIFIED, THE "CREDIT AGREEMENT"), AND TO THE EXTENT ANY PROVISION HEREOF CONFLICTS WITH PROVISIONS OF THE CREDIT AGREEMENT, THE CREDIT AGREEMENT PROVISION SHALL PREVAIL. IN ADDITION, SECTIONS 3, 4, 5, 6(A), 6(B), 7, 12, 13(A) AND 13(B) OF THIS APPLICATION, AND ALL OTHER REFERENCES HEREIN TO "COLLATERAL", ARE HEREBY DELETED AND SHALL NOT APPLY TO THE LETTER OF CREDIT REFERRED TO HEREIN.
SECTIONS 11 AND 13(N) OF THIS APPLICATION SHALL BE HEREBY AMENDED TO DELETE REFERENCES TO TEXAS LAW, THE COUNTY OF HARRIS AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS AND TO INSERT IN THEIR PLACE NEW YORK LAW, NEW YORK COUNTY, AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.

                                  EXHIBIT 2.5


                           FORM OF BORROWING REQUEST

                                  EXHIBIT 2.5

                               BORROWING REQUEST


                              ______________, ____



ABN AMRO Bank N.V., Houston Agency, As Agent
Three Riverway, Suite 1700
Houston, Texas  77056

Attention:  Ms. Cheryl I. Lipshutz

     Re:  Sonat Offshore Drilling Inc.

Ladies and Gentlemen:

     This Borrowing Request is delivered to you pursuant to Section 2.5 of that certain Secured Credit Agreement dated as of July 30, 1996 (herein, as the same may be amended, modified, supplemented, extended, rearranged, and/or restated from time to time, called the "SECURED CREDIT AGREEMENT") by and between Sonat Offshore Drilling Inc. (the "BORROWER"), the various financial institutions (collectively called the "LENDERS") as are or may from time to time become parties thereto, ABN AMRO Bank N.V., Houston Agency, as Agent for the Lenders, SunTrust Bank, Atlanta and Credit Lyonnais New York Branch, as Documentation Agents for the Lenders, and Bank of Montreal, The Fuji Bank, Limited, Royal Bank of Canada, and Wells Fargo Bank (Texas), National Association, as Co-Agents for the Lenders. Any term defined in the Secured Credit Agreement and used in this request shall have the meaning given to it in the Secured Credit Agreement.

___  1.   REVOLVING LOANS
          ---------------

     ___  A.   The Borrower hereby requests that Revolving Loans be made by the
Lenders on ____________, ____, in accordance with each such Lender's Revolving Loan Commitment pursuant to the terms and conditions of the Secured Credit Agreement in the aggregate principal amount for all such Revolving Loans of [_________________ Dollars] [_____________________ Kroner] [_________________
Pounds], with [__________ Dollars] [__________ Kroner] [__________ Pounds] of
such Revolving Loans as Eurodollar Loans having an Interest Period of _________________ month(s); and/or [_________________ Dollars] of such Revolving
Loans as Base Rate Loans.

     ___  B.   The Borrower hereby requests (check as applicable) [___] a rollover of [___] all or [_________________ Dollars] [______________Kroner]
[_____________ Pounds] of such Revolving Loans to Eurodollar Loans having an Interest Period of ____ month(s); [___] a conversion of [___] all or [_________________ Dollars] of such Revolving Loans to Base Rate Loans; and/or [___] a conversion of [___] all or [___] [______________ Dollars] of such Revolving Loans to Eurodollar Loans in [_________________ Dollars] [__________________ Kroner] [______________ Pounds] having an Interest Period of ______ months(s)./1/

___  2.   LETTERS OF CREDIT
          -----------------

The Borrower hereby requests that the Agent [___] issue, [___] increase the amount of, [___] extend the expiration date of a Letter of Credit pursuant to
Section 2.2 of the Secured Credit Agreement. Attached hereto is a duly executed Issuance Request and Application.

     3.   TERM LOAN
          ---------

___  A.   The Borrower hereby requests that Term Loans be made by the Lenders in accordance with each such Lender's Term Loan Commitment pursuant to the terms and conditions of the Secured Credit Agreement in the aggregate principal amount for all such Term Loans of $____________ on _______________, 1996 (check as applicable) [__________________ Dollars] as Eurodollar Loans having an Interest Period of ____________ month(s) and/or [________________ Dollars] of such Term Loans as Base Rate Loans.

     ___  B.   The Borrower hereby requests (check as applicable) [___] a rollover of [___] all or [_________________ Dollars] of such Term Loans to Eurodollar Loans having an Interest Period of ____ month(s); [___] a conversion of [___] all or [_________________ Dollars] of such Term Loans to Base Rate Loans; and/or [___] a conversion of [___] all or [______________ Dollars] of such Term Loans to Eurodollar Loans in [______________ Dollars] having an Interest Period of ______ months(s).

     The Borrower hereby certifies to the Agent and each Lender that all applicable conditions precedent to the Borrowings set forth in Section 4 of the Secured Credit Agreement have (except to the extent waived in accordance with the terms of the Secured Credit Agreement) been satisfied or fulfilled and that this Borrowing Notice constitutes a representation and warranty by the Borrower that on the date of such Borrowing or issuance of, increase in the amount of, or extension of the expiration date of, such Letter of Credit, as the case may be, all conditions

- ----------
/1/Make appropriate changes for multiple Interest Periods.

precedent to such Borrowing will (except to the extent waived in accordance with the terms of the Secured Credit Agreement) be satisfied or fulfilled. The Borrower hereby agrees that if prior to the time of the making of the Loans or the issuance of, increase in the amount of, or extension of the expiration date of a Letter of Credit, as requested hereby, any matter certified herein by it will not be true and correct, it will immediately so notify the Agent in writing.

     Schedule 1 attached to this Borrowing Notice and incorporated herein for all purposes shows the availability of the Revolving Credit under the Secured Credit Agreement. The Borrower hereby certifies that each amount thereon is correctly stated. [Do not include if only Term Loan being requested.] [__________ portion of the Borrowing requested herein is for payment of the shares of Transocean offered in the Mandatory Bid.]

     Please wire transfer the proceeds of the Loans to the following accounts of the following Persons at the financial institutions indicated respectively:

                              Account
Amount to be  ----------------------------------------   Name, Address, etc. of
Transferred          Name                 Account No.       Transferee Bank
- -----------   ---------------------    ---------------      ---------------

- -----------   ---------------------    ---------------   ----------------------

                                                         ----------------------

                                                         ----------------------

                                                         Attn:
                                                             ------------------

- -----------   ---------------------    ---------------   ----------------------

                                                         ----------------------

                                                         ----------------------

                                                         Attn:
                                                             ------------------

     The undersigned certifies that he is the officer of the Borrower as designated below, and that as such he is authorized to execute this Borrowing Notice on behalf of the Borrower.

    Date:____________________,  ____.

                                    SONAT OFFSHORE DRILLING INC.



                                    By:__________________________________
                                    Name:________________________________
                                    Title:_______________________________

                        SCHEDULE 1 TO BORROWING REQUEST
                        -------------------------------

(All figures are calculated into Dollars pursuant to terms of Secured Credit Agreement)

    1.    Revolving Credit Commitment Amount                 [$400,000,000]

    2.    Outstanding principal amount of all Revolving       $ __________
          Loans

    3.    Outstanding L/C Obligations                         $ __________

    4.    Amount of reduction in outstanding L/C Obligations
          after giving effect to requested Revolving Loans    $___________

    5.    Available Revolving Credit (1 minus the sum of
          (i) 2 plus (ii) 4 subtracted from 3)                $___________

    6.    Principal amount of requested Revolving Loans       $___________

    7.    Face amount of requested Letters of Credit          $___________

    8.    Remaining available Revolving Credit                $___________
          after giving effect to requested Revolving Loans or issuance of requested Letters of Credit
          (5 minus the sum of 6 plus 7)

                                 EXHIBIT 2.12A


                     FORM OF REVOLVING NOTE (U.S. DOLLARS)

                                 EXHIBIT 2.12A
                         REVOLVING NOTE (U.S. DOLLARS)

$___________________                                           ________, 1996


    FOR VALUE RECEIVED, the undersigned unconditionally promises to pay to the order of _________________________ (the "Lender"), at the payment office of the Agent (as hereinafter defined) located in New York City, New York, on or before July 30, 2002, the principal sum of __________________________________________
DOLLARS ($____________), or, if less, the aggregate unpaid principal amount of all Revolving Loans (as such term is defined in the Credit Agreement hereinafter defined) made in United States Dollars by the Lender to the undersigned pursuant to the Credit Agreement, as shown, at the Lender's option, either on the grid schedule attached hereto (and any continuation thereof), or in the records of the Lender; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the undersigned hereunder. Prior to any transfer hereof, all Revolving Loans made in United States Dollars by the Lender, the respective maturities thereof and all repayments of the principal thereof shall be endorsed by the Lender on the grid schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the undersigned.

    The undersigned also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement; provided, however, that in no event shall such interest exceed the Highest Lawful Rate (as hereinafter defined).

    All payments of principal and interest hereunder shall be made in lawful money of the United States of America in freely transferable United States dollars.

    "Highest Lawful Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on this Note under laws applicable to the payee which are presently in effect or, to the extent allowed by applicable law, under such laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. Determination of the rate of interest for the purpose of determining whether the Loans represented hereby are usurious under all applicable laws shall be made by amortizing, prorating, allocating, and spreading, in equal parts during the period of the full stated term of the Loans represented hereby, all interest at any time contracted for, charged, or received from the undersigned in connection with such Loans.

    It is the intention of the payee to conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or the Loans represented hereby would be usurious as to the payee under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such payee notwithstanding the other provisions of this Note or the Credit Agreement), then, in that event, notwithstanding anything to the contrary in this Note, the Credit Agreement or any other instrument or agreement entered into in connection with this Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under laws applicable to the payee that is contracted for, taken, reserved, charged or received by the payee under this Note, the Credit Agreement, or under any of the aforesaid agreements or instruments entered into in connection with this Note or otherwise shall under no circumstances exceed the Highest Lawful Rate, and any excess shall be credited by the payee on the principal amount of this Note (or, if the principal amount of this Note shall have been paid in full, refunded by the payee to the undersigned); and (ii) in the event that the maturity of this Note is accelerated by reason of an election of the holder or holders hereof resulting from any Event of Default under the Credit Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under laws applicable to the payee may never include more than the Highest Lawful Rate, and excess interest, if any, provided for in this Note, the Credit Agreement or otherwise shall be automatically canceled by the payee as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the payee on the principal amount of this Note (or if the principal amount of this Note shall have been paid in full, refunded by the payee to the undersigned), and in each case, to the extent permitted by applicable law, the payee shall not be subject to any of the penalties provided by law for contracting for, taking, reserving, charging or receiving interest in excess of the Highest Lawful Rate. To the extent that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant to payee for the purpose of determining the Highest Lawful Rate, payee hereby elects to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect, subject to payee's right subsequently to change such method in accordance with applicable law. Chapter 15 of Article 5069 of the Texas Revised Civil Statutes, which regulates certain revolving credit loan accounts and revolving tri-party accounts, shall not apply to this Note.

    This Note is one of the Revolving Notes referred to in and is entitled to the benefits of that certain Secured Credit Agreement dated as of July 30, 1996 (as the same may be amended, modified, supplemented, extended, rearranged and/or restated from time to time, the "Credit Agreement"), entered into by and among the undersigned, certain financial institutions from time to time parties thereto (the "Lenders"), ABN AMRO Bank N.V., Houston Agency, as Agent for the Lenders, SunTrust Bank, Atlanta and Credit Lyonnais New York Branch, as Documentation Agents for the Lenders, and Bank of Montreal, The Fuji Bank, Limited, Royal Bank of Canada, and Wells Fargo Bank (Texas), National Association, as Co-Agents for the Lenders, and secured by the Security Documents (as such term is defined in the Credit Agreement). Reference is hereby made to the Credit Agreement for a statement of the prepayment rights and obligations of the undersigned, a description of the properties and assets mortgaged, encumbered and assigned, the nature and extent of the security and the rights of the parties to the Security Documents in respect of such security, and for a statement of the terms and conditions under which the due date of this Note may be accelerated. Upon the occurrence and during the continuance of any Event of Default as specified in the Credit Agreement, the principal balance hereof and the interest accrued hereon may be declared to be forthwith due and payable in accordance with the Credit Agreement.

    All parties hereto, whether as makers, endorsees, or otherwise, severally waive presentment for payment, demand, protest, notice of intent to accelerate, notice of acceleration, notice of dishonor and all other notices whatsoever in respect of this Note.

    THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                                  SONAT OFFSHORE DRILLING INC.,
                                  A DELAWARE CORPORATION


                                  By:______________________________
                                  Name:____________________________
                                  Title:___________________________

                          LOANS AND PRINCIPAL PAYMENTS
                          ----------------------------


                                           Amount of Principal
Date        Type of Loan Made                     Repaid                  Unpaid Principal Balance                 Notation
        Base Rate  Eurodollar Rate      Base Rate  Eurodollar Rate       Base Rate  Eurodollar Rate     Total      Made By


                                 EXHIBIT 2.12B


                FORM OF REVOLVING NOTE (BRITISH POUNDS STERLING)

                                 EXHIBIT 2.12B
                    REVOLVING NOTE (BRITISH POUNDS STERLING)

Currency Loan
Commitment:
British Pound Sterling
equivalent of U.S. $___________________                      __________, 1996

    FOR VALUE RECEIVED, the undersigned unconditionally promises to pay to the order of _________________________ (the "Lender"), at the payment office of the Agent (as hereinafter defined) located in New York City, New York, on or before July 30, 2002, the aggregate unpaid principal amount of all Revolving Loans (as such term is defined in the Credit Agreement hereinafter defined) made in British Pounds Sterling by the Lender to the undersigned pursuant to the Credit Agreement, as shown, at the Lender's option, either on the grid schedule attached hereto (and any continuation thereof), or in the records of the Lender; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the undersigned hereunder.
Prior to any transfer hereof, all Revolving Loans made in British Pounds Sterling by the Lender, the respective maturities thereof and all repayments of the principal thereof shall be endorsed by the Lender on the grid schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the undersigned.

    The undersigned also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement; provided, however, that in no event shall such interest exceed the Highest Lawful Rate (as hereinafter defined).

    All payments of principal and interest hereunder shall be made in lawful money of the United Kingdom in freely transferable British Pounds Sterling.

    "Highest Lawful Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on this Note under laws applicable to the payee which are presently in effect or, to the extent allowed by applicable law, under such laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. Determination of the rate of interest for the purpose of determining whether the Loans represented hereby are usurious under all applicable laws shall be made by amortizing, prorating, allocating, and spreading, in equal parts during the period of the full stated term of the Loans represented hereby, all interest at any time contracted for, charged, or received from the undersigned in connection with such Loans.

    It is the intention of the payee to conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or the Loans represented hereby would be usurious as to the payee under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such payee notwithstanding the other provisions of this Note or the Credit Agreement), then, in that event, notwithstanding anything to the contrary in this Note, the Credit Agreement or any other instrument or agreement entered into in connection with this Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under laws applicable to the payee that is contracted for, taken, reserved, charged or received by the payee under this Note, the Credit Agreement, or under any of the aforesaid agreements or instruments entered into in connection with this Note or otherwise shall under no circumstances exceed the Highest Lawful Rate, and any excess shall be credited by the payee on the principal amount of this Note (or, if the principal amount of this Note shall have been paid in full, refunded by the payee to the undersigned); and (ii) in the event that the maturity of this Note is accelerated by reason of an election of the holder or holders hereof resulting from any Event of Default under the Credit Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under laws applicable to the payee may never include more than the Highest Lawful Rate, and excess interest, if any, provided for in this Note, the Credit Agreement or otherwise shall be automatically canceled by the payee as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the payee on the principal amount of this Note (or if the principal amount of this Note shall have been paid in full, refunded by the payee to the undersigned), and in each case, to the extent permitted by applicable law, the payee shall not be subject to any of the penalties provided by law for contracting for, taking, reserving, charging or receiving interest in excess of the Highest Lawful Rate. To the extent that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant to payee for the purpose of determining the Highest Lawful Rate, payee hereby elects to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect, subject to payee's right subsequently to change such method in accordance with applicable law. Chapter 15 of Article 5069 of the Texas Revised Civil Statutes, which regulates certain revolving credit loan accounts and revolving tri-party accounts, shall not apply to this Note.

    This Note is one of the Revolving Notes referred to in and is entitled to the benefits of that certain Secured Credit Agreement dated as of July 30, 1996 (as the same may be amended, modified, supplemented, extended, rearranged and/or restated from time to time, the "Credit Agreement"), entered into by and among the undersigned, certain financial institutions from time to time parties thereto (the "Lenders"), ABN AMRO Bank N.V., Houston Agency, as Agent for the Lenders, SunTrust Bank, Atlanta and Credit Lyonnais New York Branch, as Documentation Agents for the Lenders, and Bank of Montreal, The Fuji Bank, Limited, Royal Bank of Canada, and Wells Fargo Bank (Texas), National Association, as Co-Agents for the Lenders, and secured by the Security Documents (as such term is defined in the Credit Agreement). Reference is hereby made to the Credit Agreement for a statement of the prepayment rights and obligations of the undersigned, a description of the properties and assets mortgaged, encumbered and assigned, the nature and extent of the security and the rights of the parties to the Security

Documents in respect of such security, and for a statement of the terms and conditions under which the due date of this Note may be accelerated. Upon the occurrence and during the continuance of any Event of Default as specified in the Credit Agreement, the principal balance hereof and the interest accrued hereon may be declared to be forthwith due and payable in accordance with the Credit Agreement.

    All parties hereto, whether as makers, endorsees, or otherwise, severally waive presentment for payment, demand, protest, notice of intent to accelerate, notice of acceleration, notice of dishonor and all other notices whatsoever in respect of this Note.

    THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                                     SONAT OFFSHORE DRILLING INC.,
                                     A DELAWARE CORPORATION



                                     By:____________________________
                                     Name:__________________________
                                     Title:_________________________

                          LOANS AND PRINCIPAL PAYMENTS
                          ----------------------------

                                           Amount of Principal
Date        Type of Loan Made                     Repaid                  Unpaid Principal Balance
        Base Rate  Eurodollar Rate      Base Rate  Eurodollar Rate       Base Rate  Eurodollar Rate     Total     Notation
                                                                                                                  Made By


                                 EXHIBIT 2.12C


                   FORM OF REVOLVING NOTE (NORWEGIAN KRONER)

                                 EXHIBIT 2.12C
                       REVOLVING NOTE (NORWEGIAN KRONER)

Currency Loan
Commitment:
Norwegian Kroner
equivalent of U.S. $___________________                      __________, 1996

    FOR VALUE RECEIVED, the undersigned unconditionally promises to pay to the order of _________________________ (the "Lender"), at the payment office of the Agent (as hereinafter defined) located in New York City, New York, on or before July 30, 2002, the aggregate unpaid principal amount of all Revolving Loans (as such term is defined in the Credit Agreement hereinafter defined) made in Norwegian Kroner by the Lender to the undersigned pursuant to the Credit Agreement, as shown, at the Lender's option, either on the grid schedule attached hereto (and any continuation thereof), or in the records of the Lender; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the undersigned hereunder.
Prior to any transfer hereof, all Revolving Loans made in Norwegian Kroner by the Lender, the respective maturities thereof and all repayments of the principal thereof shall be endorsed by the Lender on the grid schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the undersigned.

    The undersigned also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement; provided, however, that in no event shall such interest exceed the Highest Lawful Rate (as hereinafter defined).

    All payments of principal and interest hereunder shall be made in lawful money of the Kingdom of Norway in freely transferable Norwegian Kroner.

    "Highest Lawful Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on this Note under laws applicable to the payee which are presently in effect or, to the extent allowed by applicable law, under such laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. Determination of the rate of interest for the purpose of determining whether the Loans represented hereby are usurious under all applicable laws shall be made by amortizing, prorating, allocating, and spreading, in equal parts during the period of the full stated term of the Loans represented hereby, all interest at any time contracted for, charged, or received from the undersigned in connection with such Loans.

    It is the intention of the payee to conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or the Loans represented hereby would be usurious as to the payee under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such payee notwithstanding the other provisions of this Note or the Credit Agreement), then, in that event, notwithstanding anything to the contrary in this Note, the Credit Agreement or any other instrument or agreement entered into in connection with this Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under laws applicable to the payee that is contracted for, taken, reserved, charged or received by the payee under this Note, the Credit Agreement, or under any of the aforesaid agreements or instruments entered into in connection with this Note or otherwise shall under no circumstances exceed the Highest Lawful Rate, and any excess shall be credited by the payee on the principal amount of this Note (or, if the principal amount of this Note shall have been paid in full, refunded by the payee to the undersigned); and (ii) in the event that the maturity of this Note is accelerated by reason of an election of the holder or holders hereof resulting from any Event of Default under the Credit Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under laws applicable to the payee may never include more than the Highest Lawful Rate, and excess interest, if any, provided for in this Note, the Credit Agreement or otherwise shall be automatically canceled by the payee as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the payee on the principal amount of this Note (or if the principal amount of this Note shall have been paid in full, refunded by the payee to the undersigned), and in each case, to the extent permitted by applicable law, the payee shall not be subject to any of the penalties provided by law for contracting for, taking, reserving, charging or receiving interest in excess of the Highest Lawful Rate. To the extent that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant to payee for the purpose of determining the Highest Lawful Rate, payee hereby elects to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect, subject to payee's right subsequently to change such method in accordance with applicable law. Chapter 15 of Article 5069 of the Texas Revised Civil Statutes, which regulates certain revolving credit loan accounts and revolving tri-party accounts, shall not apply to this Note.

    This Note is one of the Revolving Notes referred to in and is entitled to the benefits of that certain Secured Credit Agreement dated as of July 30, 1996 (as the same may be amended, modified, supplemented, extended, rearranged and/or restated from time to time, the "Credit Agreement"), entered into by and among the undersigned, certain financial institutions from time to time parties thereto (the "Lenders"), ABN AMRO Bank N.V., Houston Agency, as Agent for the Lenders, SunTrust Bank, Atlanta and Credit Lyonnais New York Branch, as Documentation Agents for the Lenders, and Bank of Montreal, The Fuji Bank, Limited, Royal Bank of Canada, and Wells Fargo Bank (Texas), National Association, as Co-Agents for the Lenders, and secured by the Security Documents (as such term is defined in the Credit Agreement). Reference is hereby made to the Credit Agreement for a statement of the prepayment rights and obligations of the undersigned, a description of the properties and assets mortgaged, encumbered and assigned, the nature and extent of the security and the rights of the parties to the Security

Documents in respect of such security, and for a statement of the terms and conditions under which the due date of this Note may be accelerated. Upon the occurrence and during the continuance of any Event of Default as specified in the Credit Agreement, the principal balance hereof and the interest accrued hereon may be declared to be forthwith due and payable in accordance with the Credit Agreement.

    All parties hereto, whether as makers, endorsees, or otherwise, severally waive presentment for payment, demand, protest, notice of intent to accelerate, notice of acceleration, notice of dishonor and all other notices whatsoever in respect of this Note.

    THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                                  SONAT OFFSHORE DRILLING INC.,
                                  A DELAWARE CORPORATION



                                  By:______________________________
                                  Name:____________________________
                                  Title:___________________________

                          LOANS AND PRINCIPAL PAYMENTS
                          ----------------------------

                                           Amount of Principal
Date        Type of Loan Made                     Repaid                  Unpaid Principal Balance
        Base Rate  Eurodollar Rate      Base Rate  Eurodollar Rate       Base Rate  Eurodollar Rate     Total     Notation
                                                                                                                  Made By


                                 EXHIBIT 2.12D


                               FORM OF TERM NOTE

                                 EXHIBIT 2.12D

                                   TERM NOTE

$________________                                               _________, 1996

    FOR VALUE RECEIVED, the undersigned unconditionally promises to pay to the order of __________________________ (the "Lender"), at the payment office of the Agent (as hereinafter defined) located in New York City, New York, on or before July 30, 2002, the principal sum of ___________________________________________
DOLLARS ($___________), or, if less, the aggregate unpaid principal amount of the Term Loans (as defined in the Credit Agreement hereinafter defined) made by the Lender to the undersigned pursuant to the Credit Agreement, as shown, at the Lender's option, either on the grid schedule attached hereto (and any continuation thereof), or in the records of the Lender; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the undersigned hereunder. Prior to any transfer hereof, all Term Loans made by the Lender, the respective maturities thereof and all repayments of the principal thereof shall be endorsed by the Lender on the grid schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the undersigned.

    The undersigned also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement; provided, however, that in no event shall such interest exceed the Highest Lawful Rate (as hereinafter defined).

    All payments of principal and interest hereunder shall be made in lawful money of the United States of America in freely transferable United States dollars.

    "Highest Lawful Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on this Note under laws applicable to the payee which are presently in effect or, to the extent allowed by applicable law, under such laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. Determination of the rate of interest for the purpose of determining whether the Loans represented hereby are usurious under all applicable laws shall be made by amortizing, prorating, allocating, and spreading, in equal parts during the period of the full stated term of the Loans represented hereby, all interest at any time contracted for, charged, or received from the undersigned in connection with such Loans.

    It is the intention of the payee to conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or the Loans represented hereby would be usurious as to the payee under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such payee notwithstanding the other provisions of this Note or the Credit Agreement), then, in that event, notwithstanding anything to the contrary in this Note, the Credit Agreement or any other instrument or agreement entered into in connection with this Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under laws applicable to the payee that is contracted for, taken, reserved, charged or received by the payee under this Note, the Credit Agreement, or under any of the aforesaid agreements or instruments entered into in connection with this Note or otherwise shall under no circumstances exceed the Highest Lawful Rate, and any excess shall be credited by the payee on the principal amount of this Note (or, if the principal amount of this Note shall have been paid in full, refunded by the payee to the undersigned); and (ii) in the event that the maturity of this Note is accelerated by reason of an election of the holder or holders hereof resulting from any Event of Default under the Credit Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under laws applicable to the payee may never include more than the Highest Lawful Rate, and excess interest, if any, provided for in this Note, the Credit Agreement or otherwise shall be automatically canceled by the payee as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the payee on the principal amount of this Note (or if the principal amount of this Note shall have been paid in full, refunded by the payee to the undersigned), and in each case, to the extent permitted by applicable law, the payee shall not be subject to any of the penalties provided by law for contracting for, taking, reserving, charging or receiving interest in excess of the Highest Lawful Rate. To the extent that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant to payee for the purpose of determining the Highest Lawful Rate, payee hereby elects to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect, subject to payee's right subsequently to change such method in accordance with applicable law. Chapter 15 of Article 5069 of the Texas Revised Civil Statutes, which regulates certain revolving credit loan accounts and revolving tri-party accounts, shall not apply to this Note.

    This Note is one of the Term Notes referred to in and is entitled to the benefits of that certain Secured Credit Agreement dated as of July 30, 1996 (as the same may be amended, modified, supplemented, extended, rearranged and/or restated from time to time, the "Credit Agreement"), entered into by and among the undersigned, certain financial institutions from time to time parties thereto (the "Lenders"), ABN AMRO Bank N.V., Houston Agency, as Agent for the Lenders, SunTrust Bank, Atlanta and Credit Lyonnais New York Branch, as Documentation Agents for the Lenders, and Bank of Montreal, The Fuji Bank, Limited, Royal Bank of Canada, and Wells Fargo Bank (Texas), National Association, as Co-Agents for the Lenders, and secured by the Security Documents (as such term is defined in the Credit Agreement). Reference is hereby made to the Credit Agreement for a statement of the prepayment rights and obligations of the undersigned, a description of the properties and assets mortgaged, encumbered and assigned, the nature and extent of the security and the rights of the parties to the Security Documents in respect of such security, and for a statement of the terms and conditions under which the due date of this Note may be accelerated. Upon the occurrence and during the continuance of any Event of Default as specified in the Credit Agreement, the principal balance hereof and the interest accrued hereon may be declared to be forthwith due and payable in accordance with the Credit Agreement.

    All parties hereto, whether as makers, endorsees, or otherwise, severally waive presentment for payment, demand, protest, notice of intent to accelerate, notice of acceleration, notice of dishonor and all other notices whatsoever in respect of this Note.

    THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                                  SONAT OFFSHORE DRILLING INC.,
                                  A DELAWARE CORPORATION



                                  By:_______________________________
                                  Name:_____________________________
                                  Title:____________________________

                          LOANS AND PRINCIPAL PAYMENTS
                          ----------------------------

                                           Amount of Principal
Date        Type of Loan Made                     Repaid                  Unpaid Principal Balance
        Base Rate  Eurodollar Rate      Base Rate  Eurodollar Rate       Base Rate  Eurodollar Rate     Total     Notation
                                                                                                                  Made By


                                  EXHIBIT 4.1A


                         FORM OF STOCK PLEDGE AGREEMENT

                                  EXHIBIT 4.1A

                             STOCK PLEDGE AGREEMENT

       THIS STOCK PLEDGE AGREEMENT (this "AGREEMENT") dated as of _________, 1996, is made between SONAT OFFSHORE DRILLING INC., a Delaware corporation ("PLEDGOR"), having its principal place of business at 4 Greenway Plaza, Houston, Texas 77046, and ABN AMRO BANK N.V., a Netherlands chartered bank ("ABN AMRO"), acting through its Houston Agency, as collateral agent for the Lenders referred to in Secured Credit Agreement (as hereinafter defined), for the Swap Parties [and for the Noteholders] (the "SECURED PARTY").

                                   RECITALS:

       A. Pledgor, the various financial institutions (collectively, the "LENDERS") as are or may from time to time become parties thereto, ABN AMRO, acting through its Houston Agency, as Agent for the Lenders, SunTrust Bank, Atlanta and Credit Lyonnais New York Branch, as Documentation Agents for the Lenders, and Bank of Montreal, The Fuji Bank, Limited, Royal Bank of Canada, and Wells Fargo Bank (Texas), National Association, as Co-Agents for the Lenders, have entered into that certain Secured Credit Agreement dated as of July 30, 1996 (herein, as the same may be amended, modified, supplemented, extended, rearranged, and/or restated from time to time, called the "SECURED CREDIT AGREEMENT"), pursuant to which, upon the terms and conditions therein set forth, the Lenders have agreed to (a) make loans to Pledgor, which loans are evidenced by promissory notes of Pledgor (herein, as amended, extended, modified, rearranged and/or supplemented, from time to time together with any promissory notes given by Pledgor in extension, replacement, rearrangement, modification and/or substitution thereof or therefor, collectively called the "NOTES"), each dated the Initial Borrowing Date under the Secured Credit Agreement, in the original aggregate principal amount of $600,000,000 payable the order of the Lenders respectively, and (b) issue and participate in Letters of Credit (as defined in the Secured Credit Agreement) for the account of Pledgor.
Capitalized terms used herein without definition shall have the meanings assigned in the Secured Credit Agreement.

       B. Pledgor may from time to time enter into Interest Rate Protection Agreements (as defined in the Secured Credit Agreement) with certain of the Lenders or their affiliates.

       [C. Pledgor has outstanding certain 6.90% Senior Notes Due February 15, 2004 (herein, as heretofore or hereafter amended, extended, modified, rearranged and/or supplemented from time to time, together with any promissory notes given by Pledgor in extension, replacement, rearrangement, modification and/or substitution thereof or therefor, collectively called the "NOTEHOLDER NOTES") issued pursuant to several Note Purchase Agreements dated as of February 15, 1994 (as heretofore or hereafter amended, modified, supplemented, extended, rearranged and/or restated from time to time, may be referred to herein collectively as the "NOTE PURCHASE AGREEMENTS"). The holders of the Noteholder Notes have agreed to certain modifications to the terms of the Note Purchase Agreements requested by Pledgor in order to, inter alia, permit Pledgor to incur indebtedness under the Secured Credit Agreement and grant the liens contemplated thereby, but as a condition precedent to the effectiveness thereof, the Pledgor is required to execute and deliver this Agreement.]/1/

       D. Upon the Initial Borrowing Date, Pledgor intends to secure the Noteholder Notes equally and ratably with the Indebtedness of Pledgor under the Secured Credit Agreement and under the Credit Documents.

       E. Under the terms of the Secured Credit Agreement, Pledgor is required by the Lenders to provide certain security in respect of the liabilities of Pledgor under the Secured Credit Agreement.

       F. Under the terms of the Secured Credit Agreement, the Secured Party requires that this Agreement be entered into by Pledgor.

       G. The Lenders, the Swap Parties (as hereinafter defined) [and the holders from time to time of the Noteholder Notes (the "NOTEHOLDERS")] by acceptance of the benefits hereof are deemed to have appointed ABN AMRO as their agent hereunder for the purposes of administering this Agreement and holding and disposing of the Collateral (as hereinafter defined) and to have agreed to be bound by all of the terms and provisions of this Agreement.

    NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                          SECURITY INTEREST AND PLEDGE

    1.01. Security Interest and Pledge. Subject to the terms of this Agreement, Pledgor hereby pledges and grants to Secured Party for the benefit of the Lenders, the Swap Parties [and the Noteholders] a first priority security interest in the following property (such property being hereinafter called the "COLLATERAL"):

- -----------
/1/The bracketed language in this form will be inserted if any of the Noteholder Notes is to be outstanding after the Initial Borrowing Date.

(a) the shares of capital stock of each company set forth in Exhibit A hereto evidenced by the stock certificates identified therein, and any other shares of capital stock in each such company hereafter pledged to Secured Party pursuant to Section 3.09(b);

(b) the shares of capital stock of any other company that may be identified in a supplement to this Agreement executed and delivered by Pledgor pursuant to Section 6.12 of the Secured Credit Agreement; and

(c) subject to Section 4.03 hereof, all products and proceeds of the foregoing capital stock, including, without limitation, all distributions, dividends, stock dividends, securities, and other property, rights, and interests that Pledgor is at any time entitled to receive on account of the same; provided, however, that in no event shall Secured Party's security interest encumber capital stock of the companies set forth in Exhibit A or in any supplement to this Agreement, or any "controlled foreign corporation" (within the meaning of the Code), representing more than sixty-five percent (65%) of the aggregate Voting Stock (as hereinafter defined) of any such entity (all of the foregoing described in this clause (c), other than any portion thereof required to continue to be pledged pursuant to Section 3.09(b), the "COLLATERAL PROCEEDS").

    1.02. Obligations. The Collateral shall equally and ratably secure the following obligations, indebtedness, and liabilities (all such obligations, indebtedness, and liabilities being hereinafter sometimes called the "OBLIGATIONS"):

(a)  The payment of the indebtedness evidenced by the Notes;

(b) All Reimbursement Obligations of the Pledgor to reimburse the Lenders for each drawing under a Letter of Credit;

(c) All future advances by the Lenders pursuant to the Secured Credit Agreement to Pledgor;

(d) The performance and payment of the obligations of Pledgor or any other Credit Party under any of the Credit Documents, including, without limitation, the Obligations (as defined in the Secured Credit Agreement), and the payment and performance of Pledgor's obligations hereunder;

(e) All amounts payable by Pledgor or any Subsidiary under any Interest Rate Protection Agreement now or hereafter entered into by Pledgor or any Subsidiary with any counterparty who, at the time such Interest Rate Protection Agreement is entered into, is then a Lender or an affiliate of a Lender that is a party to the Intercreditor Agreement (any such counterparty, a "SWAP PARTY");

[(f) The payment of the indebtedness evidenced by the Noteholder Notes and the performance and payment of the obligations of Pledgor under the Note Purchase Agreements and the Notes, including, without limitation, any Make-Whole Amount (as defined in the Note Purchase Agreements) that may hereafter become due and payable thereunder]; and

(g) All extensions, renewals, rearrangements and modifications of any of the foregoing agreed to by Pledgor.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

    Pledgor represents and warrants to Secured Party for the benefit of the Lenders, the Swap Parties [and the Noteholders] that:

    2.01. Title. Pledgor owns or, with respect to Collateral acquired after the date hereof, Pledgor will own, legally and beneficially, the Collateral free and clear of any lien, security interest, pledge, claim, or other encumbrance or any right or option on the part of any third person to purchase or otherwise acquire the Collateral or any part thereof, except as permitted under the Secured Credit Agreement and except for the security interest granted hereunder and except for Permitted Liens. Pledgor has the unrestricted right to pledge the Collateral as contemplated hereby. All of the Collateral consisting of shares of capital stock has been duly and validly issued and is fully paid and nonassessable, except as disclosed in the Secured Credit Agreement.

    2.02. Organization and Authority. Pledgor is a company duly organized and validly existing under the laws of the state of its incorporation and is in good standing under the laws of such jurisdiction and each other jurisdiction in which its properties or operations so require and in which the failure to be in good standing would have a Material Adverse Effect. Pledgor has the corporate power and authority to execute, deliver, and perform this Agreement, and the execution, delivery, and performance of this Agreement by Pledgor have been duly authorized by all necessary corporate action on the part of Pledgor. Neither the execution, delivery or performance by the Pledgor of this Agreement nor compliance by it with the terms and provisions hereof, nor the consummation of the transactions contemplated herein, will (i) contravene in any material respect any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality,
(ii) conflict with or result in any breach of any term, covenant, condition or other provision of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien other than any Permitted Lien upon any of the property or assets of Pledgor under, the terms of any contractual obligation to which Pledgor is a party or by which it or any of its properties or assets is bound or to which they may be subject or (iii) violate or conflict with any provision of the corporate governance documents of Pledgor.

    2.03. Principal Place of Business. As of the date hereof, the principal place of business and chief executive office of Pledgor, and the office where Pledgor keeps its books and records, is located at 4 Greenway Plaza, Houston, Texas 77046.

    2.04. Percentage of Stock. The Collateral constitutes not less than the percent of the issued and outstanding shares of common capital stock of each company listed in Exhibit A or in any supplement to this Agreement.

    2.05. First Priority Perfected Security Interest. This Agreement creates in favor of Secured Party, for the benefit of the Lenders, the Swap Parties [and the Noteholders], a first priority (subject only to Permitted Liens) security interest in the Collateral currently in existence, which will be perfected upon delivery of the certificates evidencing the Collateral together with undated stock powers endorsed in blank, or such other agreements, as may be required under applicable law to perfect the pledge.


                                  ARTICLE III

                                   COVENANTS

    Pledgor covenants and agrees with Secured Party, for the benefit of the Lenders, the Swap Parties [and the Noteholders], that until the Collateral Termination Date (as hereinafter defined), subject to Sections 6.12(a) and 6.13:

    3.01. Encumbrances. Except as permitted by the Secured Credit Agreement, Pledgor shall not create, permit, or suffer to exist, and shall defend the Collateral against, any Lien on the Collateral except the pledge and security interest of Secured Party hereunder and except for Permitted Liens, and shall defend Pledgor's rights in the Collateral and Secured Party's security interest in the Collateral against the claims of all persons and entities (other than any person or entity claiming by, through or under Secured Party or any obligee of the Obligations).

    3.02. Sale of Collateral. Pledgor shall not sell, assign, or otherwise dispose of the Collateral or any part thereof except as permitted by the Secured Credit Agreement.

    3.03. Distributions. If Pledgor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase, or reduction of capital or issued in connection with any reorganization), option or rights constituting Collateral, whether as an addition to, in substitution of, or in exchange for any Collateral or otherwise, Pledgor agrees to accept the same as Secured Party's agent and to hold the same in trust for Secured Party, for the benefit of the Lenders, the Swap Parties [and the Noteholders], and to deliver the same (to the extent in form capable of delivery) promptly to Secured Party in the exact form received, with the appropriate endorsement of Pledgor when necessary and/or appropriate undated stock powers duly executed in blank, to be held by Secured Party, for the benefit of the Lenders, the

Swap Parties [and the Noteholders], as additional Collateral for the Obligations, subject to the terms hereof. Any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of the issuer thereof in violation of the Secured Credit Agreement shall be paid over to Secured Party to be held by it, for the benefit of the Lenders, the Swap Parties [and the Noteholders], as additional Collateral for the Obligations subject to the terms hereof except as otherwise provided in the Secured Credit Agreement; and in case any distribution of capital shall be made on or in respect of the Collateral while a Default or an Event of Default shall be continuing or any property shall be distributed while a Default or an Event of Default shall be continuing upon or with respect to the Collateral pursuant to any recapitalization or reclassification of the capital of the issuer thereof or pursuant to any reorganization of the issuer thereof, the property so distributed shall be delivered to the Secured Party to be held by it, as additional Collateral for the Obligations, subject to the terms hereof. All sums of money and property so paid or distributed in respect of the Collateral that are received by Pledgor shall, until paid or delivered to Secured Party, be held by Pledgor in trust as additional security for the Obligations, provided that except to the extent that such sums of money or property have theretofore been applied against the Obligations in accordance herewith, with the Secured Credit Agreement [and with the Intercreditor Agreement as hereinafter defined], such sums of money or property shall forthwith be delivered to Pledgor at such time as no Default or Event of Default shall be continuing under the Secured Credit Agreement.

    3.04. Further Assurances. Pledgor has delivered the certificates referred to in Section 1.01 (a) and (b) to Secured Party to the extent such shares of capital stock are certificated, with an undated stock power duly executed in blank or such other agreements as may be required under applicable law to perfect the pledge herein, to be held by Secured Party for the benefit of the Lenders, the Swap Parties [and the Noteholders] as Collateral for the Obligations, subject to the terms hereof. At any time and from time to time, upon the request of Secured Party, and at the sole expense of Pledgor, Pledgor shall promptly execute and deliver all such further instruments and documents and take such further action as Secured Party may deem reasonably necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement, including, without limitation, the execution and filing of such financing statements as Secured Party may require. A carbon, photographic, or other reproduction of this Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement to the extent provided by applicable law.

    3.05. Inspection Rights. Upon reasonable notice from Secured Party, Pledgor shall permit Secured Party and its representatives to examine, inspect, and copy Pledgor's books and records concerning ownership of the Collateral at any reasonable time during normal business hours and as often as Secured Party may desire.

    3.06. Notification. Pledgor shall promptly after an officer of the Borrower has knowledge thereof, notify Secured Party of (i) any lien, security interest, encumbrance, or claim made or threatened against the Collateral other than Permitted Liens, and (ii) the occurrence or existence of any Default or Event of Default.

    3.07. Books and Records. Pledgor shall mark its books and records to reflect the security interest of Secured Party under this Agreement.

    3.08. Additional Securities. Pledgor shall not consent to or approve the issuance of any additional shares of any class of capital stock of any of the companies set forth in Exhibit A or any supplement hereto, or any securities convertible into, or exchangeable for, any such shares or any warrants, options, rights, or other commitments entitling any person or entity to purchase or otherwise acquire any such shares, except in, or in connection with, transactions permitted under the Secured Credit Agreement, or as required to comply with the laws of its jurisdiction of organization (in which case it shall give to Secured Party written notice of such issuance thereof).

    3.09.   Pledge of Shares of Controlled Foreign Corporation.

(a) In the event that the Collateral hereunder would, but for this Section 3.09(a), represent more than sixty-five percent (65%) of the combined voting power of all classes of stock entitled to vote (the "VOTING STOCK") of an issuer, then a number of shares of Voting Stock of such company in excess of such sixty-five percent (65%) automatically shall be released from the lien of, and the terms and provisions of, this Agreement.

(b) In the event that the Collateral hereunder represents less than sixty-five percent (65%) of the Voting Stock of any company set forth on Exhibit A or any supplement hereto (or, if less, 100% of the Voting Stock of such company owned by Pledgor), then Pledgor will promptly pledge additional capital stock to increase the number of shares pledged hereunder to such sixty-five percent (65%) (or, if less, 100% of the Voting Stock of such company owned by Pledgor).

                                   ARTICLE IV

                      RIGHTS OF SECURED PARTY AND PLEDGOR

    4.01. Power of Attorney. Pledgor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead and in the name of Pledgor or in its own name, from time to time in Secured Party's discretion during the continuance of an Event of Default and prior to the Collateral Termination Date, to take any and all action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives Secured Party the power and right on behalf of Pledgor and in its own name to do any of the following after the occurrence and during the continuance of or Event of Default and to the extent permitted by applicable laws, without notice to or the consent of
Pledgor:

(a) to demand, sue for, collect, or receive in the name of Pledgor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, or any other instruments for the payment of money under the Collateral;

(b) to pay or discharge taxes, liens, security interests, or other encumbrances (other than Permitted Liens) levied or placed on or threatened against the Collateral;

(c) (i) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Secured Party or as Secured Party shall direct; (ii) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices, and other documents relating to the Collateral; (iv) to commence and prosecute any suit, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (v) to defend any suit, action, or proceeding brought against Pledgor with respect to any Collateral; (vi) to settle, compromise, or adjust any suit, action, or proceeding described in clause (v) above and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate;
     (vii) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization, or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms as Secured Party may determine;
     (viii) to add or release any guarantor, endorser, surety, or other party to any of the Collateral or the Obligations; and (ix) to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Pledgor's expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve, or realize upon the Collateral and Secured Party's security interest therein for the benefit of the Lenders, the Swap Parties [and the Noteholders].

    This power of attorney is a power coupled with an interest and shall be irrevocable. Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges, and options expressly or implicitly granted to Secured Party in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. Secured Party shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or in its capacity as attorney-in-fact except acts or omissions constituting or resulting from its willful misconduct or gross negligence. This power of attorney is conferred on Secured Party solely to protect, preserve, and realize upon its security interest in the Collateral.

    4.02. Voting Rights. Until written notice shall be given to Pledgor in accordance with Section 5.02(d) that Secured Party has exercised its rights under Section 5.02(d) to vote the Collateral (provided, however, if Secured Party is prevented from providing such notice as a result of Section 362 of the United States Bankruptcy Code or similar law Pledgor shall be entitled to exercise such rights so long as no Event of Default shall have occurred and be continuing), Pledgor shall be entitled to exercise any and all voting and other rights relating or pertaining to the Collateral or any part thereof (and the Secured Party shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to this sentence).

    4.03.   Dividends.   Until written notice shall be given to Pledgor in
accordance with Section 5.02(d) that Secured Party has exercised its rights under Section 5.02(d) to vote the Collateral, Pledgor shall be entitled to receive and collect for its own use all Collateral Proceeds free of the Lien of this Agreement. Any Collateral Proceeds collected or received by or paid over to Pledgor pursuant to this Section 4.03 shall thereupon automatically cease to constitute Collateral and, without limitation of the foregoing, Secured Party will, at Pledgor's request and expense, execute and deliver to Pledgor a proper instrument or instruments acknowledging the release of the Lien of this Agreement in respect of all Collateral Proceeds; provided however, if Secured Party is prevented from providing such notice as a result of Section 362 of the United States Bankruptcy Code or similar law, Secured Party shall be entitled to collect such Collateral Proceeds pursuant to the terms hereof.

    4.04. Performance by Secured Party of Pledgor's Obligations. If an Event of Default has occurred and is continuing or if Pledgor fails to perform or comply with any of its agreements contained herein and Secured Party itself shall cause performance of or compliance with such agreement, the reasonable expenses of Secured Party, together with interest thereon at the rate of interest provided in the Secured Credit Agreement, shall be payable by Pledgor to Secured Party on demand and shall constitute Obligations secured by this Agreement.

    4.05. Secured Party's Duty of Care. Other than the exercise of reasonable care in the physical custody of the Collateral while held by Secured Party hereunder, Secured Party shall have no responsibility for or obligation or duty with respect to all or any part of the Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights against prior parties or any other rights pertaining thereto, it being understood and agreed that Pledgor shall be responsible for preservation of all rights in the Collateral. Without limiting the generality of the foregoing, Secured Party shall be conclusively deemed to have exercised reasonable care in the custody of the Collateral if Secured Party takes such action, for purposes of preserving rights in the Collateral, as Pledgor may reasonably request in writing, but no failure or omission or delay by Secured Party in complying with any such request by Pledgor, and no refusal by Secured Party to comply with any such request by Pledgor, shall of itself be deemed to be a failure to exercise reasonable care.

    4.06. Assignment by Secured Party. Secured Party may from time to time assign the Collateral to any successor as Agent under the Secured Credit Agreement, and the assignee shall be entitled to all of the rights and remedies of Secured Party under this Agreement in relation thereto.

                                   ARTICLE V

                                    DEFAULT

    5.01. Events of Default. Each of the following shall be deemed an "EVENT OF DEFAULT":

(a) The failure of the Collateral pledged to Secured Party hereunder to constitute at least the percent of the issued and outstanding Voting Stock of such company set forth in Exhibit A or any supplement hereto as is reflected in such Exhibit or such supplement with respect thereto except as permitted by the Secured Credit Agreement or as permitted herein, unless Pledgor is in compliance with Section 3.09(b);

(b) An Event of Default as defined in the Secured Credit Agreement shall have occurred;

(c) Failure by Pledgor to perform any agreement contained herein and continuance of such non-compliance or failure for thirty (30) days after notice thereof to Pledgor from the Agent; or

(d) Any representation, statement or warranty of Pledgor contained herein shall be untrue in any material respect as of the date made.

    5.02. Rights and Remedies. Prior to the Collateral Termination Date, upon the occurrence of an Event of Default and so long as the same shall be continuing [and subject to the terms of the Intercreditor Agreement], Secured Party shall have the following rights and remedies to the extent not prohibited by applicable laws:

(a) In addition to all other rights and remedies granted to Secured Party in this Agreement and in any other instrument or agreement securing, evidencing, or relating to the Obligations, Secured Party shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted by the State of New York. Without limiting the generality of the foregoing, Secured Party may (A) without demand or notice to Pledgor, collect, receive, or take possession of the Collateral or any part thereof, (B) sell or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at Secured Party's offices or elsewhere, for cash, on credit, or for future delivery without assumption of any credit risk, and/or (C) bid and become a purchaser at any such sale free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived and released by Pledgor to the extent permitted by applicable law. Upon the request of Secured Party, Pledgor shall assemble the Collateral and make it available to Secured Party at any place designated by Secured Party that is reasonably convenient to Pledgor and Secured Party. Pledgor agrees, to the fullest extent that it may effectively do so under applicable laws, that Secured Party shall not be obligated to give more than ten (10) days' prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. Pledgor shall be liable for all reasonable expenses of retaking, holding, preparing for sale, or the like, and all reasonable attorneys' fees and other reasonable expenses incurred by Secured Party in connection with the collection of the Obligations and the enforcement of Secured Party's rights under this Agreement, in each case during the continuance of an Event of Default, all of which expenses and fees shall constitute additional Obligations secured by this Agreement. Secured Party may apply the Collateral against the Obligations then due and payable in such order and manner as provided in
     Section 6.15. Pledgor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay the Obligations. Pledgor waives all rights of marshalling in respect of the Collateral.

(b) Secured Party may cause any or all of the Collateral held by it to be transferred into the name of Secured Party or the name or names of Secured Party's nominee or nominees (in each case as pledgee hereunder).

(c) Secured Party shall be entitled to receive all cash dividends payable in respect of the Collateral to the extent not prohibited by applicable laws.

(d) Secured Party shall have the right, but shall not be obligated to, exercise or cause to be exercised all voting rights and corporate powers in respect of the Collateral, and Pledgor shall deliver to Secured Party, if requested by Secured Party, irrevocable proxies with respect to the Collateral in form satisfactory to Secured Party.

Because of applicable securities laws, including without limitation, the Securities Act of 1933, as amended, the securities laws of New York and other applicable state or foreign securities laws, there may be legal restrictions or limitations affecting attempts of Secured Party to dispose of the Collateral in the enforcement of its rights and remedies hereunder. Secured Party is hereby authorized by Pledgor, but not obligated, upon the occurrence and during the continuance of an Event of Default, to the extent permitted by applicable law, to sell all or any part of the Collateral at private sale, subject to investment letters or in any other manner which will not require the Collateral or any part thereof, to be registered in accordance with the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, or any other applicable securities law or regulation. Pledgor specifically agrees that under these circumstances, such a sale is a commercially reasonable method of disposition of the Collateral. Secured Party is also hereby authorized by Pledgor, but not obligated, to take such actions, give such notices, obtain such rulings and consents, and do such other things as Secured Party may deem appropriate in the event of such a sale or disposition of any of the Collateral. Pledgor acknowledges that Secured Party may, in its reasonable discretion, approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral or any part or parts thereof than would otherwise be obtainable if the same were registered and sold in the open market. Pledgor agrees that such private sale shall constitute a commercially reasonable method of disposing of the Collateral in view of the time, expense, and potential liability to the parties of such transactions of registration of the Collateral in accordance with applicable securities laws.

                                   ARTICLE VI

                                 MISCELLANEOUS

    6.01. No Waiver; Cumulative Remedies. No failure on the part of Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. To the fullest extent permitted by applicable laws, the rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

    6.02. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Pledgor and Secured Party and their respective heirs, successors, and assigns, except that Pledgor may not assign any of its rights or obligations under this Agreement without the prior written consent of the Lenders except to the extent permitted by the Secured Credit Agreement, and Secured Party may not assign any of its rights or obligations under this Agreement without the prior written consent of Pledgor, except to the extent permitted by Section 4.06.

    6.03. Amendment; Entire Agreement. This Agreement, together with any applicable pledge or other agreement required by applicable laws, embodies the final, entire agreement among the parties hereto and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto with the requisite consent of the Lenders as provided in the Secured Credit Agreement.

    6.04. Notices. Any notice, consent, or other communication required or permitted to be given under this Agreement to Secured Party or Pledgor must be in writing and delivered in person or by facsimile or by registered or certified mail, return receipt requested, postage prepaid, as follows:

  To Secured Party: ABN AMRO Bank N.V., Houston Agency, as Agent
                    Attn: Ms. Cheryl Lipshutz, Group Vice President and Director Three Riverway, Suite 1700
                    Houston, Texas 77056
                    Facsimile:  (713) 629-7533

  To Pledgor:       As specified in or pursuant to the Secured Credit
                    Agreement

Any such notice, consent, or other communication shall be deemed given when delivered in person or, if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested.

    6.05. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement, and the rights and duties of the parties hereto, shall be construed in accordance with and governed by the internal laws of the State of New York; provided, however that any enforcement of Secured Party's rights and remedies in any other jurisdiction shall, to the extent required by applicable laws, be governed by the laws of the jurisdiction of enforcement. Each party hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

    6.06. Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

    6.07. Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by Secured Party, the Lenders, the Swap Parties [or the Noteholders] shall affect the representations and warranties or the right of Secured Party, the Lenders, the Swap Parties [and the Noteholders] to rely upon them.

    6.08. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    6.09. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    6.10. Construction. Pledgor and Secured Party acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by Pledgor and Secured Party.

    6.11. Obligations Absolute. The obligations of Pledgor under this Agreement shall be absolute and unconditional and shall not be released, discharged, reduced, or in any way impaired by any circumstance whatsoever, including, without limitation, any amendment, modification, extension, or renewal of this Agreement, the Obligations, or any document or instrument evidencing, securing, or otherwise relating to the Obligations, or any release, subordination, or impairment of collateral, or any waiver, consent, extension, indulgence, compromise, settlement, or other action or inaction in respect of this Agreement, the Obligations, or any document or instrument evidencing, securing, or otherwise relating to the Obligations, or any exercise or failure to exercise any right, remedy, power, or privilege in respect of the Obligations. Nothing in this Section 6.11 affects or qualifies the express terms hereof or in the Secured Credit Agreement.

    6.12. Termination; Release. (a) Secured Party specifically acknowledges that Pledgor may sell, assign, transfer or otherwise dispose of any Collateral so long as such action is not in violation of any of the terms of the Secured Credit Agreement. In connection with any such non-violating sale, assignment, transfer or other disposition of any Collateral, Secured Party, at the request and expense of Pledgor, will execute and deliver a proper instrument or instruments acknowledging the termination of the Liens created hereby with respect to the Collateral that is the subject of such sale, assignment, transfer or other disposition and, if such Collateral is in the possession of Secured Party, will (without recourse and without any representation or warranty (except that such Collateral shall be free and clear of all Liens in favor of Secured Party or created by Secured Party)) forthwith duly assign, transfer and deliver such Collateral to Pledgor or such other Person as Pledgor may direct in writing; provided, however, that Secured Party's obligations under this Section 6.12(a) shall be subject to no Default or Event of Default having occurred and being continuing at the time that Secured Party is obligated to terminate the Liens created hereby or assign, transfer and deliver such Collateral.

       (b) On the Collateral Termination Date, the Liens created hereby shall terminate, and Secured Party, at the request and expense of Pledgor, forthwith will execute and deliver to Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of the Liens created hereby and will duly assign, transfer and deliver to Pledgor (without recourse and without any representation or warranty (except that such Collateral shall be free and clear of all Liens in favor of Secured Party or created by Secured Party)), such of the Collateral as may be in the possession of Pledgor and as has not theretofore been sold or otherwise applied pursuant to this Agreement or the Secured Credit Agreement. Upon such release and redelivery, this Agreement shall terminate. The "Collateral Termination Date" shall mean the first date on which no Note, Reimbursement Obligation or Commitment is outstanding under the Secured Credit Agreement and no other Obligation (as defined in the Secured Credit Agreement) is due and payable thereunder.

    6.13. Transactions Permitted Under the Secured Credit Agreement. Nothing contained in this Agreement shall in any manner prohibit or restrict Pledgor or any of its Subsidiaries from consummating any transaction, entering into any agreement or otherwise taking any other action that is not in violation of the terms of the Secured Credit Agreement, the Interest Rate Protection Agreements [and the Note Purchase Agreements].

    6.14. Action and Authority of Secured Party. Secured Party may not exercise any of its rights or remedies hereunder that are contingent upon the occurrence, or the occurrence and continuance, of an Event of Default except as specifically directed or consented to by the Majority Lenders (without any consent being required of the Swap Parties [or the Noteholders]) or as otherwise provided in the Secured Credit Agreement. Secured Party shall have and be entitled, as between itself and the Lenders, the Swap Parties [and the Noteholders], to exercise all such powers hereunder as are specifically delegated to the Secured Party by the terms hereof, together with such powers as are incidental thereto. The Secured Party may execute, as between itself and the Lenders, the Swap Parties [and the Noteholders], any of its duties hereunder by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its duties hereunder. Secured Party agrees to hold any and all Collateral, and the proceeds thereof, at any time received hereunder for the benefit of the Lenders, the Swap Parties [and the Noteholders]. Neither Secured Party, nor any director, officer, or employee of Secured Party, shall be liable to the Borrower, any Lender, any Swap Party [or any Noteholder] for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

    6.15. Disposition of Collateral. The Secured Credit Agreement governs [, subject to the terms of the Intercreditor Agreement], inter alia, application of the proceeds of any disposition by the Secured Party of the Collateral; provided, however, that if any Obligation specified in Section 1.02(e) (a "SWAP OBLIGATION") is then due and owing to a Swap Party, any due and unpaid fees constituting Swap Obligations, any accrued and unpaid interest constituting Swap Obligations, any due and payable principal amount of any such Swap Obligations and any other outstanding Swap Obligations, in each case owed to such Swap Party, shall be included by the Collateral Agent within Section 7.7(c), (d), (e) and (f) of the Secured Credit Agreement, respectively, when calculating and distributing the proceeds of any Collateral.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                                       PLEDGOR:

                                       SONAT OFFSHORE DRILLING INC.,
                                       a Delaware corporation


                                       By:______________________________
                                       Name:____________________________
                                       Title:___________________________

                           SECURED PARTY:

                           ABN AMRO BANK N.V., Houston Agency

                           BY: ABN AMRO NORTH AMERICA, INC., as collateral
                               agent


                               By:_______________________________________
                                      Cheryl I. Lipshutz
                                      Group Vice President and Director


                               By:_______________________________________
                                      Charles W. Randall
                                      Senior Vice President and Managing
                                      Director

                                   EXHIBIT A

         Issuer            Class  Jurisdiction   Certificate  No. of
                                  of Formation       No.      Shares
=====================================================================
NSub                                 Norway          __         ___
- ------------------------------------------------------------=========
 Sonat Offshore Far East             Cayman          __         __
                                     Islands
=====================================================================

                                  EXHIBIT 4.1B


                         FORM OF NOTE PLEDGE AGREEMENT

                                  EXHIBIT 4.1B

                             NOTE PLEDGE AGREEMENT


  THIS NOTE PLEDGE AGREEMENT dated as of ________, 1996 (this "AGREEMENT"), is made between SONAT OFFSHORE DRILLING INC., a Delaware corporation ("PLEDGOR"), having its principal place of business at 4 Greenway Plaza, Houston, Texas 77046, and ABN AMRO BANK, N.V., a Netherlands chartered bank ("ABN AMRO"), acting through its Houston Agency, as collateral agent for the Lenders referred to in the Secured Credit Agreement (as hereinafter defined), for the Swap Parties (as hereinafter defined) [and for the Noteholders] (the "SECURED PARTY").

                                   RECITALS:

  A. Pledgor, the various financial institutions (collectively, the "LENDERS") as are or may from time to time become parties thereto, ABN AMRO, acting through its Houston Agency, as Agent for the Lenders, SunTrust Bank, Atlanta and Credit Lyonnais New York Branch, as Documentation Agents for the Lenders, and Bank of Montreal, The Fuji Bank, Limited, Royal Bank of Canada, and Wells Fargo Bank (Texas), National Association, as Co-Agents for the Lenders, have entered into that certain Secured Credit Agreement dated as of July 30, 1996 (herein, as the same may be amended, modified, supplemented, extended, rearranged, and/or restated from time to time, called the "SECURED CREDIT AGREEMENT"), pursuant to which, upon the terms and conditions therein set forth, the Lenders have agreed to (a) make loans to Pledgor, which loans are evidenced by promissory notes of Pledgor (herein, as amended, extended, modified, rearranged and/or supplemented, from time to time together with any promissory notes given by Pledgor in extension, replacement, rearrangement, modification and/or substitution thereof or therefor, collectively called the "NOTES"), each dated the Initial Borrowing Date under the Secured Credit Agreement, in the original aggregate principal amount of $600,000,000, payable to the order of the Lenders respectively, and
(b) issue and participate in Letters of Credit for the account of Pledgor. Capitalized terms used herein without definition shall have the meanings assigned in the Secured Credit Agreement.

  B. Pledgor may from time to time enter into Interest Rate Protection Agreements with certain of the Lenders or their affiliates.

  [C. Pledgor has outstanding certain 6.90% Senior Notes Due February 15, 2004 (herein, as heretofore or hereafter amended, extended, modified, rearranged and/or supplemented from time to time, together with any promissory notes given by Pledgor in extension, replacement, rearrangement, modification and/or substitution thereof or therefor, collectively called the "NOTEHOLDER NOTES") pursuant to several Note Purchase Agreements dated as of February 15, 1994 (as heretofore or hereafter amended, modified, supplemented, extended, rearranged and/or restated from time to time, may be referred to herein collectively as the "NOTE PURCHASE AGREEMENTS"). The holders of the Noteholder Notes have agreed to certain modifications to the terms of the Note Purchase Agreements requested by Pledgor in order to, inter alia, permit Pledgor to incur indebtedness under the Secured Credit Agreement and grant the liens contemplated thereby, but as a condition precedent to the effectiveness thereof, the Pledgor is required to execute and deliver this Agreement.]/1/

  D. Under the terms of the Secured Credit Agreement, Pledgor is required by the Lenders to provide certain security in respect of the liabilities of Pledgor under the Secured Credit Agreement.

  E. Pledgor is, or may be, the holder of certain promissory notes of [insert name of NSub] and Sonat Offshore Far East, including without limitation, the promissory notes described in Exhibit A hereto (herein, as amended, extended, renewed, modified, rearranged and/or supplemented from time to time and together with any promissory note taken in extension and/or renewal thereof or in substitution therefor collectively called the "PLEDGED NOTES" and individually called a "PLEDGED NOTE").

  F. Under the terms of the Secured Credit Agreement, the Secured Party requires that this Agreement be entered into by Pledgor.

  G. The Lenders, the Swap Parties [and the holders from time to time of the Noteholder Notes (the "NOTEHOLDERS")] by acceptance of the benefits hereof are deemed to have appointed ABN AMRO as their agent hereunder for the purposes of administering this Agreement and holding and disposing of the Collateral (as hereinafter defined) and to have agreed to be bound by all of the terms and provisions of this Agreement.

  NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                          SECURITY INTEREST AND PLEDGE

  1.01. Security Interest and Pledge. Subject to the terms of this Agreement, Pledgor hereby pledges and grants to Secured Party for the benefit of the Lenders, the Swap Parties [and the Noteholders] a first priority security interest in the following property (such property being hereinafter called the "COLLATERAL"):

(a)  the Pledged Notes and the indebtedness evidenced thereby;

- ----------
/1/The bracketed language in this form will be inserted if any of the Noteholder Notes is to be outstanding after the Initial Borrowing Date.

(b) any and all extensions, renewals, replacements or substitutions of or for any of the items described in the foregoing clause (a); and

(c) any and all proceeds with respect to any of the items described in the foregoing clauses (a)-(b), including without limitation all cash and non-cash payments and any other property received with respect thereto (all of the foregoing described in this clause (c), other than any portion thereof itself constituting Pledged Notes, the "COLLATERAL PROCEEDS").

  1.02. Obligations. The Collateral shall equally and ratably secure the following obligations, indebtedness, and liabilities (all such obligations, indebtedness, and liabilities being hereinafter sometimes called the "OBLIGATIONS"):

(a)  The payment of the indebtedness evidenced by the Notes;

(b) All Reimbursement Obligations of the Pledgor to reimburse the Lenders or the Agent, as the case may be, for each drawing under a Letter of Credit;

(c) All future advances by the Lenders pursuant to the Secured Credit Agreement to Pledgor;

(d) The performance and payment of the obligations of Pledgor or any other Credit Party under any of the Credit Documents, including, without limitation, the Obligations (as defined in the Secured Credit Agreement) and the payment and performance of Pledgor's obligations hereunder;

(e) All amounts payable by Pledgor or any Subsidiary under any Interest Rate Protection Agreement now or hereafter entered into by Pledgor or any Subsidiary with any counterparty who, at the time such Interest Rate Protection Agreement is entered into, is then a Lender or an affiliate of a Lender (any such counterparty, a "SWAP PARTY");

[(f) The payment of the indebtedness evidenced by the Noteholder Notes and the performance and payment of the obligations of Pledgor under the Note Purchase Agreements and the Noteholder Notes, including, without limitation, any Make-Whole Amount (as defined in the Note Purchase Agreements) that may hereafter become due and payable thereunder]; and

(g) All extensions, renewals, rearrangements and modifications of any of the foregoing.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

  Pledgor represents and warrants to Secured Party for the benefit of the Lenders, the Swap Parties [and the Noteholders] that:

  2.01. Title. Pledgor owns or, with respect to Collateral acquired after the date hereof, Pledgor will own, legally and beneficially, the Collateral free and clear of any lien, security interest, pledge, claim, or other encumbrance or any right or option on the part of any third person to purchase or otherwise acquire the Collateral or any part thereof except as permitted under the Secured Credit Agreement, and except for the security interest granted hereunder and except for Permitted Liens. Pledgor has the unrestricted right to pledge the Collateral as contemplated hereby.

  2.02. Organization and Authority. Pledgor is a company duly organized and validly existing under the laws of the jurisdiction of its incorporation, and in good standing under the laws of the jurisdiction of its incorporation and each other jurisdiction in which its properties or operations so require and in which the failure to be in good standing would have a Material Adverse Effect. Pledgor has the corporate power and authority to execute, deliver, and perform this Agreement, and the execution, delivery, and performance of this Agreement by Pledgor have been duly authorized by all necessary corporate action on the part of Pledgor. Neither the execution, delivery or performance by the Pledgor of this Agreement nor compliance by it with the terms and provisions hereof, nor the consummation of the transactions contemplated herein, will (i) contravene in any material respect any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any term, covenant, condition or other provision of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien other than any Permitted Lien upon any of the property or assets of Pledgor under, the terms of any contractual obligation to which Pledgor is a party or by which it or any of its properties or assets is bound or to which they may be subject or (iii) violate or conflict with any provision of the corporate governance documents of Pledgor.

  2.03. Pledged Notes. Pledgor has furnished to the Agent the true, genuine executed original of each of the Pledged Notes outstanding as of the date hereof, properly endorsed (without recourse) to the order of the Agent, and Exhibit A contains a true, correct and complete list of all of the Pledged Notes outstanding on the date hereof.

  2.04. Principal Place of Business. As of the date hereof, the principal place of business and chief executive office of Pledgor, and the office where Pledgor keeps its books and records, is located at 4 Greenway Plaza, Houston, Texas 77046.

  2.05. First Priority Security Interest. This Agreement creates in favor of Secured Party, for the benefit of the Lenders, the Swap Parties [and the Noteholders], a first priority (subject only to Permitted Liens) security interest in the Collateral currently in existence which will be perfected upon delivery of the Pledged Notes evidencing the Collateral.


                                  ARTICLE III

                                   COVENANTS

  Pledgor covenants and agrees with Secured Party, for the benefit of the Lenders, the Swap Parties [and the Noteholders], that until the Collateral Termination Date (as hereinafter defined) subject to Sections 6.12(a) and 6.13:

  3.01. Encumbrances. Except as permitted by the Secured Credit Agreement, Pledgor shall not create, permit, or suffer to exist, and shall defend the Collateral against, any Lien on the Collateral except the pledge and security interest of Secured Party hereunder and except for Permitted Liens, and shall defend Pledgor's rights in the Collateral and Secured Party's security interest in the Collateral against the claims of all persons and entities (other than any person or entity claiming by, through or under Secured Party or any obligee of the Obligations).

  3.02. Sale of Collateral. Pledgor shall not sell, assign, or otherwise dispose of the Collateral or any part thereof except as permitted by the Secured Credit Agreement (and in any event subject to Sections 4.05, 6.12 and 6.13 hereof).

  3.03. Further Assurances. Pledgor has delivered the Pledged Notes to Secured Party, to be held by Secured Party, for the benefit of the Lenders, the Swap Parties [and the Noteholders], as Collateral for the Obligations, subject to the terms hereof. At any time and from time to time, upon the reasonable request of Secured Party, and at the sole expense of Pledgor, Pledgor shall promptly execute and deliver all such further instruments and documents and take such further action as Secured Party may deem reasonably necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement, including, without limitation, the execution and filing of such financing statements as Secured Party may require. A carbon, photographic, or other reproduction of this Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement to the extent provided by applicable law.

  3.04. Inspection Rights. Upon reasonable notice from Secured Party, Pledgor shall permit Secured Party and its representatives to examine, inspect, and copy Pledgor's books and records pertaining to the Collateral at any reasonable time during normal business hours and as often as Secured Party may desire.

  3.05. Notification. Pledgor shall promptly after an officer of the Borrower has knowledge thereof, notify Secured Party of (i) any lien, security interest, encumbrance, or claim made or threatened against the Collateral other than Permitted Liens, and (ii) the occurrence or existence of any Default or Event of Default.

  3.06. Books and Records. Pledgor shall from time to time at the request of Secured Party deliver to Secured Party such information regarding the Collateral as Secured Party may reasonably request.

                                   ARTICLE IV

                      RIGHTS OF SECURED PARTY AND PLEDGOR

  4.01. Power of Attorney. Pledgor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead and in the name of Pledgor or in its own name, from time to time in Secured Party's discretion during the continuance of an Event of Default and prior to the Collateral Termination Date, to take any and all action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives Secured Party the power and right on behalf of Pledgor and in its own name to do any of the following after the occurrence and during the continuance of or Event of Default and to the extent permitted by applicable laws, without notice to or the consent of
Pledgor:

(a) to demand, sue for, collect, or receive in the name of Pledgor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, or any other instruments for the payment of money under the Collateral;

(b) to pay or discharge taxes, liens, security interests, or other encumbrances (other than Permitted Liens) levied or placed on or threatened against the Collateral;

(c) (i) to direct the maker of the Pledged Notes and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Secured Party or as Secured Party shall direct; (ii) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) to sign and endorse any drafts, assignments, verifications, notices, and other documents relating to the Collateral; (iv) to commence and prosecute any suit, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (v) to defend any suit, action, or proceeding brought against Pledgor with respect to any Collateral; (vi) to settle, compromise, or adjust any suit, action, or proceeding described in clause (v) above and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate;
     (vii) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization, or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms as Secured Party may determine;
     (viii) to add or release any guarantor, endorser, surety, or other party to any of the

     Collateral or the Obligations; and (ix) to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Pledgor's expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve, or realize upon the Collateral and Secured Party's security interest therein for the benefit of the Lenders, the Swap Parties [and the Noteholders].

  This power of attorney is a power coupled with an interest and shall be irrevocable. Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges, and options expressly or implicitly granted to Secured Party in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. Secured Party shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or in its capacity as attorney-in-fact except acts or omissions constituting or resulting from its willful misconduct or gross negligence. This power of attorney is conferred on Secured Party solely to protect, preserve, and realize upon its security interest in the Collateral.

  4.02. Performance by Secured Party of Pledgor's Obligations. If an Event of Default has occurred and is continuing or if Pledgor fails to perform or comply with any of its agreements contained herein and Secured Party itself shall cause performance of or compliance with such agreement, the reasonable expenses of Secured Party, together with interest thereon at the rate of interest provided in the Secured Credit Agreement, shall be payable by Pledgor to Secured Party on demand and shall constitute Obligations secured by this Agreement.

  4.03. Secured Party's Duty of Care. Other than the exercise of reasonable care in the physical custody of the Collateral while held by Secured Party hereunder, Secured Party shall have no responsibility for or obligation or duty with respect to all or any part of the Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights against prior parties or any other rights pertaining thereto, it being understood and agreed that Pledgor shall be responsible for preservation of all rights in the Collateral. Without limiting the generality of the foregoing, Secured Party shall be conclusively deemed to have exercised reasonable care in the custody of the Collateral if Secured Party takes such action, for purposes of preserving rights in the Collateral, as Pledgor may reasonably request in writing, but no failure or omission or delay by Secured Party in complying with any such request by Pledgor, and no refusal by Secured Party to comply with any such request by Pledgor, shall of itself be deemed to be a failure to exercise reasonable care.

  4.04. Assignment by Secured Party. Secured Party may from time to time assign the Collateral to any successor as Agent under the Secured Credit Agreement, and the assignee shall be entitled to all of the rights and remedies of Secured Party under this Agreement in relation thereto.

  4.05. Pledgor's Rights.

     (a) Until written notice shall be given to Pledgor in accordance with
Section 5.02 that Secured Party is exercising its rights under Section 5.02, Pledgor shall have the right, subject to any express prohibitions contained in the Secured Credit Agreement, to give consents, waivers or notifications with respect to the Collateral, to exercise its rights, powers and privileges under the Collateral, to agree to any modification of any of the terms of the Pledged Notes and otherwise to act with respect to the Collateral as if this Agreement had not been executed. Secured Party shall from time to time execute such instruments and take such other action, in each instance, at Pledgor's expense, as may reasonably be requested of it to give effect to, or to confirm any action taken by Pledgor in accordance with, this Section 4.05(a).

     (b) Pledgor shall be entitled, from time to time, to collect and receive for its own use all Collateral Proceeds, free of the Lien of this Agreement. Any Collateral Proceeds collected or received by or paid over to Pledgor pursuant to this Section 4.05 shall thereupon automatically cease to constitute Collateral and, without limitation of the foregoing, Secured Party will, at Pledgor's request and expense, execute and deliver to Pledgor a proper instrument or instruments acknowledging the release of the Lien of this Agreement in respect of all Collateral Proceeds.

                                   ARTICLE V

                                    DEFAULT

  5.01. Events of Default. Each of the following shall be deemed an "EVENT OF DEFAULT":

  (a) An Event of Default as defined in the Secured Credit Agreement shall have occurred;

  (b) Failure by Pledgor to perform any agreement contained herein and continuance of such non-compliance or failure after thirty (30) days following notice thereof to Pledgor from the Agent; or

  (c) Any representation, statement or warranty of Pledgor contained herein shall be untrue in any material respect as of the date made.

  5.02. Rights and Remedies. Prior to the Collateral Termination Date, upon the occurrence of an Event of Default and so long as the same shall be continuing [and subject to the terms of the Intercreditor Agreement], Secured Party shall have the following rights and remedies to the extent not prohibited by applicable laws:

(a) In addition to all other rights and remedies granted to Secured Party in this Agreement and in any other instrument or agreement securing, evidencing, or relating to the Obligations, Secured Party shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted by the State of New York. Without limiting the generality of the foregoing, Secured Party may (i) without demand or notice to Pledgor, collect, receive, or take possession of the Collateral or any part thereof, (ii) sell or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at Secured Party's offices or elsewhere, for cash, on credit, or for future delivery without assumption of any credit risk, and/or (iii) bid and become a purchaser at any such sale free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived and released by Pledgor to the extent permitted by applicable law. Pledgor agrees, to the fullest extent that it may effectively do so under applicable laws, that Secured Party shall not be obligated to give more than ten (10) days' prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. Pledgor shall be liable for all reasonable expenses of retaking, holding, preparing for sale, or the like, and all reasonable attorneys' fees and other reasonable expenses incurred by Secured Party in connection with the collection of the Obligations and the enforcement of Secured Party's rights under this Agreement, in each case during the continuance of an Event of Default, all of which expenses and fees shall constitute additional Obligations secured by this Agreement. Secured Party may apply the Collateral against the Obligations then due and payable in such order and manner as provided in
     Section 6.15. Pledgor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay the Obligations. Pledgor waives all rights of marshalling in respect of the Collateral.

(b) Secured Party may cause any or all of the Collateral held by it to be transferred into the name of Secured Party or the name or names of Secured Party's nominee or nominees (in each case as pledgee hereunder).

(c) Secured Party shall be entitled to receive all payments made in respect of the Collateral to the extent not prohibited by applicable laws.

                                   ARTICLE VI

                                 MISCELLANEOUS

  6.01. No Waiver; Cumulative Remedies. No failure on the part of Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. To the fullest extent permitted by applicable laws, the rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

  6.02. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Pledgor and Secured Party and their respective heirs, successors, and assigns, except that Pledgor may not assign any of its rights or obligations under this Agreement without the prior written consent of the Lenders except to the extent permitted by the Secured Credit Agreement, and Secured Party may not assign any of its rights or obligations under this Agreement without the prior written consent of Pledgor, except to the extent permitted by Section 4.04.

  6.03. Amendment; Entire Agreement. This Agreement, together with any applicable pledge or other agreement required by applicable laws, embodies the final, entire agreement among the parties hereto and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto with the requisite consent of the Lenders as provided in the Secured Credit Agreement.

  6.04. Notices. Any notice, consent, or other communication required or permitted to be given under this Agreement to Secured Party or Pledgor must be in writing and delivered in person or by facsimile or by registered or certified mail, return receipt requested, postage prepaid, as follows:

  To Secured Party: ABN AMRO Bank N.V., Houston Agency, as Agent
                    Attn: Ms. Cheryl Lipshutz, Group Vice President and Director Three Riverway, Suite 1700
                    Houston, Texas 77056
                    Facsimile:  (713) 629-7533

  To Pledgor:       As specified in or pursuant to the Secured Credit Agreement

Any such notice, consent, or other communication shall be deemed given when delivered in person or, if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested.

  6.05. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement, and the rights and duties of the parties hereto, shall be construed in accordance with and governed by the internal laws of the State of New York; provided, however that any enforcement of Secured Party's rights and remedies in any other jurisdiction shall, to the extent required by applicable laws, be governed by the laws of the jurisdiction of enforcement. Each party hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

  6.06. Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

  6.07. Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by Secured Party, the Lenders, the Swap Parties [and the Noteholders] shall affect the representations and warranties or the right of Secured Party, the Lenders, the Swap Parties [or the Noteholders] to rely upon them.

  6.08. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  6.09. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

  6.10. Construction. Pledgor and Secured Party acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by Pledgor and Secured Party.

  6.11. Obligations Absolute. The obligations of Pledgor under this Agreement shall be absolute and unconditional and shall not be released, discharged, reduced, or in any way impaired by any circumstance whatsoever, including, without limitation, any amendment, modification, extension, or renewal of this Agreement, the Obligations, or any document or instrument evidencing, securing, or otherwise relating to the Obligations, or any release, subordination, or impairment of collateral, or any waiver, consent, extension, indulgence, compromise, settlement, or other action or inaction in respect of this Agreement, the Obligations, or any document or instrument evidencing, securing, or otherwise relating to the Obligations, or any exercise or failure to exercise any right, remedy, power, or privilege in respect of the Obligations. Nothing in this Section 6.11 affects or qualifies the express terms hereof or in the Secured Credit Agreement.

  6.12. Termination; Release. (a) Secured Party specifically acknowledges that Pledgor may sell, assign, transfer or otherwise dispose of any Collateral so long as such action is not in violation of any of the terms of the Secured Credit Agreement. In connection with any such non-violating sale, assignment, transfer or other disposition of any Collateral, Secured Party, at the request and expense of Pledgor, will execute and deliver a proper instrument or instruments acknowledging the termination of the Liens created hereby with respect to the Collateral that is the subject of such sale, assignment, transfer or other disposition and, if such Collateral is in the possession of Secured Party, will (without recourse and without any representation or warranty (except that such Collateral shall be free and clear of all Liens in favor of Secured Party or created by Secured Party)) forthwith duly assign, transfer and deliver such Collateral to Pledgor or such other Person as Pledgor may direct in writing; provided, however, that Secured Party's obligations under this Section 6.12(a) shall be subject to no Default or Event of Default having occurred and being continuing at the time that Secured Party is obligated to terminate the Liens created hereby or assign, transfer and deliver such Collateral.

     (b) On the Collateral Termination Date, the Liens created hereby shall terminate, and Secured Party, at the request and expense of Pledgor, forthwith will execute and deliver to Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of the Liens created hereby and will duly assign, transfer and deliver to Pledgor (without recourse and without any representation or warranty (except that such Collateral shall be free and clear of all Liens in favor of Secured Party or created by Secured Party)), such of the Collateral as may be in the possession of Pledgor and as has not theretofore been sold or otherwise applied pursuant to this Agreement or the Secured Credit Agreement. Upon such release and redelivery, this Agreement shall terminate. The "Collateral Termination Date" shall mean the first date on which no Note, Reimbursement Obligation or Commitment is outstanding under the Secured Credit Agreement and no other Obligation (as defined in the Secured Credit Agreement) is due and payable thereunder.

  6.13. Transactions Permitted Under the Secured Credit Agreement. Nothing contained in this Agreement shall in any manner prohibit or restrict Pledgor or any of its Subsidiaries from consummating any transaction, entering into any agreement or otherwise taking any other action that is not in violation of the terms of the Secured Credit Agreement, the Interest Rate Protection Agreements [and the Note Purchase Agreements].

  6.14. Action and Authority of Secured Party. Secured Party may not exercise any of its rights or remedies hereunder that are contingent upon the occurrence, or the occurrence and continuance, of an Event of Default except as specifically directed or consented to by the Majority Lenders (without any consent being required of the Swap Parties [or the Noteholders]) or as otherwise provided in the Secured Credit Agreement. Secured Party shall have and be entitled, as between itself and the Lenders, the Swap Parties [and the Noteholders], to exercise all such powers hereunder as are specifically delegated to the Secured Party by the terms hereof, together with such powers as are incidental thereto. The Secured Party, as between itself and the Lenders, the Swap Parties [and the Noteholders], may execute any of its duties hereunder by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its duties hereunder. Secured Party agrees to hold any and all Collateral, and the proceeds thereof, at any time received hereunder for the benefit of the Lenders, the Swap Parties [and the Noteholders].

Neither Secured Party, nor any director, officer or employee of Secured Party, shall be liable to the Borrower, any Lender, Swap Party [or Noteholder] for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

  6.15. Disposition of Collateral. The Secured Credit Agreement governs[, subject to the terms of the Intercreditor Agreement], inter alia, the application of the proceeds of any disposition by the Secured Party of the Collateral; provided, however, that if any Obligation specified in Section 1.02(e) (a "SWAP OBLIGATION") is then due and owing to a Swap Party, any due and unpaid fees constituting Swap Obligations, any accrued and unpaid interest constituting Swap Obligations, any due and payable principal amount of any such Swap Obligations and any other outstanding Swap Obligations, in each case owed to such Swap Party, shall be included by the Collateral Agent within Section 7.7(c), (d), (e) and (f) of the Secured Credit Agreement, respectively, when calculating and distributing the proceeds of any Collateral.

  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                              PLEDGOR:

                              SONAT OFFSHORE DRILLING INC.,
                              a Delaware corporation


                              By:________________________________
                              Name:______________________________
                              Title:_____________________________

                              SECURED PARTY:

                              ABN AMRO BANK N.V., Houston Agency,
                              as Agent

                              By: ABN AMRO NORTH AMERICA, INC.,
                                  as Agent


                                   By:_______________________________
                                      Cheryl I. Lipshutz
                                      Group Vice President and Director



                                   By:_______________________________
                                       Charles W. Randall
                                       Senior Vice President and Managing
                                       Director

                                   EXHIBIT A

                                 PLEDGED NOTES


1.
- -----------------------------------------------------------------------------
- -----------------------------------------------------------------------------
- -----------------------------------------------------------------------------
- -----------------------------------------------------------------------------


2.
- -----------------------------------------------------------------------------
- -----------------------------------------------------------------------------
- -----------------------------------------------------------------------------
- -----------------------------------------------------------------------------

                                  EXHIBIT 4.1C


                          FORM OF SUBSIDIARY GUARANTY

                                  EXHIBIT 4.1C

                              SUBSIDIARY GUARANTY

     THIS SUBSIDIARY GUARANTY (this "GUARANTY") dated as of _____________, 1996, is from _________________, a ___________ corporation (the "GUARANTOR"), to the Lenders referred to hereinafter and ABN AMRO BANK N.V. ("ABN AMRO"), a Netherlands chartered bank, acting through its Houston agency, as Agent for the Lenders (herein in such capacity, together with its successors in such capacity, the "AGENT") and as Collateral Agent for the Lenders, the Swap Parties [and the Noteholders] (herein in such capacity, together with its successors in such capacity, the "COLLATERAL AGENT"), to the Swap Parties (as defined herein) [and to the Noteholders (as defined herein)]./1/


                              W I T N E S S E T H:

     A. Sonat Offshore Drilling Inc. (the "BORROWER"), a Delaware corporation, the various financial institutions (collectively, the "LENDERS") as are or may from time to time become parties thereto, the Agent, SunTrust Bank, Atlanta and Credit Lyonnais New York Branch, as Documentation Agents for the Lenders, and Bank of Montreal, The Fuji Bank, Limited, Royal Bank of Canada, and Wells Fargo Bank (Texas), National Association, as Co-Agents for the Lenders, have entered into that certain Secured Credit Agreement dated as of July 30, 1996 (herein, as the same may be amended, modified, supplemented, extended, rearranged, and/or restated from time to time, called the "SECURED CREDIT AGREEMENT"), pursuant to which, upon the terms and conditions therein set forth, the Lenders have agreed to (a) make loans to the Borrower, which loans are evidenced by promissory notes of the Borrower (herein, as amended, extended, modified, rearranged and/or supplemented, from time to time together with any promissory notes given by Borrower in extension, replacement, rearrangement, modification and/or substitution thereof or therefor, collectively called the "NOTES"), each dated the Initial Borrowing Date under the Secured Credit Agreement, in the original aggregate principal amount of $600,000,000, payable the order of the Lenders respectively, and (b) issue and participate in Letters of Credit for the account of Borrower. Capitalized terms used herein without definition shall have the meanings assigned in the Secured Credit Agreement.

     B. As a condition precedent to the making of the Loans and the issuance of the Letters of Credit under the Secured Credit Agreement, the Guarantor is required to execute and deliver this Guaranty.

- ----------
/1/The bracketed language in this form will be inserted if any of the Noteholder Notes is to be outstanding after the Initial Borrowing Date.

     C. The Borrower and its other Subsidiaries may from time to time enter into Interest Rate Protection Agreements with certain of the Lenders or their affiliates (each such counterparty who is a Lender or an affiliate of a Lender at the time such Interest Rate Protection Agreement is entered into a "SWAP PARTY" and each such Interest Rate Protection Agreement with a Swap Party, as amended, extended, modified, rearranged and/or supplemented from time to time, a "GUARANTEED INTEREST RATE PROTECTION AGREEMENT").

     [D. The Borrower has outstanding certain 6.90% Senior Notes Due February 15, 2004 (herein, as heretofore or hereafter amended, extended, modified, rearranged and/or supplemented from time to time, together with any promissory notes given by Pledgor in extension, replacement, rearrangement, modification and/or substitution thereof or therefor, collectively called the "NOTEHOLDER NOTES") issued pursuant to several Note Purchase Agreements dated as of February 15, 1994, (herein, as heretofore or hereafter amended, modified, supplemented, extended, rearranged and/or restated from time to time, the "NOTE PURCHASE AGREEMENTS"). The holders of the Noteholder Notes have agreed to certain modifications to the terms of the Note Purchase Agreements requested by Pledgor in order to, inter alia, permit Pledgor to incur indebtedness under the Secured Credit Agreement and grant the liens contemplated thereby, but as a condition precedent to the effectiveness thereof, the Pledgor is required to execute and deliver this Agreement.]

     E. The Guarantor has duly authorized the execution, delivery and performance of this Guaranty.

     F. It is in the best interests of the Guarantor to execute this Guaranty inasmuch as the Guarantor will derive substantial direct and indirect benefits from the Loans made from time to time to the Borrower and the issuance of and participation in Letters of Credit by the Lenders pursuant to the Secured Credit Agreement and any Guaranteed Interest Rate Protection Agreements entered into by the Borrower and its other Subsidiaries.

  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make Loans (including the initial Loans) to the Borrower and to issue and participate in Letters of Credit pursuant to the Secured Credit Agreement and the Swap Parties to enter into Guaranteed Interest Rate Protection Agreements with the Borrower [and each Noteholder to enter into modifications of the Note Purchase Agreements], the Guarantor agrees, for the benefit of the Agent, the Collateral Agent, each Lender, each Swap Party [and each Noteholder] as follows:

                                   ARTICLE I

                                    GUARANTY

  1.1 Guaranty. For value received, and in consideration of any loan or other financial accommodation heretofore or hereafter at any time made or granted to the Borrower by the Lenders and the Swap Parties [and in consideration of the matters set forth in the recitals above], the Guarantor hereby unconditionally, irrevocably and absolutely guarantees (a) to the Lenders, the Agent, the Collateral Agent and the Swap Parties,] the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all obligations of the Borrower to the Lenders, the Agent, the Collateral Agent, the Swap Parties and their successors and assigns (howsoever created, arising or evidenced, whether direct or indirect, primary or secondary, absolute or contingent, joint or several, or now or hereafter existing or due or to become due, including, without limitation, all such amounts which would become due but for the operation of the automatic stay under
Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. (S) 362(a), and the operation of Sections 502(b) and 506(b) of such Bankruptcy Code, 11 U.S.C.
(S) 502(b) and (S) 506(b)), (i) under the Secured Credit Agreement, including, without limitation, under (x) the Notes, (y) the Letters of Credit, including any Reimbursement Obligations with respect thereto, and (z) all other Obligations of the Borrower thereunder, and (ii) under any Guaranteed Interest Rate Protection Agreements (all such obligations [described in this clause (a)] being hereinafter collectively called the "[LENDER] LIABILITIES"), [and (b) to the holders from time to time of the Noteholder Notes (the "NOTEHOLDERS"), the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all obligations of the Borrower to the Noteholders and their successors and assigns (howsoever created, arising or evidenced, whether direct or indirect, primary or secondary, absolute or contingent, joint or several, or now or hereafter existing or due or to become due, including, without limitation, all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. (S) 362(a), and the operation of Sections 502(b) and 506(b) of such Bankruptcy Code, 11 U.S.C. (S) 502(b) and (S) 506(b)), under (i) the Noteholder Notes and (ii) the Note Purchase Agreements, including, without limitation, all obligations of the Borrower thereunder (all such obligations described in this clause (b) being hereinafter collectively called the "NOTEHOLDER LIABILITIES;" the Lender Liabilities and the Noteholder Liabilities being hereinafter collectively called the "LIABILITIES")], and the Guarantor further agrees to pay all reasonable expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by the Agent, the Lenders, the Swap Parties [or the Noteholders] in enforcing this Guaranty. Anything herein contained to the contrary notwithstanding, the amount of this Guaranty, however, shall not exceed the greater of

(a) an amount $1.00 less than the amount which, if paid by the Guarantor would render the Guarantor insolvent, and

(b) an amount equal to the value of all benefits received by the Guarantor as a result of the execution, delivery, and performance by the Borrower of (i) the Secured Credit Agreement and each other Credit Document, including all loans, advances, and contributions, if any, made by the Borrower to the Guarantor, (ii) the Guaranteed Interest Rate Protection Agreements, and
     (iii) the Note Purchase Agreements.

     The term "insolvent" as used herein, means, with respect to the Guarantor on a particular date, that on such date

(a) the fair salable value of the property of the Guarantor is less than the total amount of liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Guarantor;

(b) the present fair salable value of the assets of the Guarantor is less than the amount that will be required to pay the probable liabilities of the Guarantor as they become absolute and matured;

(c) the Guarantor is not able to realize upon its assets and pay its debts and other liabilities, contingent obligations, and other commitments as they mature in the normal course of business; or

(d)  the Guarantor has an unreasonably small capital.

  1.2. Bankruptcy. The Guarantor hereby agrees that, in the event of the occurrence of an Event of Default described in subsections (g) or (h) of Section
7.1 of the Secured Credit Agreement, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, the Guarantor will pay to the Agent and the Lenders, the Swap Parties [and the Noteholders] forthwith the full amount which would be payable hereunder by the Guarantor as if all Liabilities had been accelerated as provided in the Secured Credit Agreement, any Interest Rate Protection Agreements [or any Note Purchase Agreements, as applicable].

  1.3. Setoff. (a) In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of, and throughout the continuance of, any Event of Default, each Lender, each subsequent holder of any Note and each Swap Party is hereby authorized by the Guarantor without notice to the Borrower, the Guarantor or any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other Indebtedness at any time held or owing by that Lender, that subsequent holder or that Swap Party to or for the credit or the account of the Guarantor, whether or not matured, against and on account of the due and unpaid obligations and liabilities of the Borrower or the Guarantor to that Lender, that subsequent holder or that Swap Party under the Credit Documents or the applicable Guaranteed Interest Rate Protection Agreement, irrespective of whether or not that Lender, that subsequent holder or that Swap Party shall have made any demand hereunder.

  [(b) In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of, and throughout the continuance of, any Event of Default, each Noteholder is hereby authorized by the Guarantor without notice to the Borrower, the Guarantor or any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other Indebtedness at any time held or owing by Noteholder to or for the credit or the account of the Guarantor, whether or not matured, against and on account of the due and unpaid obligations and liabilities of the Borrower or the Guarantor to that Noteholder under the Note Purchase Agreements and the Noteholder Notes, irrespective of whether or not that Noteholder shall have made any demand hereunder.]

  1.4. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, irrevocable and unconditional Guaranty, and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of the Borrower or the Guarantor or that at any time or from time to time all Liabilities may have been paid in full), until the Commitment Termination Date.

  1.5. Reinstatement. The Guarantor further agrees that, if at any time all or any part of any payment theretofore applied by the Agent, the Collateral Agent, any Lender or any Swap Party to any of the [Lender] Liabilities [or by any Noteholder to any of the Noteholder Liabilities] is or must be rescinded or returned by the Agent, the Collateral Agent, any Lender, any Swap Party [or any Noteholder] for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower), such Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Agent, the Collateral Agent, such Lender, such Swap Party [or such Noteholder] and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Agent, the Collateral Agent, such Lender, such Swap Party [or such Noteholder] had not been made.

  1.6. Rights of Agent, Collateral Agent, Lenders, Swap Parties [and Noteholders]. The Agent, the Collateral Agent, any Lender, any Swap Party [or any Noteholder] may, from time to time, at its sole discretion and without notice to the Guarantor, take any or all of the following actions:

  (a) retain, obtain, release or fail to perfect a lien upon or a security interest in any property to secure any of the Liabilities or any obligation hereunder;

  (b) retain, obtain or release the primary or secondary obligation of any obligor or obligors, in addition to the Guarantor, with respect to any of the Liabilities;

  (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of the Guarantor hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities;

  (d) extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property securing any of the Liabilities; or

  (e) resort to the Guarantor for payment of any of the Liabilities, whether or not the Agent, the Collateral Agent, any Lender, any Swap Party [or Noteholder] shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities (all of the actions referred to in this clause being hereby expressly waived by the Guarantor).

  1.7. Application of Payments. Any amounts received by the Agent, the Collateral Agent, any Lender, any Swap Parties [and any Noteholder] from whatsoever source on account of the [Lender] Liabilities may be applied by it toward the payment of such of the [Lender] Liabilities, and in such order of application, as set forth in the Credit Documents, the applicable Interest Rate Protection Agreement or the applicable Note Purchase Agreement, provided that upon the occurrence of any Event of Default and during the continuance thereof, all such amounts shall be applied in the order of application set forth in the Secured Credit Agreement [subject to the terms of the Intercreditor Agreement].

  1.8.       Waiver.  (a)  The Guarantor hereby expressly waives:

  (i) notice of the acceptance by the Agent, the Collateral Agent, the Lenders, the Swap Parties [and the Noteholders] of this Guaranty;

  (ii) notice of the existence or creation or non-payment of all or any of the Liabilities;

  (iii) presentment for payment, demand, protest, notice of intent to accelerate, notice of acceleration, notice of dishonor and all other notices whatsoever; and

  (iv) all diligence in collection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

  (b) No delay on the part of the Agent, the Collateral Agent, any Lender, any Swap Party [or any Noteholder] in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent, the Collateral Agent, any Lender, any Swap Party [or any Noteholder] of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy; nor (subject to Section 3.5) shall any modification or waiver of any of the provisions of this Guaranty be binding upon the Agent, the Collateral Agent, any Lender, any Swap Party [or any Noteholder] except as expressly set forth in a writing duly signed and delivered on behalf of the Agent, the Collateral Agent, such Lender, such Swap Party [or such Noteholder], as the case may be. No action of the Agent, the Collateral Agent, any Lender, any Swap Party [or any Noteholder] permitted hereunder shall in any way affect or impair the rights of the Agent, the Collateral Agent, any Lender, any Swap Party [or any Noteholder] and the obligations of the Guarantor under this Guaranty. To the fullest extent permitted by applicable law, the obligations of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of the Guarantor, including, without limitation, invalidity or unenforceability of any of the Liabilities. The Guarantor hereby acknowledges that there are no conditions to the effectiveness of this Guaranty.

  1.9. Subrogation. No payment made by or for the account of the Guarantor pursuant to this Guaranty shall entitle the Guarantor by subrogation or otherwise to demand or receive any payments by the Borrower or from or out of any properties of the Borrower until the Liabilities shall have been paid in full, and the Guarantor hereby expressly waives all rights to any such subrogation and any such payment to the fullest extent permitted by applicable law. The Guarantor shall not exercise any right or remedy against the Borrower or any properties of the Borrower by reason of any performance by the Guarantor of this Guaranty until the Liabilities shall have been paid in full.

  1.10. Excess Liabilities. The creation or existence from time to time of Liabilities in excess of the amount to which the right of recovery under this Guaranty is limited, if any, is hereby authorized, without notice to the Guarantor, and shall in no way affect or impair the rights of the Agent, the Collateral Agent, any Lender, any Swap Party [or any Noteholder] and the obligation of the Guarantor under this Guaranty.

  1.11. Successors, Transferees and Assigns. The Agent, the Collateral Agent, each Lender, each Swap Party [and each Noteholder] may, from time to time, without notice to the Guarantor, assign or transfer any or all of the Liabilities or any interest therein in accordance with the terms of the Secured Credit Agreement, any Interest Rate Protection Agreement [[or any Note Purchase Agreement, as the case may be]; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were the transferring Agent, Collateral Agent, Lender, Swap Party [or Noteholder, as the case may be].

                                   ARTICLE II

                        REPRESENTATIONS AND WARRANTIES

  2.1 Independent Means of Obtaining Information. The Guarantor hereby represents and warrants to the Agent, the Collateral Agent, each Lender, each Swap Party [and each Noteholder] that it now has and will continue to have independent means of obtaining information concerning the affairs, operations, financial condition, business and prospects of the Borrower.

  2.2       Authorization; No Conflict.    The Guarantor hereby further
represents and warrants to the Agent, the Collateral Agent, each Lender, each Swap Party [and each Noteholder] that

  (a) the execution and delivery of this Guaranty, and the performance by the Guarantor of its obligations hereunder, are within the Guarantor's corporate powers and have been duly authorized by all necessary corporate action on the part of the Guarantor and by all necessary governmental or other approvals (if any shall be required); and

  (b) this Guaranty has been duly executed and delivered on behalf of the Guarantor and is the legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and equitable principles and the making and performance of this Guaranty by the Guarantor do not and will not contravene or conflict with the articles of incorporation and by-laws or other corporate governance documents of the Guarantor or violate in any material respect any law, any presently existing requirement or restriction imposed by any judicial, arbitral or governmental instrumentality or violate or constitute a default under any material agreement, instrument or indenture by which the Guarantor is bound.

  2.3 Validity and Binding Nature. This Guaranty shall be binding upon the Guarantor, and upon any successor or successors, whether immediate or remote, to such corporation; provided, however, that the Guarantor may not assign any of its obligations hereunder without the prior written consent of the Agent and all Lenders except as may be provided in the Secured Credit Agreement.

                                  ARTICLE III

                            MISCELLANEOUS PROVISIONS

  3.1 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Guaranty, and the rights and duties of the parties hereto, shall be construed in accordance with and governed by the internal laws of the State of New York. Each party hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Guaranty or the transactions contemplated hereby. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. EACH PARTY TO THIS GUARANTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

  3.2. Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable laws, but if any provision of this Guaranty shall be prohibited by or invalid under such laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

  3.3 Notices. Except as otherwise specified herein, all notices under this Guaranty shall be in writing (including cable, telecopy or telex) and shall be given to the Guarantor at its address, telecopier number or telex number set forth on the signature page hereof or such other address, telecopier number or telex number as the Guarantor may hereafter specify by notice to the Agent, given by courier, by United States certified or registered mail, by telegram or by other telecommunication device capable of creating a written record of such notice and its receipt. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section on the signature pages hereof and a confirmation of receipt of such telecopy has been received by the sender,
(ii) if given by telex, when such telex is transmitted to the telex number specified on the signature pages hereof and the answerback is received by sender, (iii) if given by courier, when delivered, (iv) if given by mail, five
(5) days after such communication is deposited in the mail, certified or registered with return receipt requested, or (v) if given by any other means, when delivered at the addresses specified on the signature page hereof.

  3.4 Termination. This Guaranty, subject to Section 1.5, automatically shall terminate (and cease to have any further force or effect) on the Collateral Termination Date. This Guaranty, and Section 1.5, shall terminate (and cease to have any further force or effect) upon the Guarantor ceasing to be a Subsidiary of the Borrower provided that the transaction resulting in such cessation is not in violation of the Secured Credit Agreement. For purposes hereof, the "Collateral Termination Date" shall mean the first date on which no Note, Reimbursement Obligation or Commitment (as such terms are defined in the Secured Credit Agreement) is outstanding under the Secured Credit Agreement and no other Obligation (as defined in the Secured Credit Agreement) is due and payable thereunder.

  3.5 Amendment and Waiver. Any term of this Guaranty to the contrary notwithstanding, this Guaranty may be amended, modified or released by an instrument executed and delivered by the Guarantor and the requisite Lenders under the Secured Credit Agreement, and compliance by the Guarantor with any provision hereof may be waived by an instrument executed and delivered by the requisite Lenders under the Secured Credit Agreement, and any such amendment, modification, release or waiver shall be binding upon the Agent, each Lender, each Swap Party [and each Noteholder, provided that any such amendment, modification or waiver (but not any such release) that expressly discriminates against any Swap Party or Noteholder shall not be effective as against such Swap Party or Noteholder unless it has consented thereto].

  IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the date first above written.

                                    _____________________________________



                                    By:__________________________________
                                    Name:________________________________
                                    Title:_______________________________
Address:

______________________________
______________________________
______________________________

                                  EXHIBIT 4.1D


               FORM OF LEGAL OPINION OF HUGHES HUBBARD & REED LLP

                                  EXHIBIT 4.1D

                     [HUGHES HUBBARD & REED LLP LETTERHEAD]

                                __________, 1996


To the Persons Listed
on Schedule I hereto

  Re: Secured Credit Agreement (the "Credit Agreement") dated as of July 30, 1996, among Sonat Offshore Drilling Inc., ABN AMRO Bank N.V., as Agent for the Lenders, SunTrust Bank, Atlanta and Credit Lyonnais New York Branch, as Documentation Agents for the Lenders, and Bank of Montreal, The Fuji Bank, Limited, Royal Bank of Canada, and Wells Fargo Bank (Texas), National Association, as Co-Agents for the Lenders

Ladies and Gentlemen:

       We have acted as counsel to Sonat Offshore Drilling Inc., a Delaware corporation (the "Borrower"), in connection with the execution and delivery of
(i) the Credit Agreement, (ii) the Notes dated as of __________, 1996 being executed and delivered on the date hereof pursuant to Section 4.1(a)(i) of the Credit Agreement (collectively, the "Notes"), (iii) the Subsidiary Guaranties of each of Sonat Offshore Norway Inc., Sonat Offshore Ventures, Inc., Sonat Turnkey Drilling Inc. and Sonat Offshore (U.K.), Inc. (collectively, the "Guarantors"), each dated _______________, 1996 being executed and delivered on the date hereof pursuant to Section 4.1(a)(iv) of the Credit Agreement (collectively, the "Subsidiary Guaranties"), (iv) the Stock Pledge Agreement dated ____________, 1996 being executed and delivered on the date hereof pursuant to Section 4.1(a)(ii) of the Credit Agreement (the "Stock Pledge Agreement"), and (v) the Note Pledge Agreement dated _____________, 1996 being executed and delivered on the date hereof pursuant to Section 4.1(a)(iii) of the Credit Agreement (the "Note Pledge Agreement"). The Credit Agreement, the Notes, the Subsidiary Guaranties, the Stock Pledge Agreement and the Note Pledge Agreement are collectively referred to herein as the "Transaction Documents." The Borrower and the Guarantors are collectively referred to herein as the "Transaction Parties." This Opinion Letter is delivered pursuant to Section 4.1(a)(xiii) of the Credit Agreement. Capitalized terms used in this Opinion Letter and not otherwise defined herein shall have the respective defined meanings set forth in the Credit Agreement or (if not defined in the Credit Agreement) the Accord referred to below.

       This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on

To the Persons Listed
on Schedule I hereto
Opinion Letter
Page 2
___________, 1996

coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. Pursuant to (S)21 of the Accord, this Opinion Letter also is subject to the following additional qualifications, exceptions, limitations on coverage, assumptions and other limitations:

    A. We are members of the bar of the State of New York. The law covered by the opinions set forth below is limited to the Federal law of the United States of America, the law of the State of New York and the General Corporation Law of the State of Delaware.

    B. In rendering the opinions set forth below, we have as to factual matters relied without independent investigation on the representations and warranties made by the Transaction Parties in the Transaction Documents.

    C. We express no opinion as to the enforceability of (i) any provision of the Transaction Documents, including without limitation provisions for late charges or increased interest rates upon default, to the extent that any such provision is determined to constitute a penalty, or (ii) any provision of the Transaction Documents (1) that purports to establish or may be construed to establish evidentiary standards, (2) as such provision relates to the jurisdiction of federal courts and the waiver of venue and inconvenient forum with respect to proceedings in federal courts, (3) that constitutes a waiver which is prohibited under the Uniform Commercial Code, as in effect in the State of New York (the "UCC"), (4) that is contrary to Section 9-311, or Part V of
Article 9, or subsection (3) of Section 1-102, of the UCC or (5) providing for waiver of rights to trial by jury. We express no opinion as to the third-to-last, and last, sentences of Section 2.9, Section 10.6, the third-to-last sentence of Section 10.10(a), or Section 10.18, of the Credit Agreement, the last two sentences of the fifth paragraph of the Notes or Section 1.3 of the Guaranty. Our opinion as to the enforceability of any governing law provision contained in any Transaction Document is qualified by the effects of subsection
(2) of Section 1-105 of the UCC. Certain of the rights and powers granted to the Secured Party (as defined in the Stock Pledge Agreement and the Note Pledge Agreement) in, and certain of the other remedial and procedural provisions of, the Transaction Documents may be or are unenforceable in whole or in part (or under certain circumstances) pursuant to applicable law or judicially adopted principles, but the inclusion of such provisions does not, in our judgment (insofar as substantive provisions of Federal law or New York State law are relevant to such judgment and subject to (i) the effects of (x) any third party consents and approvals that may be required in connection with the exercise of rights and remedies and (y) any delay that may result from adherence to such law and principles and (ii) the other exceptions, assumptions, qualifications and limitations set forth in this Opinion Letter), make the remedies afforded by the Transaction Documents (taken together), or otherwise available under applicable law, inadequate for the practical realization of the substantive benefits intended to be afforded by the Transaction Documents.

To the Persons Listed
on Schedule I hereto
Opinion Letter
Page 3
___________, 1996

    D. We wish to point out that the provisions of any Transaction Document that permit any Person to take action (including without limitation to take action pursuant to a power of attorney) or make determinations (and/or to have such determinations be binding on other parties to any degree), or to benefit from indemnities or similar undertakings, or waivers, exculpatory provisions or similar provisions, may be subject to limitations imposed by law or by public policy considerations, including, without limitation, a requirement that such action be taken or such determination be made, or that any action or inaction by any Person in respect of which such an indemnity or similar undertaking, or such a waiver, exculpatory provision or similar provision, may be called upon or raised, be taken or not taken, as the case may be, on a reasonable and lawful basis and in good faith. Provisions of any Transaction Document which provide that a guarantee by a party thereto, or the grant of a Lien or security interest by a party thereto to secure the obligations of a third party, shall not be affected by changes in or amendments to the Transaction Documents or other relevant documents might be enforceable only to the extent such changes or amendments are not so material as to constitute a new agreement among the parties to such documents.

    E. Except as expressly set forth in paragraph 7 below, we express no opinion with respect to the existence, creation, validity, attachment, perfection, priority or (to the extent dependent on the foregoing) enforcement of any security interest in or other Lien on any Collateral or any other property covered by the Transaction Documents. We express no opinion as to the existence, nature or extent of the Borrower's rights in any of the Pledged Securities or the Pledged Note[s] (as such terms are defined in paragraph 7 below). To the extent that any opinion is expressed with respect to such matters below or such matters are relevant to the opinions expressed below, (i) our opinions are limited to the extent that Section 552 of the United States Bankruptcy Code limits the extent to which property acquired by the debtor after the commencement of a case under the Bankruptcy Code may be subject to a lien arising from a security agreement entered into by the debtor before the commencement of such case, (ii) our opinions are subject to (1) the provisions of Section 9-203 and 9-204 of the UCC relating to the time of attachment of a security interest in an item of collateral in which the Person granting the security interest does not presently have rights, and (2) the limitations on the continuation and perfection of security interests and the limitations with respect to proceeds resulting from the operation of Sections 8-301, 8-302 and 9-306 through 9-309 of the UCC, (iii) we have assumed that the Secured Party has taken delivery of the stock certificates representing the Pledged Securities, and of the Pledged Note[s], and has acquired its security interest in the Pledged Securities in "good faith" and without notice or knowledge of any "adverse claim" (as such terms are used in Article 8 of the UCC), and (iv) we have assumed that as of the date hereof Section 3.09(a) of the Stock Pledge Agreement is not applicable to the Pledged Securities and (v) we have assumed that the initial Loans under the Credit Agreement have been made to the Borrower. We have assumed that the Pledged Securities constitute "certificated securities" within the meaning and ambit of Article 8 of the UCC and we express no opinion as to the effect of the law

To the Persons Listed
on Schedule I hereto
Opinion Letter
Page 4
___________, 1996

of the jurisdiction[s] of incorporation of the issuer[s] of the Pledged Securities with respect to the Stock Pledge Agreement.

    F. In giving the opinions set forth in paragraphs 3 and 6 below, we have relied on an officer's certificate of [Borrower/Transocean] to the effect that the shares of stock to be acquired in the Exchange Offer, the Mandatory Bid or the Compulsory Acquisition do not constitute "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System and that none of the Lenders is subject to Regulation T of the Board of Governors of the Federal Reserve System.

    G. The General Qualifications shall apply to paragraphs 3 and 6 below. Our opinions in paragraphs 3 and 4 below are based upon a review of those State of New York or Federal statutes, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents.

          Based upon and subject to the foregoing, it is our opinion that:

    1. Each of the Transaction Parties is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

    2. Each of the Transaction Parties has full corporate power and corporate authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party.

    3. The execution, delivery and performance of the Transaction Documents by each of the Transaction Parties have been duly authorized by all necessary corporate action of each Transaction Party. There is no provision in (i) the certificate of incorporation or by-laws of any of the Transaction Parties, (ii) any Court Order of any State of New York or Federal court or governmental agency that any of the Transaction Parties has advised us is binding on any of the Transaction Parties, [(iii) the Note Purchase Agreements (as amended and in effect in the date hereof),]/1/ or (iv) any present State of New York or Federal statute, rule or regulation (including without limitation Regulation G, U or X of the Board of Governors of the Federal Reserve System) applicable to the Transaction Parties, which will be contravened in any material respect by the execution or delivery by any of the Transaction Parties of any of the Transaction Documents, the consummation by the Transaction Parties of the transactions contemplated to be consummated by them thereunder on the date hereof or the performance by the Transaction Parties of their respective Obligations under the Transaction Documents.

- ----------
/1/. The bracketed language will be deleted if the notes issued under the Note Purchase Agreement are to be prepaid with the proceeds of the initial Borrowings.

To the Persons Listed
on Schedule I hereto
Opinion Letter
Page 5
___________, 1996

    4. No authorization, consent, approval, license, waiver, exemption or other similar action by any State of New York or Federal governmental authority or agency having jurisdiction over any of the Transaction Parties is required to be obtained by the Transaction Parties in connection with the execution and delivery of the Transaction Documents by the Transaction Parties, the consummation by the Transaction Parties of the transactions contemplated to be consummated by them thereunder on the date hereof or the performance by the Transaction Parties of their respective Obligations under the Transaction Documents.

    5. The Transaction Documents have been duly and validly executed and delivered by each Transaction Party a party thereto.

    6. Each Transaction Document constitutes the legal, valid and binding obligation of each Transaction Party a party thereto, enforceable against each such Transaction Party in accordance with its terms.

    7. Insofar as such matter is governed by the substantive provisions of the UCC, assuming that the Secured Party has taken, and is in, possession (within the meaning of Sections 8-313 and 9-304(1) of the UCC), in the State of New York, of the stock certificates representing the shares of capital stock of [NSub] and Sonat Offshore Far East described in Exhibit A to the Stock Pledge Agreement (such shares, the "Pledged Securities") appropriately endorsed for assignment or accompanied by an appropriately executed stock power, the Stock Pledge Agreement creates in favor of the Secured Party a valid and perfected security interest in all right, title and interest of the Borrower in the Pledged Securities. Assuming that the Secured Party has taken, and is in, possession (within the meaning of Sections 8-313 and 9-304(1) of the UCC), in the State of New York, of the promissory note[s] described in Exhibit A to the Note Pledge Agreement (such promissory note[s], the "Pledged Note[s]") appropriately endorsed for assignment, the Note Pledge Agreement creates in favor of the Secured Party a valid and perfected security interest in all right, title and interest of the Borrower in the Pledged Note[s].

                                  Very truly yours,

                                  SCHEDULE I

ABN AMRO Bank N.V.
Three Riverway, Suite 1700
Houston, Texas  77056

Credit Lyonnais New York Branch
1301 Avenue of the Americas
New York, New York  10019

SunTrust Bank, Atlanta
25 Park Place
24th Floor, Center 120
Atlanta, Georgia  30303

Bank of Montreal
700 Louisiana, Suite 4400
Houston, Texas  77002

The Fuji Bank, Limited
One Houston Center, Suite 4100
1221 McKinney Street
Houston, Texas  77010

Royal Bank of Canada
5410 Autumn Breeze Court
Spring, Texas  77379

Wells Fargo Bank (Texas),
National Association
First Interstate Plaza Building
1000 Louisiana, Third Floor
Houston, Texas  77002

Bank of Tokyo - Mitsubishi
1100 Louisiana, Suite 2800
Houston, Texas  77002

Enskilda SkandinaviskaEnskilda Banken
Rosenkrantzgt. 22
0160 Oslo
Norway

Westdeutsche Landesbank
1211 Avenue of the Americas, 23rd Floor
New York, New York  10036

Australia and New Zealand
Banking Group Limited
1177 Avenue of the Americas
New York, New York  10036-2798

The Bank of New York
One Wall Street, 19th Floor
New York, New York  10286

The Bank of Nova Scotia,
Atlanta Agency
600 Peachtree Street N.E.,
Suite 2700
Atlanta, Georgia  30308

Dai-Ichi Kangyo Bank, Ltd.
1100 Louisiana, Suite 4940
Houston, Texas  77002

DG Bank
DG Bank Building
609 Fifth Avenue
New York, New York  10017-1021

First National Bank of Commerce
210 Baronne Street
New Orleans, Louisiana  70160

The Sanwa Bank Limited
4100 W. Texas Commerce Tower
2200 Ross Avenue
Dallas, Texas  75201

Societe Generale
1111 Bagby Street, Suite 2020
Houston, Texas  77002

The Sumitomo Bank, Limited
NationsBank Center, Suite 1750
700 Louisiana, Street
Houston, Texas  77002

                                  EXHIBIT 4.1E


              FORM OF LEGAL OPINION OF GENERAL COUNSEL OF BORROWER

                                  EXHIBIT 4.1E

                  [LETTERHEAD OF SONAT OFFSHORE DRILLING INC.]

                                __________, 1996


To the Persons Listed
on Schedule I hereto


  Re: Secured Credit Agreement (the "Credit Agreement") dated as of July 30, 1996, among Sonat Offshore Drilling Inc., AMRO Bank N.V., as Agent for the Lenders, SunTrust Bank, Atlanta and Credit Lyonnais New York Branch, as Documentation Agents for the Lenders, and Bank of Montreal, The Fuji Bank, Limited, Royal Bank of Canada, and Wells Fargo Bank (Texas), National Association, as Co-Agents for the Lenders

Ladies and Gentlemen:

       As General Counsel of Sonat Offshore Drilling Inc., a Delaware corporation (the "Borrower"), I have acted as counsel to the Borrower and to Sonat Offshore Norway Inc., Sonat Offshore Ventures, Inc., Sonat Turnkey Drilling Inc. and Sonat Offshore (U.K.), Inc. (collectively, the "Guarantors"), in connection with the execution and delivery by the Borrower, and the Guarantors, as applicable, of (i) the Credit Agreement, (ii) the Notes dated as of ________, 1996 being executed and delivered on the date hereof pursuant to
Section 4.1(a)(i) of the Credit Agreement (collectively, the "Notes"), (iii) the Subsidiary Guaranties dated _______________, 1996 being executed and delivered on the date hereof pursuant to Section 4.1(a)(iv) of the Credit Agreement (collectively, the "Subsidiary Guaranties"), (iv) the Stock Pledge Agreement dated ____________, 1996 being executed and delivered on the date hereof pursuant to Section 4.1(a)(ii) of the Credit Agreement (the "Stock Pledge Agreement"), and (v) the Note Pledge Agreement dated _____________, 1996 being executed and delivered on the date hereof pursuant to Section 4.1(a)(iii) of the Credit Agreement (the "Note Pledge Agreement"). The Credit Agreement, the Notes, the Subsidiary Guaranties, the Stock Pledge Agreement and the Note Pledge Agreement are collectively referred to herein as the "Transaction Documents." The Borrower and the Guarantors are collectively referred to herein as the "Transaction Parties." This Opinion Letter is delivered pursuant to Section 4.1(a)(xiii) of the Credit Agreement. Capitalized terms used in this Opinion Letter and not otherwise defined herein shall have the respective defined meanings set forth in the Credit Agreement or (if not defined in the Credit Agreement) the Accord referred to below.

To the Persons Listed
on Schedule 1 hereto
Opinion Letter
Page 2
_______________, 1996

  This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. Pursuant to (S)21 of the Accord, this Opinion Letter also is subject to the following additional qualifications, exceptions, limitations on coverage, assumptions and other limitations:

       A. I am a member of the bar of the State of Texas. The law covered by the opinions set forth below is limited to the law of the State of Texas.

       B. The opinions in paragraphs 1 and 3 below are based upon a review of those State of Texas statutes, rules and regulations which, in my experience, are normally applicable to transactions of the type contemplated by the Transaction Documents. The General Qualifications shall apply to paragraph 3 below.

       C. [With respect to the opinion in paragraph 4 below, I point out that I am not aware of any reported decisions interpreting Section 35.51.]/1/ The opinion in paragraph 4 below is qualified by the effects (if any) of (i) clause
(4) of subsection (f) of Section 35.51, (ii) without limitation of clause (i),
Section 1.105 of the Texas Business and Commerce Code and (iii) a Texas state court's consideration of the conflict of laws statutes and rules of the State of New York.

       Based upon and subject to the foregoing, it is my opinion that:

  1. No authorization, consent, approval, license, waiver, exemption or other similar action by any State of Texas governmental authority or agency having jurisdiction over the Transaction Parties is required to be obtained by the Transaction Parties in connection with the execution and delivery of the Transaction Documents by the Transaction Parties, the consummation by the Transaction Parties of the transactions contemplated therein to be consummated by them on the date hereof or the performance by the Transaction Parties of their respective Obligations under the Transaction Documents.

  2. Each of the Transaction Parties has the requisite corporate power to own its property and to carry on its business as currently conducted.

  3. The execution and delivery by the Transaction Parties of the Transaction Documents, the consummation by the Transaction Parties of the transactions contemplated to be consummated by them thereunder on the date hereof and the performance by the Transaction

- ----------
/1/.  The bracketed language may be deleted by the opinion giver.

To the Persons Listed
on Schedule 1 hereto
Opinion Letter
Page 3
_______________, 1996


Parties of their respective Obligations under the Transaction Documents (i) will not violate any material contractual obligation of the Transaction Parties known to me and (ii) will not contravene in any material respect any State of Texas statute, rule or regulation applicable to the Transaction Parties. [I express no opinion as to the Note Purchase Agreements, as to which I refer you to the opinion of Hughes Hubbard & Reed LLP dated as of even date herewith.]/7/

  4. Under Section 35.51 of the Texas Business and Commerce Code ("Section 35.51"), the governing law provisions of the Transaction Documents, to the extent stating that the laws of the State of New York govern the interpretation or construction of such Transaction Documents, should be enforced by a Texas state court.I hereby confirm that, to my Actual Knowledge, there is no action, suit or proceeding at law or in equity, before any court or governmental authority, arbitration board or tribunal, pending or overtly threatened in writing against one or more of the Borrower and its consolidated Subsidiaries [(other than Transocean and its Subsidiaries)]/8/ that I reasonably expect to have a Material Adverse Effect.


                                 Very truly yours,


                                 Eric B. Brown
Attachment




- ----------
/7/. The bracketed language will be deleted if the notes issued under the Note Purchase Agreement are to be prepaid with the proceeds of the initial Borrowings.

/8/. Bracketed language will be deleted if Transocean is not a Subsidiary of the Borrower as of the date of this opinion.

                                  SCHEDULE I

ABN AMRO Bank N.V.
Three Riverway, Suite 1700
Houston, Texas  77056

Credit Lyonnais New York Branch
1301 Avenue of the Americas
New York, New York  10019

SunTrust Bank, Atlanta
25 Park Place
24th Floor, Center 120
Atlanta, Georgia  30303

Bank of Montreal
700 Louisiana, Suite 4400
Houston, Texas  77002

The Fuji Bank, Limited
One Houston Center, Suite 4100
1221 McKinney Street
Houston, Texas  77010

Royal Bank of Canada
5410 Autumn Breeze Court
Spring, Texas  77379

Wells Fargo Bank (Texas),
National Association
First Interstate Plaza Building
1000 Louisiana, Third Floor
Houston, Texas  77002

Bank of Tokyo - Mitsubishi
1100 Louisiana, Suite 2800
Houston, Texas  77002

Enskilda Skandinaviska
Enskilda Banken
Rosenkrantzgt. 22
0160 Oslo
Norway

Westdeutsche Landesbank
1211 Avenue of the Americas, 23rd Floor
New York, New York  10036

Australia and New Zealand
Banking Group Limited
1177 Avenue of the Americas
New York, New York  10036-2798

The Bank of New York
One Wall Street, 19th Floor
New York, New York  10286

The Bank of Nova Scotia, Atlanta Agency
600 Peachtree Street N.E.,
Suite 2700
Atlanta, Georgia  30308

Dai-Ichi Kangyo Bank, Ltd.
1100 Louisiana, Suite 4940
Houston, Texas  77002

DG Bank
DG Bank Building
609 Fifth Avenue
New York, New York  10017-1021

First National Bank of Commerce
210 Baronne Street
New Orleans, Louisiana  70160

The Sanwa Bank Limited
4100 W. Texas Commerce Tower
2200 Ross Avenue
Dallas, Texas  75201

Societe Generale
1111 Bagby Street, Suite 2020
Houston, Texas  77002

The Sumitomo Bank, Limited
NationsBank Center, Suite 1750
700 Louisiana, Street
Houston, Texas  77002

                                  EXHIBIT 4.1F


                            INTERCREDITOR AGREEMENT

                                  EXHIBIT 4.1F
                            INTERCREDITOR AGREEMENT


  This INTERCREDITOR AGREEMENT (this "Agreement") dated as of _________________, 1996, is by and among ABN AMRO Bank N.V., a Netherlands chartered bank acting through its Houston Agency ("ABN AMRO"), as Agent for the Lenders (as hereinafter defined) and as Collateral Agent, Sonat Offshore Drilling Inc., a Delaware corporation (solely as to Sections 2, 23, 24 and 28) (the "Borrower"), [_____________________________________ (the "Swap Lender")]/*/ and
____________________ and ___________________.


                             W I T N E S S E T H :

  WHEREAS, the Agent, SunTrust Bank, Atlanta, and Credit Lyonnais New York Branch, as Documentation Agents for the Lenders, Bank of Montreal, The Fuji Bank, Limited, Royal Bank of Canada, and Wells Fargo Bank (Texas), National Association, as Co-Agents for the Lenders, the financial institutions from time to time parties thereto (the "Lenders") and the Borrower are parties to that certain Secured Credit Agreement dated as of July 30, 1996 (as such agreement may be amended, extended, modified, renewed, supplemented or restated from time to time, the "Credit Agreement");

  WHEREAS, the Borrower or any of its Subsidiaries may from time to time enter into Interest Rate Protection Agreements with any Lender or any affiliate of a Lender that is or becomes a party hereto (a "Hedging Affiliate") (all obligations of the Borrower or any of its Subsidiaries under such Interest Rate Protection Agreements entered into with any counterparty who, at the time such agreement or arrangement was entered into, was then a Lender or a Hedging Affiliate, herein collectively the "Secured Hedging Obligations" and any such counterparty, [including, but not limited to, the Swap Lender,]1* a "Swap Party");

  WHEREAS, each of the Noteholders are parties, together with the Borrower, to certain Note Purchase Agreements dated as of February 15, 1994, relating to the $30,000,000 aggregate principal amount 6.90% Senior Notes Due February 15, 2004, of the Borrower (as heretofore or hereafter amended, modified, supplemented, extended, rearranged and/or restated from time to time, the "Note Purchase Agreements"); and

  WHEREAS, each of the parties hereto desire to set forth their agreement with respect to the sharing of payments and the proceeds of the Common Collateral (as hereinafter defined);

- ----------
/*/Insert if Interest Rate Protection Agreement entered into with a Lender or an affiliate of a Lender as swap counterparty on date of execution.

  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agrees as follows:

       1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement as in effect on the date hereof. Additionally, as used hereafter in this Agreement, the following terms shall have the following respective meanings:

       "Collateral Termination Date" means the first date on which no Note, Reimbursement Obligation or Commitment is outstanding under the Credit Agreement and no other Obligation is due and payable thereunder.

       "Common Collateral" means (i) all Collateral, (ii) all Subsidiary Guaranties, and (iii) all collateral referenced in Section 4(a).

       "Lender Parties" means each Lender, each Swap Party and each Noteholder, and any permitted successors or assigns thereto pursuant to the applicable Secured Debt Documents.

       "Noteholders" means the holders from time to time of the Noteholder
Notes.

       "Noteholder Notes" means each of the 6.90% Senior Notes due February 15, 2004, of the Borrower, as heretofore or hereafter amended, extended, modified, rearranged and/or supplemented from time to time, together with any promissory notes given by the Borrower in extension, replacement, rearrangement, modification and/or substitution thereof or therefor.

       "Noteholder Obligations" means all obligations of the Borrower to any of the Noteholders pursuant to the Noteholder Notes or the Note Purchase Agreements.

       "Secured Debt" means the Obligations, the Secured Hedging Obligations and the Noteholder Obligations.

       "Secured Debt Documents" means the Notes, the Credit Agreement, the other Credit Documents, any agreement evidencing any Secured Hedging Obligation, the Noteholder Notes and the Note Purchase Agreements.

       "Triggering Event" means either (i) the acceleration of the maturity of the Loans, or (ii) the final maturity of any of the Loans and receipt by the Collateral Agent of written instructions from the Majority Lenders to proceed with the enforcement of the rights and remedies granted in the Security Documents, including, without limitation, the Subsidiary Guaranties, or available at law or in equity.

       2. Distribution and Application of Payments and Proceeds after Triggering Event. Any proceeds received by the Collateral Agent (i) from the foreclosure, sale, lease or other disposition of any Common Collateral pursuant to the exercise of any remedies under any Security Document, including, without limitation, payments under any of the Subsidiary Guaranties, after a Triggering Event, or (ii) from any disposition of, or on account of, all or any of the Common Collateral or proceeds of any Common Collateral or any claim against the Borrower, any Guarantor, or any of the Borrower's other Subsidiaries, in each case upon the dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief, or composition of the Borrower, any Guarantor or any of the Borrower's other Subsidiaries or the debts thereof, whether in bankruptcy, insolvency, arrangement, reorganization, receivership, relief or similar proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Borrower, any Guarantor or any of the Borrower's other Subsidiaries (including, without limitation, payments in respect of interest accruing after the filing of a petition initiating any proceeding referred to above), shall be paid by the Collateral Agent for application and shall be applied by the Lenders, each Swap Party, each Noteholder and the Collateral Agent as follows:

          (a) First, to the payment of any and all reasonable out-of-pocket costs and expenses of the Collateral Agent, including, without limitation, reasonable attorneys' fees and out-of-pocket costs and expenses, incurred in connection with the collection of such proceeds or the protection of the rights and interests of the Collateral Agent herein, in the Credit Agreement, under the Security Documents, including, without limitation, the Subsidiary Guaranties, in the Common Collateral or in respect of the enforcement of any of the rights and obligations of the Collateral Agent under this Agreement, the Credit Agreement, any of the Security Documents, including, without limitation, any Subsidiary Guaranty, or any other Credit Document;

          (b) Second, to the payment of any and all reasonable out-of-pocket costs and expenses of the Lenders, the Swap Parties and the Noteholders, including, without limitation, reasonable attorneys' fees and out-of-pocket costs and expenses, as provided by any applicable Secured Debt Document incurred in connection with the collection of such proceeds or the protection or enforcement of the rights and interests of such Lender Party under any applicable Secured Debt Document; pro rata in the proportion in which the amount of such costs and expenses unpaid to each Lender Party bears to the aggregate amount of the costs and expenses unpaid to all Lender Parties collectively, until all such fees, costs and expenses have been paid in full;

          (c) Third, to the payment of any due and unpaid fees owed by the Borrower or any Guarantor to the Collateral Agent or any Lender Party as provided in any applicable Secured Debt Document, pro rata in the proportion in which the amount of such fees due and unpaid to the Collateral Agent and each Lender Party bears to the aggregate amount of the fees due and unpaid to the Collateral Agent and all Lender Parties collectively, until all such fees have been paid in full;

          (d) Fourth, to the payment of accrued and unpaid interest on the Notes, the Reimbursement Obligations, the Secured Hedging Obligations and the Noteholder Notes to the date of such application, pro rata in the proportion in which the amount of such interest, accrued and unpaid to each Lender Party bears to the aggregate amount of such interest accrued and unpaid to all Lender Parties collectively, until all such accrued and unpaid interest has been paid in full;

          (e) Fifth, to the payment of the outstanding due and payable principal amount of each of the Notes, the amount of the outstanding Reimbursement Obligations (reserving cash collateral for all undrawn face amounts of any outstanding Letters of Credit (if Section 7.4(a) of the Credit Agreement has not been complied with)), the Secured Hedging Obligations and the amount of each of the Noteholder Notes, pro rata in the proportion in which the outstanding principal amount of such Notes and the amount of such outstanding Reimbursement Obligations owing to each Lender Party, the amount of the Secured Hedging Obligations owing to each Swap Party and the amount of such Noteholder Note owing to each Noteholder, together (if Section 7.4(a) of the Credit Agreement has not been complied with) with the undrawn face amounts of outstanding Letters of Credit, bears to the aggregate amount of all outstanding Notes, outstanding Reimbursement Obligations, together (if Section 7.4(a) of the Credit Agreement has not been complied with) with the undrawn face amounts of all such outstanding Letters of Credit, Secured Hedging Obligations and Noteholder Obligations. In the event that any such Letters of Credit, or any portions thereof, expire without being drawn, any cash collateral therefor shall be distributed by the Collateral Agent until the principal amount of all Notes, Reimbursement Obligations, Secured Hedging Obligations and Noteholder Notes shall have been paid in full;

          (f) Sixth, to the payment of any other outstanding Secured Debt then due and payable, pro rata in the proportion in which such outstanding Secured Debt owing to each Lender Party bears to the aggregate amount of all such outstanding Secured Debt until all such obligations have been paid in full; and

           (g) Seventh, to the Borrower or as the Borrower may direct.

Any cash Common Collateral held by the Collateral Agent while an Event of Default shall be continuing shall continue to be held by the Collateral Agent or, consistent with the Security Documents and if so directed by the requisite Lenders under the Credit Agreement (but without any consent being required of any Swap Party or any of the Noteholders), applied to the payment of the Secured Debt, but if such cash Common Collateral is to be applied to the payment of Secured Debt, it shall be applied as set forth in this Section 2.

       3. Enforcement Instructions by Majority Lenders.

       (a) After acceleration of the maturity of or final maturity of any of the Loans, the Collateral Agent may proceed, and is hereby authorized by each Swap Party and each

Noteholder to proceed on its behalf, consistent with the Security Documents, including, without limitation, the Subsidiary Guaranties, and this Agreement, with enforcement of the rights and remedies granted in the Security Documents, including, without limitation, the Subsidiary Guaranties, or available at law or in equity, or with commencement of suits or proceedings as appropriate to enforce the rights, liens, or security interests granted in any of the Security Documents, including, without limitation, the Subsidiary Guaranties. The Collateral Agent shall proceed upon the written instructions of the Majority Lenders (without any consent being required of any Swap Parties or any of the Noteholders) to enforce, consistent with the Security Documents, including, without limitation, the Subsidiary Guaranties, the rights or powers provided therein for the benefit of the Lender Parties and shall give such notice or direction or shall exercise such right or power thereunder or hereunder or incidental thereto as shall be reasonably specified in such instructions and consistent with the terms of such agreements and this Agreement. The Collateral Agent may, in its discretion, but shall not be obligated to, at any time request directions from the Majority Lenders as provided in the Credit Agreement or from the Lender Parties as provided herein as to any course of action or other matter relating hereto or to any Security Document, including, without limitation, any Subsidiary Guaranty. Each Lender Party agrees to respond to any such request as promptly as practicable, and the Collateral Agent may refrain from taking any action until it receives such direction. Each Lender Party and the Collateral Agent agrees that it will not attempt to prevent, hinder or delay any of such action.

       (b) After acceleration of the maturity of or final maturity of any of the Loans and upon the written instructions of the Majority Lenders (without any consent being required of any Swap Parties or any of the Noteholders) to the Collateral Agent that any of such Loans have matured, the Collateral Agent shall proceed, consistent with the Security Documents, including without limitation, the Subsidiary Guaranties, for the benefit of all of the Secured Debt with enforcement of any private powers of sale granted in the Security Documents, or with commencement of suits or proceedings as reasonably appropriate to enforce the rights, liens, or security interests granted in the Security Documents, including, without limitation, the Subsidiary Guaranties, or for the appointment of a receiver or receivers for the property subject to the Security Documents, including, without limitation, the Subsidiary Guaranties, or any part thereof, including, as reasonably necessary, suits or proceedings for the recovery of a judgment for the Obligations and any Secured Hedging Obligations and Noteholder Obligations then due and payable, and shall give such notice or direction, or shall exercise such right, remedy or power under any Security Document, including, without limitation, any Subsidiary Guaranty, incidental thereto, all as shall be reasonably specified in such instructions and consistent with the terms of the Security Documents, including, without limitation, the Subsidiary Guaranties, as applicable, and this Agreement. Each Lender, each Swap Party and each Noteholder agrees that it will not attempt to enforce such foreclosure on or assert any rights against the Common Collateral except as provided in this Agreement.

       (c) Without regard to the acceleration of the maturity or final maturity of any of the Obligations, upon the written instruction of the Majority Lenders (without any consent being required of any Swap Parties or any of the Noteholders), the Collateral Agent shall proceed to enforce consistent with the Security Documents, including, without limitation, the Subsidiary Guaranties, as applicable, the rights or powers provided in the Security Documents, including, without limitation, the Subsidiary Guaranties, for the benefit of the Secured Debt (other than those rights which are to be exercised only after the acceleration of the maturity or the final maturity of any of the Obligations) and shall give such notice or direction or shall exercise such right or power hereunder or under any of the Security Documents, including, without limitation, the Subsidiaries Guaranties, as applicable, incidental thereto as shall be reasonably specified in such instructions and consistent with the terms of the Security Documents, including, without limitation, the Subsidiary Guaranties, and this Agreement.

       4. Sharing of Security; Pro Rata Treatment.

       (a) Each Lender Party, the Agent and the Collateral Agent agrees that, after a Triggering Event, (i) if it shall receive any security or the proceeds of any security pursuant to the terms of this Agreement or any Secured Debt Document (other than through payment by the Collateral Agent in accordance with Section 2), then it shall promptly turn the same over to the Collateral Agent for payment in accordance with Section 2, and (ii) it will not take or cause to be taken any action, including, without limitation, the commencement of any legal or equitable proceedings except as provided in Sections 3(a) and (b), the purpose of which is or could be to give such Lender Party any preference or priority against the other parties hereto with respect to such security or the proceeds thereof, other than any preference or priority provided for in this Agreement, as amended, extended, modified, renewed, supplemented or restated from time to time. Each Lender Party and the Collateral Agent further agrees that if it obtains, from and after the date hereof, any collateral as security for any of the Obligations, any Secured Hedging Obligation or any Noteholder Obligation in addition to the Common Collateral (including, without limitation, by means of offset of any balances, credits, deposits, amounts or moneys of the Borrower or its Subsidiaries held by or on behalf of such Lender Party), such collateral shall be shared and applied by the parties hereto in accordance with
Section 2.

       (b) Each Lender Party and the Collateral Agent agrees that after a Triggering Event each payment, prepayment, distribution of cash or other assets (whether or not from Common Collateral or any other collateral security or as a result of any unsecured or undersecured claim) by or from or received for the account of the Borrower, any Guarantor, any of the Borrower's other Subsidiaries or any other Person in respect of any Secured Debt shall be shared and applied by the parties hereto in accordance with Section 2. In the event that after a Triggering Event any Lender Party shall obtain payment, whether partial or in full, from any source in respect of any such Secured Debt due to such holder, including without limitation, by means of offset of any balances, credits, deposits, amounts of moneys of the Borrower or its Subsidiaries or any other Person, or banker's lien, general lien or counterclaim,. such Lender Party shall promptly pay to the Collateral Agent such amount to be applied in accordance with Section 2.

       5. Priority of Liens and Security Interests. The agreements of the parties herein are applicable without regard to: (i) the date a loan, advance, or extension of credit is made to, or any other Secured Debt is incurred by, the Borrower, any Guarantor or any other Subsidiary of the Borrower; (ii) the time or order of attachment, perfection, filing, or recording of the security interests and liens in the Common Collateral or the time or order of filing financing statements and other security documents or the giving or failure to give notice of the acquisition of any security interest and liens in the Common Collateral; and (iii) the rules of priority established under the Uniform Commercial Code or other laws of any relevant state relating to the priority of security interests or liens or the provisions of any federal bankruptcy laws. The Lenders, the Swap Parties and the Noteholders acknowledge that there may be intervening liens between the respective security interests and liens created in the Common Collateral; nonetheless, the Lenders, the Swap Parties and the Noteholders agree that the provisions of Section 2 shall apply and entitle all Lenders, all Swap Parties and all Noteholders to receive payments hereunder until such time as all Lenders, all Swap Parties and all Noteholders receive payment in full of all Secured Debt or until this Agreement shall terminate pursuant to Section 28. To the extent that a Lender Party's (an "Affected Party") security interests and liens created in any security for the debt of the Borrower or any Guarantor to the Affected Party are extinguished, terminated or deemed to be paid by reason of the foreclosure of any security interests and liens, each other Lender Party hereto shall be deemed to have granted, respectively, to the Affected Party a participation interest in such other Lender Party's respective debt to the extent that such other Lender Party receives payment by operation of Section 2 which results from the Collateral Agent's so foreclosing or taking such other actions in respect of the Affected Party's security interest and liens or debt.

       6. Bidding. Each Lender, each Swap Party and each Noteholder agrees that if a Lender, a Swap Party or a Noteholder desires to bid a higher or lower amount at a foreclosure sale than the amount the Collateral Agent in its sole discretion deems appropriate, then such Lender, such Swap Party or such Noteholder shall be entitled to bid, and if such Lender, such Swap Party or such Noteholder is the successful bidder, purchase the relevant portion of the Common Collateral in its own name pursuant to the terms of the relevant Security Document, it being understood that the consideration to be paid by such Lender, such Swap Party or such Noteholder shall be paid in the same manner, and be of the same type and terms as that required to be paid by a third-party bidder. The Lender, the Swap Party or such Noteholder who is the successful bidder at any such foreclosure sale shall pay over the amount of its successful bid to the Collateral Agent (or the trustee therefor) for apportionment in accordance with
Section 2.

       7. Pledged Stock and Pledged Notes. Each of the Lenders, the Swap Parties and the Noteholders severally acknowledges and agrees that the Collateral Agent is holding all certificates evidencing Pledged Stock and the Pledged Notes (each term as defined in the Security Documents), and all other Collateral hereafter pledged to the Collateral Agent under any Security Documents, for and on behalf of and as bailee for all Lenders, all Swap Parties, and all Noteholders. The Collateral Agent agrees not to relinquish possession of any of the Pledged Stock or the Pledged Notes (other than in accordance with the terms of the relevant

Security Documents or the Credit Agreement) unless (and only to the extent that) any one of the following conditions is satisfied on or prior to such relinquishment or foreclosure:

       (a) the Collateral Agent is directed to do so pursuant to a written release delivered to the Collateral Agent of any or all such Collateral by the requisite Lenders under the Credit Agreement (without any consent being required of any Swap Parties or any of the Noteholders);

       (b) the Collateral Agent is directed to do so by a court of competent jurisdiction; or

       (c) pursuant to a written notice from the Agent notifying the Collateral Agent that all of the Obligations have been satisfied in full, in which event the Collateral Agent shall deliver the relevant Collateral to the Borrower.

The parties hereto agree that with respect to Common Collateral of which possession must be obtained or retained by a secured party in order to perfect its security interest pursuant to the Uniform Commercial Code, such Common Collateral shall be delivered to and held by the Collateral Agent for and on behalf of and as bailee for all Lenders, all Swap Parties and all Noteholders in accordance with the terms of this Section 7.

       8. Representations. Each of the parties hereto represents and warrants to the other parties hereto as follows:

       (a) this Agreement has been duly executed and delivered by its duly authorized officer(s) and constitutes its legal, valid and binding obligation enforceable against it in accordance with the terms hereof; and

       (b) the execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate or trust action and do not and will not (a) violate any provision of any law, rule or regulation having applicability to it or of its articles of association or by-laws or other governing documents, (b) result in a breach of or constitute a default under any other material agreement, lease or instrument to which it is a party, or (c) require the consent or approval of any governmental authority or arbitrator.

       9. No Trust Relationship. This Agreement is intended to create a relationship among independent contractors, and nothing in this Agreement shall be deemed to create a fiduciary, agency or trust relationship among any of the parties hereto except as specifically provided herein.

       10. Agreement Solely for Benefit of Parties. This Agreement is for the benefit of the Collateral Agent, the Agent, the Lenders, the Swap Parties, the Noteholders and with respect to Sections 2, 23, 24 and 28, the Borrower, and no other Person shall be entitled to rely on, or is intended to receive any benefit under, this Agreement. Except as expressly set forth herein to the contrary, (i) nothing contained in this Agreement is intended to affect or limit, in any way whatsoever, the security interests and liens that the Collateral Agent, the Lenders, the Swap Parties and the Noteholders have in any of the assets of the Borrower or any Guarantor, insofar as the rights of the Borrower, any Guarantor or any third parties are involved, and (ii) the parties hereto specifically reserve any and all of their respective rights, security interests and liens as against the Borrower or any Guarantor and any third parties.

       11. Obligations Hereunder Not Affected. All rights and interests of the parties hereunder shall remain in full force and effect irrespective of any amendment to any Secured Debt Document, any lack of validity or enforcement of any thereof, any failure of any party to assert a claim or exercise any right or remedy under any thereof or any circumstance that might otherwise constitute a defense available to or a discharge of the Borrower or any Guarantor. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Debt to any of the Agent, the Collateral Agent, the Lenders, any Swap Party or any Noteholder is rescinded or must otherwise be returned by any party hereto upon the insolvency, bankruptcy or reorganization of the Borrower or any Guarantor, all as though such payment had not been made.

       12. Credit Investigation. Each Lender, each Swap Party and each Noteholder acknowledges that it entered into the Secured Debt Documents in reliance upon its independent investigation of the financial condition and credit-worthiness of such legal persons as was deemed necessary, and not in reliance upon any information relating to such financial condition or credit-worthiness provided by any other party hereto. Each Lender, each Swap Party and each Noteholder further acknowledges that it has entered into this Agreement after review hereof as it deemed appropriate, including review by its legal counsel as it deemed appropriate.

       13. Waiver of Marshalling and Similar Rights. To the fullest extent permitted by applicable law, each of the Lenders, the Swap Parties and the Noteholders waives any requirement regarding, and agrees not to demand, request, plead or otherwise claim the benefit of, any marshalling, appraisement, valuation or other similar right that may otherwise be available under applicable law.

       14. Duties of Collateral Agent; Release of Collateral. The Collateral Agent shall not have any implied duties or any obligation to take any action under this Agreement, including, without limitation, any action to enforce the Security Documents, including, without limitation, the Subsidiary Guaranties, or to realize upon, or take any action in connection with (other than release thereof) any Common Collateral unless, with respect to the Common Collateral, the Majority Lenders (with no consent of any Swap Party or any Noteholder being required) shall have so instructed the Collateral Agent in writing in accordance with Section 4, which instructions shall be binding on all the Lenders, all the Swap Parties and all Noteholders (including, without limitation, all subsequent holders of the Notes, the Secured Hedging Obligations and the Noteholder Notes). Upon such written request, the Collateral Agent shall take such action as may be available to it under the Security Documents, the Subsidiary Guaranties or with respect to any Common Collateral; provided, further, however, that the Collateral Agent shall not be required to do any act hereunder or under any other document or instrument delivered hereunder or in connection herewith or take any action toward the execution or enforcement of the agency hereby created, or to prosecute or defend any suit in respect of this Agreement, the Security Documents, including, without limitation, the Subsidiary Guaranties, or any Common Collateral, unless the Collateral Agent is fully and specifically indemnified to its satisfaction by the Lenders, the Swap Parties and the Noteholders against any and all claims, liabilities, obligations, losses, damages, penalties, costs, disbursements and expenses of any kind or nature whatsoever relating to or arising out of such action (other than any portions of such claims, liabilities, obligations, losses, damages, penalties, costs, disbursements and expenses resulting from the Collateral Agent's gross negligence or wilful misconduct). The relationship between the Collateral Agent on the one hand and the Lenders, the Swap Parties and the Noteholders on the other hand is and shall be that of agent and principal only and nothing herein contained shall be construed to constitute the Collateral Agent a trustee for any Lender, any Swap Party, any holder of a Note or a Noteholder Note or of a participation therein, any Swap Party or any Noteholder or to impose on the Collateral Agent duties and obligations other than those expressly provided for herein. Anything herein contained or in the Security Documents, including, without limitation, the Subsidiary Guaranties, to the contrary notwithstanding, the Collateral Agent may release any Common Collateral (including, without limitation, any Subsidiary Guaranty) (i) with the written consent of all the Lenders (without the consent of any Swap Party or any Noteholder being required); (ii) if instructed to do so by a court of competent jurisdiction; or
(iii) upon receipt by the Collateral Agent and the Lenders of a certification of an officer of the Borrower that the release of such Common Collateral is permitted or required by the Credit Agreement or any Security Document, upon which certification the Lenders, the Swap Parties and the Noteholders permit the Collateral Agent to rely absent any receipt by the Collateral Agent of any objection thereto within ten (10) Business Days.

       15. Exculpation. Neither the Collateral Agent nor any of its respective directors, officers, employees, agents or attorneys shall (i) be responsible to the Lenders, the Swap Parties or the Noteholders for any recitals, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of this Agreement or any Secured Debt Document or any other instrument or document delivered hereunder or in connection herewith or therewith, (ii) be responsible for the validity, genuineness, perfection, effectiveness, enforceability, existence, value or enforcement of any Common Collateral, any Security Document or any Secured Debt Document, (iii) be under any duty to inquire into or pass upon any of the foregoing matters, or to make any inquiry concerning the performance by the Borrower, any Guarantor or any other obligor of its obligations, or the observance of any of the terms, covenants or conditions thereof on the part of the Borrower, any Guarantor or any other obligor, or (iv) in any event, be liable as such for any action taken or omitted by it or them, except for its or their own gross negligence or wilful misconduct. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Collateral Agent in its individual capacity.

       16. Employment of Counsel, etc. The Collateral Agent may execute any of its duties under this Agreement, any Security Document, any Secured Debt Document and any instrument, agreement or document executed, issued or delivered pursuant hereto or in connection herewith, by or through employees, agents and attorneys-in-fact and shall not be answerable for the default or misconduct of any such employee, agent or attorney-in-fact selected by it with reasonable care. The Collateral Agent shall be entitled to rely on advice of counsel (including counsel who are the employees of the Collateral Agent) selected by the Collateral Agent concerning all matters pertaining to the agency hereby created and its duties under this Agreement, any Security Document, any Secured Debt Document, and any instrument, agreement or document executed, issued or delivered pursuant hereto or in connection herewith or therewith.

       17. Reliance on Documents. The Collateral Agent shall be entitled to rely upon any notice, consent, waiver, amendment, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons.

       18. Authorization and Indemnification of Collateral Agent. Each Lender Party hereby authorizes the Collateral Agent to act as its exclusive collateral agent for the several benefit of the Lender Parties hereto and hereby irrevocably authorizes the Collateral Agent, as collateral agent on its behalf, to take such action on its behalf and to exercise such powers and perform such duties as are specifically delegated to or required of the Collateral Agent hereunder or under the Security Documents, including, without limitation, the Subsidiary Guaranties, or with respect to any Common Collateral, together with such powers as are reasonably incident thereto. Each Lender Party hereby agrees to indemnify and does hereby indemnify the Collateral Agent (to the extent not reimbursed by the Borrower or any Guarantor), pro rata according to its share of the aggregate of all outstanding Secured Debt of the Borrower to the Lender Parties hereto under the Secured Debt Documents from and against any and all claims, liabilities, obligations, losses, damages, penalties, costs, expenses and disbursements of any kind or nature whatsoever which may be paid by, imposed on, incurred by, or asserted against the Collateral Agent in any way relating to or arising out of this Agreement, any Credit Document, any Secured Hedging Obligation, any Note Purchase Agreement, any other Secured Debt Document or any other document executed in connection herewith or therewith or any action taken or omitted by the Collateral Agent under any of such documents except as provided herein, provided that none of the Lender Parties hereto shall be liable for any portion of such claims, liabilities, obligations, losses, damages, penalties, costs, expenses and disbursements resulting from the Collateral Agent's own gross negligence or wilful misconduct. To the extent the Lender Parties hereto have made any required indemnity payment hereunder and the Collateral Agent subsequently receives payment from the Borrower or any Guarantor to reimburse it for any such claims, liabilities and obligations, losses, damages, penalties, costs, expenses or disbursements so paid by the Lender Parties, it shall reimburse to such Lender Parties any excess amount, pro rata according to the payments actually received from such Lender Parties.

       19. Resignation. The Collateral Agent may resign as Collateral Agent pursuant to the provisions of the Credit Agreement and upon at least thirty (30) days' prior notice to the Swap Parties and the Noteholders. In the event of any such resignation, a successor Collateral Agent shall be appointed pursuant to the terms of the Credit Agreement. Upon the appointment of a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Collateral Agent hereunder and such retiring Collateral Agent shall be discharged from its duties and obligations hereunder.

       20. Withholding Taxes. Each Lender, each Swap Party and each Noteholder represents and agrees with the Collateral Agent that under applicable law and treaties no taxes will be required to be withheld by the Collateral Agent with respect to any payments to be made to such Lender, such Swap Party or such Noteholder hereunder in respect of any loan, note or any other Secured Debt, and each Lender, each Swap Party and each Noteholder that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code agrees to furnish the Collateral Agent in respect of any loan, note or any other Secured Debt in a timely fashion either Form 4224 or Form 1001 of the Internal Revenue Service or such other documentation as may from time to time be required (wherein such Lender, such Swap Party or such Noteholder claims entitlement to the benefits of a tax treaty that provides for a zero rate of withholding), or comparable statements in accordance with applicable United States laws and regulations, and amendments and renewals thereof, duly executed and completed by such Lender, such Swap Party or such Noteholder (and each such Lender, such Swap Party and such Noteholder agree to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption). Notwithstanding the foregoing, if the Collateral Agent, in its capacity as a United States withholding tax agent, is required by law to and does pay any United States withholding tax on behalf of a Lender, a Swap Party or a Noteholder, such Lender, such Swap Party or such Noteholder, hereby agrees to indemnify and hold harmless the Collateral Agent from any such withholding tax and from any penalties or interest paid by the Collateral Agent in connection therewith, together with any other related damages, losses, claims, liabilities, costs and expenses (including, without limitation, reasonable fees of counsel, reasonable out-of-pocket expenses and reasonable expenses of investigation). The Lenders, the Swap Parties and the Noteholders who are not subject to the statutory United States withholding tax on payments made by the Collateral Agent under this Agreement or any Secured Debt Document shall file with the Collateral Agent all IRS forms deemed by the Collateral Agent to be reasonably necessary or convenient in order for it not to be required to withhold any tax on payments to such Lender, such Swap Party and such Noteholder or in order for it to withhold at a reduced rate of tax. Failure by a Lender, a Swap Party or a Noteholder to supply the necessary Internal Revenue Service forms to the Collateral Agent regarding an exemption from or a reduction of withholding tax entitles the Collateral Agent (in its capacity as a withholding tax agent) to withhold tax on payments made under this Agreement or any Secured Debt Document pursuant to its obligations under the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

       21. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed shall be an original, but all such counterparts shall together constitute but one and the same instrument.

       22. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

       23. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. In connection with any assignment by it of any of its rights to receive Secured Debt payments, each Lender Party agrees to cause its assignee to execute a counterpart hereof as a Lender, Swap Party or Noteholder, as the case may be. No Swap Party shall be entitled to any of the benefits of this Agreement unless it shall execute and deliver a counterpart hereof to the other parties hereto.

       24. Complete Agreement; Amendments and Waivers. This Agreement expresses the entire understanding of the parties hereto with regard to the subject matter hereof and supersedes all prior understandings, written or oral, among the parties. This Agreement may be amended, modified, waived or supplemented only in writing and with the consent of (i) the Agent, acting with the consent of the requisite Lenders under the Credit Agreement, (ii) the Noteholders, (iii) each Swap Party and (iv) if such amendment, waiver or supplement directly or indirectly affects Sections 2, 23, 28 or 29 or this Section 24, the Borrower.

       25. Notices. All notices hereunder shall be in writing or by telephone, confirmed promptly in writing, and shall be deemed given (i) when actually received, in the case of a notice given to the Collateral Agent, and (ii) in all other cases, when delivered by hand, when transmitted by telecopy or telex and receipt thereof has been received by the intended recipient or three (3) days after sent by registered or certified U.S. mail, with postage prepaid. The addresses of the parties hereto for the purpose of any notice or the remitting of funds to such party shall be, in the case of the Lenders and the Borrower, the respective addresses designated in the Credit Agreement, or, in the case of each Swap Party and each Noteholder, at the addresses designated below, or such other address as may be designated for such purpose by written notice to each other party hereto.

                                [list addresses]

       26. Lien Challenge. Each of the Lender Parties agrees not to directly or indirectly challenge, contest, dispute or attack in any way, and not to cause any other Person to directly or indirectly challenge, contest, dispute or attack in any way, and not to assist any other Person in challenging, contesting, disputing or attacking in any way, any guaranty, lien, security interest, or any other interest of any kind or nature whatsoever (including, without limitation, under the Security Documents), or the priority, ranking or perfection of any thereof, securing or guaranteeing or purporting to secure or guaranty all or any of the debt of the Borrower or any Guarantor to any Lenders under the Credit Agreement or any other Credit Documents, the Swap Parties under the Secured Hedging Obligations or any Noteholder under its Note Purchase Agreement. So long as payments shall be made in accordance with the terms of this Agreement, none of the Lender Parties hereto shall seek any legal or equitable remedy the effect of which, if granted, would amend, alter or otherwise interfere with the operation of this Agreement in accordance with its terms.

       27. WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY INTERCREDITOR RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

       28. Termination. Notwithstanding anything to the contrary contained herein, each Lender, each Swap Party and each Noteholder agrees that (i) this Agreement shall terminate and be of no further force and effect upon the Collateral Termination Date and (ii) the Collateral Agent may, with the consent of the requisite Lenders under the Credit Agreement (but without any consent being required of any Swap Party or any of the Noteholders), enter into any amendment or modification of any Security Document of any nature whatsoever (other than any such amendment or modification that expressly discriminates against any Swap Party or Noteholder without the consent of such Swap Party or Noteholder) or release or terminate any such Security Document. No provision of this Agreement shall be deemed to modify or qualify any provision of any Security Document providing for the release of Collateral and anything herein contained to the contrary notwithstanding, any Common Collateral shall be released, and/or shall automatically be deemed to have been released, from the lien of any particular Security Document as provided herein or as provided in such Security Document.

       29. Consent of Borrower. The terms of this Agreement as originally executed are hereby acknowledged and consented to by the Borrower. The Borrower further acknowledges and agrees to the application and distribution of proceeds and payments described in Section 2 notwithstanding any provisions to the contrary in any Security Document. The Borrower further acknowledges and agrees that it is not and is not intended to be a party to, or a third party beneficiary of, this Agreement or any of its provisions other than with respect to Sections 2, 23,

24 and 28 and shall not have any rights or claims under this Agreement or any provisions, including, without limitation, any right to consent to any amendment or modification of this Agreement other than as set forth in Section 24, whether as a party to, or a third party beneficiary of this Agreement or otherwise, and the Borrower hereby expressly and irrevocably waives any such rights or claims.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

                       AGENT AND COLLATERAL AGENT:

                       ABN AMRO BANK N.V., as Agent for the Lenders and as Collateral Agent


                       By:________________________________________
                       Name:______________________________________
                       Title:_____________________________________


                       By:________________________________________
                       Name:______________________________________
                       Title:_____________________________________


                       [SWAP LENDER:/*/



                       By:________________________________________
                       Name:______________________________________
                       Title:____________________________________]



________________________

  /*/Insert if Interest Rate Protection Agreement entered into with a Lender or an affiliate of Lender as swap counterparty on date of execution.

                       NOTEHOLDERS:
                       -----------



                       By:___________________________________
                       Name:_________________________________
                       Title:________________________________



                       By:___________________________________
                       Name:_________________________________
                       Title:________________________________

                       BORROWER:
                       --------

                       SONAT OFFSHORE DRILLING INC.



                       By:__________________________________
                       Name:________________________________
                       Title:_______________________________

                AGREEMENT AND CONSENT TO INTERCREDITOR AGREEMENT
                ------------------------------------------------

  The terms of the foregoing Agreement as originally executed are hereby acknowledged and consented to by each of the undersigned. Terms defined in the foregoing Agreement are used herein with the same meaning. Each of the undersigned further acknowledges and agrees to the application and distribution of proceeds and payments described in the foregoing Agreement notwithstanding any provisions to the contrary in any Security Document. Each of the undersigned further acknowledges and agrees that none of them is or is intended to be a third party beneficiary to the foregoing Agreement or any of its provisions, and that none of them shall have any rights or claims under the foregoing Agreement or any provision thereof, including, without limitation, any right to consent to any amendment or modification of the foregoing Agreement, whether as a third party beneficiary or otherwise, and each hereby expressly and irrevocably waives any such rights or claims.

                            SONAT OFFSHORE NORWAY INC.


                            By:___________________________________
                            Name:_________________________________
                            Title:________________________________

                            SONAT OFFSHORE VENTURES, INC.


                            By:___________________________________
                            Name:_________________________________
                            Title:________________________________

                            SONAT TURNKEY DRILLING INC.


                            By:___________________________________
                            Name:_________________________________
                            Title:________________________________

                            SONAT OFFSHORE (U.K.), INC.


                            By:___________________________________
                            Name:_________________________________
                            Title:________________________________

                                  EXHIBIT 6.7


                         FORM OF COMPLIANCE CERTIFICATE

                                  EXHIBIT 6.7

                             COMPLIANCE CERTIFICATE

       Sonat Offshore Drilling Inc. (the "Borrower"), the financial institutions parties thereto (collectively, the "Lenders"), ABN AMRO Bank N.V., Houston Agency, as Agent for the Lenders, SunTrust Bank, Atlanta and Credit Lyonnais New York Branch, as Documentation Agents for the Lenders, and Bank of Montreal, The Fuji Bank, Limited, Royal Bank of Canada and Wells Fargo Bank (Texas), National Association, as Co-Agents for the Lenders, executed and delivered that certain Secured Credit Agreement (as amended, supplemented and restated from time to time, the "Secured Credit Agreement") dated as of July 30, 1996. Any term defined in the Secured Credit Agreement and used in this Compliance Certificate shall have the meaning given to it in the Secured Credit Agreement.

       The undersigned, solely in his capacity as Chief Financial Officer or other financial officer (as noted below) of the Borrower, hereby certifies to the Lenders, the Agent, the Documentation Agents and the Co-Agents that:

  A. The attached financial statements are (check one) [ ] quarterly financial statements [ ] annual financial statements and fairly present on a consolidated basis the financial condition of the Borrower and its Subsidiaries (excluding the effects of any SPV's other than the aggregate equity investment therein) as of the date indicated and the results of their operations and changes in their cash flows for the periods indicated and that they have been prepared in accordance with GAAP, subject to normal year-end audit adjustments for any such financial statements that are quarterly financial statements and other than the omission of any footnotes as permitted at such time by the SEC.

  B. As of the date of the attached financial statements and with respect to the Borrower and its Subsidiaries on a consolidated basis:

       1. INTEREST COVERAGE RATIO (for first 3 full fiscal quarters ended after the Exchange Offer Consummation Date, determined for the number of full fiscal quarters ended after the Exchange Offer Consummation Date, and thereafter determined for 4 fiscal quarter period then ended).

            a.    EBITDA                      $___________________

            b.    Dividends paid              $___________________

            c.    Cash income taxes paid      $___________________

            d.    a minus the sum of b and c  $___________________

            e.    Consolidated Interest Expense  $___________________

            f.    Interest Coverage Ratio
                  (Ratio of d to e; not less
                  than 3:00 to 1:00)                ______ to ______

       2.         TOTAL FUNDED DEBT TO TOTAL CAPITAL RATIO

            a.    Borrowings                        $_________________

            b.    Face amount of Letters of Credit  $_________________

            c.    Capitalized Leases                $_________________

            d.    Total Funded Debt (sum
                  (of a, b and c)                   $_________________

            e.    Consolidated Net Worth            $_________________

            f.    Total Capital (d plus e)          $_________________

            g.    Total Funded Debt to Total Capital Ratio
                  (d expressed as percentage of f)              _____%

            h.    Maximum permitted as of the end of            _____%
                  applicable fiscal quarter

       3.   MINIMUM CONSOLIDATED NET WORTH

            a.    Consolidated stockholders equity    $_________________

            b. Capital stock subject to mandatory $_________________ redemption before Maturity Date

            c.    Consolidated Net Worth (a minus b)  $_________________

            d.    Minimum Consolidated Net Worth      $_________________
                  (as of immediately after Exchange
                  Offer Consummation Date)

            e.    Consolidated Adjusted Net Income
                  for fiscal quarter ending

                  i. net income (or loss) after
                     provision for taxes              $_________________

                     (A) plus extraordinary losses    $_________________

                       (B)  minus extraordinary gains        $_________________

                       (C)  minus net income (or loss) of
                            any Person not a Subsidiary      $_________________

                       (D)  minus net income (or loss)
                            from Subsidiaries restricted
                            from paying dividends or
                            distributions                    $_________________

                       (E)  minus net income (or loss)
                            earned by an acquired
                            Subsidiary prior to
                            acquisition                      $________________

                       (F)  plus non-recurring write-
                            offs in connection with
                            Exchange Offer, Mandatory
                            Bid and Compulsory
                            Acquisition                      $_______________

                  ii.  plus dividend or distributions
                       received from SPVs or other
                       Persons not Subsidiaries              $_______________

            f.    Consolidated Adjusted Net Income
                  for the quarter                            $_______________

            g.    Year-to-date Consolidated
                  Adjusted Net Income                        $_______________

            h.    Minimum Consolidated Net Worth
                  as of immediately after Mandatory Bid      $   1,400,000,000

            i.    50% of positive year-to-date Consolidated
                  Adjusted Net Income                        $_________________

            j.    50% of positive Consolidated Adjusted
                  Net Income for prior years (after 1996)    $_________________

            k.    Minimum Consolidated Net Worth
                  (sum of h, i and j)                        $_________________

  C.   (Check EITHER 1 or 2) To the best of my knowledge after due inquiry:

       [__] 1.    As of the date hereof, no Default or Event of Default has
occurred and is continuing.

       [__] 2.    As of the date hereof, no Default or Event of Default has
occurred and is continuing except the following matters: [Describe all such Defaults or Events of Default, specifying the nature, duration and status thereof and what action the Borrower has taken or propose to take with respect thereto].

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

  D. As of the date of the attached financial statements and with respect to the Borrower and its Subsidiaries on a consolidated basis, Transfers of assets effected by the Borrower and its Subsidiaries during the fiscal quarters or year covered by such statements which were other than in the ordinary course of business, aggregate $____________ in net book value for all such assets, and the Net Cash Proceeds which the Borrower and its Subsidiaries received with respect to all such Transfers during such period aggregate $____________.

Date: _____________________, ______.

                            SONAT OFFSHORE DRILLING INC.


                            By:________________________________
                            Name:______________________________
                            Title:_____________________________

                                 EXHIBIT 10.10


                          FORM OF ASSIGNMENT AGREEMENT

                                 EXHIBIT 10.10

                      ASSIGNMENT AND ASSUMPTION AGREEMENT


  THIS ASSIGNMENT AGREEMENT (this "AGREEMENT") dated as of ________________, ____, is by and among _________________________________________ (the
"ASSIGNOR"), _____________________________ (the "ASSIGNEE"), SONAT OFFSHORE
DRILLING INC., a Delaware corporation (the "BORROWER"), and ABN AMRO BANK N.V., Houston Agency, as Agent for the Lenders (as hereinafter defined) (in such capacity, the "AGENT").

                                  WITNESSETH:
                                  ----------

  WHEREAS, the Borrower and the Agent have entered into that certain Secured Credit Agreement (as amended, supplemented and restated from time to time, the "SECURED CREDIT AGREEMENT") dated as of July 30, 1996, by and among the Borrower, the lenders from time parties thereto (collectively, the "LENDERS"), including the Assignor as one such Lender, the Agent, as agent for the Lenders, SunTrust Bank, Atlanta and Credit Lyonnais New York Branch, as Documentation Agents for the Lenders, and Bank of Montreal, The Fuji Bank, Limited, Royal Bank of Canada, and Wells Fargo Bank (Texas), National Association, as Co-Agents for the Lenders;

  WHEREAS, the Assignor has agreed to make certain Loans to and participate in Letters of Credit for the account of the Borrower in accordance with the terms of the Secured Credit Agreement, with the maximum aggregate amount of the Assignor's Loans and participation in Letters of Credit outstanding not to exceed the Assignor's Commitment;

  WHEREAS, on a pro rata basis, the Assignor proposes to sell and assign to the Assignee, and the Assignee proposes to buy and accept from the Assignor, a _____ percent (_____%) interest (the "ASSIGNED INTEREST") in the rights and obligations of the Assignor under the Credit Documents with the effect that the Assignee will have a maximum Commitment of $________________, resulting in a Percentage of ______%;

  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

  SECTION 1. Definitions. Any term defined in the Secured Credit Agreement and used in this Agreement shall have the meaning ascribed to it in the Secured Credit Agreement. Section 1.1 of the Secured Credit Agreement is hereby incorporated into this Agreement by reference.

  SECTION 2. Assignment. The Assignor hereby assigns and sells, without recourse or warranty except as specifically set forth herein, to the Assignee the Assigned Interest in the rights and obligations of the Assignor under the Credit Documents. The Assignee hereby purchases and accepts, without recourse or warranty except as specifically set forth herein, from the Assignor all of such rights and obligations of the Assignor, including the corresponding portion of (a) the principal amount of the Loans made by the Assignor, (b) the participation of the Assignor in the Letters of Credit, if any, and (c) any Reimbursement Obligations of the Borrower owing to the Assignor outstanding on the date hereof. As of the date hereof, the Assignee's Percentage of the outstanding principal balance of the Loans and Reimbursement Obligations of the Borrower is $____________. Subject to the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Agent as of the date hereof, (a) the Assignee shall succeed, on a pro rata basis, to the rights and interests, and be obligated to perform the obligations, of a Lender under the Credit Documents with a Percentage of _______%, and shall be considered a Lender for all purposes; (b) the Assignee shall deliver to the Assignor, in immediately available funds, the Assignee's Percentage of the outstanding Loans (minus an amount equal to the Assignee's Percentage of any Letter of Credit fee paid by the Borrower to the Assignor pursuant to the terms of the Secured Credit Agreement for the remaining portion of the calendar quarter), and (c) the Percentage of the Assignor as of the date hereof shall be reduced by the Percentage acquired by the Assignee, and the Assignor shall be released from its obligations under the Credit Documents which have been so assigned to and accepted by the Assignee. The Assignee shall participate in all outstanding Letters of Credit as provided in the Credit Documents.

  SECTION 3. Payments. Commitment fees accrued to the date hereof with respect to the Assignor's Percentage of the Commitment pursuant to Section 3.1 of the Secured Credit Agreement are for the account of the Assignor and such fees accruing from and including the date hereof with respect to the Assigned Interest are for the account of the Assignee. All payments of principal of and accrued interest on the Loans and of Reimbursement Obligations are to be made by the Borrower to the Agent. The Agent shall divide such payments among the Lenders as their interests may appear, with all interest accruing on the Loans of the Assignor, and Reimbursement Obligations payable to the Assignor, before the date hereof to belong to the Assignor. Each of the Assignor and the Assignee hereby agrees that if it receives any amount from the Borrower under the Credit Documents which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party. The rights of the Assignor and the Assignee under this Section are in addition to other rights and remedies which the Assignor or the Assignee may have.

  SECTION 4. Consent of the Borrowers and the Agent. This Agreement is conditioned upon the consent of the Borrower and the Agent to the extent required by Section 10.10(b) of the Secured Credit Agreement. The execution of this Agreement by the Borrower and the Agent is evidence of any such consent. Pursuant to Section 10.10(b) of the Secured Credit Agreement, (a) the Assignor agrees to deliver its current Notes executed by the Borrower to the Borrower, marked "Renewed" or its equivalent, and simultaneously therewith (b) the Borrower agrees to execute and deliver new Notes payable to the order of the Assignee and, if applicable, to the Assignor to evidence the assignment and acceptance provided for herein.

  SECTION 5. The Assignor. The Assignor (a) represents and warrants to the Assignee that it is the legal and beneficial owner of the Assigned Interest and that such Assigned Interest is free and clear of any Lien; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any document furnished pursuant thereto or (ii) the financial condition of the Borrower or any other Credit Party or the performance or observance by the Borrower or any other Credit Party of any of its obligations under the Credit Documents.

  SECTION 6. The Assignee. The Assignee (a) confirms that it has received a copy of the Credit Documents, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (b) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents; (c) appoints and authorizes the Agent to take such action as agent on behalf of the Assignee and to exercise such powers under the Credit Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender. If the Assignee is organized under the laws of any jurisdiction other than the United States of America or any State thereof, the Assignee hereby (a) represents to the Assignor, the Agent and the Borrower that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the Assignor with respect to any payments to be made to such Assignor in respect of the Loans or the Letters of Credit, (b) furnishes to the Assignor, the Agent and the Borrower the forms required by Section 10.10(d) of the Secured Credit Agreement, either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments under the Credit Documents), and (c) agrees for the benefit of the Assignor, the Agent and the Borrower to provide the Assignor, the Agent and the Borrower from time to time new forms as required by Sections 10.10(d)(iii) and 3.3(b) of the Secured Credit Agreement, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

  SECTION 7. Notices and Payment Instructions. All notices in connection herewith shall be given in accordance with Section 10.7 of the Secured Credit Agreement. The address of the Assignee for notices hereunder and thereunder, together with payment instructions for amounts to be paid to the Assignee under the Secured Credit Agreement, shall be initially as set forth on the signature pages hereof.

  SECTION 8. Miscellaneous. This Agreement (a) embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter, (b) is a Credit Document, and (c) shall be governed by and construed in accordance with the laws of the State of New York. [The Borrower is hereby agreed to be, and is hereby constituted, an express, intended third-party beneficiary of this Agreement. Without limitation of the preceding sentence, this Agreement may not be amended, modified or supplemented without the written consent of the Borrower, and the Borrower may enforce the terms hereof as fully as if it was a signatory hereto./*/]

  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                            [NAME OF ASSIGNOR]



                            By:______________________________
                            Name:____________________________
                            Title:___________________________

                            [NAME OF ASSIGNEE]



                            By:______________________________
                            Name:____________________________
                            Title:___________________________

                            [Insert Address]
                            _________________________________
                            Attention:_______________________
                            Telecopy No.: (___)______________
                            Answerback No.:  (___)___________
                            Telex No.:  (___)________________

                            Send payments to:

                            ---------------------------------
                            ---------------------------------
                            ---------------------------------

                            [Reference: Sonat Offshore Drilling Inc.]
________________
/*/Insert bracketed language if the Borrower's execution hereof is not required under Section 10.10(b) of the Secured Credit Agreement.

                            [SONAT OFFSHORE DRILLING INC.]/*/



                            By:__________________________________
                            Name:________________________________
                            Title:_______________________________


                            ABN AMRO BANK N.V., HOUSTON AGENCY, AS AGENT

                                 By:  ABN AMRO North America, Inc., as Agent


                                 By:_____________________________
                                 Name:___________________________
                                 Title:__________________________



                                 By:_____________________________
                                 Name:___________________________
                                 Title:__________________________

________________
/*/Delete bracketed signature block if the Borrower's execution hereof is not required under Section 10.10(b) of the Secured Credit Agreement.

                                  SCHEDULE 2.7

                          TERM LOAN REPAYMENT SCHEDULE


          Date             Principal Amount
          ----             ----------------

     December 31, 1996          $ 6,750,000
     March 31, 1997             $ 6,750,000
     June 30, 1997              $ 6,750,000
     September 30, 1997         $ 6,750,000

     December 31, 1997          $ 6,750,000
     March 31, 1998             $ 6,750,000
     June 30, 1998              $ 6,750,000
     September 30, 1998         $ 6,750,000

     December 31, 1998          $ 8,250,000
     March 31, 1999             $ 8,250,000
     June 30, 1999              $ 8,250,000
     September 30, 1999         $ 8,250,000

     December 31, 1999          $ 8,250,000
     March 31, 2000             $ 8,250,000
     June 30, 2000              $ 8,250,000
     September 30, 2000         $ 8,250,000

     December 31, 2000          $10,000,000
     March 31, 200              $10,000,000
     June 30, 2001              $10,000,000
     September 30, 2001         $10,000,000

     December 31, 2001          $10,000,000
     March 31, 2002             $10,000,000
     June 30, 2002              $10,000,000
     Maturity Date              $10,000,000

                                  SCHEDULE 4.1

                             LIST OF STOCK PLEDGED



     PLEDGOR                  STOCK PLEDGED                PERCENTAGE PLEDGED    JURISDICTION
     -------                  -------------                ------------------    ------------
Sonat Offshore Drilling Inc.  NSub                                 65%              Norway

Sonat Offshore Drilling Inc.  Sonat Offshore Far East              60%              Cayman Islands

                                  SCHEDULE 5.1

                              LIST OF SUBSIDIARIES


A. Sonat Offshore Drilling Inc.'s Subsidiaries:
                                                     Jurisdiction             Percentage
                                                          of                  Ownership
    Name of Subsidiary                               Organization              Interest
    ------------------                              --------------   -------------------------------
                                                                           (Direct & Indirect)
 1.  Asie Sonat Offshore Sdn. Bhd.                  Malaysia                                     49%
 2.  EPN-Sonat, S.A. de C.V.                        Mexico                                       49%
 3.  ES Perforadoras II                             Mexico          Joint ventured, not capitalized
 4.  ES Perforadoras I                              Mexico          Joint ventured, not capitalized
 5.  Offshore Turnkey Ventures                      U.S.                                         50%
 6.  Partrederiet Polar Frontier Drilling           Norway                                     47.5%
 7.  Polar A/S                                      Norway                                       40%
 8.  Polar Frontier Drilling A/S                    Norway                                     47.5%
 9.  Sonat Brasocean Servicos
      de Perfuracoes Ltda.                          Panama                                      100%
10.  Sonat Norwegian Ventures Inc.                  U.S.                                        100%
11.  Sonat Off. PEII Package "E"                    U.S.                                        100%
12.  Sonat Offshore do Brazil Perfuracoes
      Maratimos, Ltda.                              Brazil                                      100%
13.  Sonat Offshore Drilling Services Inc.          U.S.                                        100%
14.  Sonat Offshore Ecodrill Turnkey                United Kingdom                  Not capitalized
15.  Sonat Offshore Far East                        Cayman                                      100%
16.  Sonat Offshore Ltd.                            Cayman                                      100%
17.  Sonat Offshore International                   Cayman                                      100%
18.  Sonat Offshore Nigeria Ltd.                                           Nigeria  Not capitalized
19.  Sonat Offshore Norway Inc.                     U.S.                                        100%
20.  Sonat Offshore Petroleum Services              Cayman                                      100%
21.  Sonat Offshore S.A.                            Panama                                      100%
22.  Sonat Offshore (U.K.), Inc.                    U.S.                                        100%
23.  Sonat Offshore USA Inc.                        U.S.                                        100%
24.  Sonat Offshore Ventures Inc.                   U.S.                                        100%
25.  Sonat Serv. Maritimos Ltda                     Brazil                                      100%
26.  Sonat Turnkey Drilling Inc.                    U.S.                                        100%

  B. Transocean's Subsidiaries:

                                                Jurisdiction                  Percentage
                                                     of                       Ownership
          Name of Subsidiary                    Organization                  Interest
          ------------------                    ------------                  ---------

1.        Transocean I                          Norway                           100%
2.        Transocean II                         Norway                           100%
3.        Transocean III                        Norway                           100%
4.        Transocean Petroleum Technology AS    Norway                           100%
5.        Transocean Petroleum Technology Ltd.  United Kingdom                   100%
6.        Transocean Internationale S.A.        Argentina                        100%
7.        Ross International AS                 Norway                           100%
8.        Dynamic Drilling Partnership          Marshall Islands                  80%
9.        Defiant Weighing Ltd.                 United Kingdom                   100%
10.       North Sea Drilling Services AS        Norway                           100%
11.       Ross Drilling Co. AS                  Norway                           100%
12.       Transocean Management AS              Norway                           100%
13.       SDS Offshore AS                       Norway                           100%
14.       Pelerin Drilling AS                   Norway                           100%
15.       Procon Engineering AS                 Norway                           100%
16.       Lynne Projects Ltd.                   United Kingdom                   100%
17.       Transnor Rig AS                       Norway                           100%
18.       Transocean Drilling GMBH              Germany                          100%
19.       Ross Offshore AS                      Norway                           100%
20.       Target Drilling Services AS           Norway                           100%
21.       Treasure Nymphea AS                   Norway                           100%
22.       Procon Engineering UK Ltd.            United Kingdom                   100%
23.       SDS Offshore Ltd.                     United Kingdom                   100%
24.       Transocean Drilling Co. Inc.          Panama                           100%
25.       Transocean Drilling AS Danmark        Norway                           100%
26.       Transocean Drilling Netherlands Ltd.  Bahamas                          100%
27.       Transor Rig Ltd.                      United Kingdom                   100%
28.       Ross Offshore UK Ltd.                 United Kingdom                   100%
29.       Transocean Drilling Ltd.              United Kingdom                   100%
30.       Shelf Drilling Ltd.                   United Kingdom                   100%
31.       Transocean Kan Tan Ltd.               United Kingdom                   100%
32.       Transocean Sino Ltd.                  United Kingdom                    60%
33.       Wilrig Offshore UK Ltd.               United Kingdom                   100%
34.       Wilrig Drilling Inc. Canada           Canada                           100%
35.       Wilrig Holdings Ltd.                  United Kingdom                   100%
36.       Transocean Drilling (USA) Inc.        USA                              100%
37.       Wilrig Offshore Bahamas Inc.          Bahamas                          100%
38.       Transocean Drilling (Nigeria) Ltd.    Nigeria                          100%
39.       Wilrig International AS               Norway                           100%
40.       Odebrecht - Transocean J/V            Brazil                            50%
41.       Shelf Drilling Ltd.                   United Kingdom                   100%

                                 SCHEDULE 5.13


                                ERISA DISCLOSURE



                              NOTHING TO DISCLOSE

                                 SCHEDULE 5.16

                        LIST OF OUTSTANDING STOCK RIGHTS


SONAT OFFSHORE DRILLING INC. MATERIAL SUBSIDIARIES

Nothing to Disclose


TRANSOCEAN ASA

Capitalization - The company has outstanding convertible bonds where NOK 46,000 are outstanding, which includes the right to subscribe for shares of Nkr 5 par value at a price of Nkr 79. An indirect subsidiary of Transocean also has outstanding a Procon/Lynne convertible stock loan where GBP 474,500 are outstanding.

                                 SCHEDULE 5.20


                          LIST OF ENVIRONMENTAL CLAIMS


                              NOTHING TO DISCLOSE

                                 SCHEDULE 5.21

                         LIST OF EXISTING INDEBTEDNESS



SONAT OFFSHORE DRILLING AND SUBSIDIARIES

                                                       Outstanding as of 7/25/96
                                                       -------------------------
$30MM Senior Notes dated February 15, 1996                    US$  $30,000,000

TRANSOCEAN AND SUBSIDIARIES

Nkr 50MM Credit Facility                                       Nkr           0

$3.75 MM remaining balance on Nissho Iwai Loan                 US$  $3,750,000

Transocean Convertible Bonds                                   Nkr      46,000

Nkr 8MM Procon Guarantee Facility                              Nkr           0

Nkr 2MM Procon Overdraft Facility                              Nkr           0

Nkr 2.8MM remaining balance on Procon Debenture                Nkr   2,800,000

Procon/Defiant Term Loan                                       GBP     100,000

Procon/Defiant Overdraft Facility                              GBP     370,000

Procon U.K. Overdraft Facility                                 GBP       4,600

Procon/Lynne Convertible stock loan                            GBP     474,500

Capital Leases                                                 US      246,934
(Does not include RUBICON lease of Nkr 40MM not yet signed)    Nkr   1,406,760

This list does not include letters of credit of which less than US $7,000,000 are outstanding for both companies

                                 SCHEDULE 5.22


                             DIVIDEND RESTRICTIONS


                              NOTHING TO DISCLOSE

                                 SCHEDULE 6.14

                            LIST OF EXISTING LIENS

SONAT OFFSHORE DRILLING INC. AND SUBSIDIARIES

First Naval Ship Mortgage dated April 6, 1987 between Dixilyn-Field (U.K.), Inc. (Now, Sonat Offshore (U.K.), Inc.) and Dixene Corporation relating to Sonat D-F 96.

First Naval Ship Mortgage dated April 6, 1987 between Dixilyn-Field (U.K.), Inc. (Now, Sonat Offshore (U.K.), Inc.) and Dixene Corporation relating to Sonat D-F 97.

TRANSOCEAN AND SUBSIDIARIES

Mortgages associated with US $275MM Revolver

       Rig Name                    Mortgagee
       --------                    ---------
    Transocean 8                  DNB as Agent
    Transocean Arctic                  "
    Treasure Prospect                  "
    Transocean Searcher                "
    Treasure Saga                      "
    Treasure Legend                    "
    Vildkat Explorer                   "
    Transocean Explorer                "
    Transocean 9                       "
    Shelf Explorer                     "

Other

Assignment of earnings to DNB as Agent under US $275MM Revolver

Assignment of insurances to DNB as Agent under US $275MM Revolver

Bank Guarantee to Christiana Bank for Nissho Iwai US $3.75MM Loan

Liens on various equipment associated with Capital Leases disclosed in Schedule 5.21

                                 SCHEDULE 6.17

                          LIST OF EXISTING INVESTMENTS


SONAT OFFSHORE DRILLING INC. AND SUBSIDIARIES

     Arcade Shipping AS                                          1,000 Shares

     Arcade Drilling AS                                     26,887,491 Shares



TRANSOCEAN AND SUBSIDIARIES

     US $11MM Notes issued by Deep Tech International, Inc. maturing in November 1997

     Deutag Transocean AS                                   50% Interest

     Transocean Welltrain AS                                50% Interest

     Integrated Technology Consultants (ITC)                36% Interest

     Vestfold Flyplassinvest                                  3% Interest

     Transocean Ensign Drilling Technology, Ltd.             50% Interest

     Midtnorske Driftstjenester AS                           50% Interest

     Odebrecht Transocean Joint Venture                      50% Interest